Exhibit 4.1

CONSOL MINING CORPORATION,

AND

UMB BANK, N.A.,

AS TRUSTEE AND COLLATERAL TRUSTEE

INDENTURE

Dated as of November 13, 2017

11.00% Senior Secured Second Lien Notes due 2025

i

SCHEDULE I	Subsidiary Guarantors
EXHIBIT A	Form of the Senior Secured Second Lien Note
EXHIBIT B	Form of Indenture Supplement to Add Subsidiary Guarantors
EXHIBIT C	Form of Collateral Trust Agreement
EXHIBIT D	Form of Intercreditor Agreement

This INDENTURE dated as of November 13, 2017, is among CONSOL Mining Corporation, a Delaware corporation (the “Company”), the Subsidiary Guarantors (as defined herein) that become party hereto as described herein and UMB Bank, N.A., a national banking association, as trustee (in such capacity, the “Trustee”) and collateral trustee (in such capacity, the “Collateral Trustee”).

RECITALS

Prior to the Separation Date, the proceeds from the issuance of the Initial Securities will be held in a segregated account of the Company (the “Proceeds Account”).

On the Separation Date, the initial Subsidiary Guarantors will enter into one or more supplemental indentures pursuant to which they will guarantee the Company’s obligations under the Indenture and the Securities, and the Company and the Subsidiary Guarantors will enter into the Intercreditor Agreement, the Collateral Trust Agreement and the Security Documents pursuant to which the Company and the Subsidiary Guarantors will grant second-priority Liens on the Collateral in favor of the Collateral Trustee for the benefit of the Holders of the Securities, as provided herein.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (i) the Company’s 11.00% Senior Secured Second Lien Notes due 2025, issued on the date hereof (the “Initial Securities”) and, if and when guaranteed, the Subsidiary Guarantees thereof by the Subsidiary Guarantors and (ii) if and when issued, an unlimited principal amount of additional 11.00% Senior Secured Second Lien Notes due 2025 (the “Additional Securities” and, together with the Initial Securities, the “Securities”), and the Subsidiary Guarantees thereof by the Subsidiary Guarantors, that may be offered from time to time subsequent to the Issue Date, all as provided in and subject to Section 2.1.

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions.

“Additional Assets” means:

(1) any property or assets (other than Indebtedness and Capital Stock) used or useful in a Permitted Business;

(2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

(3) Capital Stock constituting a non-controlling interest in any Person that at such time is a Restricted Subsidiary;

provided that any such Restricted Subsidiary described in clauses (2) or (3) above is primarily engaged in a Permitted Business.

“Additional Securities” has the meaning ascribed to it in the third introductory paragraph of this Indenture.

“Additional Secured Debt Designation” means the written agreement of the holders of any Series of Parity Lien Debt, their Parity Lien Representative, holders of any Series of Junior Lien Debt or their Junior Lien Representative, as set forth in the indenture, credit agreement or other agreement governing such Series of Parity Lien Debt or Series of Junior Lien Debt, as applicable, for the benefit of (i) all holders of existing and future Priority Lien Debt, the Priority Lien Agent and each existing and future holder of Priority Liens, (ii) if applicable, all holders of each existing and future Series of Parity Lien Debt, the Collateral Trustee, and each existing and future holder of Parity Liens, and (iii) if applicable, all holders of each existing and future Series of Junior Lien Debt and the Junior Lien Collateral Trustee, in each case:

(1) in the case of an Additional Secured Debt Designation in respect of a Series of Parity Lien Debt:

(a) that all Parity Lien Obligations will be and are secured equally and ratably by all Parity Liens at any time granted by the Company or any Subsidiary Guarantor to secure any Obligations in respect of such Series of Parity Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Parity Lien Debt, and that all such Parity Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Parity Lien Obligations equally and ratably;

(b) that such Parity Lien Representative and the holders of Obligations in respect of such Series of Parity Lien Debt are bound by the provisions of the Intercreditor Agreement, including the provisions relating to the ranking of Priority Liens and Parity Liens and the order of application of proceeds from the enforcement of Priority Liens and Parity Liens; and

(c) appointing the Collateral Trustee and consenting to the terms of the Intercreditor Agreement and the performance by the Collateral Trustee of, and consenting to and directing the Collateral Trustee to perform its obligations under the Collateral Trust Agreement or applicable security documents, as applicable, and the Intercreditor Agreement, together with all such powers as are reasonably incidental thereto.

(2) in the case of an Additional Secured Debt Designation in respect of a Series of Junior Lien Debt:

(a) that all Junior Lien Obligations will be and are secured equally and ratably by all Junior Liens at any time granted by the Company or any Subsidiary Guarantor to secure any Obligations in respect of such Series of Junior Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Junior Lien Debt, and that all such Junior Liens will be enforceable by the Junior Lien Collateral Trustee for the benefit of all holders of Junior Lien Obligations equally and ratably;

(b) that such Junior Lien Representative and the holders of Obligations in respect of such Series of Junior Lien Debt are bound by the provisions of the Intercreditor Agreement, including the provisions relating to the ranking of Priority Liens, Parity Liens and Junior Liens and the order of application of proceeds from the enforcement of Priority Liens, Parity Liens and Junior Liens; and

(c) appointing the Junior Lien Collateral Trustee and consenting to the terms of the Intercreditor Agreement and the performance by the Junior Lien Collateral Trustee of, and consenting to and directing the Junior Lien Collateral Trustee to perform its obligations under the Junior Lien Documents or applicable security documents, as applicable, and the Intercreditor Agreement, together with all such powers as are reasonably incidental thereto.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Affiliated Company Loan Agreement” means the revolving credit facility to be entered into on or about the Separation Date by the Company and/or one or more Subsidiary Guarantors, as lender, and CNXC, as borrower.

“Affiliated Company Loan Agreement Loan Parties” means each Person that is a borrower, guarantor and grantor of collateral under any Affiliated Company Loan Document.

“Affiliated Company Loan Agreement Security Documents” means, collectively, each security document or pledge agreement delivered in accordance with applicable local Law to grant a valid, perfected security interest in favor of the collateral agent under the Affiliated Company Loan Agreement for the benefit of such collateral agent and the lender(s) thereunder in any property as collateral for the obligations under the Affiliated Company Loan Agreement, and all Uniform Commercial Code or other financing statements or instruments of perfection filed with respect to the security interests in property and fixtures created pursuant to any document or instrument utilized to pledge or grant or purport to pledge or grant a security interest or lien on any property as collateral for the obligations under the Affiliated Company Loan Agreement, and amendments, supplements or joinders to the foregoing.

“Affiliated Company Loan Documents” means the Affiliated Company Loan Agreement, the Affiliated Company Notes and each Affiliated Company Loan Agreement Security Document.

“Affiliated Company Note” means each promissory note evidencing loans made under the Affiliated Company Loan Agreement.

“Applicable Premium” means, with respect to a Security at any time, as determined by the Company, the excess of:

(1) the present value at such time of (i) the redemption price of the Security at November 15, 2021 (such redemption price being set forth in the table appearing in paragraph 5 of the Securities) plus (ii) all required interest payments due on the Security through November 15, 2021 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such time plus 50 basis points discounted to the redemption date on a semi-annual basis (assuming a 360 day year consisting of twelve 30 day months), over

(2) the then outstanding principal of such Security.

“as determined in good faith by the Company” means a determination made in good faith by the Board of Directors of the Company or any officer of the Company involved in or otherwise familiar with the transaction for which such determination is being made, any such determination being conclusive for all purposes under this Indenture.

“Asset Disposition” means any sale, lease (other than an operating lease), transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary of the Company, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(1) any shares of Capital Stock of a Restricted Subsidiary of the Company (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

(2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary of the Company; or

(3) any other assets of the Company or any Restricted Subsidiary of the Company outside of the ordinary course of business of the Company or such Restricted Subsidiary, which “ordinary course of business” includes, for the avoidance of doubt, transfers or dispositions of assets in the ordinary course of business to facilitate the Permitted Business through operating agreements, working interests, royalty interests, mineral interests, processing agreements, developments agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements or service contracts and other similar agreements with third parties;

provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of Section 3.9 and/or the provisions of Article IV and not by the provisions of Section 3.5.

Notwithstanding the foregoing, none of the following shall be deemed to be an Asset Disposition:

(1) a disposition of assets between or among the Company and its Restricted Subsidiaries;

(2) a disposition of assets that constitutes a Restricted Payment permitted by Section 3.3, or a Permitted Investment;

(3) an issuance or sale of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

(4) the sale or other disposition of Hydrocarbons or other mineral products in the ordinary course of business;

(5) an Asset Swap;

(6) a sale, contribution, conveyance or other disposition of Receivables and related assets of the type specified in the definition of Qualified Receivables Transaction by or to a Receivables Subsidiary in a Qualified Receivables Transaction;

(7) the sale, lease or other disposition of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of surplus, damaged, worn-out or obsolete assets in the ordinary course of business (including the abandonment or other disposition of intellectual property, including seismic data and interpretations thereof, that is, in the reasonable judgment of the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Company and its Restricted Subsidiaries taken as whole);

(8) licenses and sublicenses by the Company or any of its Restricted Subsidiaries of software or intellectual property, including seismic data and interpretations thereof, in the ordinary course of business;

(9) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(10) the granting of Liens not prohibited by Section 3.6 and dispositions in connection with Permitted Liens;

(11) the sale or other disposition of cash or Temporary Cash Investments or other financial instruments;

(12) any sale or other disposition of Equity Interests in an Unrestricted Subsidiary, other than any such interest in CNXC;

(13) the early termination or unwinding of any Hedging Obligations;

(14) a single transaction or series of related transactions that involve the disposition of assets with a Fair Market Value of less than $20.0 million;

(15) any sale, lease, transfer or other disposition pursuant to or in connection with the Transactions consistent with the description thereof in the Offering Memorandum, to the extent so described; and

(16) any disposition of slurry or Coal waste or constituents thereof.

“Asset Swap” means any substantially contemporaneous (and in any event occurring within 180 days of each other) purchase and sale or exchange of any assets or properties used or useful in the Permitted Business between the Company or any of its Restricted Subsidiaries and another Person; provided that the Fair Market Value of the properties or assets traded or exchanged by the Company or such Restricted Subsidiary (together with any cash) is reasonably equivalent to the Fair Market Value of the properties or assets (together with any cash) to be received by the Company or such Restricted Subsidiary, and provided further that any net cash received must be applied in accordance with the provisions of Section 3.5, if then in effect.

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing

(1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

(2) the sum of all such payments.

“Baltimore Dock Facility” means that certain terminal, storage, loading and dock facility, including all facilities and equipment supporting such facility, located in Baltimore, Maryland owned as of the Issue Date by CNX Marine Terminals, Inc., including all related easements, rights of way and the similar interests used or useful in connection with such facility.

“Bank Product Obligations” means any and all obligations of the Company or any Subsidiary Guarantor, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with any Bank Product.

“Bank Products” means each and any of the following bank services provided to the Company or any Subsidiary Guarantor by any holder of Priority Lien Debt or any Affiliate thereof: (a) commercial credit cards, (b) stored value cards, (c) Treasury Management Arrangements (including controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services) and (d) all “Other Lender Provided Financial Service Products” as defined in the Credit Agreement or other similar product as defined in any Refinancing Credit Facility.

“Bankruptcy Code” means Title 11 of the United States Code.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have corresponding meanings. For purposes of this definition, a Person shall be deemed not to Beneficially Own securities that are the subject of a stock purchase agreement, merger agreement, amalgamation agreement, arrangement agreement or similar agreement until consummation of the transactions or, as applicable, series of related transactions contemplated thereby.

“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification.

“Business Day” means each day which is not a Legal Holiday (as defined in this Indenture).

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. Notwithstanding the foregoing, any lease (whether entered into before or after the Issue Date) that would have been classified as an operating lease pursuant to GAAP as in effect on the Issue Date will be deemed not to represent a Capital Lease Obligation.

“Capital Stock” of any Person means (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities exercisable for, exchangeable for or convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“CFC” means a “controlled foreign corporation” as defined in Section 957 of the Internal Revenue Code of 1986.

“CFC Holdco” means a Subsidiary that owns no material assets other than Equity Interests in one or more Foreign Subsidiaries that are CFCs.

“CNXC” means CNX Coal Resources LP, a Delaware limited partnership.

“CNXC GP” means CNX Coal Resources GP LLC, a Delaware limited liability company.

“Coal” means all types of solid naturally occurring hydrocarbons (other than oil shale or Gilsonite), including bituminous and sub-bituminous coal and lignite.

“Coal Assets” means Coal reserves or other property or assets related to Coal mining or operations.

“Coal Business” means the Pennsylvania Mining Complex, CNX Coal Resources LP, the Baltimore Dock Facility, the greendfield reserves and certain related coal assets and liabilities, in each case as owned by CONSOL Energy, Inc. prior to the Separation.

“Collateral” means all assets and property, whether real, personal or mixed, wherever located and whether now owned or at any time acquired at or after the Separation Date by the Company or any Subsidiary Guarantor as to which a Lien is granted under the Security Documents to secure the Parity Lien Obligations.

“Collateral Trust Agreement” means the agreement to be entered into on the Separation Date substantially in the form of Exhibit C hereto, among the Company, the Subsidiary Guarantors, the Collateral Trustee and the Trustee, as the Parity Lien Representative for the holders of the Securities and other future Parity Lien Obligations.

“Change of Control” means:

(1) the consummation of any transaction (including any merger or consolidation), other than the Separation, the result of which is that any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;

(2) the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company; or

(3) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation (or otherwise in connection with the Separation)), in one or a series of related transactions, of all or substantially all of the assets of the Company (including Equity Interests of Restricted Subsidiaries of the Company) and its Subsidiaries taken as a whole to any Person other than a Restricted Subsidiary of the Company.

For the avoidance of doubt, neither the Separation nor the Transactions will constitute a Change of Control.

“Company” means the Person named as the “Company” in the first introductory paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Consolidated Cash Flow” for any period means, with respect to any specified Person for any period, the sum of its Consolidated Net Income, plus, to the extent deducted in calculating such Consolidated Net Income:

(1) Consolidated Interest Expense;

(2) provision for taxes based on income or profits (including state franchise taxes accounted for as income taxes in accordance with GAAP) of such Person and its Restricted Subsidiaries for such period;

(3) depletion, depreciation and impairment charges and expenses of such Person and its Restricted Subsidiaries for such period;

(4) amortization expense (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries for such period; and

(5) all other non-cash charges, including non-cash charges taken pursuant to FASB ASC 815 (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period except such amounts as the Company determines in good faith are nonrecurring or represent a write-off, write-down or reserve with respect to a current asset), minus all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it (i) will result in the receipt of cash payments in any future period or (ii) represents the reversal of any accrual, or cash reserve for, anticipated cash expenditures in any prior period where such accrual or reserve is no longer required).

In addition, the calculation of Consolidated Cash Flow for any period which includes any period ending on or prior to the Separation Date shall be determined based upon the net income (loss) reflected in the combined financial statements of the Coal Business for such period and the combined financial statements of the Coal Business for such period, with pro forma effect being given to the Transactions; and each Person that is a Restricted Subsidiary upon giving effect to the Transactions shall be deemed to be a Restricted Subsidiary for purposes of such determination.

“Consolidated Coverage Ratio” of any Person as of any date of determination means the ratio of:

(1) the aggregate amount of Consolidated Cash Flow of such Person for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available prior to the date of such determination to

(2) Consolidated Interest Expense of such Person for such four fiscal quarters.

(3) In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness or issues, repurchases or redeems Preferred Stock or establishes or eliminates any Designated Commitments subsequent to the commencement of the period for which the Consolidated Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Consolidated Coverage Ratio is made (the “Calculation Date”), then the Consolidated Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period (except that in making such calculation, the amount of Indebtedness under any revolving Credit Facility outstanding on the Calculation Date will be deemed to be (i) the average daily balance of such Indebtedness during such four-quarter period or such shorter period for which such facility was outstanding or (ii) if such revolving Credit Facility was created after the end of such four-quarter period, the average daily balance of such Indebtedness during the period from the date of creation of such revolving Credit Facility to the Calculation Date, provided that such average daily balance shall take into account any repayment of Indebtedness under such revolving Credit Facility to the extent of any related commitment termination) (provided that, notwithstanding the foregoing, Indebtedness in the full amount of any undrawn Designated Commitments shall be treated as if it had been outstanding throughout the entire applicable four-quarter reference period). For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined either (i) in accordance with Regulation S-X under the Securities Act or (ii) in good faith by the chief financial or accounting officer of such Person; provided that such officer may in his or her discretion include any reasonably identifiable and factually supportable pro forma changes to Consolidated Cash Flow, including any pro forma expenses and cost reductions, that have occurred or in the judgment of such officer are reasonably expected to occur within 12 months of the date of the applicable transaction (regardless of whether such expense or cost reduction or any other operating improvements could then be reflected properly in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act or any other regulation or policy of the SEC) and that are set forth in an Officers’ Certificate signed by the chief financial or accounting officer of such Person that states (a) the amount of each such adjustment, (b) that such adjustments are based on the reasonable good faith belief of the officers executing such Officers’ Certificate at the time of such execution and the (c) factual basis on which such good faith belief is based.

In addition, for purposes of calculating the Consolidated Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period;

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Consolidated Interest Expense” means, for any period, the total interest expense of the specified Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding (i) write-off of deferred financing costs and (ii) accretion of interest charges on future mine reclamation obligations, future retirement benefits and other obligations that do not constitute Indebtedness), plus, to the extent not included in such total interest expense, and to the extent incurred by such Person or its Restricted Subsidiaries, without duplication:

(1) interest expense attributable to Capital Lease Obligations;

(2) capitalized interest;

(3) non-cash interest expense;

(4) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(5) net costs (including amortization of fees and up-front payments) associated with interest rate caps and other interest rate and currency options that, at the time entered into, resulted in such Person and its Restricted Subsidiaries being net payees as to future payouts under such caps or options, and interest rate and currency swaps and forwards for which such Person or any of its Restricted Subsidiaries has paid a premium;

(6) dividends (excluding dividends paid in Equity Interests which are not Disqualified Stock) in respect of all Disqualified Stock held by Persons other than such Person or a Restricted Subsidiary of such Person; and

(7) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by such Person or any of its Restricted Subsidiaries or secured by a Lien on assets of such Person or any of its Restricted Subsidiaries to the extent such Indebtedness constitutes Indebtedness of such Person or such Restricted Subsidiary (whether or not such Guarantee or Lien is called upon);

provided, however, that “Consolidated Interest Expense” shall not include any amortization of costs relating to original debt issuances other than the amortization of debt discount related to the issuance of zero coupon securities or other securities with an original issue price of not more than 90% of the principal thereof.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate net income (loss) of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP and without any reduction in respect of Preferred Stock dividends; provided, however, that there shall not be included in such Consolidated Net Income:

(1) any net income of any other Person if such other Person is not a Restricted Subsidiary, except that:

(a) subject to the exclusion contained in clause (4) of this definition, the specified Person’s equity in the net income of such other Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such other Person during such period to the specified Person or any of its Restricted Subsidiaries as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (2) of this definition); and

(b) the specified Person’s equity in a net loss of any such other Person for such period shall be included in determining such Consolidated Net Income;

(2) any net income of any Restricted Subsidiary of such Person (other than a Subsidiary Guarantor) if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

(a) subject to the exclusion contained in clause (3) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary of the Company as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

(b) the Company’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(3) any income or loss attributed to discontinued operations;

(4) any extraordinary gains or losses, together with any related provision for taxes on such gains or losses;

(5) any non-cash compensation expense realized for grants of performance shares, stock, stock options or other equity-based awards;

(6) unrealized losses and gains under derivative instruments included in the determination of Consolidated Net Income, including those resulting from the application of FASB ASC 815;

(7) any asset impairment or write-downs on assets under GAAP or SEC guidelines; and

(8) the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for the purposes of Section 3.3 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary of the Company to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(f) of the first paragraph thereof.

In addition, Consolidated Net Income for any period ending on or prior to the Separation Date shall be determined based upon the net income (loss) reflected in the combined financial statements of the Coal Business for such period and the combined financial statements of the Coal Business for such period, with pro forma effect being given to the Transactions; and each Person that is a Restricted Subsidiary upon giving effect to the Transactions shall be deemed to be a Restricted Subsidiary for purposes of such determination.

“Consolidated Net Tangible Assets” of any Person as of any date means the total assets of such Person and its Restricted Subsidiaries as of the most recent fiscal quarter end for which a consolidated balance sheet of such Person and its Restricted Subsidiaries is available, minus all current liabilities of such Person and its Subsidiaries reflected on such balance sheet and minus total goodwill and other intangible assets of such Person and its Subsidiaries reflected on such balance sheet, all calculated on a consolidated basis in accordance with generally accepted accounting principles.

“Credit Agreement” means the Credit Agreement to be entered into in connection with the Separation, by and among the Company, the guarantors party thereto, and the lenders and agents party thereto, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and as amended, restated, modified, renewed, refunded, replaced, refinanced or increased in whole or in part from time to time.

“Credit Agreement Agent” means, at any time, the Person serving at such time as the “Collateral Agent” under the Credit Agreement or any similar representative then most recently designated in accordance with the applicable provisions of the Credit Agreement, together with its successors in such capacity.

“Credit Facilities” means one or more credit facilities, debt facilities (including the Credit Agreement), indentures or commercial paper facilities, in each case, with banks or other institutional lenders or investors providing for revolving credit loans, term loans, capital market financings, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or letter of credit guarantees, in each case, as amended, restated, modified, supplemented, extended, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or Refinanced (including by means of sales of debt securities) in whole or in part from time to time (and whether or not with the original trustee, holders, purchasers, administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Credit Facility or any other credit or other agreement or indenture).

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt of an Unrestricted Subsidiary, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the voluntary bankruptcy of such Unrestricted Subsidiary, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Securities” means certificated Securities.

“De Minimis Amount” means a principal amount of Indebtedness that does not exceed $10.0 million.

“Designated Non-Cash Consideration” means the Fair Market Value of non-Cash Consideration received by the Company or a Restricted Subsidiary of the Company in connection with an Asset Disposition that is so designated as Designated Non-Cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation and executed by the chief financial officer and one other officer of the Company, less the amount of cash or Temporary Cash Investments received in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration.

“DIP Financing” means financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law.

“Disqualified Stock” means any Capital Stock of a Person or any of its Restricted Subsidiaries that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, ii) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part or iii) is convertible or exchangeable at the option of the holder thereof for Indebtedness or Disqualified Stock, on or prior to the earlier of, in the case of clause (a), (b) or (c), (i) 91 days after the Stated Maturity of the Securities and (ii) the date on which no Securities are outstanding (provided that only the portion of Capital Stock which is mandatorily redeemable or matures or is redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock), in each case other than in exchange for Capital Stock of the Company (other than Disqualified Stock).

Notwithstanding the preceding sentence:

(1) any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset disposition will not constitute Disqualified Stock so long as the right to have such Capital Stock repurchased upon a change of control or asset disposition is no more favorable to the holders thereof than the requirements set forth in Sections 3.5 and 3.9;

(2) any Capital Stock issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; and

(3) any Capital Stock held by any future, current or former employee, director, manager or consultant (or their respective trusts, estates, investment funds, investment vehicles or immediate family members) of the Company or any of its Subsidiaries, in each case upon the termination of employment or death of such person pursuant to any stock option plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries.

“Domestic Subsidiary” means any Restricted Subsidiary of the referent Person that was formed under the laws of the United States of America or any state thereof or the District of Columbia.

“DTC” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company.

“Equity Interests” of any Person means (1) any and all Capital Stock of such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such Capital Stock of such Person, but excluding from all of the foregoing any debt securities exercisable for, exchangeable for or convertible into Equity Interests, regardless of whether such debt securities include any right of participation with Equity Interests.

“Equity Repurchase” means the repurchase or other acquisition or retirement for value of any Equity Interests of the Company pursuant to any stock repurchase plan of the Company approved by the Board of Directors of the Company and effected in accordance with Rule 10b-18 and Rule 10b5-1 under the Exchange Act or otherwise in accordance with applicable law.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” will have the meaning set forth in the Credit Agreement as of the Separation Date, provided that in no event shall any Required Collateral constitute Excluded Assets.

“Excluded Contributions” means the net cash proceeds received by the Company after the Separation Date from contributions to its common equity capital or the sale (other than to a Subsidiary of the Company) of Equity Interests (other than Disqualified Stock) of the Company, in each case designated as “Excluded Contributions” pursuant to an Officers’ Certificate executed by an officer of the Company.

“Excluded Subsidiaries” means (a) each Unrestricted Subsidiary, (b) each Foreign Subsidiary and each CFC Holdco and (c) each Immaterial Subsidiary. Notwithstanding the foregoing, any Person that is an obligor or guarantor under any Credit Facility shall not be an Excluded Subsidiary.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company in the case of amounts of $25.0 million or more and otherwise by an officer of the Company (unless otherwise provided in this Indenture), any such determination being conclusive for all purposes under this Indenture.

“FASB ASC 815” means Financial Accounting Standards Board Accounting Standards Codification Topic No. 815, Derivatives and Hedging.

“Foreign Subsidiary” means any Restricted Subsidiary of the referent Person that is not a Domestic Subsidiary of such Person.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Guarantee” means, without duplication, any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any other obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Hedging Contract” means any puts, cap transactions, floor transactions, collar transactions, forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement in respect of Hydrocarbons to be used, produced, processed or sold by the Company or any of its Restricted Subsidiaries that are customary in the Permitted Business and designed to protect such Person against fluctuations in or manage exposure to Hydrocarbon prices and not for speculative purposes and shall include all “Swap Agreements” as defined in the Credit Agreement as in effect on the Separation Date.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Hedging Contract, Interest Rate Agreement or Currency Agreement.

“Holder” or “Securityholder” means a Person in whose name a Security is registered in the Securities Register.

“Hydrocarbons” means coal, oil, natural gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Immaterial Subsidiary” means any Restricted Subsidiary that had:

(1) assets having an aggregate book value, as of the end of the fiscal year most recently ended, not exceeding $1,000,000; and

(2) Consolidated Net Income not exceeding $1,000,000 for such fiscal year;

provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, Guarantees or otherwise provides direct credit support for any Indebtedness for borrowed money of the Company.

“Immaterial Title Deficiencies” means defects or exceptions to title, and other Liens, discrepancies and similar matters relating to title which do not, individually or in the aggregate, reduce or impair the value of the properties by an amount greater than 2.0% of the fair market value of the Coal Assets held by the Company and the Restricted Subsidiaries.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1) the principal of and premium (if any) in respect of (a) indebtedness of such Person for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(2) all Capital Lease Obligations of such Person;

(3) all obligations of such Person issued or assumed as the deferred purchase price of property (which purchase price is due more than six months after the date of taking delivery of title to such property), including all obligations of such Person for the deferred purchase price of property under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) of this paragraph) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(5) Hedging Obligations;

(6) all obligations of the type referred to in clauses (1) through (5) of this paragraph of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; and

(7) all obligations of the type referred to in clauses (1) through (6) of this paragraph of other Persons secured by any Lien on any property or asset of such first-mentioned Person (whether or not such obligation is assumed by such first-mentioned Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

The “amount” or “principal amount” of any Indebtedness or Disqualified Stock or other Preferred Stock outstanding at any time of determination as used herein shall be as set forth below or, if not set forth below, determined in accordance with GAAP:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness;

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a) the Fair Market Value of such assets at the date of determination; and

(b) the amount of the Indebtedness of the other Person;

(4) in the case of any Capital Lease Obligation, the amount determined in accordance with the definition thereof;

(5) in the case of any Preferred Stock, (a) if other than Disqualified Stock, the greater of its voluntary or involuntary liquidation preference and its maximum fixed redemption price or repurchase price or (b) if Disqualified Stock, as specified in the definition thereof;

(6) in the case of any Interest Rate Agreements included in the definition of “Permitted Debt,” zero;

(7) in the case of all other unconditional obligations, the amount of the liability thereof determined in accordance with GAAP; and

(8) in the case of all other contingent obligations, the maximum liability at such date of such Person.

For purposes of determining any particular amount of Indebtedness, (i) Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness otherwise included in the determination of such amount shall not also be included and (ii) if obligations in respect of letters of credit are incurred pursuant to a Credit Facility and are being treated as incurred pursuant to clause (1) of the definition of “Permitted Debt” and the letters of credit relate to other Indebtedness, then the amount of such other Indebtedness equal to the face amount of such letters of credit shall not be included. If Indebtedness is secured by a letter of credit that serves only to secure such Indebtedness, then the total amount deemed incurred shall be equal to the greater of (a) the principal of such Indebtedness and (b) the amount that may be drawn under such letter of credit.

None of the following shall constitute Indebtedness:

(1) Indebtedness arising from agreements providing for indemnification or adjustment of purchase price or from Guarantees securing any obligations of the Company or any of its Subsidiaries pursuant to such agreements, incurred or assumed in connection with the disposition of any business, assets or Subsidiary of the Company, other than Guarantees or similar credit support by the Company or any of its Subsidiaries of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(2) obligations to pay accrued expenses, any trade payables or other similar liabilities to trade creditors and other accrued current liabilities incurred in the ordinary course of business as the deferred purchase price of property;

(3) any liability for Federal, state, local or other taxes owed or owing by such Person;

(4) obligations to pay royalties and other amounts due in the ordinary course of business to royalty and working interest owners;

(5) obligations arising from Guarantees to suppliers, lessors, licensees, contractors, franchisees or customers incurred in the ordinary course of business;

(6) obligations (other than express Guarantees of Indebtedness for borrowed money) in respect of Indebtedness of other Persons arising in connection with (a) trade acceptances and (b) endorsements of instruments for deposit in the ordinary course of business;

(7) obligations arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such obligation is extinguished within two Business Days of its incurrence;

(8) obligations in respect of any obligations under workers’ compensation laws and similar legislation;

(9) any unrealized losses or charges in respect of Hedging Obligations (including those resulting from the application of FASB ASC 815);

(10) Indebtedness consisting of the financing of insurance premiums in customary amounts consistent with the operations and business of the Company and its Restricted Subsidiaries; and

(11) any repayment or reimbursement obligation of such Person or any of its Restricted Subsidiaries with respect to Customary Recourse Exceptions, unless and until an event or circumstance occurs that triggers the Person’s or such Restricted Subsidiary’s direct repayment or reimbursement obligation (as opposed to contingent or performance obligations) to the lender or other Person to whom such obligation is actually owed, in which case the amount of such direct payment or reimbursement obligation shall constitute Indebtedness.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Initial Purchasers” means J.P. Morgan Securities LLC and the other initial purchasers listed in Schedule A of the Purchase Agreement dated October 30, 2017, between the Company and such initial purchasers relating to the Initial Securities.

“Initial Securities” has the meaning ascribed to it in the third introductory paragraph of this Indenture.

“Intercreditor Agreement” means the Intercreditor Agreement among the Collateral Trustee, the Trustee, the Priority Lien Agent, the Company, the Subsidiary Guarantors and the other parties from time to time party thereto, to be entered into on or prior to the Separation Date substantially in form of Exhibit D hereto, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Indenture.

“Interest Rate Agreement” means any non-speculative interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against or manage exposure to fluctuations in interest rates.

“Investment” in any Person means any (1) direct or indirect advance, loan or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (including any transfer of cash or other property to others or any payment for property or services for the account or use of others but excluding (a) advances to customers or joint interest partners or drilling partnerships sponsored by the Company or any Restricted Subsidiary of the Company in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender, (b) commission, travel and similar advances to officers, directors and employees made in the ordinary course of business and (c) prepaid expenses or deposits and trade payables and extensions of trade credit on commercially reasonable terms in accordance with normal trade practices), (2) all items that are or would be classified as investments on a balance sheet or (3) any purchase or acquisition of Capital Stock, Indebtedness or other similar securities issued by such Person. Except as otherwise provided for in this Indenture, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary of the Company, or any Restricted Subsidiary of the Company issues any Capital Stock, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Capital Stock of and all other Investments in such Restricted Subsidiary retained.

For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and Section 3.3:

(1) “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (i) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (ii) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

“Investment Grade Rating” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate the Securities for reasons outside of the control of the Company, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

“Issue Date” means the first date on which Securities are issued under this Indenture.

“Junior Lien” means a Lien, junior to the Priority Liens and the Parity Liens as provided in the Intercreditor Agreement, granted by the Company or any Subsidiary Guarantor in favor of holders of Junior Lien Debt (or any collateral trustee or representative in connection therewith), at any time, upon any property of the Company or any Subsidiary Guarantor to secure Junior Lien Obligations.

“Junior Lien Collateral” means all “Collateral” (or comparable term) as defined in the Junior Lien Documents, and any other assets of the Company or any Subsidiary Guarantor now or at any time hereafter subject to Liens which secure, but only to the extent securing, any Junior Lien Obligation.

“Junior Lien Collateral Trustee” means the collateral trustee or other representative of lenders or holders of Junior Lien Obligations designated pursuant to the terms of the Junior Lien Documents and the Intercreditor Agreement.

“Junior Lien Debt” means any Indebtedness (other than intercompany Indebtedness owing to the Company or its Subsidiaries) of the Company or any Subsidiary Guarantor (including any Refinancing Indebtedness in respect thereof to the extent permitted by the Intercreditor Agreement) that is secured by a Junior Lien and that was permitted to be incurred under the first paragraph under the heading “—Certain covenants—Limitation on indebtedness” or clauses (1), (13) or (14) of the definition of “Permitted Debt” and Refinancing Indebtedness secured by a Junior Lien incurred in respect of any of the foregoing pursuant to clause (5) of the definition of “Permitted Debt” and also permitted to be incurred and so secured under each applicable Secured Debt Document; provided that, in the case of any Indebtedness referred to in this definition:

(1) on or before the date on which such Indebtedness is incurred by the Company or any Subsidiary Guarantor, such Indebtedness is designated by the Company, in an Officers’ Certificate delivered to the Junior Lien Collateral Trustee and Collateral Trustee as “Junior Lien Debt” for the purposes of the Secured Debt Documents; provided that no Series of Secured Debt may be designated as both “Junior Lien Debt” and Parity Lien Debt or Priority Lien Debt (or any combination of the three);

(2) the collateral agent or other representative with respect to such Indebtedness, the Priority Lien Agent, the Junior Lien Collateral Trustee, the Collateral Trustee, the Company and each applicable Subsidiary Guarantor have duly executed and delivered the Intercreditor Agreement (or a joinder to the Intercreditor Agreement or a new Intercreditor Agreement substantially similar to the Intercreditor Agreement, as in effect on the Separation Date, and in a form reasonably acceptable to each of the parties thereto); and

(3) all other requirements set forth in the Intercreditor Agreement as to the confirmation, grant or perfection of the Liens of the holders of Junior Lien Debt to secure such Indebtedness or Obligations in respect thereof are satisfied.

“Junior Lien Documents” means, collectively, any indenture, credit agreement or other agreement or instrument pursuant to which Junior Lien Debt is incurred and the documents pursuant to which Junior Lien Obligations are granted.

“Junior Lien Obligations” means Junior Lien Debt and all other Obligations in respect thereof.

“Junior Lien Representative” means in the case of any Series of Junior Lien Debt, the trustee, agent or representative of the holders of such Series of Junior Lien Debt who maintains the transfer register for such Series of Junior Lien Debt and is appointed as a representative of the Junior Lien Debt (for purposes related to the administration of the security documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Junior Lien Debt.

“Junior Lien Secured Party” means any Junior Lien Representative, the Junior Lien Collateral Trustee and any holder of Junior Lien Obligations.

“Joint Venture” means any Person that is not a direct or indirect Subsidiary of the Company in which the Company or any of its Restricted Subsidiaries makes any equity Investment.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Moody’s” means Moody’s Investor’s Service, Inc. and its successors.

“Mortgages” means all mortgages, deeds of trust and similar documents, instruments and agreements (and all amendments, modifications and supplements thereof) creating, evidencing, perfecting or otherwise establishing the Liens securing payment of the Securities and the Subsidiary Guarantees or any part thereof.

“Net Available Cash” from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such assets or received in any other noncash form), provided, however, that in no instance shall interest payments received by the Company or any of its Subsidiaries under the Affiliated Company Loan Agreement or regular quarterly distributions on equity securities of CNXC received in connection with an Asset Disposition constitute “Net Available Cash,” in each case net of:

(1) all legal, title and recording tax expenses, commissions and other fees (including financial and other advisory fees) and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

(2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(3) all distributions and other payments required to be made to non-controlling interest holders in Subsidiaries or Joint Ventures as a result of such Asset Disposition; and

(4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary of the Company after such Asset Disposition.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, initial purchasers’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Non-Recourse Debt” means, with respect to Indebtedness of any Unrestricted Subsidiary or Joint Venture, Indebtedness:

(1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise, except for Customary Recourse Exceptions and except by the pledge of (or a Guarantee limited in recourse solely to) the Equity Interests of such Unrestricted Subsidiary or Joint Venture; and

(2) as to which the lenders will not have any recourse to the Capital Stock or assets of the Company or any of its Restricted Subsidiaries (other than the Equity Interests of such Unrestricted Subsidiary or Joint Venture), except for Customary Recourse Exceptions.

“Non-U.S. Person” means a Person who is not a U.S. person (as defined in Regulation S).

“Note Documents” means this Indenture, the Securities, the Subsidiary Guarantees, the Security Documents and the Intercreditor Agreement.

“Obligations” means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.

“Offering Memorandum” means the final offering memorandum, dated October 30, 2017, relating to the offering by the Company of the Initial Securities.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company. Officer of any Subsidiary Guarantor has a correlative meaning.

“Officers’ Certificate” means a certificate signed by two Officers of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee and that meets the requirements of Section 12.5. Such counsel may be an employee of or counsel to the Company, any Subsidiary of the Company.

“Outside Date” means 5 p.m. Eastern Time on March 15, 2018.

“Parity Lien” means a Lien junior to the Priority Liens and senior to the Junior Liens as provided in the Intercreditor Agreement, granted by the Company or any Subsidiary Guarantor in favor of the Collateral Trustee pursuant to a Security Document, at any time, upon any property of the Company or any Subsidiary Guarantor to secure Parity Lien Obligations.

“Parity Lien Debt” means:

(1) the Securities issued on the Issue Date and Subsidiary Guarantees thereof; and

(2) any other Indebtedness (other than intercompany Indebtedness owing to the Company or its Subsidiaries) of the Company or any Subsidiary Guarantor that is (i) secured equally and ratably with the Securities or any other Parity Lien Debt by a Parity Lien, (ii) incurred under clauses (1), (3) or (5) (insofar as such Indebtedness incurred under clause (5) refunds, refinances, extends, replaces, renews or defeases Indebtedness incurred under clause (3) of the definition of “Permitted Debt”) of the definition of “Permitted Debt” and (iii) permitted to be incurred and so secured under each applicable Priority Lien Document, Parity Lien Document and Junior Lien Document; provided that, in the case of any Indebtedness referred to in clause (2) of this definition:

(i) on or before the date on which such Indebtedness is incurred by the Company or any Subsidiary Guarantor, such Indebtedness is designated by the Company, in an Officers’ Certificate delivered to each Parity Lien Representative and the Collateral Trustee, as “Parity Lien Debt” for the purposes of this Indenture and the Collateral Trust Agreement; provided further that no Series of Secured Debt may be designated as both “Parity Lien Debt” and “Priority Lien Debt” or “Junior Lien Debt” (or any combination of the three);

(ii) the Parity Lien Representative of such Parity Lien Debt (other than Additional Securities) shall have executed and delivered an Additional Secured Debt Designation on behalf of itself and all holders of such Indebtedness; and

(iii) all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (2) will be conclusively established if the Company delivers to the Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Parity Lien Debt”).

“Parity Lien Documents” means, collectively, the Note Documents and any additional indenture, supplemental indenture, credit agreement or other agreement governing each other Series of Parity Lien Debt and the Security Documents (other than any Security Documents that do not secure Parity Lien Obligations).

“Parity Lien Obligations” means Parity Lien Debt and all other Obligations in respect thereof.

“Parity Lien Representative” means:

(1) in the case of the Securities, the Trustee; or

(2) in the case of any other Series of Parity Lien Debt, the trustee, agent or representative of the holders of such Series of Parity Lien Debt who (a) is appointed as a Parity Lien Representative (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, together with its successors in such capacity, and (b) has become a party to the Collateral Trust Agreement as a “Parity Lien Representative” by executing the Collateral Trust Agreement on the Separation Date or, at any time after the Separation Date, a joinder in the form required under the Collateral Trust Agreement.

“Parity Lien Secured Party” means any Parity Lien Representative, the Collateral Trustee and any holder of Parity Lien Obligations.

“Pennsylvania Mine Complex” means those certain coal mines in Greene and Washington Counties, Pennsylvania and Marshall County, West Virginia, commonly known as the Bailey Mine, the Enlow Fork Mine, the Harvey Mine, and the related preparation plant commonly known as the Bailey preparation plant.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, as amended, and signed into law October 26, 2001.

“Permitted Acquisition Indebtedness” means Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries to the extent such Indebtedness or Disqualified Stock was Indebtedness or Disqualified Stock of any other Person existing at the time (a) such Person became a Restricted Subsidiary of the Company or (b) such Person was merged or consolidated with or into the Company or any of its Restricted Subsidiaries (in either case, whether or not such Indebtedness was incurred in contemplation of such merger or consolidation); provided that on the date such Person became a Restricted Subsidiary or the date such Person was merged or consolidated with or into the Company or any of its Restricted Subsidiaries, as applicable, either:

(1) immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Company or such Person (if the Company is not the survivor in the transaction) would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Coverage Ratio test set forth in the first paragraph of Section 3.2; or

(2) immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Consolidated Coverage Ratio of the Company or such Person (if the Company is not the survivor in the transaction) is equal to or greater than the Consolidated Coverage Ratio of the Company immediately prior to such transaction.

“Permitted Business” means the business conducted by the Company and its Subsidiaries on the Separation Date, and any business of a nature that is or shall have become related to (i) the acquisition, exploration, development, production, operation and disposition of interests in Hydrocarbon properties, (ii) the gathering, marketing, treating, processing, storage, selling and transporting of any production from such interests or properties, (iii) the treatment, processing, storage, transportation or marketing of Hydrocarbons and other minerals and products produced in association therewith, (iv) the production of electricity or other sources of power, such as coal-fueled power generation facilities, wind, solar or hydroelectric power generation facilities or similar activities; (v) ancillary mining activities, water transport and processing activities, and waste and metal processing and disposal, (vi) activities related to the import and export of Hydrocarbons and (vii) any activity that is ancillary to or necessary or appropriate for the activities described in this definition.

“Permitted Investment” means:

(1) an Investment in the Company, a Restricted Subsidiary of the Company or a Person that will, as a result of such Investment, become a Restricted Subsidiary of the Company;

(2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person’s primary business is a Permitted Business;

(3) an Investment in Temporary Cash Investments;

(4) an Investment in receivables owing to the Company or any of its Restricted Subsidiaries if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, including such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6) loans or advances to officers, directors or employees made in the ordinary course of business not to exceed $5.0 million in the aggregate at any time outstanding;

(7) any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (b) litigation, arbitration or other disputes;

(8) any Investment made as a result of the receipt of non-Cash Consideration from an Asset Disposition (or a disposition excluded from the definitions thereof) that was made pursuant to and in compliance with Section 3.5, including pursuant to an Asset Swap;

(9) Investments made pursuant to Hedging Obligations of the Company or its Restricted Subsidiaries;

(10) Investments in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Transaction or any related Indebtedness;

(11) Investments in or payments made in connection with the Transactions, including the payment of all fees and expenses related thereto;

(12) any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the Issue Date;

(13) Investments made in connection with the disposal and/or processing of slurry or Coal waste products or their constituents;

(14) Investments made in connection with the management of employee benefit trust funds of the Company or any of its Restricted Subsidiaries, Investment of such employee benefit trust funds in Investments of a type generally and customarily used in the management of employee benefit trust funds;

(15) Investments resulting from any acquisition of assets or Capital Stock solely in exchange for the issuance of, or with or out of the net cash proceeds of the substantially concurrent (a) contribution (other than from a Restricted Subsidiary) to the equity capital of the Company in respect of, or (b) sale (other than to a Restricted Subsidiary) of, Equity Interests (other than Disqualified Stock) of the Company;

(16) Investments resulting from repurchases of the Securities;

(17) any Guarantee of Indebtedness permitted to be incurred by Section 3.2 other than a Guarantee of Indebtedness of an Affiliate of the Company that is not a Restricted Subsidiary of the Company;

(18) Investments acquired after the Issue Date as a result of the acquisition by the Company or any Restricted Subsidiary of the Company of another Person, including by way of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries in a transaction that is not prohibited by Section 4.1, after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(19) endorsements of negotiable instruments and documents in the ordinary course of business;

(20) such Investments consisting of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any of its Restricted Subsidiaries;

(21) Guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course in the Permitted Business, including licenses, concessions or operating leases related to the Permitted Business;

(22) other Investments (including Investments in Joint Ventures) in an aggregate amount not to exceed the greater of (a) $75.0 million and (b) 3.75% of the Company’s Consolidated Net Tangible Assets, in each case, at any one time outstanding (with each Investment being valued as of the date made and without regard to subsequent changes in value); provided that if any Investment pursuant to this clause (22) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Company after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) of this definition and shall cease to have been made pursuant to this clause (22) for so long as such Person continues to be a Restricted Subsidiary of the Company; and

(23) loans not to exceed $300.0 million at any time outstanding to CNXC pursuant to the Affiliated Company Loan Agreement.

“Permitted Liens” means, with respect to any Person:

(1) Liens securing Priority Lien Obligations (including Bank Product Obligations and Hedging Obligations constituting Priority Lien Obligations), Parity Lien Obligations or Junior Lien Obligations;

(2) any Lien existing on any property of a Person at the time such Person is merged or consolidated with or into the Company or any of its Restricted Subsidiaries or becomes a Restricted Subsidiary of the Company (and not incurred in anticipation of or in connection with such transaction) after the Separation Date; provided that such Liens are not extended to other property of the Company or the other Restricted Subsidiaries of the Company;

(3) Liens not securing Indebtedness for money borrowed existing as of the Issue Date that are not described in another clause of this definition;

(4) any Lien existing on any property (including Capital Stock) at the time of the acquisition thereof after the Separation Date (and not incurred in anticipation of or in connection with such transaction); provided that such Liens are not extended to other property of the Company or its Restricted Subsidiaries;

(5) any Lien incurred in the ordinary course of business incidental to the conduct of the business of the Company or any of its Restricted Subsidiaries or the ownership of their property (including (i) easements, rights of way and similar encumbrances, (ii) rights or title of lessors under leases (other than Capital Lease Obligations), (iii) rights of collecting banks having rights of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any of its Restricted Subsidiaries on deposit with or in the possession of such banks, (iv) Liens imposed by law, including Liens under workers’ compensation or similar legislation and mechanics’, carriers’, warehousemen’s, materialmen’s, suppliers’ and vendors’ Liens, (v) Liens incurred to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, insurance or surety bonds, bid, plugging, mine reclamation and abandonment and performance bonds other obligations of a like nature and incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations), (vi) Immaterial Title Deficiencies and (vii) Liens on Coal Assets, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property (other than trade accounts payable arising in the ordinary course of business));

(6) Liens for taxes, assessments and governmental charges not yet delinquent or the validity of which are being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, and for which adequate reserves have been established to the extent required by GAAP as in effect at such time, and which proceedings (or orders entered in connection with such proceedings) have the effect of suspending the enforcement or collection of such Liens;

(7) Liens incurred to secure appeal bonds and judgment and attachment Liens not constituting a Default, in each case in connection with litigation or legal proceedings that are being contested in good faith by appropriate proceedings;

(8) Liens securing Hedging Obligations and in respect of Bank Product Obligations of the Company and its Restricted Subsidiaries, in each case entered into in the ordinary course of business and not for speculative purposes;

(9) Liens securing Capital Lease Obligations, mortgage financings, purchase money obligations or other Indebtedness incurred pursuant to clause (6) of the definition of “Permitted Debt”; provided that such Liens attach only to the property (a) acquired with the proceeds of such Indebtedness or (b) which is the subject of such Capital Lease Obligations;

(10) Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of decreasing or legally defeasing Indebtedness of the Company or any of its Restricted Subsidiaries so long as such deposit of funds is permitted by Section 3.3;

(11) Liens on the Equity Interests of a Person (other than any such interest in CNXC) that is not a Restricted Subsidiary of the Company to secure obligations of such Person and any refinancing thereof;

(12) Liens in favor of the Company or a Subsidiary Guarantor;

(13) claims, Liens or encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or real property or other legal process prior to adjudication of a dispute on the merits, (a) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed or bonded and continue to be stayed or bonded, (b) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, or (c) the payment of which is covered in full (subject to customary deductible) by insurance;

(14) precautionary filings under the UCC by a lessor with respect to personal property leased to such Person;

(15) Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(16) Liens on Receivables and related assets of the type specified in the definition of “Qualified Receivables Transaction” incurred in connection with a Qualified Receivables Transaction;

(17) Liens on cash, Temporary Cash Investments or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(18) deposits and escrows of cash pursuant to customary purchase price adjustment, indemnity or similar obligations under agreements related to acquisitions and dispositions permitted hereunder;

(19) other Liens on property or assets that are not Collateral that are not otherwise permitted hereunder with respect to Indebtedness that does not (together with any Lien securing Indebtedness incurred pursuant to clause (21) to renew, extend, refinance or refund any such Lien) in the aggregate exceed at any one time outstanding the greater of (a) $100.0 million and (b) 5.0% of the Company’s Consolidated Net Tangible Assets at the time of incurrence of any Indebtedness secured by a Lien permitted by this clause (19);

(20) option agreements and rights of first refusal granted with respect to assets that the Company and its Subsidiaries are permitted to dispose of; and

(21) Liens to renew, extend, refinance or refund a Lien referred to in clauses (2) through (20) above; provided that (i) such new Lien shall be limited to all or part of the same property (including future improvements thereon and accessions thereto) subject to the original Lien, (ii) the Indebtedness secured by such Lien at such time is not increased to an amount greater than the sum of (a) the outstanding principal amount or, if greater, the committed amount of the Indebtedness secured by such original Lien immediately prior to such extension, renewal, refinancing, refunding or exchange and (b) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.

“Permitted Marketing Obligations” means Indebtedness of the Company or any Restricted Subsidiary of the Company under letter of credit or borrowed money obligations, or in lieu of or in addition to such letters of credit or borrowed money, Guarantees of such Indebtedness or other obligation, of the Company or any Restricted Subsidiary of the Company by any other Restricted Subsidiary of the Company, as applicable, related to the purchase by the Company or any of its Restricted Subsidiaries of Hydrocarbons for which the Company or such Restricted Subsidiary has contracts to sell; provided that, in the event that such Indebtedness or obligations are Guaranteed by the Company or any such Restricted Subsidiary, then either:

(1) the Person with which the Company or such Restricted Subsidiary has contracts to sell has an Investment Grade Rating from S&P or Moody’s, or in lieu thereof, a Person Guaranteeing the payment of such obligated Person has an Investment Grade Rating from S&P or Moody’s; or

(2) such Person posts, or has posted for it, a letter of credit in favor of the Company or such Restricted Subsidiary with respect to all such Person’s obligations to the Company or such Restricted Subsidiary under such contracts.

“Permitted Prior Liens” means Liens in clauses (2), (4), (5), (6), (7), (13) and (15) in the definition of “Permitted Liens.”

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person.

The term “principal” of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

“Priority Lien” means a Lien granted by the Company or any Subsidiary Guarantor in favor of the Priority Lien Agent, at any time, upon any property of the Company or any Subsidiary Guarantor to secure Priority Lien Obligations (including Liens on such collateral under security documents associated with any Refinancing Credit Facility).

“Priority Lien Agent” means (1) the Credit Agreement Agent or (2) in the case of any Refinancing Credit Facility, the trustee, agent or representative of the holders of such Priority Lien Debt who maintains the transfer register for such Priority Lien Debt and is appointed as a representative of the Priority Lien Debt (for purposes related to the administration of the security documents related to such Priority Lien Debt) pursuant to the credit agreement or other agreement governing such Priority Lien Debt.

“Priority Lien Collateral” means all “Collateral” (or comparable term) as defined in the Credit Agreement, Refinancing Credit Facility or any other Priority Lien Document, and any other assets of the Company or any Subsidiary Guarantor now or at any time hereafter subject to Liens which secure, but only to the extent securing, any Priority Lien Obligation.

“Priority Lien Collateral Documents” means the security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Company or any Subsidiary Guarantor creating (or purporting to create) a Priority Lien in favor of the Priority Lien Agent, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time.

“Priority Lien Debt” means Indebtedness (disregarding, for the purposes of this definition, the parenthetical phrase in clause (4) of the first paragraph of the definition of “Indebtedness”) of the Company and the Subsidiary Guarantors under the Credit Agreement (including letters of credit (with outstanding letters of credit being deemed to have a principal amount equal to the stated amount thereof) and reimbursement obligations with respect thereto) or any Refinancing Credit Facility, in each case, that is subject to the Intercreditor Agreement and permitted to be incurred, to the extent incurred pursuant to clause (1) of the definition of “Permitted Debt,” and secured under each applicable Secured Debt Document; provided that (1) in the case of any Refinancing Credit Facility, on or before the date on which any such Refinancing Credit Facility is entered into, the Indebtedness thereunder is designated by the Company, in an Officers’ Certificate delivered to the Priority Lien Agent and the Collateral Trustee, as “Priority Lien Debt” for the purposes of the Secured Debt Documents, (2) if such Indebtedness is designated as “Priority Lien Debt,” it cannot also be designated as Parity Lien Debt or Junior Lien Debt (or any combination of the three) and (3) such Indebtedness (other than any DIP Financing that is permitted by the Intercreditor Agreement) is pari passu in right of payment and Lien priority (it being understood that there may be different tranches of Priority Lien Debt with different maturities and amortization profiles, but the principal amount of Indebtedness under all such tranches must in all other respects be pari passu in right of payment and Lien priority). Any such Indebtedness (other than any such DIP Financing) that is not consistent in respect of right of payment and Lien priority with the foregoing requirement for pari passu treatment with the revolving credit loans under the Priority Lien Documents shall not constitute Priority Lien Debt.

“Priority Lien Documents” means the Credit Agreement, any Refinancing Credit Facility and any other Credit Facility pursuant to which any Priority Lien Debt is incurred and the documents pursuant to which Priority Liens are granted.

“Priority Lien Obligations” means the Priority Lien Debt and all other Obligations in respect of (or in connection with) Priority Lien Debt, Hedging Obligations and Bank Product Obligations, in each case to the extent that such Obligations are secured by Priority Liens.

“Priority Lien Secured Parties” means, at any time, the Priority Lien Agent, each lender or issuing bank under the Credit Agreement or Refinancing Credit Facility, each holder, provider or obligee of any Hedging Obligations and Bank Product Obligations that is a lender under the Credit Agreement or Refinancing Credit Facility or an Affiliate (as defined herein or in the Credit Agreement) thereof and is a secured party (or a party entitled to the benefits of the security) under any Priority Lien Document, the beneficiaries of each indemnification obligation undertaken by the Company or any Subsidiary Guarantor under any Priority Lien Document, each other Person that provides letters of credit, guarantees or other credit support related thereto under any Priority Lien Document and each other holder of, or obligee in respect of, any Priority Lien Obligations, in each case to the extent designated as a secured party (or a party entitled to the benefits of the security) under any Priority Lien Document outstanding at such time.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“QIB” means any “qualified institutional buyer” as such term is defined in Rule 144A.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries in which the Company or any such Restricted Subsidiary may sell, contribute, convey or otherwise transfer to (1) a Receivables Subsidiary (in the case of a transfer by the Company or any Restricted Subsidiaries of the Company) and (2) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any Receivables (whether now existing or arising in the future) of the Company or any Restricted Subsidiary of the Company, and any related assets, including all collateral securing such Receivables, all contracts and all Guarantees or other obligations in respect of such Receivables, proceeds of such Receivables and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Receivables.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Securities for reasons outside of the control of the Company, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company as a replacement agency for Moody’s or S&P, as the case may be.

“Receivables” means any Indebtedness and other payment obligations owed to the Company, any Restricted Subsidiary of the Company or any Receivables Subsidiary, whether constituting an account, chattel paper, payment intangible, instrument or general intangible, in each case arising in connection with (i) the sale of goods or the rendering of service or (ii) the lease, license, rental or use of equipment, facilities or software, including the obligation to pay any finance charges, fees and other charges with respect thereto.

“Receivables Subsidiary” means a wholly owned Subsidiary of the Company (or another Person formed for the purpose of engaging in a Qualified Receivables Transaction with the Company or a Restricted Subsidiary of the Company in which the Company or any Restricted Subsidiary of the Company makes an Investment and to which the Company or any Restricted

Subsidiary of the Company transfers Receivables) that engages in no activities other than in connection with the financing of Receivables, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and that is designated by the Company’s Board of Directors (as provided below) as a Receivables Subsidiary and

(1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

(a) is Guaranteed by the Company or any Restricted Subsidiary of the Company (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants, indemnities and performance guarantees customarily entered into in connection with accounts receivables financings);

(b) is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way other than pursuant to representations, warranties, covenants and indemnities customarily entered into in connection with accounts receivables financings; or

(c) subjects any property or asset of the Company or of any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities customarily entered into in connection with accounts receivables financings;

(2) with which neither the Company nor any Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing Receivables; and

(3) with which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve such Receivables Subsidiary’s financial condition (other than customary requirements for the maintenance of a minimum net worth) or cause such Receivables Subsidiary to achieve certain levels of operating results.

Any designation of a Receivables Subsidiary by the Company’s Board of Directors after the Issue Date shall be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions.

“Redemption Date” means, with respect to any redemption of Securities, the date of redemption with respect thereto.

“Refinance” means, with respect to any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Credit Facility” means any Credit Facility that refunds, refinances or replaces the Credit Agreement or any other Refinancing Credit Facility, in each case, in whole and with all commitments thereunder terminated, or, to the extent permitted by the terms of the Credit Agreement or such Refinancing Credit Facility so refunded, refinanced or replaced, in part.

“Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary of the Company existing on the Issue Date or incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided that:

(1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

(2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is incurred that is equal to or greater (a) the Average Life of the Indebtedness being Refinanced or (b) 90 days longer than the Average Life of the Securities;

(3) such Refinancing Indebtedness has an aggregate principal amount (or if incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;

(4) if the refinanced Indebtedness was by its terms subordinated in right of payment to the Securities or the Subsidiary Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Securities or the Subsidiary Guarantees, as the case may be, at least to the same extent as the refinanced Indebtedness;

(5) if the refinanced Indebtedness is purchase money obligations, (a) the holders of such Refinancing Indebtedness agree that they will look solely to the fixed assets so acquired which secure such Refinancing Indebtedness, and neither the Company nor any Restricted Subsidiary of the Company (i) is directly or indirectly liable for such Refinancing Indebtedness or (ii) provides credit support, including any undertaking, Guarantee, agreement or instrument, related to such Refinancing Indebtedness that would constitute Indebtedness (other than the grant of a Lien on such acquired fixed assets) and (b) no default or event of default with respect to such Refinancing Indebtedness would cause, or permit (after notice or passage of time or otherwise), any holder of any other Indebtedness of the Company or a Subsidiary Guarantor to declare a default or event of default on such other Indebtedness or cause the payment, repurchase, redemption, defeasance or other acquisition or retirement for value thereof to be accelerated or payable prior to any scheduled principal payment, scheduled sinking fund payment or maturity; and

(6) if the refinanced Indebtedness was by its terms unsecured or secured by a Lien that is junior to the Lien securing the Securities, as the case may be, then such Refinancing Indebtedness, by its terms, is unsecured or secured by a Lien that is junior to the Lien securing the Securities, as the case may be, at least to the same extent as the refinanced Indebtedness;

provided further, however, that Refinancing Indebtedness shall not include:

(1) Indebtedness of a Subsidiary (other than a Subsidiary Guarantor) that Refinances Indebtedness of the Company or a Subsidiary Guarantor; or

(2) Indebtedness of the Company or a Restricted Subsidiary of the Company that Refinances Indebtedness of an Unrestricted Subsidiary.

“Regulation S” means Regulation S under the Securities Act.

“Reporting Default” means a Default described in Section 6.1(4).

“Required Collateral” means (a) all Equity Interests of CNXC (other than general partnership interests) owned by the Company or any of its Subsidiaries (other than CNXC or any of its Subsidiaries), (b) all Equity Interests of CNXC GP, (c) the Pennsylvania Mine Complex, (d) the Baltimore Dock Facility, (e) the Specified Coal Reserves and (f) all rights in the obligation of the Affiliated Company Loan Agreement Loan Parties, including all rights in all Affiliated Company Notes.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Payment” with respect to the Company means:

(1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Equity Interests (including any payment in connection with any merger or consolidation involving the Company) or similar payment to the direct or indirect holders of its Equity Interests, other than:

(a) dividends or distributions payable solely in its Equity Interests (other than Disqualified Stock);

(b) dividends or distributions payable solely to the Company or a Restricted Subsidiary of the Company; and

(c) pro rata dividends or other distributions made by a Restricted Subsidiary of the Company to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation);

(2) the purchase, repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any other Person (other than any acquisition or retirement for value from, or payment to, the Company or any Restricted Subsidiary of the Company);

(3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of Subordinated Obligations of the Company (other than (a) any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries and (b) the purchase, repurchase or other acquisition of Subordinated Obligations acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment); or

(4) the making of any Investment (other than a Permitted Investment) in any Person.

“Restricted Securities” means Initial Securities and Additional Securities bearing the Restricted Securities Legend.

“Restricted Securities Legend” means the legend set forth in Section 2.1(d)(1).

“Restricted Subsidiary” means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Unless otherwise indicated, references to a “Restricted Subsidiary” are to a Restricted Subsidiary of the Company. Upon completion of the Separation, all references in this Indenture to Restricted Subsidiaries shall be deemed to include all Persons that become Restricted Subsidiaries of the Company at or prior to the Separation as though they had been Restricted Subsidiaries of the Company as of the Issue Date.

“Rule 144A” means Rule 144A under the Securities Act.

“S&P” means S&P Global Ratings, and its successors.

“SEC” means the United States Securities and Exchange Commission.

“Secured Debt” means any Indebtedness of the referent Person or any of its Restricted Subsidiaries secured by a Lien.

“Secured Debt Documents” means the Priority Lien Documents, the Parity Lien Documents and the Junior Lien Documents.

“Secured Debt Representative” means any Priority Lien Agent, Parity Lien Representative or Junior Lien Representative.

“Secured Leverage Ratio” means, with respect to any Person on any date of determination, the ratio of:

(1) the aggregate principal amount of Secured Debt of the type referenced under clauses (1), (2) and (4) of the definition of “Indebtedness” outstanding on such date (excluding any letters of credit, unless drawn) (provided that Indebtedness in the full amount of any undrawn Designated Commitments shall be treated as if it had been outstanding on such date), to:

(2) the aggregate amount of such Person’s Consolidated Cash Flow for the most recent four-quarter period for which financial information is available.

The Secured Leverage Ratio shall be calculated using the same methodologies and assumptions used to calculate the Consolidated Coverage Ratio.

“Secured Obligations” means the Priority Lien Obligations, the Parity Lien Obligations and the Junior Lien Obligations.

“Secured Party” means any Priority Lien Secured Party, any Parity Lien Secured Party and any Junior Lien Secured Party.

“Securities” has the meaning ascribed to it in the second introductory paragraph of this Indenture.

“Securities Act” means the Securities Act of 1933 (15 U.S.C. §§ 77a-77aa), as amended.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by DTC), or any successor Person thereto and shall initially be the Trustee.

“Security Documents” means the Collateral Trust Agreement, each joinder agreement required by the Collateral Trust Agreement, and all other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Company or any Subsidiary Guarantor creating (or purporting to create) a Parity Lien upon Collateral in favor of the Collateral Trustee, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the provisions described in the Collateral Trust Agreement.

“Separation” means the transactions described in in the Offering Memorandum under “The transactions” and “Certain relationships and related party transactions,” on a basis consistent with the unaudited pro forma financial statements provided in the Offering Memorandum.

“Separation Date” means the date upon which the Separation is consummated.

“Series of Junior Lien Debt” means, severally, each issue or series of Junior Lien Debt for which a single transfer register is maintained.

“Series of Parity Lien Debt” means, severally, the Securities and each other issue or series of Parity Lien Debt for which a single transfer register is maintained.

“Series of Secured Debt” means each Series of Parity Lien Debt and each Series of Junior Lien Debt.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Specified Coal Reserves” will have the meaning set forth in the Credit Agreement as of the Separation Date.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Stock Offering” means a primary offering for cash, whether public or private, of shares of Capital Stock (other than Disqualified Stock) of the Company completed after the Separation Date.

“Subordinated Obligation” means any Indebtedness of the Company or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter incurred) which is (i) Junior Lien Debt, (ii) unsecured Indebtedness or (iii) which is subordinate or junior in right of payment to, in the case of the Company, the Securities or, in the case of a Subsidiary Guarantor, its Subsidiary Guarantee pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by:

(1) such Person;

(2) such Person and one or more Subsidiaries of such Person; or

(3) one or more Subsidiaries of such Person.

“Subsidiary Guarantee” means, individually, any Guarantee of payment of the Securities by a Subsidiary Guarantor pursuant to the terms of this Indenture and any supplemental indenture hereto, and, collectively, all such Guarantees.

“Subsidiary Guarantor” means each Subsidiary of the Company that on or prior to the Separation Date executes a supplement to this Indenture to provide a Subsidiary Guarantee in accordance with Section 3.11 and each other Restricted Subsidiary of the Company that thereafter Guarantees the Securities pursuant to the terms of this Indenture (including Section 3.11), in each case until a successor replaces such Person pursuant to the applicable provisions of this Indenture and, thereafter, means such successor.

“Temporary Cash Investments” means any of the following:

(1) any Investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

(2) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $250.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A-” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Section 3(a)(62) of the Exchange Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor whose assets consist of obligations of the types described in clauses (1), (2), (3), (4) and (5) of this definition;

(3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) of this definition entered into with a bank meeting the qualifications described in clause (2) of this definition;

(4) Investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a Person (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any Investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P or “R-1” (or higher) by Dominion Bond Rating Service Limited or Canadian Bond Rating Service, Inc. (in the case of a Canadian issuer);

(5) Investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or “A” by Moody’s;

(6) Investments in asset-backed securities maturing within one year of the date of acquisition thereof with a long-term rating at the time as of which any Investment therein is made of “A3” (or higher) by Dominion Bond Rating Service Limited or Canadian Bond Rating Service, Inc. (in the case of a Canadian issuer); and

(7) obligations of any foreign government or obligations that possess a guaranty of the full faith and credit of any foreign government;

(8) obligations of United States government-sponsored enterprises, Federal agencies, and Federal financing banks that are not otherwise authorized including, but not limited to, (i) United States government-sponsored enterprises such as instrumentalities of the Federal Credit System (Bank for Cooperatives, Federal Land Banks), Federal Home Loan Banks and Federal National Mortgage Association and (ii) Federal agencies such as instrumentalities of the Department of Housing and Urban Development (Federal Housing Administration, Government National Mortgage Association), Export-Import Bank, Farmers Home Administration and Tennessee Valley Authority;

(9) debt obligations (other than commercial paper obligations) of domestic or foreign corporations;

(10) preferred stock obligations with a floating rate dividend that is reset periodically at auction;

(11) Investments in repurchase agreements collateralized by any of the above securities eligible for outright purchase; provided that the collateral is delivered to a bank custody account in accordance with the terms of a written repurchase agreement with a dealer or bank; and

(12) Investments in shares of institutional mutual funds whose investment policies are essentially in agreement with the type and criteria for Investments otherwise set forth in this definition,

provided that Investments described in clauses (7) through (12) of this definition are restricted to obligations rated no lower than “A3” or “P-1” by Moody’s or “A-” or “A-1” by S&P.

“Total Net Leverage Ratio” means, with respect to any Person on any date of determination, the ratio of:

(1) the aggregate principal amount of Indebtedness of such Person and the Restricted Subsidiaries of such Person of the type referenced under clauses (1), (2) and (4) of the definition of “Indebtedness” outstanding on such date (excluding any letters of credit, unless drawn) (provided that Indebtedness in the full amount of any undrawn Designated Commitments shall be treated as if it had been outstanding on such date), minus the aggregate amount of cash and Temporary Cash Investments of such Person and the Restricted Subsidiaries of such Person on such date that would not appear as “restricted” on a consolidated balance sheet of such Person to;

(2) the aggregate amount of such Person’s Consolidated Cash Flow for the most recent four-quarter period for which internal financial statements are available.

The Total Net Leverage Ratio shall be calculated using the same methodologies and assumptions used to calculate the Consolidated Coverage Ratio.

“Transactions” means the transactions contemplated by and required to effect the Separation as described in the Offering Memorandum.

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer (including electronic funds transfer), automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Treasury Rate” means, in respect of any date of redemption of Securities, the yield to maturity as of the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to November 15, 2021; provided, however, that if the period from the Redemption Date to November 15, 2021, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Company will (1) calculate the Treasury Rate no later than the second (and no earlier than the fourth) Business Day preceding the applicable Redemption Date and (2) prior to such Redemption Date file with the Trustee an Officers’ Certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Uniform Commercial Code” means the Uniform Commercial Code of the State of New York or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any collateral.

“Unrestricted Subsidiary” means (i) CNXC and its Subsidiaries and (ii) any other Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that any of the foregoing Subsidiaries:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) except as permitted by Section 3.8, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries, except to the extent such Guarantee would be released upon such designation.

All Subsidiaries of an Unrestricted Subsidiary shall also be Unrestricted Subsidiaries.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

SECTION 1.2 Other Definitions

.

Term	Defined in Section
“Affiliate Transaction”	3.8
“Agent Members”	2.1(e)(iii)
“Alternate Offer”	3.9
“Asset Disposition Offer Amount”	3.5
“Asset Disposition Offer Period”	3.5
“Asset Disposition Offer”	3.5
“Asset Disposition Purchase Date”	3.5
“Authenticating Agent”	2.2
“Cash Consideration”	3.5
“Change of Control Offer”	3.9
“Change of Control Payment”	3.9
“Change of Control Payment Date”	3.9
“Clearstream”	2.1(b)
“Company Order”	2.2
“covenant defeasance option”	8.1(b)
“Covenant Termination Date”	3.20
“Defaulted Interest”	2.14
“Designated Commitment”	3.2
“Euroclear”	2.1(b)
“Event of Default”	6.1
“Excess Proceeds”	3.5
“Exchange Global Note”	2.1(b)
“Global Securities”	2.1(b)
“Initial Lien”	3.6
“Institutional Accredited Investor Global Notes”	2.1(b)
“Institutional Accredited Investor Notes”	2.1(b)
“legal defeasance option”	8.1(b)
“Legal Holiday”	12.8
“Paying Agent”	2.3
“Payment Default”	6.1(6)(a)
“Permitted Debt”	3.2

Term	Defined in Section
“Proceeds Account”	Recitals
“protected purchaser”	2.10
“Registrar”	2.3
“Regulation S Global Note”	2.1(b)
“Regulation S Notes”	2.1(b)
“Release Condition”	5.10
“Resale Restriction Termination Date”	2.6(b)
“Restricted Payment”	3.3
“Restricted Period”	2.1(b)
“Rule 144A Global Note”	2.1(b)
“Rule 144A Notes”	2.1(b)
“Securities Register”	2.3
“Special Interest Payment Date”	2.14(a)
“Special Mandatory Redemption”	5.10
“Special Mandatory Redemption Date”	5.10
“Special Mandatory Redemption Event”	5.10
“Special Mandatory Redemption Price”	5.10
“Special Record Date”	2.14(a)
“Successor Company”	4.1
“Successor Guarantor”	4.1
“Successor Subsidiary Guarantor”	10.5

SECTION 1.3 Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” means including without limitation;

(5) words in the singular include the plural and words in the plural include the singular;

(6) all amounts expressed in this Indenture or in any of the Securities in terms of money refer to the lawful currency of the United States of America;

(7) when expressed as a command, the words “will” and “shall” have the same meaning; and

(8) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE II

THE SECURITIES

SECTION 2.1 Form, Dating and Terms.

(a) The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Initial Securities issued on the date hereof shall be in an aggregate principal amount of $300,000,000. In addition, the Company may issue, from time to time in accordance with the provisions of this Indenture, Additional Securities (as provided herein). Furthermore, Securities may be authenticated and delivered upon registration of transfer, exchange or in lieu of, other Securities pursuant to Section 2.2, 2.6, 2.10, 2.12, 5.8 or 9.5, in connection with an Asset Disposition Offer pursuant to Section 3.5 or in connection with a Change of Control Offer or Alternate Offer pursuant to Section 3.9.

The Initial Securities and any Additional Securities shall be known and designated as “11.00% Senior Secured Second Lien Notes due 2025” of the Company.

With respect to any Additional Securities, the Company shall set forth in (a) a Board Resolution and (b) (i) an Officers’ Certificate or (ii) one or more indentures supplemental hereto, the following information:

(1) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture; and

(2) the issue price and the issue date of such Additional Securities, including the date from which interest shall accrue.

If any Additional Securities are not fungible with the Initial Securities for U.S. Federal income tax purposes, such Additional Securities shall have a different CUSIP number and ISIN from the Initial Securities.

In authenticating and delivering Additional Securities, the Trustee shall be entitled to receive and shall be fully protected in conclusively relying upon, in addition to the Opinion of Counsel and Officers’ Certificate required by Section 12.4, an Opinion of Counsel as to the due authorization, execution, delivery, validity and enforceability (subject to customary exceptions) of such Additional Securities.

The Initial Securities and the Additional Securities shall be considered collectively as a single class for all purposes of this Indenture. Holders of the Initial Securities and the Additional Securities will vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Initial Securities and the Additional Securities shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.

If any of the terms of any Additional Securities are established by action taken pursuant to Board Resolutions of the Company, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate or the indenture supplemental hereto setting forth the terms of the Additional Securities.

(b) The Initial Securities are being offered and sold by the Company pursuant to a Purchase Agreement, dated October 30, 2017, among the Company and the Initial Purchasers. The Initial Securities and any Additional Securities shall be resold initially only to (A) QIBs in reliance on Rule 144A and (B) Non-U.S. Persons in reliance on Regulation S. Such Initial Securities and Additional Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and IAIs in accordance with Rule 501 of the Securities Act, in each case, in accordance with the procedure described herein. Additional Securities offered after the date hereof may be offered and sold by the Company from time to time pursuant to one or more purchase agreements in accordance with applicable law.

Initial Securities and Additional Securities offered and sold to QIBs in the United States of America in reliance on Rule 144A (the “Rule 144A Notes”) shall be issued in the form of a permanent global Security substantially in the form of Exhibit A, which is hereby incorporated by reference and made a part of this Indenture, including appropriate legends as set forth in Section 2.1(d) (the “Rule 144A Global Note”), deposited with the Trustee, as Securities Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Rule 144A Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Securities Custodian, as hereinafter provided.

Initial Securities and any Additional Securities offered and sold outside the United States of America (the “Regulation S Notes”) in reliance on Regulation S shall initially be issued in the form of a temporary global Security, without interest coupons, substantially in the form of Exhibit A including appropriate legends as set forth in Section 2.1(d) (the “Regulation S Temporary Global Note”) deposited upon issuance with, or on behalf of, the Trustee as Securities Custodian in the manner described in this Article II for credit to the respective accounts of the purchasers (or to such other accounts as they may direct) at Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”); provided, however, that to the extent the Company issues Additional Securities after the Separation Date, any such Additional Securities represented by Regulation S Global Notes may be issued as Regulation S Permanent Global Notes (as defined below). Prior to the 40th day after the later of the commencement of the offering of the Initial Securities and the Issue Date (such period through and including such 40th day, the “Restricted Period”), interests in the Regulation S Temporary Global Note may only be held through Euroclear and Clearstream, and may only be transferred to Non-U.S. Persons pursuant to Regulation S, unless exchanged for interests in another Global Security in accordance with the transfer and certification requirements described herein. Within a reasonable time period after the expiration of the Restricted Period, the Regulation S Temporary Global Notes will be exchangeable for one or more permanent notes in registered, global form without interest coupons (collectively, the “Regulation S Permanent Global Notes” and, together with the Regulation S Temporary Global Notes, the “Regulation S Global Notes”) upon delivery to DTC of certification of compliance with the transfer restrictions applicable to the notes and pursuant to Regulation S as provided in this Indenture.

Investors may hold their interests in the Regulation S Global Note after the Restricted Period through organizations other than Euroclear or Clearstream that are participants in DTC’s system or directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations which are participants in such systems. If such interests are held through Euroclear or Clearstream, Euroclear and Clearstream shall hold such interests in the applicable Regulation S Global Note on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. Such depositaries, in turn, shall hold such interests in the applicable Regulation S Global Note in customers’ securities accounts in the depositaries’ names on the books of DTC.

The Regulation S Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

Initial Securities and Additional Securities resold to IAIs (the “Institutional Accredited Investor Notes”) in the United States of America shall be issued in the form of a permanent global Security substantially in the form of Exhibit A including appropriate legends as set forth in Section 2.1(d) (the “Institutional Accredited Investor Global Note”) deposited with the Trustee, as Securities Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Institutional Accredited Investor Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Institutional Accredited Investor Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

The Rule 144A Global Note, the Regulation S Global Note and the Institutional Accredited Investor Global Note are sometimes collectively herein referred to as the “Global Securities.”

The principal of and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, and at such other office or agency of the Company as may be maintained for such purpose pursuant to Section 2.3; provided, however, that, at the option of the Company, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Securities Register or (ii) wire transfer to an account located in the United States maintained by the payee, subject to the last sentence of this paragraph. Payments in respect of Securities represented by a Global Security (including principal and interest) will be made by wire transfer of immediately available funds to the accounts specified by DTC. At the Company’s option, payments in respect of Securities represented by Definitive Securities (including principal and interest) may be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if the Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibit A and in Section 2.1(d). The Company shall approve any notation, endorsement or legend on the Securities. Each Security shall be dated the date of its authentication, and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A. The terms of the Securities set forth in Exhibit A are part of the terms of this Indenture and, to the extent applicable, the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

(c) Denominations. The Securities shall be issuable only in fully registered form, without coupons, and only in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

(d) Restrictive Legends. Unless and until an Initial Security or an Additional Security issued as a Restricted Security is sold under an effective registration statement:

(1) the Rule 144A Global Note, the Regulation S Global Note and the Institutional Accredited Investor Global Note shall bear the following legend on the face thereof:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER SUCH SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF ANY SECURITY EVIDENCED HEREBY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (B) IT IS AN “ACCREDITED INVESTOR” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING SUCH SECURITY IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF SUCH SECURITY) OR THE ISSUE DATE OF ANY ADDITIONAL SECURITIES ISSUED PURSUANT TO THE TERMS OF THE INDENTURE (OR ANY PREDECESSOR OF SUCH SECURITY) (THE “RESALE RESTRICTION TERMINATION DATE”), OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE

TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM SUCH SECURITY IS TRANSFERRED PRIOR TO THE RESALE RESTRICTION TERMINATION DATE A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) THAT IS (A) PURSUANT TO CLAUSE (2)(C) PRIOR TO THE END OF THE 40 DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (B) PURSUANT TO CLAUSE (2)(E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES IN CLAUSE (2)(B) OR (D), TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM SPECIFIED IN THE INDENTURE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED AS TO ANY SECURITY EVIDENCED HEREBY UPON DELIVERY TO THE TRUSTEE BY US OR THE HOLDER THEREOF OF A WRITTEN REQUEST FOR THE REMOVAL HEREOF, IN ANY CASE AT ANY TIME AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

DURING THE PERIOD ENDING ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE SECURITIES, NO “AFFILIATE” (AS DEFINED IN RULE 144) WILL BE PERMITTED TO RESELL ANY OF THE SECURITIES THAT CONSTITUTE “RESTRICTED SECURITIES” UNDER RULE 144 THAT HAVE BEEN REACQUIRED BY ANY OF THEM.

(2) Each Global Security, whether or not an Initial Security, shall bear the following legend on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

(e) Book-Entry Provisions.

(i) This Section 2.1(e) shall apply only to Global Securities deposited with the Trustee, as Securities Custodian.

(ii) Each Global Security initially shall (x) be registered in the name of Cede & Co. as the nominee of DTC, (y) be delivered to the Trustee as Securities Custodian and (z) bear legends as set forth in Section 2.1(d). Transfers of a Global Security (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except as set forth in Section 2.1(e)(v) and 2.1(f). If a beneficial interest in a Global Security is transferred or exchanged for a beneficial interest in another Global Security, the Trustee will (x) record a decrease in the principal amount of the Global Security being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Security. Any beneficial interest in one Global Security that is transferred to a Person who takes delivery in the form of an interest in another Global Security, or exchanged for an interest in another Global Security, will, upon transfer or exchange, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

(iii) Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by DTC or by the Trustee as the Securities Custodian or under such Global Security, and DTC may be treated by the Company, the Subsidiary Guarantors, the Trustee and any agent of the Company, the Subsidiary Guarantors or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Subsidiary Guarantors, the Trustee or any agent of the Company, the Subsidiary Guarantors or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a Holder of a beneficial interest in any Global Security.

(iv) In connection with any transfer of a portion of the beneficial interest in a Global Security pursuant to Section 2.1(f) to beneficial owners who are required to hold Definitive Securities, the Securities Custodian shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and make available for delivery, one or more Definitive Securities of like tenor and amount.

(v) In connection with the transfer of an entire Global Security to beneficial owners pursuant to Section 2.1(f), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.

(vi) The registered Holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(vii) Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

(f) Definitive Securities.

(i) Except as provided below, owners of beneficial interests in Global Securities will not be entitled to receive Definitive Securities. If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Definitive Securities in exchange for their beneficial interests in a Global Security upon written request in accordance with DTC’s and the Registrar’s procedures. In addition, Definitive Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (A) DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Security or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice, (B) subject to DTC’s rules, the Company, at its option, delivers to the Trustee and Registrar written notice stating that such Global Security shall be so exchangeable or (C) an Event of Default has occurred and is continuing and DTC notifies the Company and the Trustee of DTC’s decision to exchange such Global Security for Definitive Securities;

provided that in no event shall the Regulation S Temporary Global Note be exchanged for a Definitive Security prior to the expiration of the Restricted Period and receipt of the certificates required under Regulation S. In the event of the occurrence of any of the events specified in the preceding sentence or in clause (A), (B) or (C) of the preceding sentence, Definitive Securities delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

(ii) Any Definitive Security delivered in exchange for an interest in a Global Security pursuant to Section 2.1(e)(iv) or (f) shall, except as otherwise provided by Section 2.6(d), bear the Restricted Securities Legend.

(iii) If a Definitive Security is transferred or exchanged for a beneficial interest in a Global Security, the Trustee will (x) cancel such Definitive Security, (y) record an increase in the principal amount of such Global Security equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Definitive Security, the Company shall execute, and the Trustee shall authenticate and make available for delivery, to the transferring Holder a new Definitive Security representing the principal amount not so transferred.

(iv) If a Definitive Security is transferred or exchanged for another Definitive Security, (x) the Trustee will cancel the Definitive Security being transferred or exchanged, (y) the Company shall execute, and the Trustee shall authenticate and make available for delivery, one or more new Definitive Securities in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Definitive Security (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Definitive Security, the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder thereof, one or more Definitive Securities in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Definitive Securities, registered in the name of the Holder thereof.

SECTION 2.2 Execution and Authentication. One Officer shall sign the Securities for the Company by manual or facsimile signature. If the Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security. The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture. A Security shall be dated the date of its authentication.

At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery: (1) Initial Securities for original issue on the Issue Date in an aggregate principal amount of $300,000,000 and (2) subject to the terms of this Indenture, Additional Securities for original issue in an unlimited principal amount, in each case upon a written order of the Company signed by one Officer of the Company (the “Company Order”). Such Company Order shall specify whether the Securities will be in the form of Definitive Securities or Global Securities, the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities or Additional Securities.

The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Securities. Any such instrument shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent. An Authenticating Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

In case the Company, pursuant to Article IV, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of all or substantially all of its assets in one or more transactions to any Person and the Successor Company shall have executed an indenture supplemental hereto with the Trustee pursuant to Article IV, any of the Securities authenticated or delivered prior to such transaction may, from time to time, at the request of the Successor Company, be exchanged for other Securities executed in the name of the Successor Company, with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the Successor Company, shall authenticate and make available for delivery Securities as specified in such order for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a Successor Company pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Securities, such Successor Company, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time outstanding for Securities authenticated and delivered in such new name.

SECTION 2.3 Registrar and Paying Agent. The Company shall maintain in the continental United States an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”), and the Company shall maintain in New York, New York an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange (the “Securities Register”). The Company or any of its Restricted Subsidiaries may act as Registrar or Paying Agent. The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent and the term “Registrar” includes any co-registrar.

The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7.

The Company initially appoints the Trustee as Registrar and as Paying Agent for the Securities at its corporate trust office in New York, New York, which, on the date hereof, is located at 140 Broadway, Suite 4624. The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee.

SECTION 2.4 Paying Agent to Hold Money in Trust. By no later than 11:00 a.m. (New York City time) on the date on which any principal or interest on any Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal or interest when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by such Paying Agent for the payment of principal or interest on the Securities (whether such assets have been distributed to it by the Company or other obligors on the Securities), shall notify the Trustee in writing of any default by the Company or any Subsidiary Guarantor in making any such payment and shall during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith deliver to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities together with a full accounting thereof. If the Company or a Restricted Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds or assets disbursed by such Paying Agent. Upon complying with this Section 2.4, the Paying Agent (if other than the Company or a Restricted Subsidiary of the Company) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.

SECTION 2.5 Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company, on its own behalf and on behalf of each of the Subsidiary Guarantors, shall furnish or cause the Registrar to furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.6 Transfer and Exchange.

(a) A Holder may transfer a Security (or a beneficial interest therein) to another Person or exchange a Security (or a beneficial interest therein) for another Security or Securities of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by this Section 2.6. The Trustee shall promptly register any transfer or exchange that meets the requirements of this Section 2.6 by noting the same in the register maintained by the Trustee for the purpose, and no transfer or exchange shall be effective until it is registered in such register. The transfer or exchange of any Security (or a beneficial interest therein) may only be made in accordance with this Section 2.6 and Sections 2.1(e) and 2.1(f), as applicable, and, in the case of a Global Security (or a beneficial interest therein), the applicable rules and procedures of DTC, Euroclear and Clearstream. The Trustee shall refuse to register any requested transfer or exchange that does not comply with this paragraph.

(b) Transfers of Rule 144A Notes and Institutional Accredited Investor Notes. The following provisions shall apply with respect to any proposed registration of transfer of a Rule 144A Note or an Institutional Accredited Investor Note prior to the date which is one year after the later of the date of its original issue or the issuance of any Additional Securities and the last date on which the Company or any Affiliate of Company was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”):

(i) a registration of transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee in the form as set forth on the reverse of the Security that it is purchasing for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; provided that no such written representation or other written certification shall be required in connection with the transfer of a beneficial interest in the Rule 144A Global Note to a transferee in the form of a beneficial interest in that Rule 144A Global Note in accordance with this Indenture and the applicable procedures of DTC.

(ii) a registration of transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.8 from the proposed transferee and, if requested by the Company, the delivery of an Opinion of Counsel, certification and/or other information satisfactory to it; and

(iii) a registration of transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.9 from the proposed transferee and, if requested by the Company, the delivery of an Opinion of Counsel, certification and/or other information satisfactory to it.

(c) Transfers of Regulations S Notes. The following provisions shall apply with respect to any proposed transfer of a Regulation S Note prior to the expiration of the Restricted Period:

(i) a transfer of a Regulation S Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee, in the form of assignment on the reverse of the certificate, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

(ii) a transfer of a Regulation S Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.8 from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an Opinion of Counsel, certification and/or other information satisfactory to each of them; and

(iii) a transfer of a Regulation S Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.9 hereof from the proposed transferee and, if requested by the Company, receipt by the Trustee or its agent of an Opinion of Counsel, certification and/or other information satisfactory to the Company.

After the expiration of the Restricted Period, interests in the Regulation S Note may be transferred in accordance with applicable law without requiring the certification set forth in Section 2.8, Section 2.9 or any additional certification.

(d) Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities not bearing a Restricted Securities Legend, the Registrar shall deliver Securities that do not bear a Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities bearing a Restricted Securities Legend prior to the Resale Restriction Termination Date, the Registrar shall deliver only Securities that bear a Restricted Securities Legend unless (i) an Initial Security is being transferred pursuant to an effective registration statement or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. Any Additional Securities sold in a registered offering shall not be required to bear the Restricted Securities Legend.

(e) [Reserved].

(f) Retention of Written Communications. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.1 or this Section 2.6. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

(g) Obligations with Respect to Transfers and Exchanges of Securities.

(i) To permit registrations of transfers and exchanges, the Company shall, subject to the other terms and conditions of this Article II, execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar’s request.

(ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require the Holder to pay a sum sufficient to cover any transfer tax assessments or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Section 2.2, 2.10, 2.12, 3.5, 3.9, 5.8 or 9.5).

(iii) The Company (and the Registrar) shall not be required to register the transfer of or exchange of any Security (A) for a period (1) of 15 days before giving any notice of redemption of Securities or (2) beginning 15 days before an interest payment date and ending on such interest payment date or (B) selected for redemption, except the unredeemed portion of any Security being redeemed in part.

(iv) Prior to the due presentation for registration of transfer of any Security, the Company, any Subsidiary Guarantor, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the owner of such Security for the purpose of receiving payment of principal and (subject to paragraph 2 of the form of Securities attached hereto as Exhibit A) interest on such Security and for all other purposes whatsoever, including the transfer or exchange of such Security, whether or not such Security is overdue, and none of the Company, any Subsidiary Guarantor, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(v) Any Definitive Security delivered in exchange for an interest in a Global Security pursuant to Section 2.1(f) shall, except as otherwise provided by Section 2.6(d), bear the Restricted Securities Legend.

(vi) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

(h) No Obligation of the Trustee. The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, Agent Member or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption or purchase) or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Securities shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee may conclusively rely and shall be fully protected in so relying upon information furnished by DTC with respect to its Agent Members and any beneficial owners. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(i) Affiliate Holders. By accepting a beneficial interest in a Global Security, any Person that is an Affiliate of the Company agrees to give notice to the Company, the Trustee and the Registrar of the acquisition and its Affiliate status.

SECTION 2.7 [Reserved].

SECTION 2.8 Form of Certificate to be Delivered in Connection with Transfers to Institutional Accredited Investors.

[Date]

CONSOL Mining Corporation

c/o 1000 CONSOL Energy Drive,

Canonsburg, PA 15317-6506

Attention: General Counsel

Re:	CONSOL Mining Corporation (the “Company”)

11.00% Senior Secured Second Lien Notes due 2025 (the “Securities”)

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[                    ] principal amount of the 11.00% Senior Secured Second Lien Notes due 2025 (the “Securities”) of CONSOL Mining Corporation (the “Company”).

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)) purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Securities and we invest in or purchase securities similar to the Securities in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is one year after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Company or any Subsidiary thereof, (b) pursuant to an effective registration statement under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a “qualified institutional buyer” under Rule 144A of the Securities Act (a “QIB”) that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional “accredited investor,” in each case in a minimum principal amount of Securities of $250,000 for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Securities pursuant to clauses (d), (e) or (f) above to require the delivery of an Opinion of Counsel, certifications and/or other information satisfactory to the Company and the Trustee.

3. We [are][are not] an Affiliate of the Company.

TRANSFEREE:

By:

SECTION 2.9 Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S.

[Date]

CONSOL Mining Corporation

c/o 1000 CONSOL Energy Drive,

Canonsburg, PA 15317-6506

Attention: General Counsel

Ladies and Gentlemen:

Re:	CONSOL Mining Corporation (the “Company”)

11.00% Senior Secured Second Lien Notes due 2025 (the “Securities”)

Ladies and Gentlemen:

In connection with our proposed sale of $[                        ] aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(a) the offer of the Securities was not made to a person in the United States;

(b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a)(2) or Rule 904(a)(2) of Regulation S, as applicable; and

(d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during a restricted period and the provisions of Rule 903(b)(2), Rule 903(b)(3) or Rule 904(b)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b)(2), Rule 903(b)(3) or Rule 904(b)(1), as the case may be.

We also hereby certify that we [are][are not] an Affiliate of the Company and, to our knowledge, the transferee of the Securities [is][is not] an Affiliate of the Company.

You and the Company are entitled to rely conclusively upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:____________________________

        Authorized Signatory

SECTION 2.10 Mutilated, Destroyed, Lost or Stolen Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Securityholder (a) satisfies the Company or the Trustee that such Security has been lost, destroyed or wrongfully taken within a reasonable time after such Securityholder has notice of such loss, destruction or wrongful taking and the Registrar has not registered a transfer prior to receiving such notification, (b) makes such request to the Company or Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee; provided, however, if after the delivery of such replacement Security, a protected purchaser of the Security for which such replacement Security was issued presents for payment or registration such replaced Security, the Trustee or the Company shall be entitled to recover such replacement Security from the Person to whom it was issued and delivered or any Person taking therefrom, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Company or the Trustee in connection therewith. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a Security is replaced, and, in the absence of notice to the Company, any Subsidiary Guarantor or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute, and upon receipt of a Company Order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or wrongfully taken Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section 2.10, the Company may require that such Holder pay a sum sufficient to cover any transfer tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of counsel and of the Trustee) in connection therewith.

Subject to the proviso in the initial paragraph of this Section 2.10, every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or wrongfully taken Security shall constitute an original additional contractual obligation of the Company, any Subsidiary Guarantor and any other obligor upon the Securities, whether or not the mutilated, destroyed, lost or wrongfully taken Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section 2.10 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities.

SECTION 2.11 Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those paid pursuant to Section 2.10 and those described in this Section as not outstanding. A Security does not cease to be outstanding in the event the Company or an Affiliate of the Company holds the Security; provided, however, that (i) for purposes of determining which are outstanding for consent or voting purposes hereunder, the provisions of Section 12.6 shall apply and (ii) in determining whether the Trustee shall be fully protected in making a determination whether the Holders of the requisite principal amount of outstanding Securities are present at a meeting of Holders of Securities for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, or relying upon any such quorum, consent or vote, only Securities which a Trust Officer of the Trustee actually knows to be held by the Company or an Affiliate of the Company shall not be considered outstanding.

If a Security is replaced pursuant to Section 2.10 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement pursuant to Section 2.10.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, by 11:00 a.m. (New York City time) on a Redemption Date or other maturity date money sufficient to pay all principal and accrued interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or otherwise maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.12 Temporary Securities. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form, and shall carry all rights, of Definitive Securities but may have variations that the Company consider appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities. After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for Definitive Securities upon surrender of the temporary Securities at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more Definitive Securities representing an equal principal amount of Securities. Until so exchanged, the Holder of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a Holder of Definitive Securities.

SECTION 2.13 Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and dispose of such Securities in accordance with its internal policies and customary procedures (subject to the record retention requirements of the Exchange Act) or deliver canceled Securities to the Company pursuant to written direction by one Officer of the Company. If the Company or any Subsidiary Guarantor acquires any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.13. The Company may not issue new Securities to replace Securities they have paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange.

At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by DTC or the Securities Custodian to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

SECTION 2.14 Payment of Interest; Defaulted Interest. Interest on any Security which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such payment at the office or agency of the Company maintained for such purpose pursuant to Section 2.3.

Any interest on any Security which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular record date, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

(a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment (the “Special Interest Payment Date”), and at the same time the

Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Company shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest, which date shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee in writing of such Special Record Date, and in the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 12.2, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(c) The Trustee shall not at any time be under any duty or responsibility to any Holder to determine the Defaulted Interest, or with respect to the nature, extent, or calculation of the amount of Defaulted Interest owed, or with respect to the method employed in such calculation of the Defaulted Interest.

Subject to the foregoing provisions of this Section 2.14, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 2.15 Computation of Interest. Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 2.16 CUSIP, Common Code and ISIN Numbers. The Company in issuing the Securities may use “CUSIP”, “Common Code” and “ISIN” numbers and, if so, the Trustee shall use “CUSIP”, “Common Code” and “ISIN” numbers in notices of redemption or purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or purchase shall not be affected by any defect in or omission of such CUSIP, Common Code and ISIN numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP, Common Code and ISIN numbers.

ARTICLE III

COVENANTS

SECTION 3.1 Payment of Securities. The Company shall promptly pay the principal and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if by 11:00 a.m. (New York City time) on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

The Company shall pay interest on overdue principal, and it shall pay interest on overdue installments of interest, at the rate specified in the Securities to the extent lawful.

Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

SECTION 3.2 Limitation on Indebtedness and Preferred Stock.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, incur, assume, Guarantee or otherwise become liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness, and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any Preferred Stock; provided, however, that the Company or a Restricted Subsidiary of the Company may incur Indebtedness, the Company may issue Disqualified Stock and any Restricted Subsidiary of the Company may issue Preferred Stock if, on the date of such incurrence and after giving effect thereto, the Consolidated Coverage Ratio equals or exceeds 2.0 to 1.0.

The limitation described in the preceding paragraph shall not prohibit the incurrence of the following Indebtedness by the Company or any of its Restricted Subsidiaries or the issuance of Disqualified Stock by the Company or Preferred Stock by any Restricted Subsidiary of the Company (“Permitted Debt”):

(1) Indebtedness of the Company or any of its Restricted Subsidiaries (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) under one or more Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) not exceeding the greater of (a) $900.0 million less the aggregate principal amount of Indebtedness incurred and outstanding pursuant to this clause (a) that has been permanently repaid (with a corresponding commitment reduction, in the case of revolving credit Indebtedness) out of the Net Available Cash from Asset Dispositions by the Company or any Restricted Subsidiary thereof pursuant to Section 3.5 hereof and (b) the sum of $400.0 million plus 25.0% of the Company’s Consolidated Net Tangible Assets as of the date of such incurrence;

(2) Indebtedness owed to and Preferred Stock issued to and, in each case, held by the Company or any of its Restricted Subsidiaries; provided that any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary of the Company or any subsequent transfer of such Indebtedness or Preferred Stock (other than to the Company or another Restricted Subsidiary of the Company) shall be deemed, in each case, to constitute the incurrence of such Indebtedness or the issuance of such Preferred Stock not permitted by this clause (2);

(3) (a) the Securities issued on the Issue Date and the Subsidiary Guarantees related thereto, and (b) any other Parity Lien Debt in an aggregate amount (together with any Parity Lien Debt incurred pursuant to clause (5) of this paragraph in respect thereof to refinance the foregoing) at any one time outstanding, that, on the date of such incurrence and after giving effect thereto and the application of the proceeds therefrom, would result in a Secured Leverage Ratio of no greater than 3.0 to 1.0;

(4) Indebtedness (a) outstanding on the Issue Date and (b) incurred or assumed by the Company or the Subsidiary Guarantors in connection with the Separation (other than Indebtedness described in clauses (1), (2) and (3) of this paragraph);

(5) Refinancing Indebtedness in respect of Indebtedness incurred by the Company or any of its Restricted Subsidiaries in exchange for, or the net proceeds of which are used to Refinance any Indebtedness (other than intercompany Indebtedness), Disqualified Stock or Preferred Stock, as applicable, that was permitted by this Indenture to be incurred or issued pursuant to the first paragraph of this Section 3.2 or pursuant to clauses (3), (4), (6), (13) and (14) of this paragraph and this clause (5);

(6) Indebtedness represented by mortgage financings, purchase money obligations or other Indebtedness, in each case incurred for the purpose of financing all or any part of the price or cost of design, construction, installation, development, repair or improvement of plant, property or equipment used in the business of the Company or any of its Restricted Subsidiaries and Capital Lease Obligations, and Refinancing Indebtedness of any of the foregoing, in an aggregate principal amount, when taken together with the outstanding amount of all other Indebtedness incurred pursuant to this clause (6), including any Refinancing Indebtedness incurred in respect thereof, not to exceed at any time outstanding under this clause (6) the greater of (a) $100.0 million and (b) 5.0% of the Company’s Consolidated Net Tangible Assets at the time of any incurrences under this clause (6);

(7) Guarantees by the Company or a Restricted Subsidiary of the Company of any Indebtedness of the Company or any Restricted Subsidiary of the Company that is permitted to be incurred by another provision of this Section 3.2 and could have been incurred (in compliance with this Section 3.2) by the Person so Guaranteeing such Indebtedness; provided, however, that if the Indebtedness being Guaranteed is subordinated to or pari passu with the Securities, then the Subsidiary Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness Guaranteed;

(8) (a) Bank Product Obligations and (b) Indebtedness under Hedging Contracts, Interest Rate Agreements and Currency Agreements entered into for the purpose of limiting risks that arise in the ordinary course of business and not for speculation;

(9) Indebtedness in respect of self-insurance obligations, bid, plugging, abandonment, mine reclamation, appeal, reimbursement, performance, surety and similar obligations provided by or for the account of the Company or any Restricted Subsidiary of the Company in the ordinary course of business, and any Guarantees and letters of credit functioning as or supporting any of the foregoing in the ordinary course of business;

(10) Permitted Marketing Obligations;

(11) Indebtedness of a Receivables Subsidiary incurred in a Qualified Receivables Transaction not to exceed at any time outstanding under this clause (11) $125.0 million;

(12) liability in respect of the Indebtedness of any Unrestricted Subsidiary of the Company or any Joint Venture but only to the extent that such liability is the result of (a) the Company’s or any such Restricted Subsidiary’s being a general partner of such Unrestricted Subsidiary or Joint Venture and not as Guarantor of such Indebtedness, provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (12) and then outstanding does not exceed $25.0 million, or (b) the pledge of (or a Guarantee limited in recourse solely to) Equity Interests in such Unrestricted Subsidiary or Joint Venture held by the Company or such Restricted Subsidiary to secure such Indebtedness and solely to the extent such Indebtedness constitutes Non-Recourse Debt;

(13) Permitted Acquisition Indebtedness; and

(14) Indebtedness of the Company or any Restricted Subsidiary of the Company or the issuance of any Disqualified Stock by the Company or Preferred Stock by any Restricted Subsidiary in an aggregate amount not exceeding, at any one time outstanding, including any Refinancing Indebtedness incurred in respect thereof, the greater of (i) $100.0 million and (ii) 5.0% of the Company’s Consolidated Net Tangible Assets at the time of any incurrence under this clause (14).

In the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (1) through (14) of the preceding paragraph or is entitled to be incurred pursuant to the first paragraph of this Section 3.2, the Company shall, in its sole discretion, divide, classify or reclassify (or later divide, classify, redivide or reclassify) such item of Indebtedness in any manner that complies with this Section 3.2 (including splitting into multiple exceptions) and will only be required to include the amount and type of such Indebtedness in one of such clauses of the preceding paragraph or pursuant to the first paragraph of this Section 3.2; provided that Indebtedness of the Company and any of its Restricted Subsidiaries outstanding under the Credit Agreement as of the Separation Date shall initially be deemed to have been incurred pursuant to clause (1) of the preceding paragraph and may not be reclassified.

The accrual of interest or Preferred Stock or Disqualified Stock dividends or distributions, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of Preferred Stock or Disqualified Stock as Indebtedness due to a change in accounting principles, and the payment of dividends or distributions on Preferred Stock or Disqualified Stock in the form of additional securities of the same class of Preferred Stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Preferred Stock or Disqualified Stock for purposes of this Section 3.2; provided that the amount thereof shall be included in the calculation Consolidated Interest Expense of the Company as accrued to the extent required by the definition of such term.

For purposes of determining compliance with clause (1) of the second paragraph of this Section 3.2, the Company may elect, pursuant to an Officers’ Certificate delivered to the Trustee, to treat all or any portion of the commitment under any Indebtedness (and any refinancing with respect thereto) (any such commitment, a “Designated Commitment”) as being incurred at such time, in which case any subsequent incurrence of Indebtedness under such commitment or refinancing, as the case may be, shall not be deemed, for purposes of this calculation, to be an incurrence at such subsequent time. For the avoidance of doubt, once such election is made, Indebtedness in the full amount of any Designated Commitment shall be deemed outstanding for purposes of testing compliance with clause (1) of the second paragraph of this Section 3.2.

Notwithstanding anything to the contrary contained herein, the aggregate principal amount of Indebtedness that is permitted to be incurred by the Company’s Restricted Subsidiaries that are not Subsidiary Guarantors pursuant to the first paragraph of this Section 3.2 and clause (14) of the second paragraph of this Section 3.2 shall not exceed at any time outstanding $50.0 million in the aggregate.

SECTION 3.3 Limitation on Restricted Payments. Prior to the satisfaction of the conditions set forth under Section 5.9 in relation to the release of the proceeds from the Proceeds Account, the Company may only apply the proceeds of the offering of the Initial Securities as set forth therein. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(1) a Default (other than a Reporting Default) shall have occurred and be continuing (or would result therefrom);

(2) the Company is not able to incur an additional $1.00 of Indebtedness pursuant to the Consolidated Coverage Ratio test in Section 3.2; or

(3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date (excluding Restricted Payments permitted by clauses (2) through (11) of the second paragraph of this Section 3.3) would exceed the sum of (without duplication):

(a) 50% of the cumulative Consolidated Net Income of the Company for the period commencing on July 1, 2017 and ending on the last day of the fiscal quarter ending on or immediately preceding the date of such proposed Restricted Payment (or, if such aggregate Consolidated Net Income shall be a deficit, minus 100% of such deficit);

(b) the aggregate Net Cash Proceeds and the Fair Market Value of property or securities other than cash received (including Equity Interests of Persons other than the Company or a Subsidiary of the Company, engaged primarily in the Permitted Business or assets used or useful in the Permitted Business) in each case by the Company since the Separation Date as a contribution to its common equity capital or from the issuance or sale of its Equity Interests (other than Disqualified Stock and Net Cash Proceeds received from an issuance or sale of such Equity Interests to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary of the Company (unless such loans have been repaid with cash on or prior to the date of determination), and other than with respect to any of the Transactions);

(c) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Separation Date of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Equity Interests (other than Disqualified Stock) of the Company (less the amount of any cash, or the Fair Market Value of any other property, distributed by the Company upon such conversion or exchange), together with the net proceeds, if any, received by the Company or any of its Restricted Subsidiaries upon such conversion or exchange;

(d) to the extent not already included in Consolidated Net Income for such period, if any Restricted Investment that was made by the Company or any of its Restricted Subsidiaries after the Separation Date is sold for cash (other than to the Company or any Subsidiary of the Company) or otherwise cancelled, liquidated, released or repaid for cash, the cash return or other reduction with respect to such Restricted Investment resulting from such sale, cancellation, liquidation, release or repayment;

(e) the extent that any Unrestricted Subsidiary of the Company or a Restricted Subsidiary of the Company designated as such after the Separation Date is redesignated as a Restricted Subsidiary pursuant to the terms of this Indenture or is merged or consolidated with or into, or transfers or otherwise disposes of all of substantially all of its assets to or is liquidated into, the Company or a Restricted Subsidiary of the Company after the Separation Date, the lesser of, as of the date of such redesignation, merger, consolidation, transfer, disposition or liquidation, (i) the Fair Market Value of the Company’s Restricted Investment in such Subsidiary (or of the properties or assets disposed of, as applicable) as of the date of such redesignation, merger, consolidation, transfer, disposition or liquidation and (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the Separation Date; and

(f) any dividends or distributions received in cash by the Company or a Restricted Subsidiary of the Company after the Separation Date from an Unrestricted Subsidiary of the Company, to the extent that such dividends or distributions were not otherwise included in the Consolidated Net Income of the Company for such period.

The provisions of the foregoing paragraph shall not prohibit:

(1) the payment of any dividends or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of this Indenture;

(2) the making of any Restricted Payment in exchange for, or out or with Excluded Contributions or the Net Cash Proceeds of, the substantially concurrent sale of Equity Interests of the Company (other than Disqualified Stock and other than Equity Interests issued or sold to a Subsidiary of the Company); provided that the amount of any such the Net Cash Proceeds or Excluded Contributions that are utilized for any such Restricted Payment shall be excluded from the calculation of amounts under clause (3)(b) of the preceding paragraph (but only to the extent that the amount of such Net Cash Proceeds or Excluded Contributions were used to purchase or redeem such Equity Interests as provided in this clause (2));

(3) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations or Disqualified Stock of the Company or Subordinated Obligations or Preferred Stock of any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale or issuance of, Refinancing Indebtedness incurred under Section 3.2 or Equity Interests of the Company or any Subsidiary Guarantor;

(4) repurchases of Subordinated Obligations of the Company or any Subsidiary Guarantor at a purchase price not greater than (i) 101% of the principal amount of such Subordinated Obligations in the event of a Change of Control or (ii) 100% of the principal amount of such Subordinated Obligations in the event of an Asset Disposition, in each case plus accrued and unpaid interest thereon, in each case to the extent required by the terms of such Subordinated Obligations, but only if:

(a) in the case of a Change of Control, the Company has first complied with and fully satisfied its obligations to make an offer to purchase the Securities under Section 3.9; or

(b) in the case of an Asset Disposition, the Company has complied with and fully satisfied its obligations in accordance with Section 3.5;

(5) the repurchase, redemption or other acquisition or retirement for value of Equity Interests of the Company or any of its Subsidiaries held by any current or former officer, director or employee of the Company or any of its Subsidiaries (or their respective estates, heirs, family members, spouses, former spouses or beneficiaries under their estates or other permitted transferees), pursuant to the terms of any equity subscription agreement, stock option agreement, shareholders’ agreement, compensation agreement or arrangement or similar agreement; provided that the aggregate amount of such acquisitions or retirements (excluding amounts representing cancellation of Indebtedness) shall not exceed $7.0 million in any calendar year (with any portion of such $7.0 million amount that is unused in any calendar year to be carried forward to successive calendar years and added to such amount, provided that such amount shall not exceed $10.0 million at any time); provided further that such amount in any calendar year may be increased by an amount not to exceed the cash proceeds of key man life insurance policies received by the Company after the Issue Date;

(6) the repurchase of Equity Interests deemed to occur upon the exercise of stock or other equity options to the extent such Equity Interests represent a portion of the exercise price of those stock or other equity options and any repurchase or other acquisition of Equity Interests made in lieu of withholding taxes in connection with any exercise or exchange of stock options, warrants, incentives or other rights to acquire Equity Interests;

(7) the payment of cash dividends on the Company’s common stock in an amount not to exceed an annual rate of 4.0% of the quoted public market value per share of such common stock at the time of the declaration of such dividend (such amount to be appropriately adjusted to reflect any stock split, reverse stock split, stock dividend or similar transaction), provided that, immediately after giving effect to such payment of cash dividends and any incurrence of Indebtedness to finance such payment of cash dividends, as if it had occurred at the beginning of the most recently ended four full fiscal quarters for which internal financial statements of the Company are available, the Total Net Leverage Ratio would not be greater than 2.0 to 1.0;

(8) the declaration and payment of regularly scheduled or accrued dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any Preferred Stock of any Restricted Subsidiary of the Company issued on or after the Issue Date in accordance with Section 3.2;

(9) payments of cash, dividends, distributions, advances or other Restricted Payments by the Company or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Equity Interests of any such Person;

(10) payments to dissenting stockholders of the Company not to exceed $5.0 million in the aggregate made (a) pursuant to applicable law or (b) in connection with the settlement or other satisfaction of legal claims made pursuant to or in connection with a consolidation, merger or transfer of assets in connection with a transaction not prohibited by this Indenture; and

(11) any Restricted Payment pursuant to or in connection with the Transactions.

For the purposes of this Section 3.3, a sale of Equity Interests or Subordinated Obligations shall be deemed “substantially concurrent” if such sale occurs within 120 days of the applicable exchange. For purposes of determining compliance with this Section 3.3, in the event that a Restricted Payment or other transaction governed by this Section 3.3 meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (11) of the preceding paragraph, or is permitted pursuant to the first paragraph of this Section 3.3, the Company will be permitted to classify or divide (or later classify, reclassify, divide or redivide in whole or in part in its sole discretion) such Restricted Payment or other such transaction (or portion thereof) on the date made or later classify, reclassify, divide or re-divide such Restricted Payment or other such transaction (or portion thereof) in any manner that complies with this Section 3.3. The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment (or, in the case of a dividend or distribution, on the date of declaration) of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

SECTION 3.4 Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to:

(1) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness owed to the Company or any Restricted Subsidiary of the Company (provided, however, that (i) the priority that any series of Preferred Stock of a Restricted Subsidiary of the Company has in receiving dividends or liquidating distributions shall not be deemed to be a restriction on the ability to pay dividends or make other distributions on its Capital Stock for purposes of this covenant and (ii) the subordination of Indebtedness owed to the Company or any Restricted Subsidiary to other Indebtedness incurred by any Restricted Subsidiary shall not be deemed a restriction on the ability to pay Indebtedness);

(2) make any loans or advances to the Company or a Restricted Subsidiary of the Company (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3) sell, lease or transfer any of its property or assets to the Company or a Restricted Subsidiary of the Company.

However, the preceding restrictions of this Section 3.4 will not apply to encumbrances or restrictions existing under or by reason of:

(1) any encumbrance or restriction (x) in the Credit Agreement or (y) in any agreement in effect on the Separation Date that is described in the Offering Memorandum;

(2) the Note Documents;

(3) any encumbrance or restriction with respect to a Restricted Subsidiary of the Company pursuant to an agreement relating to any Indebtedness incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company or became a Restricted Subsidiary of the Company (other than Indebtedness incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary of the Company or was acquired by the Company) and outstanding on such date;

(4) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness incurred pursuant to an agreement referred to in clause (1), (2) or (3) of this paragraph or this clause (4) or contained in any amendment to an agreement referred to in clause (1), (2) or (3) of this paragraph or this clause (4); provided that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Securityholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements, as determined in good faith by the Company;

(5) (a) customary non-assignment provisions in any contract, license, lease or sale or exchange agreement and (b) cash, other deposits, or net worth or similar requirements, in each case, imposed by suppliers, customers or lessors under contracts or leases, in the case of each of clauses (a) and (b), entered into in the ordinary course of business;

(6) in the case of clause (3) of the preceding paragraph, restrictions contained in Capital Lease Obligations, purchase money obligations, security agreements or mortgages securing Indebtedness of a Restricted Subsidiary of the Company to the extent such restrictions restrict the transfer of the property subject to such Capital Lease Obligations, purchase money obligations, security agreements or mortgages;

(7) any restriction with respect to a Restricted Subsidiary of the Company imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(8) any encumbrance or restriction in any agreement or instrument entered into in connection with a Qualified Receivables Transaction;

(9) Refinancing Indebtedness; provided that the encumbrances or restrictions contained in the agreements governing such Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, as determined in good faith by the Company;

(10) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of Section 3.6 that limit the right of the debtor to dispose of the assets subject to such Liens;

(11) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including, without limitation, agreements entered into in connection with a Restricted Investment) entered into with the approval of the Company’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

(12) encumbrances or restrictions applicable only to a Restricted Subsidiary of the Company that is not a Domestic Subsidiary;

(13) agreements governing Hedging Contracts, Interest Rate Agreements and Currency Agreements incurred in the ordinary course of business;

(14) any encumbrance or restriction with respect to an Unrestricted Subsidiary pursuant to or by reason of an agreement that the Unrestricted Subsidiary is a party to or entered into before the date on which such Unrestricted Subsidiary became a Restricted Subsidiary of the Company; provided that such agreement was not entered into in anticipation of the Unrestricted Subsidiary becoming a Restricted Subsidiary of the Company and any such encumbrance or restriction does not extend to any assets or property of the Company or any other Restricted Subsidiary of the Company other than the assets and property of such Unrestricted Subsidiary;

(15) any encumbrance or restriction entered into or effected in connection with the Transactions;

(16) any encumbrances or restrictions imposed by any amendments of the contracts, instruments or obligations referred to in clauses (1) through (15) of this paragraph; provided that such amendments are not materially more restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing, as determined in good faith by the Company; and

(17) any encumbrance or restriction in any agreement of any Person in effect on the date such Person becomes a Restricted Subsidiary, provided that such encumbrance or restriction was not put in place of contemplation of such Person becoming a Restricted Subsidiary and does not apply to any other Restricted Subsidiary.

SECTION 3.5 Limitation on Sales of Assets and Subsidiary Stock. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate any Asset Disposition unless:

(1) the Company or a Restricted Subsidiary receives consideration at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Disposition), of the assets and Equity Interests issued or sold pursuant to such Asset Disposition;

(2) at least 75% of the consideration received by the Company or its Restricted Subsidiaries is in the form of cash or Temporary Cash Investments, Additional Assets or any combination thereof (collectively, the “Cash Consideration”); provided that each of the following will be deemed to be cash:

(a) any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Securities or any Subsidiary Guarantee) that are assumed or otherwise forgiven by the transferee by written agreement that releases the Company or such Restricted Subsidiary from or indemnifies the Company or such Restricted Subsidiary against further liability;

(b) any securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are, within 180 days of the Asset Disposition, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and

(c) any Designated Non-Cash Consideration received by the Company or such Restricted Subsidiary in such Asset Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (d), not to exceed an amount equal to 5.0% of the Company’s Consolidated Net Tangible Assets (determined at the time of receipt of such Designated Non-Cash Consideration), with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value; and

(3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or a Restricted Subsidiary, as the case may be) within 365 days to:

(a) prepay, repay, redeem, reduce or purchase any Priority Lien Debt and other outstanding Priority Lien Obligations or any Parity Lien Debt and other outstanding Parity Lien Obligations, provided that, with respect to any such prepayment, repayment, redemption or purchase of Parity Lien Debt or Parity Lien Obligations other than the Securities, a ratable portion of the Securities must be redeemed or repurchased (or offered to be repurchased) in accordance with the Excess Proceeds Offer provisions below;

(b) acquire Additional Assets (that, other than Excluded Assets, must become Collateral subjected to a second-priority Lien in favor of the Collateral Trustee for the benefit of holders of Parity Lien Obligations); or

(c) make capital expenditures in a Permitted Business.

The requirement of clauses (3)(b) and (3)(c) of the preceding paragraph of this Section 3.5 shall be deemed to be satisfied if a bona fide binding contract committing to make the investment, acquisition or expenditure referred to therein is entered into by the Company (or any Restricted Subsidiary of the Company) with a Person other than a Restricted Subsidiary of the Company within the time period specified in the preceding paragraph and such Net Available Cash is subsequently applied in accordance with such contract within six months following the date such agreement is entered into.

Except as provided above, pending application of Net Available Cash pursuant to this Section 3.5, the Company or any Restricted Subsidiary of the Company may apply the Net Available Cash to temporarily reducing Indebtedness under any Credit Facility or otherwise invest the Net Available Cash in any manner that is not prohibited by this Indenture.

The amount of Net Available Cash not applied or invested as provided above will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds equals or exceeds $25.0 million, the Company shall make an offer to purchase Securities, and, if required by the terms of other Parity Lien Debt, to holders of such other Parity Lien Debt (an “Asset Disposition Offer”) within 30 days, and shall purchase Securities tendered pursuant to an Asset Disposition Offer by the Company for the Securities (and, if applicable, such other Parity Lien Debt) at a purchase price of 100% of their principal amount without premium, plus accrued but unpaid interest to, but not including, the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date (or, in respect of such other Parity Lien Debt, such lesser price, if any, as may be provided for by the terms of such Parity Lien Debt) in accordance with the procedures (including prorating in the event of oversubscription) set forth below in this Section 3.5. Upon completion of an Asset Disposition Offer, Excess Proceeds will be deemed to be reset to zero.

The Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Disposition Offer Period”). No later than five Business Days after the termination of the Asset Disposition Offer Period (the “Asset Disposition Purchase Date”), the Company will purchase the principal amount of Securities and such other Parity Lien Debt as may be required to be purchased pursuant to this Section 3.5 (the “Asset Disposition Offer Amount”) or, if less than the Asset Disposition Offer Amount has been so validly tendered and not properly withdrawn, all Securities and such other Parity Lien Debt validly tendered and not properly withdrawn in response to the Asset Disposition Offer.

If the Asset Disposition Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no further interest will be payable to Holders who tender Securities pursuant to the Asset Disposition Offer.

On or before the Asset Disposition Purchase Date, the Company will, to the extent lawful, accept for payment, to the extent necessary on a pro rata basis (except that any Securities represented by a Security in global form will be selected by such method as DTC or its nominee or successor may require or, where such nominee or successor is the Trustee, a method that most nearly approximates pro rata selection as the Trustee deems fair and appropriate unless otherwise required by law), the Asset Disposition Offer Amount of Securities and such other Parity Lien Debt or portions of Securities and such other Parity Lien Debt so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Securities and such other Parity Lien Debt so validly tendered and not properly withdrawn, in each case in minimum principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000; provided that if, following the repurchase of a portion of a Security, the remaining principal amount of such Security outstanding immediately after such repurchase would be less than $2,000, then the portion of such Security so repurchased shall be reduced such that the remaining principal amount of such Security outstanding immediately after such repurchase is $2,000. The Company will deliver to the Trustee an Officers’ Certificate stating that such Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.5 and, in addition, the Company will deliver all certificates and notes required, if any, by the agreements governing other Parity Lien Debt. The Company or the paying agent, as the case may be, will promptly (but in any case not later than five Business Days after the termination of the Asset Disposition Offer Period) mail (or otherwise deliver in accordance with the applicable procedures of DTC) to each tendering Holder of Securities or holder or lender of such other Parity Lien Debt, as the case may be, an amount equal to the purchase price of the Securities or such other Parity Lien Debt so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a new Security, and the Trustee, upon delivery of an authentication order from the Company, will authenticate and mail or deliver such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Security surrendered; provided that each such new Security will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000. In addition, the Company will take any and all other actions required by the agreements governing such other Parity Lien Debt. Any Security not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.

The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to an Asset Disposition Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 3.5, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of its compliance with such securities laws or regulations.

SECTION 3.6 Limitation on Liens. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien, other than Permitted Liens, of any nature whatsoever against any assets of the Company or any Restricted Subsidiary of the Company (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, which Lien secures Indebtedness or trade payables.

SECTION 3.7 [Reserved].

SECTION 3.8 Limitation on Affiliate Transactions. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) unless the terms thereof:

(1) are not materially less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate or, if in the good faith judgment of the Board of Directors, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Company or the relevant Restricted Subsidiary from a financial point of view; and

(2) if such Affiliate Transaction involves an amount in excess of $50.0 million, are set forth in writing and have been approved by the Board of Directors, including a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction.

The following items will not be deemed to be Affiliate Transactions under this Indenture and, therefore, will not be subject to the provisions of foregoing paragraph:

(1) any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2) any sale of Hydrocarbons or other mineral products to an Affiliate of the Company or the entering into or performance of Hedging Contracts or other operational contracts entered into in the ordinary course of business which are fair to the Company and its Restricted Subsidiaries taken as a whole, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, as determined in good faith by the Company;

(3) the sale or issuance to an Affiliate of the Company of Capital Stock of the Company that does not constitute Disqualified Stock, and the sale to an Affiliate of the Company of Indebtedness (including Disqualified Stock) of the Company in connection with an offering of such Indebtedness in a market transaction and on terms substantially identical to those of other purchasers in such market transaction;

(4) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary of the Company, Capital Stock in, or controls, such Person;

(5) transactions between the Company or any Restricted Subsidiary of the Company and any Person, a director of which is also a director of the Company and such director is the sole cause for such Person to be deemed an Affiliate of the Company or such Restricted Subsidiary; provided that such director shall abstain from voting as a director of the Company on any matter involving such other person;

(6) the payment of reasonable fees to and reimbursements of expenses (including travel and entertainment expenses and similar expenditures in the ordinary course of business) of employees, officers, directors or consultants of the Company or any of its Subsidiaries;

(7) transactions between or among the Company and its Restricted Subsidiaries;

(8) Restricted Payments that are permitted by the provisions of Section 3.3 or Permitted Investments;

(9) sales, contributions, conveyances and other transfers of Receivables and related assets of the type specified in the definition of Qualified Receivables Transaction to a Receivables Subsidiary or any other similar transactions in connection with any Qualified Receivables Transaction;

(10) transactions effected in accordance with the terms of any agreement to which the Company or any Restricted Subsidiary of the Company is a party as of the Issue Date and scheduled in this Indenture, and any amendments, modifications, supplements, extensions, renewals or replacements thereof so long as such amendments, modifications, supplements, extensions, renewals or replacements do not materially and adversely affect the rights, taken as a whole, of the Holders of the Securities as compared to the terms of such agreement in effect on the Issue Date, as determined in good faith by the Company;

(11) any transaction in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of clause (1) of the preceding paragraph;

(12) loans or advances to employees, officers or directors in the ordinary course of business and approved by the Company’s Board of Directors in an aggregate principal amount not to exceed $7.5 million outstanding at any one time;

(13) agreements and transactions entered into or effected in connection with the Transactions consistent with the descriptions thereof in the Offering Memorandum, to the extent so described;

(14) (a) Guarantees by the Company or any of its Restricted Subsidiaries of performance of obligations of the Company’s Unrestricted Subsidiaries in the ordinary course of business, except for Guarantees of Indebtedness and (b) pledges by the Company or any Restricted Subsidiary of the Company of (or any Guarantee by the Company or any Restricted Subsidiary limited in recourse solely to) Equity Interests in Unrestricted Subsidiaries for the benefit of lenders or other creditors of the Company’s Unrestricted Subsidiaries;

(15) any transaction between or among CNXC, the Company or their respective Subsidiaries which are otherwise permitted by this Indenture, and pursuant to a services agreement, partnership agreement, omnibus agreement or other similar agreement, as they may be amended from time to time, so long as such amendments do not materially and adversely affect the rights, taken as a whole, of the Holders of the Securities as compared to the terms of such agreement in effect on the Separation Date, as determined in good faith by the Company;

(16) any transaction entered into by an Unrestricted Subsidiary with an Affiliate (other than the Company or any Restricted Subsidiaries) prior to the redesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary in accordance with Section 3.15, provided that such transaction was not entered into in connection with or in contemplation of such redesignation;

(17) any coal sale transactions, coal transloading services, equipment manufacturing and rebuilding transactions, parts components manufacturing and rebuilding transactions, like-kind exchanges of land for like-kind value, rail leases, royalty arrangements and labor arrangements entered into in the ordinary course of business and on arm’s-length terms; and

(18) entry into the Affiliated Company Loan Agreement and any security or collateral documents related thereto, and any amendments, modifications, supplements, extensions, renewals or replacements thereof so long as such amendments, modifications, supplements, extensions, renewals or replacements do not materially and adversely affect the rights, taken as a whole, of the Holders of the Securities as compared to the terms of such agreement in effect on the Separation Date, as determined in good faith by the Company.

SECTION 3.9 Purchase of Securities Upon a Change of Control. If a Change of Control occurs, unless the Company has previously or concurrently exercised its right to redeem all of the Securities pursuant to Section 5.1 and paragraph 5 of the Securities or another of the exceptions set forth below applies, each Holder will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount of the Securities plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”) (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Within 30 days following any Change of Control, unless the Company has previously or concurrently exercised its right to redeem all of the Securities pursuant to Section 5.1 and paragraph 5 of the Securities or another of the exceptions described below applies, the Company will mail a notice (the “Change of Control Offer”) to each Holder or otherwise deliver in accordance with the applicable procedures of DTC, with a copy to the Trustee, stating:

(1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Securities at a purchase price in cash equal to the Change of Control Payment (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date);

(2) the circumstances and relevant facts regarding such Change of Control;

(3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or otherwise delivered in accordance with the applicable procedures of DTC) (the “Change of Control Payment Date”);

(4) that any Security not properly tendered will remain outstanding and continue to accrue interest;

(5) that unless the Company defaults in the payment of the Change of Control Payment, all Securities accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(6) that Holders electing to have any Definitive Securities purchased pursuant to a Change of Control Offer will be required to surrender such Securities, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Definitive Securities completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(7) that Holders will be entitled to withdraw their tendered Securities and their election to require the Company to purchase such Securities, provided that the paying agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, an electronic or facsimile transmission or letter setting forth the name of the Holder of the Securities, the principal amount of Securities tendered for purchase, and a statement that such Holder is withdrawing its tendered Securities and its election to have such Securities purchased;

(8) that if the Company is repurchasing a portion of the Security of any Holder, the Holder will be issued a new Security equal in principal amount to the unpurchased portion of the Security surrendered, provided that the unpurchased portion of the Security must be equal to a minimum principal amount of $2,000 and an integral multiple of $1,000 in excess of $2,000; and

(9) the procedures determined by the Company, consistent with this Indenture, that a Holder must follow in order to have its Securities repurchased.

Promptly following the expiration of the Change of Control, the Company will, to the extent lawful, accept for payment all Securities or portions of Securities (in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000) properly tendered pursuant to the Change of Control Offer and not properly withdrawn; provided that if, following repurchase of a portion of a Security, the remaining principal amount of such Security outstanding immediately after such repurchase would be less than $2,000, then the portion of such Security so repurchased shall be reduced so that the remaining principal amount of such Security outstanding immediately after such repurchase is $2,000. Promptly after such acceptance, the Company will, on the Change of Control Payment Date:

(1) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Securities or portions of Securities accepted for payment; and

(2) deliver or cause to be delivered to the Trustee the Securities properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Company.

The paying agent will promptly mail to each Holder whose Securities are accepted for payment the Change of Control Payment for such Securities (or, if all the Securities are then in global form, make such payment through the facilities of DTC), and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry in accordance with the applicable procedures of DTC) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no further interest will be payable to Holders who tender pursuant to the Change of Control Offer.

The Company is not required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with this Section 3.9 applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not properly withdrawn under such Change of Control Offer, (ii) notice of redemption of all outstanding Securities has been given pursuant to Section 5.5 of this Indenture, unless and until there is a default in payment of the applicable redemption price or (iii) in connection with or in contemplation of any Change of Control, the Company has made an offer to purchase (an “Alternate Offer”) any and all Securities validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Securities properly tendered in accordance with the terms of such Alternate Offer.

A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the consummation of such Change of Control, if a definitive agreement or letter of intent is in place for the Change of Control at the time of making the Change of Control Offer.

The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 3.9, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 3.9 by virtue of its compliance with such securities laws or regulations.

In the event that, upon consummation of a Change of Control Offer or Alternate Offer, less than 10% in aggregate principal amount of the Securities (including Additional Securities, if any) that were originally issued are held by Holders other than the Company or Affiliates thereof, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer or Alternate Offer described above, to redeem all of the Securities that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on the Securities that remain outstanding, to, but not including, the Redemption Date (subject to the rights of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Redemption Date).

SECTION 3.10 Provision of Financial Information. Whether or not required by the SEC, so long as any Securities are outstanding, the Company will furnish or make available to the Holders of Securities, within the time periods specified in the SEC’s rules and regulations for a company that is subject to Section 13(a) or 15(d) of the Exchange Act:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports;

provided that any such above information or reports filed with the EDGAR system of the SEC (or any successor system) and available publicly on the Internet shall be deemed to be furnished or made available to the Holders of Securities, it being understood that the Trustee shall have no obligation to determine if any such information or reports have been so filed or are so available.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Unrestricted Subsidiaries hold more than 10.0% of the Consolidated Net Tangible Assets of the Company in the aggregate, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Company’s Unrestricted Subsidiaries.

The Company and the Subsidiary Guarantors will agree in this Indenture that, for so long as any Securities remain outstanding and are “restricted securities” under Rule 144 under the Securities Act, if at any time they are not required to file with the SEC the reports required by the first paragraph of this covenant, the Company and the Subsidiary Guarantors will furnish to Holders and securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Delivery of any of the foregoing, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Any and all Defaults or Events of Default arising from a failure to furnish or file in a timely manner a report or certification required by this covenant shall be deemed cured (and the Company shall be deemed to be in compliance with this covenant) upon furnishing or filing such report or certification as contemplated by this Section 3.10 (but without regard to the date on which such report or certification is so furnished or filed); provided that such cure shall not otherwise affect the rights of Holders under Section 6.1 if the principal, premium, if any, and interest have been accelerated in accordance with the terms of this Indenture and such acceleration has not been rescinded or cancelled prior to such cure.

SECTION 3.11 Future Subsidiary Guarantors. No later than the Separation Date, the Subsidiaries of the Company that Guarantee or are required to guarantee the Company’s obligations under the Credit Agreement will become Subsidiary Guarantors by executing one or more supplements to this Indenture substantially in the form of Exhibit B hereto and delivering them to the Trustee. If, after the Separation Date, any Domestic Subsidiary of the Company that is not an Immaterial Subsidiary and that is not already a Subsidiary Guarantor Guarantees or otherwise becomes an obligor with respect to any other Indebtedness of the Company or any Subsidiary Guarantor in excess of the De Minimis Amount, then such Domestic Subsidiary will become a Subsidiary Guarantor by executing a supplemental indenture and delivering it to the Trustee within 20 Business Days of the date on which it Guaranteed or became an obligor with respect to such Indebtedness; provided, however, that the preceding shall not apply to Subsidiaries of the Company that have properly been designated as Unrestricted Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries. Notwithstanding the preceding, any Subsidiary Guarantee of a Domestic Subsidiary that was incurred pursuant to this Section 3.11 shall provide by its terms that it shall be automatically and unconditionally released at such time as such Subsidiary Guarantor ceases to Guarantee or otherwise be an obligor with respect to any other Indebtedness of the Company or any other Subsidiary Guarantor in excess of the De Minimis Amount.

The Obligations of each Subsidiary Guarantor shall be limited as described in Section 10.2.

Each Subsidiary Guarantor shall be released in accordance with the provisions of this Indenture described in Section 10.2.

SECTION 3.12 Maintenance of Office or Agency. The Company will maintain an office or agency where the Securities may be presented or surrendered for payment, where, if applicable, the Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The corporate trust office of the Trustee indicated in Section 2.3 shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the corporate trust office of the Trustee indicated in Section 12.2, and the Company hereby appoint the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

SECTION 3.13 Corporate Existence. Except as otherwise provided in Article IV, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory), licenses and franchises; provided, however, that the Company shall not be required to preserve any such right, license or franchise if it shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company.

SECTION 3.14 Payment of Taxes. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment or charge the amount, applicability or validity of which is being contested in good faith by appropriate proceedings.

SECTION 3.15 Designation of Unrestricted Subsidiaries. On the Separation Date, each of CNXC and its Subsidiaries will be deemed to be an Unrestricted Subsidiary without further action. After the Separation Date, the Board of Directors of the Company may designate any other Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be either an Investment made as of the time of the designation that will reduce the amount available for Restricted Payments under Section 3.3 or represent a Permitted Investment under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a copy of a resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 3.3. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 3.2.

The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 3.2, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation.

SECTION 3.16 Compliance Certificate. The Company and the Subsidiary Guarantors shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (which currently ends on December 31) ending after the Issue Date an Officers’ Certificate signed by the principal executive officer, the principal accounting officer or the principal financial officer of each of the Company and the Subsidiary Guarantors, stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each of the Company and the Subsidiary Guarantors has performed its obligations under this Indenture, and further stating whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe such Default, its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 3.17 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 3.18 Payment for Consent. Neither the Company nor any of its Restricted Subsidiaries may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or agreed to be paid to all Holders of the Securities that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.

SECTION 3.19 Statement by Officers as to Default. The Company shall, so long as any Security is outstanding, deliver to the Trustee within 30 days after the Company becomes aware of the occurrence of a Default or receives notice of such Default, as applicable, written notice of any Defaults, their status and what action the Company is taking or proposing to take in respect thereof.

SECTION 3.20 Covenant Termination. Beginning on the date (the “Covenant Termination Date”) that (a) the Securities have an Investment Grade Rating from both Rating Agencies and (b) no Default or Event of Default has occurred and is continuing, the Company and its Restricted Subsidiaries will no longer be subject to the provisions of this Indenture set forth in Sections 3.2, 3.3, 3.4, 3.5, 3.8, 3.11, 3.15 and clause (3) of the first paragraph of Section 4.1 hereof.

After the Covenant Termination Date, the Board of Directors of the Company may not designate any of the Company’s Subsidiaries as Unrestricted Subsidiaries.

Promptly following the Covenant Termination Date, the Company will provide an Officers’ Certificate to the Trustee regarding such occurrence. The Trustee shall have no obligation to independently determine or verify if a Covenant Termination Date has occurred or notify the Holders of the Covenant Termination Date. The Trustee may provide a copy of such Officers’ Certificate to any Holder of the Securities upon request.

ARTICLE IV

SUCCESSOR COMPANY

SECTION 4.1 Merger and Consolidation. The Company shall not consolidate with or merge with or into, or convey, transfer, lease or otherwise dispose of, in one transaction or a series of transactions, all or substantially all the assets of the Company and its Restricted Subsidiaries, taken as a whole, to, any Person, unless:

(1) (a) the resulting, surviving or transferee Person (if not the Company) (the “Successor Company”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and (b) the Successor Company (if not the Company) shall expressly assume all the obligations of the Company under the Note Documents pursuant to agreements in form reasonably satisfactory to the Trustee;

(2) immediately after giving effect to such transaction, no Default shall have occurred and be continuing;

(3) immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, either (i) the Company or the Successor Company (if other than the Company) would be able to incur an additional $1.00 of Indebtedness pursuant to the first paragraph of Section 3.2 or (ii) the Consolidated Coverage Ratio of the Company or the Successor Company (if other than the Company) is equal to or greater than the Consolidated Coverage Ratio of the Company immediately prior to such transaction;

(4) the Successor Company shall take such action (or agree to take such action) as may be necessary to cause any property or assets that constitute Collateral owned by or transferred to the Successor Company to be subject to the Parity Liens in the manner and to the extent required under the Note Documents and shall deliver an opinion of counsel as to the enforceability of any amendments, supplements or other instruments with respect to the Note Documents to be executed, delivered, filed and recorded, as applicable, and such other matters as the Trustee or Collateral Trustee, as applicable, may reasonably request; and

(5) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and such supplemental indenture, if any, comply with this Indenture.

For purposes of this paragraph, except as provided in the next paragraph, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the assets of one or more Restricted Subsidiaries, the Capital Stock of which constitute all or substantially all of the assets of the Company, will be deemed to be the transfer of all or substantially all of the assets of the Company.

The foregoing notwithstanding, the restrictions in the first paragraph of this Section 4.1 will not apply to any disposition of assets resulting from or in connection with the Transactions that are effected in accordance with the definition of that term. Furthermore, any Restricted Subsidiary of the Company may consolidate with or merge into the Company and the Company may consolidate with or merge into or dispose of all or substantially all of its assets to any Subsidiary Guarantor, without complying with clause (3) of the preceding paragraph in connection with any such consolidation, merger or disposition.

Upon any consolidation, merger, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Company in accordance with this Section 4.1, the Company will be released from its obligations under this Indenture and the Securities, and the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the Securities; provided that, in the case of a lease, the Company shall not be released from the obligation to pay the principal of and interest on the Securities.

The Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer, lease or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its assets to any Person (other than the Company or a Subsidiary Guarantor) unless either the Subsidiary Guarantee of such Subsidiary Guarantor is released pursuant to Section 10.2 or:

(1) the resulting, surviving or transferee Person (if not such Subsidiary) (the “Successor Guarantor”) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and the Successor Guarantor shall expressly assume, by executing a supplemental indenture in form reasonably satisfactory to the Trustee, all the obligations of such Subsidiary as a Subsidiary Guarantor, if any, under the Note Documents;

(2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

(3) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and such supplemental indenture, if any, comply with this Indenture.

ARTICLE V

REDEMPTION OF SECURITIES

SECTION 5.1 Redemption. The Securities may be redeemed (a) as a whole or from time to time in part, subject to the conditions and at the redemption prices specified in paragraph 5 of the form of Security set forth in Exhibit A hereto, which is hereby incorporated by reference and made a part of this Indenture, (b) as a whole, and not less than as a whole, subject to the conditions and at the redemption price specified in the last paragraph of Section 3.9, in each case together with accrued and unpaid interest to the Redemption Date or (c) as provided in Section 5.9.

SECTION 5.2 Applicability of Article. Redemption of Securities at the election of the Company, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article.

SECTION 5.3 Election to Redeem; Notice to Trustee. In case of any redemption at the election of the Company, the Company shall, not later than five Business Days prior to giving notice of any redemption pursuant to Section 5.5 (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Securities to be redeemed and, in the case of any redemption of less than all Securities, shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 5.4. Any such notice may be cancelled at any time prior to notice of such redemption being given to any Holder and shall thereby be void and of no effect.

SECTION 5.4 Selection by Trustee of Securities to Be Redeemed. If less than all the Securities are to be redeemed at any time pursuant to an optional redemption, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the outstanding Securities not previously called for redemption, on a pro rata basis (or, in the case of Securities issued in global form based on such method as DTC or its nominee or successor may require or, where such nominee or successor is the Trustee, such method that most nearly approximates pro rata selection as the Trustee deems fair and appropriate, unless otherwise required by law). Any partial redemption may provide for the selection for redemption of portions of the principal of the Securities in denominations of $2,000 or larger integral multiples of $1,000; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $2,000.

The Trustee shall promptly notify the Company of any Securities selected for redemption other than in accordance with DTC’s procedures and, in the case of any Securities selected for partial redemption, the method it has chosen for the selection of Securities and the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

SECTION 5.5 Notice of Redemption. Notice of redemption shall be given in the manner provided for in Section 12.2, not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, except that redemption notices may be given more than 60 days prior to a Redemption Date if the notice is issued in connection with a legal defeasance or covenant defeasance of the Securities or a satisfaction and discharge of this Indenture pursuant to Article VIII. At the Company’s request, the Trustee shall give notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the Company shall deliver to the Trustee, at least five Business Days prior to the giving of such notice (unless a shorter period shall be satisfactory to the Trustee), a Company Order requesting that the Trustee give such notice at the Company’s expense and setting forth the information to be stated in such notice as provided in the following items.

All notices of redemption shall state:

(1) the Redemption Date,

(2) the redemption price, if then determinable, and otherwise the method for its determination and the amount of accrued interest to the Redemption Date payable as provided in Section 5.7, if any,

(3) if less than all outstanding Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption,

(4) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state the portion of the principal amount thereof to be redeemed and that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

(5) that, subject to the satisfaction of any condition precedent specified in such notice, on the Redemption Date the redemption price (and accrued interest, if any, to the Redemption Date payable as provided in Section 5.7) will become due and payable upon each such Security, or the portion thereof, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on Securities called for redemption (or the portion thereof) will cease to accrue on and after said date,

(6) the place or places where such Securities are to be surrendered for payment of the redemption price and accrued interest, if any,

(7) the name and address of the Paying Agent,

(8) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price,

(9) the CUSIP, Common Code and ISIN numbers, if applicable, and may state that no representation is made as to the accuracy or correctness of the CUSIP, Common Code and ISIN numbers, if applicable, if any, listed in such notice or printed on the Securities, and

(10) the Section of this Indenture or the paragraph of the Securities pursuant to which the Securities are to be redeemed.

Any redemption or notice of redemption may, at the Company’s discretion, be subject to one or more conditions precedent specified in the notice of redemption.

SECTION 5.6 Deposit of Redemption Price. Prior to 11:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company or any of the Company’s Restricted Subsidiaries is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.4) an amount of money sufficient to pay the redemption price of and accrued interest on, all the Securities which are to be redeemed on that date, other than Securities or portions of Securities called for redemption that are beneficially owned by the Company and have been delivered by the Company to the Trustee for cancellation.

SECTION 5.7 Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities or portions of Securities so to be redeemed shall, subject to satisfaction of any conditions to such redemption, on the Redemption Date, become due and payable at the redemption price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the redemption price and accrued interest) such Securities shall cease to bear interest and the only right of the Holders thereof will be to receive payment of the redemption price and, subject to the next sentence, unpaid interest on such Securities to the Redemption Date. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the redemption price, together with accrued interest, if any, to the Redemption Date, provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holder of such Security, or one or more predecessor Securities, registered as such as of the relevant record date.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the unpaid principal (including premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities.

SECTION 5.8 Securities Redeemed in Part. Any Security which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 3.12 (with, if the Company or the Trustee so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such

Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security at the expense of the Company, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered; provided, that each such new Security will be in a principal amount of $2,000 or larger integral multiple of $1,000.

SECTION 5.9 Proceeds Account; Special Mandatory Redemption. The gross proceeds of the offering of the Initial Securities will be deposited on the Issue Date into the Proceeds Account. Funds in the Proceeds Account may be held in cash or invested in Temporary Cash Investments, provided that such funds remain distinct from any other funds or investments held by the Company. Funds in the Proceeds Account may be applied only (i) upon satisfaction of the Release Condition described below, in connection with and in furtherance of the consummation of the Separation as described in the Offering Memorandum or (ii) to consummate a Special Mandatory Redemption, provided, that any application of funds in the Proceeds Account in connection with and in furtherance of the consummation of the Separation shall occur substantially concurrently with the Separation.

For purposes of the foregoing, the “Release Condition” means the delivery by the Company to the Trustee of an Officers’ Certificate to the effect that:

(1) all conditions to the Separation and the Transactions are capable of being satisfied, in the sole judgment of the Company, reasonably promptly following the release of the funds in the Proceeds Account;

(2) the commencement of the Separation and the Transactions is expected to occur reasonably promptly following such release, on terms substantially consistent with the terms described in the Offering Memorandum, with only such changes as would not, in the Company’s sole judgment, reasonably be expected to adversely affect the interests of the Holders of Securities in any material respect;

(3) the Company and the Subsidiary Guarantors shall, promptly following the Separation, execute and deliver to the Trustee and the Collateral Trustee, as applicable, one or more supplemental indentures providing for the guarantee of the Securities by the Subsidiary Guarantors, the Intercreditor Agreement and the Security Documents granting Liens on the Collateral on terms substantially as described in the Offering Memorandum; and

(4) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to the Separation.

If the Release Condition has not occurred, or is not in the sole discretion of the Company reasonably expected to occur. on or prior to the Outside Date (a “Special Mandatory Redemption Event”), the Company will be required to redeem all of the Initial Securities (the “Special Mandatory Redemption”) at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but not including, the applicable redemption date (the “Special Mandatory Redemption Price”). Upon the occurrence of a Special Mandatory Redemption

Event, the Company will send a notice of such Special Mandatory Redemption Event within three Business Days thereof to the Trustee and the DTC. Within three Business Days after the Company sends, or otherwise transmits in accordance with DTC’s procedures, such notice, the Company will effect the Special Mandatory Redemption (the date of such Special Mandatory Redemption, the “Special Mandatory Redemption Date”). Except as provided above, the notice of Special Mandatory Redemption will be given in accordance with Section 5.5.

Notwithstanding anything to the contrary in the preceding two paragraphs, none of the foregoing restrictions on the application of proceeds in the Proceeds Account shall apply following the satisfaction of the Release Condition.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.1 Events of Default. An “Event of Default” wherever used herein, means any one of the following events in relation to the Securities (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) a default in payment when due of interest on the Securities for 30 days;

(2) default in the payment of principal of any Security when due (at its Stated Maturity, upon optional redemption, upon required purchase or mandatory redemption, upon declaration of acceleration or otherwise);

(3) the failure by the Company for 30 days after written notice as provided below to comply with any of its obligations in Sections 3.5 and 3.9 to offer to purchase or purchase Securities or with its obligations under Article IV;

(4) the failure by the Company for 60 days after written notice as provided below to comply with any of its obligations in Section 3.10;

(5) the failure by the Company or any Subsidiary Guarantor for 60 days after written notice as provided below to comply with its other agreements contained in the Note Documents;

(6) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(a) is caused by a failure to pay principal of, premium, if any, on, or interest, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more; provided, however, that if, prior to any acceleration of the Securities, (i) any such Payment Default is cured or waived, (ii) any such acceleration is rescinded, or (iii) such Indebtedness is repaid during the 30 Business Day period commencing upon the end of any applicable grace period for such Payment Default or the occurrence of such acceleration, as the case may be, any Default or Event of Default (but not any acceleration of the Securities) caused by such Payment Default or acceleration shall be automatically rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law;

(7) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the last audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary, under any applicable Bankruptcy Law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the last audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary, or of any substantial part of its or their property, or ordering the winding up or liquidation of its or their affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

(8) the commencement by the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the last audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary of a voluntary case or proceeding under any applicable Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it or them to the entry of a decree or order for relief in respect of the Company or in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it or them, or the filing by it or them of a petition or answer or consent seeking reorganization or relief under any applicable Bankruptcy Law, or the consent by it or them to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the last audited consolidated financial statements for the Company and its

Restricted Subsidiaries) would constitute a Significant Subsidiary or of any substantial part of its or their property, or the making by it or them of an assignment for the benefit of creditors, or the admission by it or them in writing of its or their inability to pay its or their debts generally as they become due, or the taking of corporate action by the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the last audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary in furtherance of any such action;

(9) any judgment or decree for the payment of money in an amount in excess of $50.0 million or its foreign currency equivalent at the time is rendered against the Company or a Significant Subsidiary or a group of Subsidiaries that, together, would be a Significant Subsidiary, (to the extent not covered by insurance or indemnity or, if covered by insurance or indemnity, to the extent the insurer or indemnitor has not disclaimed coverage), which judgments are not discharged, waived, bonded or stayed for a period of 60 days;

(10) any Subsidiary Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Subsidiary Guarantor denies its liability under its Subsidiary Guarantee (other than by reason of release of a Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of this Indenture and the Subsidiary Guarantee); or

(11) the occurrence of any of the following:

(a) except as permitted by the Note Documents, any Note Document establishing the Parity Liens ceases for any reason to be enforceable; provided that it will not be an Event of Default under this clause (11)(a) if the sole result of the failure of one or more Note Documents to be fully enforceable is that any Parity Lien purported to be granted under such Note Documents on Collateral, individually or in the aggregate, having a fair market value of not more than $50.0 million, ceases to be an enforceable and perfected Parity Lien; provided, further, that if such failure is susceptible to cure, no Event of Default shall arise with respect thereto until 30 days after any officer of the Company or any Restricted Subsidiary becomes aware of such failure, which failure has not been cured during such time period;

(b) except as permitted by the Note Documents, any Parity Lien purported to be granted under any Note Document on Collateral, individually or in the aggregate, having a fair market value in excess of $50.0 million, ceases to be an enforceable and perfected second-priority Lien, subject to the Intercreditor Agreement and Permitted Liens; provided that if such failure is susceptible to cure, no Event of Default shall arise with respect thereto until 30 days after any officer of the Company or any Restricted Subsidiary becomes aware of such failure, which failure has not been cured during such time period; and

(c) the Company or any Subsidiary Guarantor, or any Person validly acting on behalf of any of them, denies or disaffirms, in writing, any obligation of the Company or any Subsidiary Guarantor set forth in or arising under any Note Document establishing Parity Liens.

However, a default under clauses (3), (4) and (5) of this Section 6.1 will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company in writing and, in the case of a notice given by the Holders, the Trustee of the default and the Company does not cure such default within the time specified in clauses (3), (4) and (5) of this Section 6.1 after receipt of such notice.

SECTION 6.2 Acceleration. If an Event of Default (other than an Event of Default described in Section 6.1(7) and (8)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of and accrued and unpaid interest, if any, on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default described in Section 6.1(7) and (8) relating to the Company occurs and is continuing, the principal of and accrued and unpaid interest, if any, on all the Securities will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

SECTION 6.3 Other Remedies. Subject to the Intercreditor Agreement, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities, this Indenture or the Subsidiary Guarantees, the Intercreditor Agreement or the Security Documents.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.4 Waiver of Past Defaults. The Holders of a majority in principal amount of the outstanding Securities by written notice to the Trustee (with a copy to the Company, but the applicable waiver or rescission shall be effective when the notice is given to the Trustee) may (a) waive, by their consent (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), an existing Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal of or interest on a Security or (ii) a Default or Event of Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Securityholder affected and (b) rescind any acceleration with respect to the Securities and its consequences if (1) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of and interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

SECTION 6.5 Control by Majority. The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Collateral Trustee or of exercising any trust or power conferred on the Trustee or the Collateral Trustee, as the case may be. However, the Trustee or the Collateral Trustee, as the case may be, may refuse to follow any direction that conflicts with law or this Indenture, the Securities or the Subsidiary Guarantees or, subject to Sections 7.1 and 7.2, that the Trustee or the Collateral Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee or the Collateral Trustee in personal liability; provided, however, that the Trustee or the Collateral Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any such action hereunder, the Trustee or the Collateral Trustee shall be entitled to indemnification or security satisfactory to it against all losses and expenses caused by taking or not taking such action.

SECTION 6.6 Limitation on Suits. Subject to Section 6.7, a Securityholder may not pursue any remedy with respect to the Note Documents unless:

(1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2) Holders of at least 25% in principal amount of the outstanding Securities have requested in writing the Trustee to pursue the remedy;

(3) such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Securityholders).

SECTION 6.7 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture (including Section 6.6), the right of any Holder to receive payment of principal of or interest on the Securities held by such Holder, on or after the respective due dates expressed or provided for in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8 Collection Suit by Trustee. If an Event of Default specified in clause (1) or (2) of Section 6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.

SECTION 6.9 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company or its Subsidiaries or its or their respective creditors or properties and, unless prohibited by law or applicable regulations, may be entitled and empowered to participate as a member of any official committee of creditors appointed in such matter and may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10 Priorities.

(a) Subject to the Intercreditor Agreement, if the Trustee or the Collateral Trustee collects any money or property pursuant to this Article VI, it shall pay out (or in the case of the Collateral Trustee, it shall pay to the Trustee to pay out) the money in the following order:

FIRST: to the Trustee, the Collateral Trustee and their agents and attorneys for amounts due to them under this Indenture, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the Collateral Trustee and the costs and expenses of collection;

SECOND: to Holders of Securities for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Securities pursuant to this Section 6.10.

SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in outstanding principal amount of the Securities.

ARTICLE VII

TRUSTEE AND COLLATERAL TRUSTEE

SECTION 7.1 Duties of Trustee and Collateral Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default, in the case of the Trustee, and at all times, in the case of the Collateral Trustee:

(1) each of the Trustee and the Collateral Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, the Collateral Trust Agreement, the Security Documents and the Intercreditor Agreement and no implied covenants or obligations shall be read into this Indenture, the Collateral Trust Agreement, the Security Documents or the Intercreditor Agreement against the Trustee or the Collateral Trustee; and

(2) in the absence of bad faith on its part, each of the Trustee and the Collateral Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, opinions or orders furnished to the Trustee and the Collateral Trustee and conforming to the requirements of this Indenture, the Collateral Trust Agreement, the Security Documents and the Intercreditor Agreement, the Securities or the Subsidiary Guarantees, as applicable. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee or the Collateral Trustee, such party shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture, the Collateral Trust Agreement, the Security Documents and the Intercreditor Agreement, the Securities or the Subsidiary Guarantees, as the case may be (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) Neither the Trustee nor the Collateral Trustee may be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section;

(2) neither such entity shall be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that such entity was negligent in ascertaining the pertinent facts;

(3) neither such entity shall be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5; and

(4) no provision of this Indenture, the Collateral Trust Agreement and Security Documents, the Intercreditor Agreement, the Securities or the Subsidiary Guarantees shall require the Trustee or the Collateral Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity or security against such risk or liability is not reasonably assured to it.

(d) Every provision of this Indenture, the Collateral Trust Agreement, the Security Documents and the Intercreditor Agreement that in any way relates to the Trustee or the Collateral Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) Neither of the Trustee nor the Collateral Trustee shall be liable for interest on any money received by it except as the Trustee and the Collateral Trustee may agree in writing with the Company.

(f) Money held in trust by the Trustee or the Collateral Trustee need not be segregated from other funds except to the extent required by law.

(g) Every provision of this Indenture, the Collateral Trust Agreement, the Security Documents and the Intercreditor Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee and the Collateral Trustee shall be subject to the provisions of this Section 7.1.

(h) Unless otherwise specifically provided in this Indenture, the Collateral Trust Agreement, the Security Documents and the Intercreditor Agreement, any demand, request, direction or notice from the Company shall be sufficient if signed by two Officers of the Company.

SECTION 7.2 Rights of Trustee and Collateral Trustee. Subject to Section 7.1:

(a) Each of the Trustee and the Collateral Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper person. Each of the Trustee and the Collateral Trustee need not investigate any fact or matter stated in the document, but such entity, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if such entity shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company, and such entity shall incur no liability or additional liability of any kind (absent any willful misconduct or negligence) by reason of such inquiry or investigation.

(b) Before the Trustee or the Collateral Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. Neither the Trustee nor the Collateral Trustee shall be liable for any action it takes or omits to take in good faith in reliance on an Officers’ Certificate or Opinion of Counsel.

(c) Each of the Trustee and the Collateral Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) Neither the Trustee nor the Collateral Trustee shall be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, unless the such entity’s conduct constitutes willful misconduct or negligence.

(e) Each of the Trustee and the Collateral Trustee may consult with counsel of its selection, and the advice or Opinion of Counsel with respect to legal matters relating to this Indenture, the Collateral Trust Agreement, the Security Documents and the Intercreditor Agreement, the Securities or the Subsidiary Guarantees shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder or under the Collateral Trust Agreement, the Security Documents and the Intercreditor Agreement, the Securities or the Subsidiary Guarantees in good faith and in accordance with the advice or opinion of such counsel.

(f) Neither the Trustee nor the Collateral Trustee shall be deemed to have notice of any Default or Event of Default or whether any entity or group of entities constitutes a Significant Subsidiary unless a Trust Officer of such entity has actual knowledge thereof or unless written notice of any event which is in fact such a Default or of any such Significant Subsidiary is received by such entity at the corporate trust office specified in Section 12.2, and such notice references the Securities and this Indenture.

(g) The rights, privileges, protections, immunities and benefits given to each of the Trustee and the Collateral Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, such entity in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(h) Neither the Trustee nor the Collateral Trustee shall be under any obligation to exercise any of the rights or powers vested in it by this Indenture, the Collateral Trust Agreement, the Security Documents, the Intercreditor Agreement, the Securities or the Subsidiary Guarantees at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to such entity security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

(i) Neither the Trustee nor the Collateral Trustee shall be deemed to have knowledge of any fact or matter unless such fact or matter is known to a Trust Officer of such entity.

(j) Whenever in the administration of this Indenture, the Collateral Trust Agreement, the Security Documents, the Intercreditor Agreement, the Securities or the Subsidiary Guarantees the Trustee or the Collateral Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder or thereunder, the Trustee or the Collateral Trustee (unless other evidence be herein specifically prescribed) may request and in the absence of bad faith or willful misconduct on its part, conclusively rely upon an Officers’ Certificate.

(k) In no event shall the Trustee or the Collateral Trustee be responsible or liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether such entity has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l) The parties hereto acknowledge, in accordance with Section 326 of the Patriot Act, that each of the Trustee and the Collateral Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee or the Collateral Trustee. The Company and the Subsidiary Guarantors agree that they will provide the Trustee and the Collateral Trustee with all such information as it may reasonably request in order to satisfy the requirements or its obligations under the Patriot Act.

(m) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

(n) Neither the Trustee nor the Collateral Trustee shall be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(o) Each of the Trustee and the Collateral Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

SECTION 7.3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, the Subsidiary Guarantors or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11. In addition, the Trustee shall be permitted to engage in transactions with the Company; provided, however, that if the Trustee acquires any conflicting interest, the Trustee must eliminate such conflict within 90 days of acquiring such conflicting interest or resign.

SECTION 7.4 Trustee’s and Collateral Trustee’s Disclaimer. Neither the Trustee nor the Collateral Trustee shall be responsible for or makes any representation as to the validity or adequacy of this Indenture, the Subsidiary Guarantees or the Securities, shall be accountable for the Company’s use of the proceeds from the sale of the Securities, shall be responsible for the use or application of any money received by any Paying Agent other than the Trustee or any money paid to the Company pursuant to the terms of this Indenture or shall be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

SECTION 7.5 Notice of Defaults. If a Default or Event of Default occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall send to each Securityholder notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of or interest on any Security (including payments pursuant to the optional redemption or required repurchase provisions of such Security), the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of Securityholders.

SECTION 7.6 [Reserved].

SECTION 7.7 Compensation and Indemnity. The Company shall pay to each of the Trustee and Collateral Trustee from time to time such compensation for its services hereunder and under the Securities and the Subsidiary Guarantees as the Company, the Trustee and the Collateral Trustee shall from time to time agree in writing. Such compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee and the Collateral Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including, but not limited to, costs of collection, costs of preparing reports, certificates and other documents, costs of preparation and sending of notices to Securityholders. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s and the Collateral Trustee’s agents, counsel, accountants and experts. The Company shall indemnify the Trustee and the Collateral Trustee against any and all loss, liability, damages, claims or expense (including reasonable attorneys’ fees and expenses) incurred by it without willful misconduct or negligence on its part in connection with the acceptance and administration of this trust and the performance of its duties hereunder and under the Securities and the Subsidiary Guarantees, including the costs and expenses of enforcing this Indenture (including this Section 7.7), the Securities and the Subsidiary Guarantees and of defending itself against any claims (whether asserted by any Securityholder, the Company, any Subsidiary Guarantor or otherwise). The Trustee and the Collateral Trustee shall notify the Company promptly of any claim for which it may seek indemnity of which it has received written notice. Failure by the Trustee or the Collateral Trustee to so notify the Company shall not relieve the Company of its obligations hereunder except to the extent the Company is prejudiced thereby. The Company shall defend the claim and the Trustee and the Collateral Trustee shall provide reasonable cooperation at the Company’s expense in the defense. The Trustee and the Collateral Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel; provided that the Company shall not be required to pay the fees and expenses of such separate counsel if it assumes the Trustee’s or the Collateral Trustee’s defense, and, in the reasonable judgment of outside counsel to the Trustee and the Collateral Trustee, there is no conflict of interest between the Company and the Trustee and the Collateral Trustee in connection with such defense.

To secure the Company’s payment Obligations in this Section 7.7, the Trustee and the Collateral Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee and the Collateral Trustee other than money or property held in trust to pay principal of and interest on particular Securities. Such lien shall survive the satisfaction and discharge of this Indenture. The Trustee’s and the Collateral Trustee’s right to receive payment of any amounts due under this Section 7.7 shall not be subordinate to any other liability or Indebtedness of the Company.

The Company’s payment obligations pursuant to this Section shall survive the discharge of this Indenture. Without prejudice to any other rights available to the Trustee and the Collateral Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in clause (7) or clause (8) of Section 6.1, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.8 Replacement of Trustee and Collateral Trustee. The Trustee or the Collateral Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the Securities may remove the Trustee or the Collateral Trustee by so notifying the removed Trustee or Collateral Trustee in writing and may appoint a successor Trustee or Collateral Trustee with the Company’s written consent, which consent will not be unreasonably withheld. The Company shall remove the Trustee or the Collateral Trustee if:

(1) the Trustee fails to comply with Section 7.10 hereof;

(2) such entity is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of such entity or its property; or

(4) such entity otherwise becomes incapable of acting.

If the Trustee or the Collateral Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor as described in the preceding paragraph, or if a vacancy exists in the office of the Trustee or the Collateral Trustee for any other reason, the Company shall promptly appoint a successor entity.

A successor entity shall deliver a written acceptance of its appointment to the retiring Trustee or Collateral Trustee and to the Company. Thereupon the resignation or removal of the retiring entity shall become effective, and the successor entity shall have all the rights, powers and duties of the Trustee or the Collateral Trustee, as applicable, under this Indenture. The successor entity shall send a notice of its succession to Securityholders. The retiring entity shall promptly transfer all property held by it as Trustee or Collateral Trustee to the successor entity, subject to the lien provided for in Section 7.7.

If a successor entity does not take office within 30 days after the retiring entity resigns or is removed, the retiring entity or the Holders of at least 10% in principal amount of the Securities may petition, at the Company’s expense, any court of competent jurisdiction for the appointment of a successor entity.

If the Trustee fails to comply with Section 7.10, any Securityholder, who has been a bona fide holder of a Security for at least six months, may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee or the Collateral Trustee pursuant to this Section 7.8, the Company’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee or Collateral Trustee.

SECTION 7.9 Successor Trustee by Merger. If the Trustee or the Collateral Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee or Collateral Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee or the Collateral Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee or the Collateral Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities in the name of any predecessor Trustee shall only apply to its successor or successors by merger, consolidation or conversion.

SECTION 7.10 Eligibility; Disqualification. This Indenture shall always have a Trustee that satisfies the requirements of the TIA § 310(a)(1), (2) and (5) in every respect. The Trustee shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

SECTION 7.11 Preferential Collection of Claims Against the Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) the extent indicated.

SECTION 7.12 Application for Instruction from the Company. Any application by the Trustee or the Collateral Trustee for written instructions from the Company may, at the option of the Trustee or the Collateral Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee or the Collateral Trustee under this Indenture and the date on or after which such action shall be taken or such omission shall be effective. The Trustee or the Collateral Trustee shall not be liable for any action taken by, or omission of, the Trustee or the Collateral Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any Officer of the Company actually receives such application, unless any such Officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee or the Collateral Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE VIII

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.1 Discharge of Liability on Securities; Defeasance.

(a) Subject to Section 8.1(c), when (i)(x) all Securities that have been authenticated (other than Securities replaced or paid pursuant to Section 2.10 and Securities for whose payment money has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust), have been delivered to the Trustee for cancellation or (y) all outstanding Securities not theretofore delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year by reason of the giving of a notice of redemption or otherwise, and the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of an accounting, appraisal or investment banking firm of national standing, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation for principal and interest on, the Securities to the date of Stated Maturity or redemption (provided that if such redemption is made as provided in the third paragraph of paragraph 5 of the Securities, (x) the amount of cash in U.S. dollars, Government Securities, or a combination thereof, that must be irrevocably deposited will be determined using an assumed Applicable Premium calculated as of the date of such deposit and (y) the depositor must irrevocably deposit or cause to be deposited additional money in trust on the Redemption Date as necessary to pay the Applicable Premium as determined by such Redemption Date); (ii) in respect of clause (i)(y), no Event of Default has occurred and is continuing on the date of the deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings); (iii) the Company has paid or caused to be paid all sums payable by it under this Indenture; and (iv) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Securities at Stated Maturity or on the Redemption Date, as the case may be, then the Trustee shall acknowledge satisfaction and discharge of this Indenture (and the Company’s and the Subsidiary Guarantors’ obligations under the other Note Documents will terminate) on demand of the Company (accompanied by an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Company. If Government Securities shall have been deposited in connection with such satisfaction and discharge, then as a further condition to such satisfaction and discharge, the Trustee shall have received a certificate from an accounting, appraisal or investment banking firm of national standing to the effect set forth in Section 8.2(1). The Collateral will be released from the Liens securing the Securities, as provided in the Collateral Trust Agreement, upon a satisfaction and discharge in accordance with the provisions described in this Section 8.1.

(b) Subject to Sections 8.1(c) and 8.2, the Company at any time may terminate (i) all of its obligations under the Securities and this Indenture (“legal defeasance option”), and after giving effect to such legal defeasance, any omission to comply with such obligations shall no longer constitute a Default or Event of Default or (ii) its obligations under Sections 3.2, 3.3, 3.4, 3.5, 3.6, 3.8, 3.9, 3.10, 3.11, 3.14 and 3.15 and clause (3) of the first paragraph of Section 4.1), and the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply with such covenants shall no longer constitute a Default or an Event of Default under Section 6.1(3), Section 6.1(4), Section 6.1(5) (to the extent applicable to any defeased covenants), Section 6.1(6), Section 6.1(7) (with respect to Significant Subsidiaries), Section 6.1(8) (with respect to Significant Subsidiaries), Section 6.1(9) and Section 6.1(10), and the events specified in such Sections shall no longer constitute an Event of Default (the preceding clause (ii) being referred to as the “covenant defeasance option”), but except as specified above, the remainder of this Indenture and the Securities shall be unaffected thereby. The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance or its covenant defeasance option, the Subsidiary Guarantees in effect at such time shall terminate.

If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.1(3), 6.1(4), 6.1(5) (to the extent applicable to any of Sections 3.2, 3.3, 3.4, 3.6, 3.8, 3.11 and 3.15), Section 6.1(6), Section 6.1(7) (with respect only to Significant Subsidiaries), Section 6.1(8) (with respect only to Significant Subsidiaries), Section 6.1(9) or Section 6.1(10) or because of the failure of the Company to comply with clause (3) of the first paragraph of Section 4.1.

Upon satisfaction of the conditions set forth herein (including the receipt by the Trustee of an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent to the discharge of such obligations have been satisfied) and upon request and expense of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c) Notwithstanding the provisions of Sections 8.1(a) and (b) to the extent relating to a legal defeasance, the Company’s Obligations in Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.10, 2.11, 2.12, 2.13, 3.12, 3.13, 3.14, 3.16, 3.17, 7.7 and 7.8 and in this Article VIII shall survive until the Securities have been paid in full. Thereafter, the Company’s obligations in Sections 7.7, 8.4 and 8.5 shall survive.

SECTION 8.2 Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(1) the Company or a Subsidiary Guarantor irrevocably deposits in trust with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination of cash in U.S. dollars and Government Securities, in amounts as will be sufficient, in the opinion of an accounting, appraisal or investment banking firm of national standing, to pay the principal of, and interest on, the outstanding Securities on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Securities are being defeased to such stated date for payment or to a particular Redemption Date (provided that if such redemption is made as provided in the third paragraph of paragraph 5 of the Securities, (x) the amount of cash in U.S. dollars, Government Securities, or a combination thereof, that must be irrevocably deposited will be determined using an assumed Applicable Premium calculated as of the date of such deposit and (y) the depositor must irrevocably deposit or cause to be deposited additional money in trust on the Redemption Date as necessary to pay the Applicable Premium as determined by such Redemption Date);

(2) in the case of legal defeasance, the Company has delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the respective outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(3) in the case of covenant defeasance, the Company has delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) reasonably acceptable to the Trustee confirming that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens securing such borrowings);

(5) such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6) the Company has delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(7) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the legal defeasance or the covenant defeasance have been complied with.

SECTION 8.3 Application of Trust Money. The Trustee shall hold in trust all money or Government Securities (including proceeds thereof) deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from Government Securities through the Paying Agent and in accordance with this Indenture and the Securities to the Holders of the Securities of all sums due in respect of the payment of principal of, and accrued interest on, the Securities.

SECTION 8.4 Repayment to the Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money, Government Securities or other securities held by them upon payment of all the Obligations under this Indenture.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of or interest on the Securities that remains unclaimed by the Holders thereof for two years, and, thereafter, Securityholders entitled to the money must look only to the Company for payment as unsecured general creditors unless an abandoned property law designates another Person, and the Trustee and the Paying Agent shall have no further liability with respect to such money.

SECTION 8.5 Indemnity for Government Securities. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited Government Securities or the principal and interest received on such Government Securities.

SECTION 8.6 Reinstatement. If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company and each Subsidiary Guarantor under this Indenture, the Securities and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with this Article VIII; provided, however, that, if the Company or the Subsidiary Guarantors have made any payment of principal or interest on any Securities because of the reinstatement of their obligations, the Company or Subsidiary Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

The Trustee’s rights under this Article VIII shall survive termination of this Indenture.

ARTICLE IX

AMENDMENTS

SECTION 9.1 Without Consent of Holders. The Company, the Subsidiary Guarantors, the Trustee and the Collateral Trustee (if applicable) may amend or supplement this Indenture, the Securities and the Subsidiary Guarantees without notice to or consent of any Securityholder:

(1) to cure any ambiguity, omission, defect or inconsistency;

(2) to provide for the assumption by a successor of the obligations of the Company or any Subsidiary Guarantor under this Indenture and the Securities;

(3) to provide for or facilitate the issuance of uncertificated Securities in addition to or in place of certificated Securities;

(4) to add Guarantees with respect to the Securities (including any Subsidiary Guarantee) as provided in this Indenture or otherwise, or to evidence the release of any Subsidiary Guarantor from its Subsidiary Guarantee, as provided in this Indenture;

(5) make, complete or confirm any grant of Collateral permitted or required by any of the Note Documents, including to secure additional Parity Lien Debt;

(6) to add covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or a Subsidiary Guarantor, including to comply with the requirements of the SEC or DTC in order to maintain the transferability of the Securities pursuant to Rule 144A or Regulation S;

(7) to make any change that does not adversely affect the rights under this Indenture of any Securityholder;

(8) to provide for the issuance of Additional Securities in accordance with the limitations set forth in this Indenture as of the Issue Date;

(9) to evidence and provide for the acceptance of an appointment under this Indenture of a successor Trustee or Collateral Trustee, as the case may be;

(10) release, discharge, terminate or subordinate Liens on Collateral in accordance with the Note Documents and to confirm and evidence any such release, discharge, termination or subordination;

(11) make any changes with respect to the Note Documents, as provided in the Intercreditor Agreement or the Collateral Trust Agreement; or

(12) (a) conform the text of the Note Documents to any provision of the “Description of notes” in the Offering Memorandum as certified to the Trustee in an Officers’ Certificate and (b) to conform the text of the Note Documents or any other such documents (in recordable form) as may be necessary or advisable to preserve and confirm the relative priorities of the Priority Lien Documents and the Parity Lien Documents as such priorities are contemplated by and set forth in the Intercreditor Agreement.

SECTION 9.2 With Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Note Documents without notice to any Securityholder but with the consent of the Holders of a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Securities). Subject to the provisions of Section 6.4, any past default or compliance with the provisions of this Indenture, the Securities or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Securities), in each case in addition to any required consent of holders of other Parity Lien Obligations required with respect to any amendment or waiver under any Note Document. However, without the consent of each Securityholder affected, an amendment, supplement or waiver may not:

(1) reduce the principal amount of Securities whose Holders must consent to an amendment or waiver;

(2) reduce the rate of or extend the time for payment of interest on any Security;

(3) reduce the principal of or change the Stated Maturity of any Security;

(4) reduce the premium payable upon the redemption of any Security or alter or waive any of the provisions with respect to the redemption or repurchase of the Securities (except provisions relating to minimum required notice of optional redemption or the provisions of Sections 3.5 and 3.9);

(5) make any Security payable in money other than that stated in the Security;

(6) impair the right of any Holder of the Securities to receive payment of principal of and interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;

(7) make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions;

(8) make the Securities or the Subsidiary Guarantees subordinated in right of payment to any other obligation;

(9) make any change in any Subsidiary Guarantee that could adversely affect such Holder; or

(10) amend the terms of Section 3.18 or waive any default arising thereunder.

In addition, the consent of Holders representing at least two-thirds of the aggregate principal amount of outstanding Securities will be required to release the Liens for the benefit of the Holders of the Securities on all or substantially all of the Collateral, other than in accordance with the Note Documents. It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment or supplement under this Section 9.2 becomes effective, the Company shall send to Securityholders a notice briefly describing such amendment or supplement. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section.

For the avoidance of doubt, no amendment to, or deletion or waiver of any of, the covenants described in Sections 3.2, 3.3, 3.4, 3.5, 3.6, 3.8, 3.9, 3.10, 3.11, 3.15 or 3.18 or Article IV of this Indenture or any action taken by the Company or any Subsidiary Guarantor not prohibited under this Indenture (other than with respect to this Article IX) shall be deemed to impair or affect any rights of any Holders of the Securities to receive payment of principal of, or premium, if any, on interest on, the Securities.

SECTION 9.3 [Reserved].

SECTION 9.4 Revocation and Effect of Consents and Waivers. A consent to an amendment, supplement or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. Any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective or otherwise in accordance with any related solicitation documents. After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder unless it makes a change described in any of clauses (1) through (10) of Section 9.2, and in that case the amendment, supplement, waiver or other action shall bind each Securityholder who has consented to it and every subsequent Securityholder that evidences the same debt as the consenting Holder’s Securities. An amendment, supplement or waiver under Section 9.2 shall become effective upon receipt by the Trustee of the requisite amount of consents, and in relation to any Securities evidenced by Global Securities, such consents need not be in written form and may be evidenced by any electronic transmissions that comport with the applicable procedures of DTC.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.

SECTION 9.5 Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determine, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 9.6 Trustee and Collateral Trustee to Sign Amendments. The Trustee and, as applicable, the Collateral Trustee, shall sign any amendment or supplement authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee, and, as applicable, the Collateral Trustee. If it does, the Trustee or the Collateral Trustee, as applicable, may but need not sign it. In signing any amendment or supplement the Trustee and the Collateral Trustee shall be entitled to receive indemnity satisfactory to it and shall be provided with, and (subject to Sections 7.1 and 7.2) shall be fully protected in conclusively relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment or supplement is authorized or permitted by this Indenture or the Security Documents, as applicable, and that such amendment or supplement is the legal, valid and binding obligation of the Company and any Subsidiary Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.3).

ARTICLE X

GUARANTEE

SECTION 10.1 Guarantee. Subject to the provisions of this Article X, each Subsidiary Guarantor hereby fully, unconditionally and irrevocably Guarantees, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each Holder of the Securities, to the extent lawful, and the Trustee and the Collateral Trustee the full and punctual payment when due, whether at final maturity, by acceleration, by redemption or otherwise, of the Obligations of the Company under the Note Documents. Each Subsidiary Guarantor agrees that such Obligations will rank equally in right of payment with other Indebtedness of such Subsidiary Guarantor, except to the extent such other Indebtedness is subordinate to such Obligations. Each Subsidiary Guarantor further agrees (to the extent permitted by law) that such Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article X notwithstanding any extension or renewal of any Obligation.

Each Subsidiary Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Obligations.

Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Obligations.

Except as set forth in Section 10.2, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by: (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder for the Obligations or any of them; (e) the failure of any Holder to exercise any right or remedy against any other Subsidiary Guarantor; (f) any change in the ownership of the Company; (g) any default, failure or delay, willful or otherwise, in the performance of the Obligations; or (h) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

Each Subsidiary Guarantor agrees that its Subsidiary Guarantee shall remain in full force and effect until payment in full of all the Obligations or such Subsidiary Guarantor is released from its Subsidiary Guarantee as provided in Section 10.2. Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal or interest on any of the Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay any of the Obligations when and as the same shall become due, whether at final maturity, by acceleration, by redemption or otherwise, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee or the Trustee on behalf of the Holders an amount equal to the sum of (i) the unpaid amount of such Obligations then due and owing and (ii) accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by law).

Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Obligations Guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations Guaranteed hereby and (y) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purposes of this Subsidiary Guarantee.

Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including attorneys’ fees and expenses) incurred by the Trustee, the Collateral Trustee or the Holders in enforcing any rights under this Section.

The Subsidiary Guarantee of a Subsidiary Guarantor shall be evidenced by the supplement to this Indenture pursuant to which such Subsidiary Guarantor becomes a Subsidiary Guarantor. Neither the Company nor the Subsidiary Guarantors shall be required to make a notation on the Securities to reflect any Subsidiary Guarantee or any release, termination or discharge thereof, and any such notation shall not be a condition to the validity of any Subsidiary Guarantee.

SECTION 10.2 Limitation on Liability; Termination, Release and Discharge.

(a) Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Subsidiary Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including any Guarantees under the Credit Facilities) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the Obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution Obligations under this Indenture, result in the Obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

(b) After the Separation Date, each Subsidiary Guarantee by a Subsidiary Guarantor will be released and discharged without the consent of any Holders in accordance with the following:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, if the sale or other disposition as of the time of such disposition does not violate Section 3.5;

(2) in connection with any sale or other disposition of such amount of Capital Stock of that Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if such sale or other disposition does not violate Section 3.5 and the Subsidiary Guarantor ceases to be a Restricted Subsidiary of the Company as a result thereof;

(3) (i) if the Company designates that Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with Section 3.15 or (ii) if such Subsidiary Guarantor becomes an Excluded Subsidiary;

(4) upon legal defeasance or covenant defeasance pursuant to Article VIII;

(5) at such time as such Subsidiary Guarantor becomes an Immaterial Subsidiary of the Company; or

(6) as provided in Section 3.11.

Upon the Company’s request and at its expense, the Trustee will provide evidence of the release of any Subsidiary Guarantee, provided the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Section 10.2 relating to the release of such Subsidiary Guarantee have been complied with.

Any released Subsidiary Guarantor will again provide a Subsidiary Guarantee if required to do so pursuant to Section 3.11.

SECTION 10.3 Right of Contribution. Each Subsidiary Guarantor hereby agrees that to the extent that any Subsidiary Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the Subsidiary Guarantees, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against the Company or any other Subsidiary Guarantor who has not paid its proportionate share of such payment, based on the respective net assets of all the Subsidiary Guarantors at the time of such payment, determined in accordance with GAAP. The provisions of this Section 10.3 shall in no respect limit the obligations and liabilities of each Subsidiary Guarantor to the Trustee and the Holders, and each Subsidiary Guarantor shall remain liable to the Trustee and the Holders for the full amount Guaranteed by such Subsidiary Guarantor hereunder.

SECTION 10.4 No Subrogation. Notwithstanding any payment or payments made by each Subsidiary Guarantor hereunder, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any other Subsidiary Guarantor or Guarantee or right of offset held by the Trustee or any Holder for the payment of the Obligations, nor shall any Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Subsidiary Guarantor in respect of payments made by such Subsidiary Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Obligations are paid in full. If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Subsidiary Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Trustee in the exact form received by such Subsidiary Guarantor (duly indorsed by such Subsidiary Guarantor to the Trustee, if required), to be applied against the Obligations.

SECTION 10.5 Successor Subsidiary Guarantors. A Subsidiary Guarantor may consolidate with, merge with or into, or transfer all or substantially all of its assets to any other Person to the extent described in Section 4.1; provided, that if such Person (the “Successor Subsidiary Guarantor”) is not the Company or another Subsidiary Guarantor, the Subsidiary Guarantor’s obligations under this Indenture and all other Note Documents to which such Subsidiary Guarantor is party and its Subsidiary Guarantee must be expressly assumed by such other Person pursuant to agreements or instruments satisfactory to the Trustee, unless such Subsidiary Guarantee is released as described in Section 10.2(b). The Successor Subsidiary Guarantor, if applicable, shall be a Restricted Subsidiary and shall take such action (or agree to take such action) as may be reasonably necessary to cause any property or assets that constitute Collateral owned by or transferred to the Successor Subsidiary Guarantor to be subject to the Parity Liens in the manner and to the extent required under the Note Documents and shall deliver an opinion of counsel as to the enforceability of any amendments, supplements or other instruments with respect to the Note Documents to be executed, delivered, filed and recorded, as applicable, and such other matters as the Trustee or Collateral Trustee, as applicable, may reasonably request.

ARTICLE XI

SECURITY

SECTION 11.1 Security Documents.

(a) Following the Separation, the due and punctual payment of the Obligations on the Securities and the Obligations of the Company and the Subsidiary Guarantors under the Subsidiary Guarantees, and all other Parity Lien Obligations, and the performance of all other payment obligations of the Company and the Subsidiary Guarantors under the Note Documents, when and as the same shall be due and payable, whether on an interest payment date, at Stated Maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Securities and any Subsidiary Guarantee and performance of all other Obligations of any of the Company and any Subsidiary Guarantor to the Holders of Securities or the Trustee under the Note Documents according to the terms hereunder or thereunder (collectively, the “Secured Obligations”), will be secured by second-priority Liens on the Collateral granted to the Collateral Trustee for the benefit of the holders of Securities and future other Parity Lien Obligations. As of the Separation Date, except as otherwise provided in the Intercreditor Agreement, the Collateral will include all of the assets of the Company and the Subsidiary Guarantors that are subject to a Lien securing Priority Lien Obligations, other than cash collateral to (i) issuers of letters of credit pursuant to the Priority Lien Documents rather than holders of all Priority Lien Obligations or (ii) with respect to any letters of credit issued pursuant to the Priority Lien Documents, to the Priority Lien Agent for the benefit of the holders of Priority Lien Obligations as a whole. For all purposes of this Indenture, all references to “second-priority” Liens means Liens that may be junior in priority to the Liens securing Priority Lien Obligations, to the extent permitted to be incurred or to exist under the Intercreditor Agreement, and to Permitted Prior Liens. These second-priority Liens will also be senior in priority to the Liens securing Junior Lien Obligations, to the extent permitted to be incurred or to exist under the Note Documents.

(b) Each Holder of Securities, by its acceptance thereof, consents and agrees to the terms of the Note Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral and authorizing the Collateral Trustee to enter into any Security Document on its behalf) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Trustee (and, if applicable, the Trustee) to enter into the Intercreditor Agreement and the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith.

(c) The Company will or will cause to be done, and shall cause its Restricted Subsidiaries to do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents, or which the Collateral Trustee from time to time may reasonably request, to assure and confirm to the Trustee that the Collateral Trustee holds, following the Separation Date, for the benefit of itself, the Holders of the Securities and the Trustee, duly created, enforceable and perfected Liens upon the Collateral as contemplated by this Indenture, the Security Documents, the other Parity Lien Documents and the Intercreditor Agreement, so as to render the same available for the security and benefit of this Indenture and of the Securities and any Subsidiary Guaranty secured thereby, according to the intent and purposes herein expressed. The Company and any Subsidiary Guarantor shall each take any and all actions reasonably required or reasonably requested by the Collateral Trustee to cause the Security Documents and the Intercreditor Agreement to create and maintain, as security for the Obligations of the Company and any Subsidiary Guarantor hereunder, in respect of the Collateral, valid and enforceable perfected second-priority Liens in and on such Collateral and subject to no other Liens other than as permitted by the terms of this Indenture.

(d) The Collateral Trustee agrees that it will hold the security interests in Collateral created under the Security Documents to which it is a party as contemplated by this Indenture in accordance with the Intercreditor Agreement, and any and all proceeds thereof, for the benefit of, among others, the Trustee and the Holders of the Securities, to act in preservation of the security interest in the Collateral in accordance with the Intercreditor Agreement. The Collateral Trustee shall (subject to being indemnified and/or secured to its satisfaction) take action or refrain from taking action with respect to the Securities in connection therewith only as directed by the Trustee or Holders holding a majority in aggregate outstanding principal amount of the Securities.

(e) Each Holder, by accepting a Security, shall be deemed (i) to have agreed to be bound thereby and (ii) to appoint the Collateral Trustee or the Trustee, as the case may be, as its agent under the Security Documents and the Intercreditor Agreement and to authorize it to act as such.

(f) The Collateral Trustee is hereby authorized to exercise such rights, powers and discretions as are specifically delegated to it by the terms of the Security Documents, including the power to enter into the Security Documents, on behalf of the Holders of the Securities, together with all rights, powers and discretions as are reasonably incidental thereto or necessary to give effect to the trusts created thereunder. The Collateral Trustee shall, however, at all times be entitled to seek directions from the Trustee or the Holders with respect to the Securities and shall, subject to the Collateral Trustee being indemnified and/or secured to its satisfaction, be obligated to follow those directions if given. The Collateral Trustee hereby accepts its appointment as collateral trustee for the Holders and the Trustee under the Security Documents, and its authorization to so act on such Holders’ and the Trustee’s behalf in accordance with the terms of the Note Documents.

(g) Notwithstanding any other provision of this Indenture or any other Note Document, neither the Trustee nor the Collateral Trustee shall have any responsibility for the validity, perfection, sufficiency, adequacy, priority or enforceability of any Lien or Security Document or other security interest, or shall have any obligation to take any action to procure or maintain such validity, perfection, sufficiency, adequacy, priority or enforceability, including without limitation no responsibility to make any filings to perfect or maintain the perfection of the Collateral Trustee’s security interest in the Collateral.

SECTION 11.2 Release of Collateral. Collateral may be released from the Parity Liens and security interests created by the Note Documents at any time or from time to time in accordance with the provisions of the Security Documents, the Intercreditor Agreement and this Indenture. Notwithstanding anything to the contrary in the relevant Security Documents and the Intercreditor Agreement, upon receipt by the Collateral Trustee of a certificate that complies with Section 11.5, the Collateral Trustee is authorized to release the Collateral as security for the Securities outstanding under this Indenture or any other obligations under the Note Documents and, upon any such release, the right of the Holders to the benefit of the Collateral Trustee’s second priority Liens on and security interest in the Collateral will terminate and be discharged. Upon receipt of such certificate and request by the Company, the Collateral Trustee shall execute, deliver or acknowledge any instruments of termination, satisfaction or release, without recourse or warranty, to evidence the release of any such Collateral, all at the sole cost and expense of the Company and the Subsidiary Guarantors.

SECTION 11.3 Authorization of Actions to be Taken by the Trustee. Subject to the provisions of Section 7.1 and Section 7.2 of this Indenture and the terms of the Security Documents and the Intercreditor Agreement (including any consent of the Holders required thereunder), the Trustee may, in its sole discretion, direct, on behalf of the Holders of Securities, the Collateral Trustee to take all actions it deems necessary or appropriate in order to:

(a) enforce any of the terms of the Security Documents and the Intercreditor Agreement; and

(b) collect and receive any and all amounts payable in respect of the Obligations of the Company or any Subsidiary Guarantor hereunder.

Subject to Section 7.1 and Section 7.2, the Trustee will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents, the Intercreditor Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Securities in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of the Securities or of the Trustee).

SECTION 11.4 Authorization of Receipt of Funds by the Trustee and the Collateral Trustee. The Collateral Trustee is authorized to receive any funds for the benefit of the Trustee and the Holders of the Securities distributed under the Security Documents and the Intercreditor Agreement, and to make further distributions of such funds to the Trustee for further distribution to the Holders of the Securities according to the provisions of this Indenture and the Intercreditor Agreement.

SECTION 11.5 Termination of Security Interest. The Collateral shall be released from the Lien and security interest created by the Security Documents, all without delivery of any instrument or performance of any act by any party, at any time or from time to time in accordance with the provisions of the Security Documents or as provided by this Section 11.5. Upon such release, all rights in the Collateral shall revert to the Company and the Subsidiary Guarantors. The Collateral shall be released from the Liens securing the Securities under one or more of the following circumstances:

(a) upon satisfaction and discharge of this Indenture pursuant to Article VIII;

(b) upon Legal Defeasance or Covenant Defeasance in accordance with Article VIII;

(c) upon payment in full in cash and discharge of all Securities outstanding under this Indenture and all other Obligations that are outstanding, due and payable under this Indenture and the other Note Documents at the time the Securities are paid in full in cash and discharged;

(d) as to any Collateral of the Company or a Subsidiary Guarantor that becomes an Excluded Subisidary, is sold, transferred or otherwise disposed of by the Company or any Subsidiary Guarantor to a Person that is not (either before or after such sale, transfer or disposition) the Company or a Restricted Subsidiary of the Company in a transaction or other circumstance that does not violate Section 3.5 (other than the obligation to apply proceeds of such Asset Disposition as provided in Section 3.5) and is permitted (or not prohibited) by the Note Documents, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of (including a release of the Receivables or related contracts giving rise to Receivables from time to time in connection with a Qualified Receivables Transaction); provided that the Collateral Trustee’s Liens upon the Collateral will not be released if the sale or disposition is subject to Section 4.1;

(e) in whole or in part, with the consent of the Holders of the requisite percentage of Securities in accordance with the provisions set forth in Article IX hereof;

(f) with respect to the assets of any Subsidiary Guarantor, at the time such Subsidiary Guarantor is released from its Subsidiary Guarantee pursuant to the terms of Article X; or

(g) if and to the extent required by the provisions of the Collateral Trust Agreement or the provisions of the Intercreditor Agreement.

The Collateral Trustee and the Trustee (to the extent required or necessary) upon receipt of an Officers’ Certificate and Opinion of Counsel will take all necessary action required to effectuate any release of Collateral (or any assets and property constituting Excluded Collateral) securing the Securities and the Subsidiary Guarantees, as requested by and at the cost and expense of the Company, in accordance with the provisions of this Indenture, the Intercreditor Agreement and the relevant Security Document.

SECTION 11.6 Intercreditor Agreement. On the Separation Date, the Collateral Trustee (on behalf of itself and each other holder of Parity Lien Obligations) is hereby directed and authorized to enter into the Intercreditor Agreement with the Priority Lien Agent, the Company and the Subsidiary Guarantors on behalf of, and binding with respect to, the Holders and their interest in all Collateral, in connection with the junior nature of the Parity Liens and the Junior Liens with respect to Priority Liens and the senior nature of the Parity Liens with respect to the Junior Liens. The Collateral Trustee and the Trustee, as applicable, each agrees at the Company’s expense to execute and deliver any amendment to, waiver of, or supplement to any Security Document or to the Intercreditor Agreement authorized pursuant to Article IX.

SECTION 11.7 Further Action.

(a) Upon the terms and subject to the conditions of this Indenture and the Security Documents, the Company and any Subsidiary Guarantor shall use its respective reasonable efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the security over the Collateral as contemplated by the Security Documents and the Intercreditor Agreement, including, without limitation, (i) preparing or causing to be prepared any required filings under the Security Documents and the Intercreditor Agreement, (ii) using reasonable efforts to make all required filings, notifications, releases and applications and to obtain licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company and any Subsidiary Guarantor as are necessary for the grants of security contemplated by this Indenture and the Security Documents and to fulfill the conditions of the Security Documents including, without limitation, delivery of title deeds and all other documents of title relating to the Collateral secured by the Security Documents in the manner as provided for therein and in the Intercreditor Agreement to which any Subsidiary Guarantor is a party, (iii) taking any and all action to perfect the security over the Collateral as contemplated by this Indenture and the Security Documents, (iv) cooperating in all respects with each other in connection with any investigation or other inquiry, including any proceeding initiated by any Person, in connection with the granting of security over the Collateral, (v) keeping the Trustee or Collateral Trustee informed in all material respects of any material communication received by the Company or any Subsidiary Guarantor from, or given by them to, any governmental authority or any other Person regarding any matters contemplated by the Security Documents and the Intercreditor Agreement or with respect to the Collateral, (vi) permitting the Trustee or Collateral Trustee to review any material communication given by the Company or any Subsidiary Guarantor to any such governmental authority or any other Person and (vii) in connection with any merger, consolidation or sale of assets of the Company or any Subsidiary Guarantor, to treat property and assets of the Person which is consolidated or merged with or into the Company or any Subsidiary Guarantor, to the extent that they are property or assets of the type which would constitute Collateral under the Security Documents, as after-acquired property and to take such actions as may be reasonably necessary to cause such property and assets to be made subject to the Parity Liens, in the manner and to the extent required under the Security Documents.

(b) Upon the reasonable request of the Collateral Trustee or any Parity Lien Representative at any time and from time to time following the Separation Date, the Company and each of the Subsidiary Guarantors will promptly execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents, and take such other actions as shall be reasonably required, or that the Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Parity Lien Documents for the benefit of the holders of Parity Lien Obligations; provided that no such Security Document, instrument or other document shall be materially more burdensome upon the Company and the Subsidiary Guarantors than the Parity Lien Documents executed and delivered (or required to be executed and delivered promptly after the Separation Date) by the Company and the Subsidiary Guarantors in connection with the issuance of the Securities on or about the Separation Date (it being understood that the Collateral Trustee shall have no liability whatsoever to determine whether such a document is materially burdensome and shall have no liability whatsoever with respect to this determination).

(c) From and after the Separation Date, if the Company or any Subsidiary Guarantor acquires any property or asset, and any Priority Lien Document or Junior Lien Document, as applicable, requires any supplemental Security Document for such collateral or other actions to achieve a perfected Lien on such collateral, then the Company shall, or shall cause the applicable Subsidiary Guarantor to, promptly (but in no event later than the date that is ten (10) Business Days after the date which supplemental security documents are executed and delivered (or other action taken) under the Priority Lien Documents or Junior Lien Documents, as applicable), to the extent permitted by applicable law, execute and deliver to the Collateral Trustee appropriate Security Documents (or amendments thereto) in such form as shall be necessary to grant the Collateral Trustee a perfected second-priority Lien on such Collateral or take such other actions in favor of the Collateral Trustee as shall be necessary to grant a perfected Lien on such collateral to the Collateral Trustee, subject to the terms of Parity Lien Documents. Additionally, subject to the Parity Lien Documents, if the Company or any Subsidiary Guarantor creates any additional Lien upon any property or asset that would constitute Collateral, or takes any additional actions to perfect any existing Lien on Collateral, in each case for the benefit of the holders of the Priority Lien Debt or the holders of Junior Lien Debt, after the Separation Date, the Company or such Subsidiary Guarantor, as applicable, must, to the extent permitted by applicable law, within ten (10) Business Days after the date such Lien is granted or such other action is taken, grant a second-priority Lien upon such property or asset, or take such additional perfection actions, as applicable, for the benefit of the Parity Lien Secured Parties and obtain all related deliverables as those delivered to the Priority Lien Agent or Junior Lien Collateral Trustee, as applicable, in each case as security for the obligations of the Company and the Subsidiary Guarantors with respect to the Parity Lien Obligations.

Notwithstanding the foregoing, to the extent that any Lien on any Collateral is perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of the Priority Lien Agent, or of agents or bailees of the Priority Lien Agent, the perfection actions and related deliverables described in this paragraph shall not be required.

SECTION 11.8 [Reserved].

SECTION 11.9 Separation Date Security Documents.

(a) To secure the full and punctual payment when due and the full and punctual performance of the obligations of the Company and Subsidiary Guarantors in respect of the Securities and this Indenture (including the Subsidiary Guarantees), the Company and Subsidiary Guarantors shall, on or promptly after the Separation Date:

(1) file, register or record (or make arrangements reasonably satisfactory to the Collateral Trustee to file, register or record) all documents and instruments, including Uniform Commercial Code financing statements, required by applicable law or reasonably requested by the Trustee or the Collateral Trustee to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and to perfect such Liens to the extent required by, and with the priority required by, the Security Documents or this Indenture (it being understood that neither the Trustee nor the Collateral Trustee has any duty to make any such request); and

(2) enter into such Security Documents creating Liens on all interests in assets and property owned by the Company and Subsidiary Guarantors that are subject to any Lien securing the Obligations under the Credit Agreement, except as provided in Section 11.1; and

(3) deliver to the Trustee and the Collateral Trustee Opinions of Counsel with respect to the Collateral consistent with corresponding opinions given to the Priority Lien Agent.

(b) Notwithstanding anything to the contrary set forth in clause (a) or elsewhere in this Indenture or any Security Document, following the Separation Date, the Company shall, or shall cause the applicable Subsidiary Guarantor to execute and deliver to the Collateral Trustee, as mortgagee or beneficiary, as applicable, such Mortgages or other Security Documents, and any supplements or amendments related thereto, together with satisfactory evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgages or other Security Documents in the proper recorders’ offices or appropriate public records (and payment of any taxes or fees in connection therewith) as may be necessary to create a valid, perfected second-priority Lien (subject to the Intercreditor Agreement and to Permitted Prior Liens), on or against the Collateral within 60 days after the Separation Date.

(c) The Security Documents and Mortgages providing for the Parity Liens will be substantially in the form of the corresponding instruments providing for the Priority Liens, with such changes as are reasonably necessary to reflect the terms of the Intercreditor Agreement and with such deletions or modifications of representations, warranties and covenants as are customary with respect to security documents establishing Liens securing debt securities sold in similar private transactions that are not subject to the registration requirements of the Securities Act. Each Holder, by accepting a Security, consents and agrees to the terms of the Security Documents entered into on the Separation Date or from time to time thereafter (including the provisions providing for the possession, use, release and foreclosure of Collateral) as each may be amended from time to time in accordance with their terms and this Indenture, the Security Documents and the Intercreditor Agreement.

(d) Each Holder, by accepting the Securities, is deemed to acknowledge that, as more fully set forth in the Security Documents, the Collateral as now or hereafter constituted shall be for the benefit of all the Holders, the Collateral Trustee, the Trustee and the other secured parties described in the Security Documents, and that the Lien granted in the Security Documents relating to the Securities in respect of the Trustee, the Collateral Trustee, the Holders and such other secured parties is subject to and qualified and limited in all respects by the Security Documents and actions that may be taken thereunder.

ARTICLE XII

MISCELLANEOUS

SECTION 12.1 TIA Not Applicable. The Holders, by accepting the Securities, and the parties hereto expressly agree that the Trust Indenture Act of 1939, as amended, is not applicable to this Indenture or the Securities.

SECTION 12.2 Notices. Any notice or other communication shall be in writing in the English language and delivered in person, sent by facsimile, other electronic means, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

if to the Company or to any Subsidiary Guarantor:

CONSOL Mining Corporation

CNX Center

1000 CONSOL Energy Drive,

Canonsburg, PA 15317-6506

Attention: General Counsel

Telecopy: (724) 485-4837

Confirmation No.: (724) 485-4009

with a copy to:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

Attention: David J. Miller

Telecopy No.: (713) 546-5401

Confirmation No.: (713) 546-7463; and

if to the Trustee or the Collateral Trustee, at its corporate trust office in New York, New York, which corporate trust office for purposes of this Indenture is at the date hereof located at:

UMB Bank, N.A.

Attn Corporate Trust

140 Broadway, Suite 4624

New York, NY 10005

Confirmation No.: (713) 409-5001

The Company, any Subsidiary Guarantor, the Trustee or the Collateral Trustee may by written notice to the others may designate additional or different addresses for subsequent notices or other communications.

Any notice or other communication to the Company or the Subsidiary Guarantors shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if transmitted by electronic scan or facsimile; and five calendar days after mailing if sent by U.S. Postal Service registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee). Any notice or other communication to the Trustee or the Collateral Trustee shall be deemed delivered upon receipt by a Trust Officer. Notices given by publication will be deemed given on the first date on which publication is made.

Any notice or other communication to a Securityholder shall be mailed to the Securityholder at the Securityholder’s address as it appears in the Securities Register, or in any case where DTC or its nominee is the Securityholder, any notice or other communication shall be given in accordance with DTC’s applicable procedures. Any notice or other communication to a Securityholder shall be sufficiently given if so mailed within the time prescribed or otherwise delivered in accordance with the applicable procedures of DTC.

Failure to send a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is given in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee shall be effective only upon receipt.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 12.3 Communication by Holders with other Holders. Securityholders may communicate pursuant with other Securityholders with respect to their rights under this Indenture or the Securities.

SECTION 12.4 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee or the Collateral Trustee to take or refrain from taking any action under this Indenture (except in connection with the original issuance of Securities on the date hereof), the Company shall furnish to the Trustee or the Collateral Trustee, as applicable:

(1) an Officers’ Certificate in form reasonably satisfactory to the Trustee or the Collateral Trustee, as the case may be, stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form reasonably satisfactory to the Trustee or the Collateral Trustee, as the case may be, stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.5 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1) a statement that the individual making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers’ Certificate or on certificates of public officials.

SECTION 12.6 When Securities Disregarded. In determining whether the Holders of the required aggregate principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any Subsidiary Guarantor or any Affiliate of any of them shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 12.7 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or at meetings of, Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 12.8 Legal Holidays. A “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 12.9 GOVERNING LAW. THIS INDENTURE, THE SECURITIES AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 12.10 No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, manager, incorporator, member, partner or stockholder or other owner of Capital Stock of the Company or any of its Subsidiaries, as such, will have any liability for any obligations of the Company or the Subsidiary Guarantors under the Note Documents, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of a Security by accepting the Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

SECTION 12.11 Successors. All agreements of the Company and each Subsidiary Guarantor in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee and the Collateral Trustee in this Indenture shall bind their respective successors.

SECTION 12.12 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile of PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signature of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 12.13 [Reserved].

SECTION 12.14 Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 12.15 Force Majeure. In no event shall the Trustee or the Collateral Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 12.16 Waiver of Jury Trial. EACH OF THE COMPANY, THE SUBSIDIARY GUARANTORS, THE TRUSTEE AND THE COLLATERAL TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 12.17 Consent to Jurisdiction. To the fullest extent permitted by applicable law, the Company and the Subsidiary Guarantors hereby irrevocably submit to the jurisdiction of any competent Federal or state court located in the Borough of Manhattan in The City of New York, New York in any suit, action or proceeding based on or arising out of or relating to this Indenture or any Securities and irrevocably agree, that all claims in respect of such suit, action or proceeding may be determined in any such court. The Company and the Subsidiary Guarantors irrevocably waive, to the fullest extent permitted by law, any objection which they may have to the laying of the venue of any such suit, action or proceeding brought in an inconvenient forum.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

CONSOL MINING CORPORATION

By:	/s/ David M. Khani
Name:	David M. Khani
Title:	Executive Vice President and Chief
Financial Officer

UMB BANK, N.A.,
as Trustee

By:	/s/ Mauri J. Cowen
Name:	Mauri J. Cowen
Title:	Senior Vice President

UMB BANK, N.A.,
as Collateral Trustee

By:	/s/ Mauri J. Cowen
Name:	Mauri J. Cowen
Title:	Senior Vice President

Signature Page to the

Indenture

EXHIBIT A

[FORM OF FACE OF INITIAL SECURITY]

[Restricted Securities Legend]

[Depository Legend, if applicable]

No. [ ]	Principal Amount $[ ], as revised by the Schedule of Increases and Decreases in Global Security attached hereto CUSIP NO. ____________ ISIN: ____________

11.00% Senior Secured Second Lien Notes due 2025

CONSOL Mining Corporation, a Delaware corporation, promises to pay to CEDE & CO., or registered assigns, the principal sum of [                        ] Dollars, as revised by the Schedule of Increases and Decreases in Global Security attached hereto, on November 15, 2025.

Interest Payment Dates: May 15 and November 15

Record Dates: May 1 and November 1

Additional provisions of this Security are set forth on the other side of this Security.

CONSOL MINING CORPORATION

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities described in the within-mentioned Indenture.

UMB BANK, N.A.,

as Trustee,

By:
	Authorized Signatory	Dated:

[FORM OF REVERSE SIDE OF NOTE]

CONSOL Mining Corporation

11.00% Senior Secured Second Lien Notes due 2025

1. Interest

CONSOL Mining Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

The Company will pay interest semiannually on May 15 and November 15 of each year commencing May 15, 2018. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from November 13, 2017. The Company shall pay interest on overdue principal, and it shall pay interest on overdue installments of interest, at the rate borne by the Securities to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment

By no later than 11:00 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest on any Security is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Company will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Securities at the close of business on the May 1 or November 1 next preceding the interest payment date even if Securities are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by the transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Company will make all payments in respect of a Definitive Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, at the Company’s option, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if the Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

Initially, UMB Bank, N.A. (the “Trustee”) will act as Trustee, Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice to any Securityholder. The Company or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.

4. Indenture

The Company has issued the Securities under an Indenture dated as of November 13, 2017 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Securityholders are referred to the Indenture for a statement of those terms. In the event of a conflict between the Indenture and this Security, the Indenture shall govern.

The Securities are senior obligations of the Company and, following the Separation Date as described in the Indenture, will be secured by a second-priority Lien on the Collateral. The aggregate principal amount of Securities that may be authenticated and delivered under the Indenture is unlimited, subject to compliance with the covenants in the Indenture. This Security is one of the 11.00% Senior Secured Second Lien Notes due 2025 referred to in the Indenture. The Securities include (i) $300,000,000 aggregate principal amount of the Company’s 11.00% Senior Secured Second Lien Notes due 2025 issued under the Indenture on November 13, 2017 (herein called “Initial Securities”) and (ii) if and when issued, additional 11.00% Senior Secured Second Lien Notes due 2025 of the Company that may be issued from time to time under the Indenture subsequent to November 13, 2017 (herein called “Additional Securities”) as provided in Section 2.1(a) of the Indenture. The Initial Securities and Additional Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the incurrence of indebtedness, the making of restricted payments, the sale of assets and subsidiary stock, the incurrence of certain liens, the entering into of affiliate transactions, the entering into of agreements that restrict distribution from restricted subsidiaries and the consummation of mergers and consolidations. The Indenture also imposes requirements with respect to the provision of financial information and the provision of Guarantees of the Securities by certain subsidiaries.

5. Redemption

Except as set forth below or in the last paragraph of Section 3.9 of the Indenture, the Securities will not be redeemable at the option of the Company prior to November 15, 2021. On and after such date, the Securities will be redeemable, at the Company’s option, in whole or in part, at any time upon notice as provided in the Indenture, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to, but not including, the applicable Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) if redeemed during the 12-month period commencing on November 15 of the years set forth below:

Period	Redemption Price
2021	105.50%
2022	102.75%
2023 and thereafter	100.00%

In addition, prior to November 15, 2020, the Company may at its option on one or more occasions redeem the Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 111.00%, plus accrued and unpaid interest to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with an amount of cash equal to the Net Cash Proceeds from one or more Stock Offerings; provided that:

(1) at least 65% of the aggregate principal amount of the Securities issued on the Issue Date remains outstanding immediately after each such redemption (excluding Securities held by the Company or its Affiliates); and

(2) each such redemption occurs within 180 days of the date of consummation of the related Stock Offering.

In addition, at any time and from time to time prior to November 15, 2021, upon prior notice as provided in the Indenture, the Company may redeem the Securities, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Notice of any optional redemption shall be given pursuant to Section 5.5 of the Indenture not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, except that redemption notices may be given more than 60 days prior to a Redemption Date if the notice is issued in connection with a legal defeasance or covenant defeasance of the Securities or a satisfaction and discharge of the Indenture pursuant to Article VIII. Any optional redemption or notice of optional redemption may, at the Company’s discretion, be subject to one or more conditions precedent. Once notice of redemption has been given, the Securities or portions of the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price therein specified (together with accrued interest, if any, to the Redemption Date), subject to the satisfaction of any conditions thereto.

If the Redemption Date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid on such Redemption Date to the Person in whose name the Security is registered at the close of business on such record date.

In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in accordance with Section 5.4 of the Indenture. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

As more fully described in Section 5.9 of the Indenture, if the Release Condition has not occurred, or in the Company’s sole discretion, will not occur, on or prior to the Outside Date, the Company will be required to redeem all of the Securities at a price of 100% of the principal amount thereof, plus accrued and unpaid interest, up to the Redemption Date. The Company is not otherwise required to make any mandatory redemption or sinking fund payments with respect to the Securities.

The Company and its Subsidiaries may acquire Securities by means other than a redemption or required repurchase, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.

6. Security

From the Separation Date, the Securities will be fully and unconditionally guaranteed by the initial Subsidiary Guarantors, and the Securities and the Subsidiary Guarantees will be secured by second-priority liens on the Collateral, pursuant to the Security Documents. Reference is made to the Indenture and the Security Documents for terms relating to such security, including the release, termination and discharge thereof. Enforcement of the Security Documents is subject to the Intercreditor Agreement. The Issuer shall not be required to make any notation on this Note to reflect any grant of such security or any such release, termination or discharge.

7. Repurchase Provisions

(a) If a Change of Control occurs, unless the Company has exercised its right to redeem all of the Securities as described under paragraph 5 above or another of the exceptions set forth in Section 3.9 of the Indenture applies, each Holder will have the right to require the Company to repurchase from each Holder all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

(b) If the Company or any Restricted Subsidiary consummates an Asset Disposition, the Company may be obligated to make an Asset Disposition Offer to all Holders and all holders of certain other Parity Lien Debt, on the terms and subject to the conditions in Section 3.5.

8. Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of principal amount of $2,000 and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay a sum sufficient to cover any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Security (A) for a period (1) of 15 days before giving notice of any redemption of Securities or (2) beginning 15 days before an interest payment date and ending on such interest payment date or (B) selected for redemption, except the unredeemed portion of any Security being redeemed in part.

9. Persons Deemed Owners

The registered Holder of this Security shall be treated as the owner of it for all purposes.

10. Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company for payment as unsecured general creditors unless an abandoned property law designates another Person and not to the Trustee for payment.

11. Defeasance

Subject to certain exceptions and conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or Government Securities for the payment of principal and interest on the Securities to redemption or final maturity, as the case may be.

12. Amendment, Supplement, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Note Documents may be amended or supplemented by the Company, the Subsidiary Guarantors and the Trustee with the consent of the Holders of a majority in principal amount of the then outstanding Securities and (ii) any default (other than with respect to nonpayment or in respect of a provision that cannot be amended without the consent of each Securityholder affected) or noncompliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities, in each case in addition to any required consent of holders of other Parity Lien Obligations required with respect to any amendment or waiver under any Note Document. Without the consent of any Securityholder, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture, the Securities or the Subsidiary Guarantees in certain respects as provided in the Indenture.

13. Defaults and Remedies

If an Event of Default (other than an Event of Default with respect to certain bankruptcy events as provided in the Indenture) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare all the Securities to be due and payable immediately. If an Event of Default with respect to certain bankruptcy events as provided in the Indenture occurs and is continuing, the principal of and accrued and unpaid interest on all the Securities will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

Securityholders may not enforce the Indenture or the Securities or other Note Documents except as provided in the Indenture. Subject to the provisions of the Indenture relating to the duties of the Trustee if an Event of Default exists, the Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interests.

14. Trustee Dealings with the Company

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15. No personal liability of directors, officers, employees and stockholders

No director, officer, employee, manager, incorporator, member, partner or stockholder or other owner of Capital Stock of the Company or any of its Subsidiaries, as such, will have any liability for any obligations of the Company or the Subsidiary Guarantors under the Securities, the Indenture or the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of a Security by accepting the Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

16. Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an Authenticating Agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

17. Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

18. CUSIP, Common Code and ISIN Numbers

The Company has caused CUSIP and ISIN numbers to be printed on the Securities, and the Trustee may use CUSIP, Common Code and ISIN numbers, if applicable, in notices of redemption or purchase as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption or purchase and reliance may be placed only on the other identification numbers placed thereon.

19. Governing Law

This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

20. Copies of Indenture

The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture, which has in it the text of this Security and a copy of the other Note Documents. Requests may be made to:

CONSOL Mining Corporation

CNX Center

1000 CONSOL Energy Drive

Canonsburg, PA 15317-6506

Attention: General Counsel

21. Patriot Act

The parties hereto acknowledge that in accordance with Section 326 of the Patriot Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to the Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the Patriot Act.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s Social Security or Tax I.D. No.)

and irrevocably appoint ___________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:____________________	Your Signature:___________________

Signature Guarantee

(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

[The undersigned hereby certifies that it ☐ is / ☐ is not an Affiliate of the Company and that, to its knowledge, the proposed transferee ☐ is / ☐ is not an Affiliate of the Company.

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is one year (or 40 days in the case of any Regulation S Notes) after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

(1)	☐	acquired for the undersigned’s own account, without transfer; or

(2)	☐	transferred to the Company or any Subsidiary thereof; or

(3)	☐	transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	☐	transferred pursuant to an effective registration statement under the Securities Act; or

(5)	☐	transferred pursuant to and in compliance with Regulation S under the Securities Act; or

(6)	☐	transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Section 2.8 of the Indenture); or

(7)	☐	transferred pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Company may require, prior to registering any such transfer of the Securities, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under the Securities Act.

Signature
_________________________

Signature Guarantee:	Signature

(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF BOX (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:]

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of increase/ decrease	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you elect to have this Security purchased by the Company pursuant to Section 3.5 or 3.9 of the Indenture, check either box:

☐        3.5         ☐        3.9

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.5 or Section 3.9 of the Indenture, state the amount in principal amount (must be in denominations of $2,000 or an integral multiple of $1,000 in excess thereof): $____________________________________________ and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Securities to be issued to the Holder for the portion of the within Security not being repurchased (in the absence of any such specification, one such Security will be issued for the portion not being repurchased): $ _________________.

Date:____________________	Your Signature:___________________

(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee

(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

EXHIBIT B

FORM OF INDENTURE SUPPLEMENT TO ADD SUBSIDIARY GUARANTORS

This Supplemental Indenture, dated as of [                    ], 20     (this “Supplemental Indenture” or “Subsidiary Guarantee”), is among [name of future Subsidiary Guarantor] (the “Subsidiary Guarantor”), CONSOL Mining Corporation (together with its successors and assigns, the “Company”), each other then existing Subsidiary Guarantor under the Indenture referred to below, and UMB Bank, N.A., as Trustee (in such capacity, the “Trustee”) and Collateral Trustee (in such capacity, the “Collateral Trustee”) under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of November 13, 2017 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of $300,000,000 of 11.00% of Senior Secured Second Lien Notes due 2025 of the Company (the “Securities”);

WHEREAS, Section 3.11 of the Indenture provides that after the Issue Date, the Company is required to cause certain of its Domestic Subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which such Domestic Subsidiary will unconditionally Guarantee, on a joint and several basis with the other Subsidiary Guarantors, the full and prompt payment of the principal of, premium, if any, and interest on the Securities; and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee, the Subsidiary Guarantors and the Company are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Securityholder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsidiary Guarantor, the Company, the other Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

ARTICLE I

Definitions

SECTION 1.1 Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

Agreement to be Bound; Subsidiary Guarantee

SECTION 2.1 Agreement to be Bound. The Subsidiary Guarantor hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture. The Subsidiary Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

SECTION 2.2 Subsidiary Guarantee. The Subsidiary Guarantor agrees, on a joint and several basis with all the existing Subsidiary Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Securities and the Trustee the Obligations pursuant to Article X of the Indenture.

ARTICLE III

Miscellaneous

SECTION 3.1 Notices. All notices and other communications to the Subsidiary Guarantor shall be given as provided in Section 12.2 of the Indenture.

SECTION 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.3 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.4 Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.5 Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

SECTION 3.6 Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

SECTION 3.7 Headings. The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 3.8 Trustee’s Disclaimer. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, for or with respect to (i) the proper authorization hereof by the Company or the Subsidiary Grantors by action or otherwise, (ii) the due execution hereof by the Company or the Subsidiary Guarantors, or (iii) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[SUBSIDIARY GUARANTOR],
as a Subsidiary Guarantor

By:
Name:
Title:

UMB BANK, N.A., as Trustee

By:
Name:
Title:

UMB BANK, N.A., as Collateral Trustee

By:
Name:
Title:

CONSOL MINING CORPORATION

By:
Name:
Title:

[OTHER EXISTING SUBSIDIARY GUARANTORS]

By:
Name:
Title:

Exhibit C

COLLATERAL TRUST AGREEMENT

dated as of November [ 🌑 ], 2017

among

CONSOL MINING CORPORATION,

collectively as the Company,

the Grantors and Guarantors from time to time party hereto,

UMB BANK, N.A.,

as Trustee under the Indenture,

the other Parity Lien Representatives from time to time party hereto

and

UMB BANK, N.A.,

as Collateral Trustee

TABLE OF CONTENTS

ARTICLE 1
DEFINITIONS; PRINCIPLES OF CONSTRUCTION

SECTION 1.1	DEFINED TERMS	2
SECTION 1.2	RULES OF INTERPRETATION	11

ARTICLE 2
THE TRUST ESTATE

SECTION 2.1	DECLARATION OF TRUST	13
SECTION 2.2	COLLATERAL SHARED EQUALLY AND RATABLY	14
SECTION 2.3	SIMILAR COLLATERAL AND AGREEMENTS	14

ARTICLE 3
OBLIGATIONS AND POWERS OF COLLATERAL TRUSTEE

SECTION 3.1	APPOINTMENT AND UNDERTAKING OF THE COLLATERAL TRUSTEE	14
SECTION 3.2	RELEASE OR SUBORDINATION OF LIENS	16
SECTION 3.3	ENFORCEMENT OF LIENS	16
SECTION 3.4	APPLICATION OF PROCEEDS	16
SECTION 3.5	POWERS OF THE COLLATERAL TRUSTEE	19
SECTION 3.6	DOCUMENTS AND COMMUNICATIONS	19
SECTION 3.7	FOR SOLE AND EXCLUSIVE BENEFIT OF HOLDERS OF PRIORITY LIEN OBLIGATIONS	19
SECTION 3.8	ADDITIONAL PARITY LIEN DEBT	19
SECTION 3.9	SECOND LIEN COLLATERAL AGENT	22

ARTICLE 4
OBLIGATIONS ENFORCEABLE BY THE COMPANY AND THE OTHER GRANTORS

SECTION 4.1	RELEASE OF LIENS ON COLLATERAL	22
SECTION 4.2	DELIVERY OF COPIES TO PRIORITY LIEN REPRESENTATIVES	24
SECTION 4.3	COLLATERAL TRUSTEE NOT REQUIRED TO SERVE, FILE OR RECORD	24
SECTION 4.4	RELEASE OF LIENS IN RESPECT OF NOTES	24
SECTION 4.5	RELEASE OF LIENS IN RESPECT OF ANY SERIES OF PARITY LIEN DEBT OTHER THAN NOTES	25

ARTICLE 5
IMMUNITIES OF THE COLLATERAL TRUSTEE

SECTION 5.1	NO IMPLIED DUTY	25
SECTION 5.2	APPOINTMENT OF AGENTS AND ADVISORS	25

i

ii

Exhibit A	[Form of] Additional Secured Debt Designation

Exhibit B	[Form of] Collateral Trust Joinder – Additional Debt

Exhibit C	[Form of] Collateral Trust Joinder – Additional Grantor

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This Collateral Trust Agreement (as amended, supplemented, amended and restated or otherwise modified form time to time in accordance with Section 7.1 hereof, this “Agreement”) is dated as of November [ 🌑 ], 2017 and is by and among CONSOL Mining Corporation, (the “Company”), the Grantors and Guarantors from time to time party hereto, UMB Bank, N.A., as Trustee (as defined below), UMB Bank, N.A., as Collateral Trustee (in such capacity and together with its successors in such capacity, the “Collateral Trustee”) and any Parity Lien Representative of a Series of Parity Lien Debt that executes and delivers a Collateral Trust Joinder.

RECITALS

The Company issued 11.000% Senior Secured Second Lien Notes due 2025 (the “Initial Second Lien Notes”) in an aggregate principal amount of $300,000,000 pursuant to an Indenture dated as of [ 🌑 ] (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Second Lien Indenture”) among the Company, the guarantors party thereto and UMB Bank, N.A., as trustee (in such capacity and together with its successors in such capacity, the “Trustee”), which Initial Second Lien Notes will be Parity Lien Debt for purposes of this Agreement.

The Company, the Grantors and the Guarantors have secured (or intend to secure) their Obligations under the Second Lien Indenture, any future Parity Lien Debt and any other Parity Lien Obligations, with Liens on all present and future Collateral to the extent that such Liens have been provided for in the applicable Security Documents.

This Agreement sets forth the terms on which each Parity Lien Secured Party (other than the Collateral Trustee) has appointed the Collateral Trustee to act as the collateral trustee for the present and future holders of the Parity Lien Obligations to receive, hold, maintain, administer and distribute the Collateral at any time delivered to the Collateral Trustee or the subject of the Security Documents, and to enforce the Security Documents and all interests, rights, powers and remedies of the Collateral Trustee with respect thereto or thereunder and the proceeds thereof.

Capitalized terms used in this Agreement have the meanings assigned to them above or in Article 1 below.

AGREEMENT

In consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE 1

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1 Defined Terms. The following terms will have the following meanings:

“Act of Parity Lien Debtholders” means, as to any matter at any time, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of Parity Lien Debt representing the Required Parity Lien Debtholders.

“Additional Notes” has the meaning given to the term “Additional Notes” in the Second Lien Indenture as in effect on the date hereof.

“Additional Parity Lien Debt” has the meaning set forth in Section 3.8(b).

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“Additional Secured Debt Designation” means a notice in substantially the form of Exhibit A.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agreement” has the meaning set forth in the preamble.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Laws” means the Bankruptcy Code or any other supranational, national federal, provincial or state law for the relief of debtors.

“Board of Directors” means: (1) with respect to a corporation, the board of directors of the corporation; (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and (3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day excluding Saturday, Sunday and any other day on which banking institutions in New York City or place of payment are authorized or required by law or other governmental actions to close.

“Capital Stock” of any Person means

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities exercisable for, exchangeable for or convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Collateral” means all assets and property of the Company or a Grantor, whether real, personal or mixed, wherever located and whether now owned or at any time acquired after the date of the Second Lien Indenture by the Company or a Grantor as to which a Lien has been granted under the Security Documents to secure (or to purportedly secure) any or all of the Parity Lien Obligations.

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“Collateral Trust Joinder” means (i) with respect to the provisions of this Agreement relating to any Additional Parity Lien Debt, an agreement substantially in the form of Exhibit B, and (ii) with respect to the provisions of this Agreement relating to the addition of additional Grantors, an agreement substantially in the form of Exhibit C.

“Collateral Trustee” has the meaning set forth in the preamble.

“Company” has the meaning set forth in the preamble.

“Credit Agreement” means that [Credit Agreement], dated as of the date hereof, by and among the Company, as borrower, [ 🌑 ], as administrative agent and collateral agent, and certain financial institutions, as lenders, providing for up to $[ 🌑 ] billion of revolving credit borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Credit Agreement Agent” means, at any time, the Person serving at such time as the “Collateral Agent” under the Credit Agreement or any similar representative then most recently designated in accordance with the applicable provisions of the Credit Agreement, together with its successors in such capacity.

“DIP Financing” means, in the event the Company or any of its subsidiaries becomes subject to any Insolvency or Liquidation Proceeding, any financing to be provided by one or more lenders under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code.

“Discharge of Parity Lien Obligations” means the occurrence of all of the following:

(a) payment in full in cash of the principal of and interest (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding) and premium (if any) on all Parity Lien Debt; and

(b) payment in full in cash of all other Parity Lien Obligations that are outstanding and unpaid at the time the Parity Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at or prior to such time);

provided that, if at any time after the Discharge of Parity Lien Obligations has occurred, the Company or any Subsidiary Guarantor enters into any Parity Lien Document evidencing a Parity Lien Obligation the incurrence of which is not prohibited by the applicable Secured Debt Documents, then such Discharge of Parity Lien Obligations shall automatically be deemed not to have occurred for all purposes of the Intercreditor Agreement with respect to such new Parity Lien Obligations (other than with respect to any actions taken as a result of the occurrence of

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such first Discharge of Parity Lien Obligations), and, from and after the date on which the Company designates such Indebtedness as Parity Lien Debt in accordance with the Intercreditor Agreement, the obligations under such Parity Lien Document shall automatically and without any further action be treated as Parity Lien Obligations for all purposes of the Intercreditor Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth in the Intercreditor Agreement and any Junior Lien Obligations shall be deemed to have been at all times Junior Lien Obligations and at no time Parity Lien Obligations.

For the avoidance of doubt, a replacement of Parity Lien Obligations with other Parity Lien Obligations to the extent contemplated and permitted hereunder shall not be deemed to cause a Discharge of Parity Lien Obligations.

“Enforcement Action” means, with respect to any Series of Priority Lien Debt, Series of Parity Lien Debt or Series of Junior Lien Debt, as applicable, (a) the taking of any action to enforce any Lien in respect of the Collateral, including the institution of any foreclosure proceedings, the noticing of any public or private sale or other disposition under the Bankruptcy Code or any attempt to vacate or obtain relief from a stay or other injunction restricting any other action described in this definition, (b) the exercise of any right or remedy provided to a secured creditor on account of a Lien under the Priority Lien Documents, Parity Lien Documents, or Junior Lien Documents, as applicable (including, in each case, any delivery of any notice to seek to obtain payment directly from any account debtor of the Company or any Subsidiary Guarantor or the taking of any action or the exercise of any right or remedy in respect of the setoff or recoupment against, collection or foreclosure on or marshalling of the Collateral or proceeds of Collateral), under applicable law, at equity, in an Insolvency or Liquidation Proceeding or otherwise, including the acceptance of Collateral in full or partial satisfaction of a Lien, (c) the sale, assignment, transfer, lease, license, or other disposition as a secured creditor on account of a Lien of all or any portion of the Collateral, by private or public sale (judicial or non-judicial) or any other means, (d) the solicitation of bids from third parties to conduct the liquidation of all or a portion of Collateral as a secured creditor on account of a Lien, (e) the exercise of any other enforcement right relating to the Collateral (including the exercise of any voting rights relating to any capital stock comprising a portion of the Collateral) whether under the Priority Lien Documents, Parity Lien Documents, or Junior Lien Documents, as applicable, under applicable law of any jurisdiction, in equity, in an Insolvency or Liquidation Proceeding, or otherwise, or (f) the appointment of a receiver, manager or interim receiver of all or any portion of the Collateral or the commencement of, or the joinder with any creditor in commencing, any Insolvency or Liquidation Proceeding against the Company or any Subsidiary Guarantor or any assets of the Company or any Subsidiary Guarantor.

“Equity Interests” of any Person means (1) any and all Capital Stock of such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such Capital Stock of such Person, but excluding from all of the foregoing any debt securities exercisable for, exchangeable for or convertible into Equity Interests, regardless of whether such debt securities include any right of participation with Equity Interests.

“Financial Officer” of any Person means the Chief Financial Officer, Chief Accounting Officer, principal accounting officer, Controller, Treasurer or Assistant Treasurer of such Person.

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“Grantor” means each of and “Grantors” means, collectively, the Company and the Guarantors and any other Person (if any) that at any time provides collateral security for any Parity Lien Obligations.

“Guarantee” means, without duplication, any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any other obligation, direct or indirect, contingent or otherwise, of such Person:

(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means any Person who has Guaranteed payment of any Priority Lien Obligations, and their respective successors and assigns.

“Hydrocarbons” means coal, oil, natural gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Indebtedness” has the meaning assigned to such term in the Second Lien Indenture or to such term or other similar term in any applicable Parity Lien Document.

“Indemnified Liabilities” means any and all liabilities (including all environmental liabilities), obligations, losses, damages, penalties, actions, judgments, suits, costs, taxes, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, performance, administration or enforcement of this Agreement or any of the other Security Documents, including any of the foregoing relating to the use of proceeds of any Parity Lien Debt or the violation of, noncompliance with or liability under, any law (including environmental laws) applicable to or enforceable against the Company, any Subsidiary of the Company or any Grantor or Guarantor or any of the Collateral and all reasonable costs and expenses (including reasonable fees and expenses of legal counsel selected by the Indemnitee) incurred by any Indemnitee in connection with any claim, action, investigation or proceeding in any respect relating to any of the foregoing, whether or not suit is brought.

“Indemnitee” has the meaning set forth in Section 7.9(a).

“Initial Second Lien Notes” has the meaning set forth in the recitals.

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“Insolvency or Liquidation Proceeding” means:

(1) any case or proceeding commenced by or against the Company or any Subsidiary Guarantor under the Bankruptcy Code or any other Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any Subsidiary Guarantor, any receivership or assignment for the benefit of creditors relating to the Company or any Subsidiary Guarantor or any similar case or proceeding relative to the Company or any Subsidiary Guarantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any Subsidiary Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any Subsidiary Guarantor are determined and any payment or distribution is or may be made on account of such claims.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the date hereof, among the Trustee, the Collateral Trustee, on behalf of itself and the holders of the Notes and any other Parity Lien Obligations, the Priority Lien Collateral Agent, and the other parties from time to time party thereto, as it may be amended, restated, supplemented or otherwise modified or replaced from time to time in accordance with the Second Lien Indenture.

“Junior Lien” has the meaning assigned to such term in the Second Lien Indenture.

“Junior Lien Collateral Trustee” has the meaning assigned to such term in the Second Lien Indenture.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Note Documents” means the Second Lien Indenture, the Notes, the Note Guarantees, the Intercreditor Agreement, this Agreement and the Security Documents.

“Note Guarantees” means the Guarantee by each Guarantor of the Company’s obligations under the Second Lien Indenture and the Notes, as provided in the Second Lien Indenture.

“Notes” means, collectively, the Initial Second Lien Notes and the Additional Notes for which the requirements set forth in Section 3.8 of this Agreement have been satisfied.

“Obligations” means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.

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“Officers’ Certificate” means a certificate signed by two officers of the Company or a Parent Entity, one of whom must be either the principal executive officer or a Financial Officer, as applicable, including:

(a) a statement that the Person making such certificate has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

“Parent Entity” means any Person that is a direct or indirect parent company (which may be organized as a partnership) of the Company.

“Parity Lien” means a Lien junior to the Priority Liens and senior to the Junior Liens as provided in the Intercreditor Agreement, granted by the Company or any Subsidiary Guarantor in favor of the Collateral Trustee pursuant to a Security Document, at any time, upon any property of the Company or any Subsidiary Guarantor to secure Parity Lien Obligations.

“Parity Lien Debt” means:

(a) the Initial Second Lien Notes and the related Note Guarantees thereof; and

(b) any other Indebtedness (other than intercompany Indebtedness owing to the Company or its Subsidiaries) of the Company, any Grantor or any Guarantor that is (i) secured equally and ratably with the Notes or other Parity Lien Debt by a Parity Lien, (ii) incurred under clauses (1), (3) or (5) (insofar as such Indebtedness incurred under clause (5) refunds, refinances, extends, replaces, renews or defeases Indebtedness incurred under clause (3) of the definition of “Permitted Debt” in the Second Lien Indenture) of the definition of “Permitted Debt” in the Second Lien Indenture and (iii) permitted to be incurred and so secured under each applicable Priority Lien Document, Parity Lien Document and Junior Lien Documents; provided that, in the case of any additional Indebtedness referred to in this clause (b):

(i) on or before the date on which such Indebtedness is incurred by the Company or any Subsidiary Guarantor, such Indebtedness is designated by the Company, in an officers’ certificate delivered to each Parity Lien Representative and the Collateral Trustee, as “Parity Lien Debt” for the purposes of the Second Lien Indenture and this Agreement; provided further that no Indebtedness may be designated as both “Parity Lien Debt” and “Priority Lien Debt” or “Junior Lien Debt” (or any combination of the three);

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(ii) the Parity Lien Representative of such Parity Lien Debt (other than Additional Notes) shall have executed and delivered an Additional Secured Debt Designation on behalf of itself and all holders of such Indebtedness; and

(iii) all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (b) will be conclusively established if the Company delivers to the Collateral Trustee an officers’ certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Parity Lien Debt”).

“Parity Lien Debt Default” means any “Event of Default” as defined under any Parity Lien Document or any similar event or condition (with or without the giving of notice and whether or not notice has been given) which, under the terms of any Parity Lien Document governing any Series of Parity Lien Debt, in each case after giving effect to any applicable grace periods, causes (or permits holders of Parity Lien Debt outstanding thereunder to cause) the Parity Lien Debt outstanding thereunder to become immediately due and payable.

“Parity Lien Documents” means, collectively, the Note Documents and any additional indenture, supplemental indenture, credit agreement or other agreement governing each other Series of Parity Lien Debt and the Security Documents (other than any Security Documents that do not secure Parity Lien Obligations).

“Parity Lien Obligations” means the Parity Lien Debt and all other “Obligations” (or other equivalent term, in each case, as defined under the applicable Parity Lien Document) in respect thereof.

“Parity Lien Representative” means:

(a) in the case of the Notes, the Trustee; or

(b) in the case of any other Series of Parity Lien Debt, the trustee, agent or representative of the holders of such Series of Parity Lien Debt who maintains the transfer register for such Series of Parity Lien Debt who (A) is appointed as a Parity Lien Representative (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, together with its successors in such capacity, and (B) has become a party hereto on the date hereof or has executed and delivered a Collateral Trust Joinder in accordance herewith.

“Parity Lien Secured Parties” means each holder of a Parity Lien Obligation, including each Parity Lien Representative, the Trustee and the Collateral Trustee.

“Permitted Prior Liens” means Liens described in clauses (2), (4), (5), (6), (7), (13) and (15) in the definition of “Permitted Liens” set forth in the Second Lien Indenture (as in effect on the date hereof).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof or any other entity.

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“Priority Lien” means a Lien granted by the Company or any Subsidiary Guarantor in favor of the Priority Lien Agent, at any time, upon any property of the Company or any Subsidiary Guarantor to secure Priority Lien Obligations.

“Priority Lien Collateral Agent” means the Credit Agreement Agent (or other Person designated by the Credit Agreement Agent), or if the Credit Agreement ceases to exist, the collateral trustee or other representative of lenders or holders of Priority Lien Obligations designated pursuant to the terms of the Priority Lien Documents and the Intercreditor Agreement.

“Priority Lien Documents” has the meaning assigned to such term in the Intercreditor Agreement.

“Priority Lien Obligations” has the meaning assigned to such term in the Intercreditor Agreement.

“Reaffirmation Agreement” means an agreement reaffirming the security interests granted to the Collateral Trustee in substantially the form attached as Exhibit 1 to Exhibit A of this Agreement.

“Required Parity Lien Debtholders” means, at any time, the holders of a majority in aggregate principal amount of all Parity Lien Debt then outstanding, calculated in accordance with the provisions of Section 7.2. For purposes of this definition, Parity Lien Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding.

“Second Lien Indenture” has the meaning set forth in the recitals.

“Security Documents” means this Agreement, each Collateral Trust Joinder and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Company, any Grantor or any Guarantor creating (or purporting to create) a Parity Lien upon Collateral in favor of the Collateral Trustee, for the benefit of any of the Priority Lien Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 7.1.

“Series of Parity Lien Debt” means, severally, the Notes and each other issue or series of Parity Lien Debt for which a single transfer register is maintained.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

(a) such Person;

(b) such Person and one or more Subsidiaries of such Person; or

(c) one or more Subsidiaries of such Person.

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“Trust Estate” has the meaning set forth in Section 2.1.

“Trustee” has the meaning set forth in the recitals.

“UCC” means the Uniform Commercial Code of the State of New York or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any collateral.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

Section 1.2 Rules of Interpretation.

(a) All capitalized terms used in this Agreement and not otherwise defined herein have the meanings assigned to them in the Second Lien Indenture.

(b) Unless otherwise indicated, (i) any reference to any agreement or instrument will be deemed to include a reference to that agreement or instrument as assigned, amended, supplemented, amended and restated, or otherwise modified and in effect from time to time or replaced in accordance with the terms of this Agreement and (ii) any reference to any enactment will be deemed to include a reference to that enactment as re-enacted, amended or extended from time to time and to any successor enactment.

(c) The use in this Agreement or any of the other Security Documents of the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “will” shall be construed to have the same meaning and effect as the word “shall.” The definitions set forth herein shall apply equally to both the singular and plural forms of the terms defined.

(d) References to “Sections,” “clauses,” “recitals” and the “preamble” will be to Sections, clauses, recitals and the preamble, respectively, of this Agreement unless otherwise specifically provided. References to “Articles” will be to Articles of this Agreement unless otherwise specifically provided. References to “Exhibits” and “Schedules” will be to Exhibits and Schedules, respectively, to this Agreement unless otherwise specifically provided.

(e) Notwithstanding anything to the contrary in this Agreement, any references contained herein to any section, clause, paragraph, definition or other provision of the Second Lien Indenture or other Parity Lien Documents (including any definition contained therein) shall be deemed to be a reference to such section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided that any reference to any such section, clause, paragraph or other provision shall refer to such section, clause, paragraph or other provision of the Second Lien Indenture or other Parity Lien Documents (including any definition contained therein) as amended or modified from time to time if such amendment or

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modification has been made in accordance with the Second Lien Indenture or other Parity Lien Documents, as applicable. Unless otherwise set forth herein, references to principal amount shall include, without duplication, any reimbursement obligations with respect to a letter of credit and the face amount of any outstanding letter of credit (whether or not such amount is, at the time of determination, drawn or available to be drawn).

This Agreement and the other Security Documents will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable either to this Agreement or the other Security Documents.

ARTICLE 2

THE TRUST ESTATE

Section 2.1 Declaration of Trust.

To secure the payment of the Parity Lien Obligations and in consideration of the premises and the mutual agreements set forth herein, each of the Grantors, each Parity Lien Representative and each other Parity Lien Secured Party hereby confirms the grant of Liens in favor of the Collateral Trustee, and the Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all current and future Parity Lien Secured Parties, on all of such Grantor’s right, title and interest in, to and under all Collateral and on all Liens now or hereafter granted to the Collateral Trustee by each Grantor under any Security Document for the benefit of the Parity Lien Secured Parties, together with all of the Collateral Trustee’s right, title and interest in, to and under the Security Documents, and all interests, rights, powers and remedies of the Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Trust Estate”).

The Collateral Trustee and its successors and assigns under this Agreement will hold the Trust Estate in trust for the benefit solely and exclusively of all current and future Parity Lien Secured Parties as security for the payment of all present and future Parity Lien Obligations.

Notwithstanding the foregoing, if at any time:

(1) all Liens securing the Parity Lien Obligations have been released as provided in Section 4.1;

(2) the Collateral Trustee holds no other property in trust as part of the Trust Estate;

(3) the Discharge of Parity Lien Obligations has occurred;

(4) no monetary obligation (other than indemnification and other contingent obligations not then due and payable and letters of credit that have been cash collateralized at the lower of (A) 105% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Parity Lien Documents) is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity); and

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(5) the Company delivers to the Collateral Trustee an Officers’ Certificate stating that all Parity Liens of the Collateral Trustee have been released in compliance with all applicable provisions of the Parity Lien Documents and that the Grantors are not required by any Parity Lien Document to grant any Parity Lien upon any property, then the Trust Estate arising hereunder will terminate (subject to any reinstatement pursuant to Section 7.19 and other than with respect to indemnification and other contingent obligations not then due and payable), except that all provisions set forth in Sections 7.8 and 7.9 that are enforceable by the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.

The parties further declare and covenant that the Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein.

Section 2.2 Collateral Shared Equally and Ratably. The parties to this Agreement agree that the payment and satisfaction of all of the Parity Lien Obligations will be secured equally and ratably by the Parity Lien established in favor of the Collateral Trustee for the benefit of the Parity Lien Secured Parties, notwithstanding the time of incurrence of any Parity Lien Obligations or time or method of creation or perfection of any Parity Liens securing such Parity Lien Obligations and notwithstanding any provision of the UCC or any other applicable law or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens securing the Parity Lien Obligations or any other circumstance whatsoever, whether or not any Insolvency or Liquidation Proceeding has been commenced against the Company or any other Grantor, it is the intent of the parties that all Parity Lien Obligations will be and are secured equally and ratably by all Parity Liens at any time granted by the Company or any other Grantor to secure any Parity Lien Obligations, whether or not upon property otherwise constituting collateral for such Parity Lien Obligations, and that all such Parity Liens will be enforceable by the Collateral Trustee for the benefit of all Parity Lien Secured Parties equally and ratably.

Section 2.3 Similar Collateral and Agreements. The parties to this Agreement agree that it is their intention that the Parity Liens be identical. In furtherance of the foregoing, the parties hereto agree that the Security Documents shall be in all material respects the same forms of documents as the respective Security Documents creating Liens on the Collateral in respect of the Initial Second Lien Notes.

ARTICLE 3

OBLIGATIONS AND POWERS OF COLLATERAL TRUSTEE

Section 3.1 Appointment and Undertaking of the Collateral Trustee.

(a) Each Parity Lien Secured Party (other than the Collateral Trustee) acting through its respective Parity Lien Representative and/or by its acceptance of the Security Documents hereby appoints the Collateral Trustee to serve as collateral trustee hereunder on the terms and conditions set forth herein. Subject to, and in accordance with, this Agreement, the Collateral Trustee will, as collateral trustee, for the benefit solely and exclusively of the present and future Parity Lien Secured Parties:

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(1) accept, enter into, hold, maintain, administer and enforce all Security Documents, including all Collateral subject thereto, and all Liens created thereunder, perform its obligations hereunder and under the Security Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Security Documents (including in connection with any Enforcement Action or Insolvency or Liquidation Proceeding);

(2) take all lawful and commercially reasonable actions permitted under the Security Documents that it may deem necessary or advisable to protect or preserve its interest in the Collateral subject thereto and such interests, rights, powers and remedies;

(3) deliver and receive notices pursuant to this Agreement and the Security Documents;

(4) sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, take any Enforcement Action, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral under the Security Documents and its other interests, rights, powers and remedies;

(5) remit as provided in Section 3.4 all cash proceeds received by the Collateral Trustee from an Enforcement Action under the Security Documents or any of its other interests, rights, powers or remedies;

(6) execute and deliver (i) amendments and supplements to the Security Documents as from time to time authorized pursuant to Section 7.1 accompanied by an Officers’ Certificate and opinion of counsel of the Company (which counsel may be an employee or counsel of the Company) to the effect that the amendment or supplement was permitted under Section 7.1 and (ii) acknowledgements of Collateral Trust Joinders delivered pursuant to Section 3.8 or 7.18 hereof;

(7) release or subordinate any Lien granted to it by any Security Document upon any Collateral if and as required by Section 3.2, Section 4.1 or Section 4.2; and

(8) enter into and perform its obligations and protect, exercise and enforce its interest, rights, powers and remedies under the Intercreditor Agreement.

(b) Each party to this Agreement acknowledges and consents to the undertaking of the Collateral Trustee set forth in Section 3.1(a) and agrees to each of the other provisions of this Agreement applicable to the Collateral Trustee.

(c) Notwithstanding anything to the contrary contained in this Agreement, the Collateral Trustee will not commence any Enforcement Action or otherwise take any action or proceeding against any of the Collateral (other than actions as necessary to prove, protect or preserve the Liens securing the Parity Lien Obligations to the extent permitted pursuant to the Intercreditor Agreement) unless and until it shall have been directed by written notice of an Act of Parity Lien Debtholders and then only in accordance with the provisions of this Agreement and the Intercreditor Agreement.

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(d) Notwithstanding anything to the contrary contained in this Agreement, neither the Company nor any of its Affiliates may serve as Collateral Trustee.

Section 3.2 Release or Subordination of Liens. The Collateral Trustee will not release or subordinate any Parity Lien of the Collateral Trustee or consent to the release or subordination of any Parity Lien of the Collateral Trustee, except:

(a) as directed by an Act of Parity Lien Debtholders accompanied by an Officers’ Certificate to the effect that the release or subordination was permitted by each applicable Parity Lien Document and otherwise setting forth the requirements of Section 4.1(b)(1) and 4.1(b)(2);

(b) as required by Article 4;

(c) to release or subordinate Liens on Collateral to the extent permitted by each applicable Parity Lien Document; provided that the Collateral Trustee receives an Officers’ Certificate confirming the foregoing;

(d) as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction; or

(e) for the subordination of the Trust Estate and the Parity Liens to the extent required by the Intercreditor Agreement; provided that the Collateral Trustee receives an Officers’ Certificate confirming the foregoing.

Section 3.3 Enforcement of Liens. If the Collateral Trustee at any time receives written notice from a Parity Lien Representative stating that any event has occurred that constitutes a default under any Parity Lien Document entitling the Collateral Trustee to foreclose upon, collect or otherwise enforce its Liens under the Security Documents, the Collateral Trustee will promptly deliver written notice thereof to each other Parity Lien Representative. Thereafter, the Collateral Trustee may await direction by an Act of Parity Lien Debtholders and, subject to the terms of the Intercreditor Agreement, will act, or decline to act, as directed by an Act of Parity Lien Debtholders, in the exercise and enforcement of the Collateral Trustee’s interests, rights, powers and remedies in respect of the Collateral or under the Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Parity Lien Debtholders. Unless it has been directed to the contrary by an Act of Parity Lien Debtholders, the Collateral Trustee in any event may (but will not be obligated to) take or refrain from taking such action with respect to any default under any Parity Lien Document as it may deem advisable and in the interest of the holders of Parity Lien Obligations.

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Section 3.4 Application of Proceeds.

(a) Subject to the terms of the Intercreditor Agreement, the Collateral Trustee will apply the proceeds of any foreclosure, collection, sale or other realization upon, or any other Enforcement Action with respect to, any Collateral and the proceeds thereof, the proceeds of any insurance policy required under any Parity Lien Document or otherwise covering the Collateral, any condemnation proceeds with respect to the Collateral, and any other amounts required to be delivered to the Collateral Trustee by any Parity Lien Secured Party or Parity Lien Representative pursuant to any other provision of this Agreement and for application in accordance with this Section 3.4(a), in the following order of application:

FIRST, to the payment of all amounts payable under this Agreement on account of the Collateral Trustee’s and the Trustee’s fees and expenses and any reasonable and documented out-of-pocket legal fees, costs and expenses or other liabilities of any kind actually incurred by the Collateral Trustee and/or the Trustee or any co-trustee or agent of the Collateral Trustee in connection with any Parity Lien Document, including but not limited to amounts necessary to provide for the expenses of the Collateral Trustee in maintaining and disposing of the Collateral (including, but not limited to, indemnification obligations);

SECOND, to the repayment of Indebtedness (as defined under the applicable documents) and other obligations in respect thereof, other than Parity Lien Obligations, secured by a Permitted Collateral Lien on the Collateral sold or realized upon to the extent that such other Indebtedness or obligation is to be discharged (in whole or in part) in connection with such sale;

THIRD, equally and ratably to the Parity Lien Representatives for application to the payment of all outstanding Parity Lien Debt and any other Parity Lien Obligations that are then due and payable in such order as may be provided in the applicable Parity Lien Documents in an amount sufficient to pay in full in cash all outstanding Parity Lien Debt and all other Parity Lien Obligations that are then due and payable (including, to the extent legally permitted, all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the applicable Parity Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding but excluding contingent indemnity obligations for which no claim has been made), and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Parity Lien Document) of all other outstanding letters of credit and bankers’ acceptances or the backstop thereof pursuant to arrangements reasonably satisfactory to the relevant issuing bank, if any, constituting Parity Lien Debt);

FOURTH, to the repayment of Junior Lien Debt and any other Junior Lien Obligations secured by a Junior Lien on the Collateral sold or realized upon; and

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FIFTH, subject to the Intercreditor Agreement, any surplus remaining after Discharge of Parity Lien Obligations will be paid to the Company or the applicable Subsidiary Guarantor, as the case may be, its successors or assigns, or to such other Persons as may be entitled to such amounts under applicable law or as a court of competent jurisdiction may direct.

Notwithstanding the foregoing, if any Series of Parity Lien Debt has released its Lien on any Collateral as described below in Section 4.4, then such Series of Parity Lien Debt and any related Parity Lien Obligations of that Series of Parity Lien Debt thereafter shall not be entitled to share in the proceeds of any Collateral so released by that Series of Parity Lien Debt.

For the avoidance of doubt, the Collateral Trustee shall only apply proceeds in accordance with this Section 3.4 to the extent that such proceeds are actually so received by the Collateral Trustee.

(b) If any portion of the proceeds of the Collateral is in the form of cash, then such cash shall be applied pursuant to the priorities set forth in this Section 3.4 before any non-cash proceeds are applied pursuant to the priorities set forth in this Section 3.4; provided that, irrespective of the terms of any Plan of Reorganization (including the confirmation of such Plan of Reorganization pursuant to section 1129(b) of the Bankruptcy Code or the equivalent provision of any other Bankruptcy Laws), each of the Parity Lien Debt Representatives hereby acknowledges and agrees to turn over to the Collateral Trustee amounts otherwise received or receivable by them under such Plan of Reorganization to the extent necessary to effectuate the intent of this Section 3.4.

(c) To the extent any Parity Lien Secured Party or Parity Lien Representative receives cash, property or other assets from any Insolvency or Liquidation Proceeding, such cash, property or other assets will be delivered to the Collateral Trustee for application in accordance with Section 3.4(a) (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the applicable Parity Lien Documents or other documentation in respect of Parity Lien Obligations, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding) until the Discharge of Parity Lien Obligations.

(d) This Section 3.4 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Parity Lien Obligations, each present and future Parity Lien Representative, the Trustee and the Collateral Trustee as holder of Parity Liens. The Parity Lien Representative of each future issuance of Additional Notes and each future Series of Parity Lien Debt will be required to deliver a Collateral Trust Joinder as provided in Section 3.8 at the time of incurrence of such Series of Parity Lien Debt.

(e) In connection with the application of proceeds pursuant to Section 3.4(a), except as otherwise directed by an Act of Parity Lien Debtholders, the Collateral Trustee may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

(f) In making the determinations and allocations in accordance with Section 3.4(a), the Collateral Trustee may conclusively rely upon information supplied in writing by the relevant Parity Lien Representative as to the amounts of unpaid principal and interest and other amounts outstanding with respect to its respective Parity Lien Debt and any other Parity Lien Obligations.

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Section 3.5 Powers of the Collateral Trustee.

(a) The Collateral Trustee is irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies under the Security Documents (including in connection with any Enforcement Action and in any Insolvency or Liquidation Proceeding) and applicable law and in equity and to act as set forth in this Article 3 or, subject to the other provisions of this Agreement, as requested in any lawful written directions given to it from time to time in respect of any matter by an Act of Parity Lien Debtholders.

(b) No Parity Lien Representative or holder of Parity Lien Obligations (other than the Collateral Trustee) will have any liability whatsoever for any act or omission of the Collateral Trustee, and the Collateral Trustee will have no liability whatsoever for any act or omission of any Parity Lien Representative or any holder of Parity Lien Obligations.

Section 3.6 Documents and Communications. The Collateral Trustee will permit each Parity Lien Representative upon reasonable written notice and at reasonable times from time to time to inspect and copy, at the cost and expense of the party requesting such copies, any and all Security Documents and other documents, notices, certificates, instructions or communications received by the Collateral Trustee in its capacity as such.

Section 3.7 For Sole and Exclusive Benefit of Holders of Parity Lien Obligations. The Collateral Trustee will accept, hold, administer and enforce all Liens on the Collateral at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Trustee and all other property of the Trust Estate solely and exclusively for the benefit of the present and future holders of present and future Parity Lien Obligations, and will distribute all proceeds received by it from an Enforcement Action solely and exclusively pursuant to the provisions of Section 3.4.

Section 3.8 Additional Parity Lien Debt.

(a) The Collateral Trustee will, as collateral trustee hereunder, perform its undertakings set forth in Section 3.1(a) with respect to any Parity Lien Obligations constituting Additional Notes or a Series of Parity Lien Debt that is issued or incurred after the date hereof provided that:

(1) such Parity Lien Obligations are identified as Parity Lien Debt in accordance with the procedures set forth in Section 3.8(b); and

(2) unless such debt is issued under an existing Parity Lien Document for any Series of Parity Lien Debt whose Parity Lien Representative is already party to this Agreement, the designated Parity Lien Representative identified pursuant to Section 3.8(b) signs a Collateral Trust Joinder and a joinder to the Intercreditor Agreement in the form provided therein and promptly delivers the same to the Collateral Trustee.

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(b) The Company will be permitted to designate as an additional holder of Parity Lien Debt hereunder each Person who is, or who becomes, the registered holder of Parity Lien Debt incurred by the Company, any Grantor or any Guarantor after the date of this Agreement in accordance with the terms of all applicable Parity Lien Documents. The Company may only effect such designation by delivering to the Collateral Trustee an Additional Secured Debt Designation that:

(1) states that the Company or applicable Grantor intends to incur additional Parity Lien Debt (“Additional Parity Lien Debt”) that is permitted by each applicable Parity Lien Document to be incurred and to be secured with a Parity Lien equally and ratably with all previously existing and future Parity Lien Debt;

(2) specifies the name, address and contact information of the Parity Lien Representative for such series of Additional Parity Lien Debt for purposes of Section 7.6;

(3) attaches as Exhibit 1 to such Additional Secured Debt Designation a Reaffirmation Agreement in substantially the form attached as Exhibit 1 to Exhibit A of this Agreement, which Reaffirmation Agreement has been duly executed by the Company and each Grantor and Guarantor; and

(4) states that the Company has caused a copy of the Additional Secured Debt Designation and the related Collateral Trust Joinder to be delivered to each then existing Parity Lien Representative.

Although the Company shall be required to deliver a copy of each Additional Secured Debt Designation and each Collateral Trust Joinder to each then existing Parity Lien Representative, the failure to so deliver a copy of the Additional Secured Debt Designation and/or Collateral Trust Joinder to any then existing Parity Lien Representative shall not affect the status of such debt as Additional Parity Lien Debt if the other requirements of this Section 3.8 are complied with. Each of the Collateral Trustee and the other then existing Parity Lien Representatives shall have the right to request a legal opinion or opinions of counsel (subject to customary assumptions and qualifications) from the Company as to the Additional Parity Lien Debt being permitted by the terms of the Parity Lien Documents and secured by a valid and perfected security interest in the Collateral; provided that (i) such legal opinion or opinions need not address any collateral of a type not previously covered by any legal opinion delivered by or on behalf of the Company and (ii) nothing shall preclude such legal opinion or opinions from being delivered on a post-closing basis after the incurrence of such Additional Parity Lien Debt if permitted by the Parity Lien Representative for such Additional Parity Lien Debt. Notwithstanding the foregoing, nothing in this Agreement will be construed to allow the Company, any Grantor or any Guarantor to incur additional Indebtedness (including Additional Notes) unless otherwise permitted by the terms of all applicable Parity Lien Documents. Liens upon the Collateral to secure Additional Parity Lien Debt shall be created pursuant to the Security Documents that create Liens upon the Collateral to secure the other Parity Lien Obligations; provided that, to the extent required by applicable law, such Liens upon the Collateral to secure Additional Parity Lien Debt may be created pursuant to separate Security Documents, which shall be in substantially the same form as the applicable Security Documents

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creating the Liens upon the Collateral to secure the other Parity Lien Obligations. Additional Parity Lien Debt shall not be secured by Liens upon any Collateral unless the other Parity Lien Obligations are also secured by Liens on such Collateral. Additional Parity Lien Debt shall be guaranteed by all of the applicable Guarantors and shall not be guaranteed by any Person that is not a Guarantor.

(c) With respect to any Parity Lien Obligations constituting Additional Notes or other Additional Parity Lien Debt that is issued or incurred after the date hereof, the Company and each of the Grantors and Guarantors agrees to take such actions (if any) as necessary and as may from time to time reasonably be requested by the Collateral Trustee, any Parity Lien Representative or any Act of Parity Lien Debtholders, and enter into such technical amendments, modifications and/or supplements to the then existing Guarantees and Security Documents (or execute and deliver such additional Security Documents) as necessary and as may from time to time be reasonably requested by such Persons (including as contemplated by clause (d) below), to ensure that the Additional Notes or the Additional Parity Lien Debt, as applicable, is secured by, and entitled to the benefits of, the Security Documents, and each Parity Lien Secured Party (by its acceptance of the benefits hereof) hereby agrees to, and authorizes the Collateral Trustee to enter into, any such technical amendments, modifications and/or supplements (and additional Security Documents). The Company and each Grantor and Guarantor hereby further agrees that, if there are any recording, filing or other similar fees payable in connection with any of the actions to be taken pursuant to this Section 3.8(c) or Section 3.8(d), all such amounts shall be paid by, and shall be for the account of, the Company and the respective Grantors and Guarantors, on a joint and several basis.

(d) Without limitation of the foregoing, upon reasonable request of the Collateral Trustee, any Parity Lien Representative or any Act of Parity Lien Debtholders, each Grantor agrees to take the following actions with respect to any real property Collateral with respect to all Additional Parity Lien Debt (it being understood that any such actions may be taken following the incurrence of any such Additional Parity Lien Debt on a post-closing basis if permitted by the Parity Lien Representative for such Additional Parity Lien Debt):

(1) each applicable Grantor shall enter into, and deliver to the Collateral Trustee a mortgage modification or new mortgage or deed of trust with regard to each real property subject to a mortgage or deed of trust (each such mortgage or deed of trust a “Mortgage” and each such property a “Mortgaged Property”), in proper form for recording in all applicable jurisdictions;

(2) each applicable Grantor will cause to be delivered to the Collateral Trustee a local counsel opinion (subject to customary assumptions and qualifications) to the effect that the Collateral Trustee has a valid and perfected Lien with respect to each such Mortgaged Property; and

(3) each applicable Grantor will cause a title company to have delivered to the Collateral Trustee an endorsement to each title insurance policy for any real property Collateral, if any, then in effect for the benefit of the Parity Lien Secured Parties, date down(s) or other evidence (which may include a new title insurance policy) (each such delivery, a “Title Datedown Product”), in each case insuring that (i) the priority of the Liens of the applicable Mortgage(s) as security for the Parity Lien

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Obligations has not changed and, if a new Mortgage is entered into, that the Lien of such new Mortgage securing the Parity Lien Debt then being incurred shall have the same priority as any existing Mortgage securing then existing Parity Lien Obligations, (ii) since the later of the original date of such title insurance product and the date of the Title Datedown Product delivered most recently prior to (and not in connection with) such additional Indebtedness, there has been no change in the condition of title and (iii) there are no intervening liens or encumbrances which may then or thereafter take priority over the Lien of the applicable Mortgage(s), in each case other than with respect to Liens permitted by each Parity Lien Document.

The Company will deliver an Officers’ Certificate to the Collateral Trustee confirming that the foregoing conditions have been satisfied.

Section 3.9 Second Lien Collateral Agent.

(a) Notwithstanding anything to the contrary in this Agreement, the Intercreditor Agreement or the Parity Lien Documents, the parties hereto agree as follows:

(1) any reference to “Second Lien Collateral Agent” in the Intercreditor Agreement shall refer to the Collateral Trustee;

(2) the Collateral Trustee, as “Second Lien Collateral Agent”, will not be required to take any action under the Intercreditor Agreement unless and until an Act of Parity Lien Debtholders directs the Collateral Trustee in writing, as “Second Lien Collateral Agent”, to take such action; and

(3) in no event shall the Collateral Trustee, as “Second Lien Collateral Agent”, be required to take any action in connection with the purchase or sale of Parity Lien Obligations under Section [ 🌑 ] of the Intercreditor Agreement.

(b) The parties hereto agree that this Section shall not be deemed to be in conflict or inconsistent with the Intercreditor Agreement pursuant to Section [ 🌑 ] of the Intercreditor Agreement.

ARTICLE 4

OBLIGATIONS ENFORCEABLE BY THE COMPANY AND

THE OTHER GRANTORS

Section 4.1 Release of Liens on Collateral.

(a) The Parity Liens upon the Collateral will be automatically released:

(1) in whole (other than with respect to indemnification and other contingent obligations not then due and payable or for which no claim has been made), upon Discharge of Parity Lien Obligations;

(2) as to any Collateral of a Subsidiary Guarantor that is (x) released from its guarantee under each Parity Lien Document and (y) is not obligated (as primary obligor or guarantor) with respect to any other Parity Lien Obligations and so long as the respective release does not violate the terms of any Parity Lien Document which then remains in effect;

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(3) as to any Collateral of the Company or a Subsidiary Guarantor that becomes an Excluded Subsidiary, is sold, transferred or otherwise disposed of by the Company or any Subsidiary Guarantor to a Person that is not (either before or after such sale, transfer or disposition) the Company or a Restricted Subsidiary of the Company in a transaction or other circumstance that does not violate the “Asset Sale” provisions of the Second Lien Indenture (other than the obligation to apply proceeds of such Asset Disposition as provided in such provision) and is permitted (or not prohibited) by the other Parity Lien Documents at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of (including a release of Receivables or related contracts giving rise to Receivables from time to time in connection with a Qualified Receivables Transaction); provided that the Parity Liens upon the Collateral will not be released if the sale or other disposition is subject to the “Merger, Consolidation or Sale of Assets” provisions of the Second Lien Indenture or any similar provision in any other Parity Lien Documents;

(4) as to a release of less than all or substantially all of the Collateral, if consent to the release of all Parity Liens on such Collateral has been given by, or the Collateral Trustee otherwise receives written direction to release such Collateral in, an Act of Parity Lien Debtholders;

(5) in whole, if the Liens on such Collateral have been released in accordance with the terms of each Series of Parity Lien Debt;

(6) as to a release of all or substantially all of the Collateral, if (A) consent to the release of that Collateral has been given by the requisite percentage or number of holders of each Series of Parity Lien Debt at the time outstanding as provided for in the applicable Parity Lien Documents, and (B) the Company has delivered an Officers’ Certificate to the Collateral Trustee certifying that all such necessary consents have been obtained; and

(7) if and to the extent, and in the manner, required by Section [ 🌑 ] of the Intercreditor Agreement.

(b) The Collateral Trustee agrees for the benefit of the Company and the other Grantors that, if the Collateral Trustee at any time receives:

(1) an Officers’ Certificate and an Opinion of Counsel each stating that (A) the signing Officer (in the case of the Company) or Person (in the case of an Opinion of Counsel) has read Article 4 of this Agreement and understands the provisions and the definitions relating hereto, (B) such Officer or Person, as applicable, has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the conditions precedent in this Agreement, the Intercreditor Agreement and all other Parity Lien Documents, if any, relating to the release of the Collateral have been complied with and (C) in the opinion of such Officer or such Person, as applicable, such conditions precedent, if any, have been complied with; and

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(2) the proposed instrument or instruments releasing such Lien as to such property in recordable form, if applicable;

then, promptly following receipt by the Collateral Trustee of the items required by this Section 4.1(b), upon written request of the Company, the Collateral Trustee will execute (with such acknowledgements and/or notarizations as are required) and deliver evidence of such release to the Company or other applicable Grantor; provided that, in the case of a release of Liens under Section 4.1(a)(7), the Collateral Trustee shall execute and deliver such proposed instruments releasing its Liens contemporaneously with the execution and delivery of such similar instruments by the Second Lien Collateral Agent in accordance with the terms of the Intercreditor Agreement.

(c) The Collateral Trustee hereby agrees that in the case of any release pursuant to Section 4.1(a)(3), if the terms of any such sale, transfer or other disposition require the payment of the purchase price to be contemporaneous with the delivery of the applicable release, then, subject to the Intercreditor Agreement and at the written request of and at the expense of the Company or other applicable Grantor, the Collateral Trustee will either (A) be present at and deliver the release at the closing of such transaction or (B) deliver the release under customary escrow arrangements that permit such contemporaneous payment and delivery of the release.

Section 4.2 Delivery of Copies to Parity Lien Representatives. The Company will deliver to each Parity Lien Representative a copy of each Officers’ Certificate delivered to the Collateral Trustee pursuant to Section 4.1(b), together with copies of all documents delivered to the Collateral Trustee with such Officers’ Certificate. The Parity Lien Representatives will not be obligated to take notice thereof or to act thereon.

Section 4.3 Collateral Trustee not Required to Serve, File or Record. Subject to Section 3.2, the Collateral Trustee is not required to serve, file, register or record any instrument releasing or subordinating its Liens on any Collateral; provided that if the Company or any other Grantor shall make a written demand in the form of an Officers’ Certificate for a termination statement under Section 9-513(c) of the UCC, the Collateral Trustee shall comply with the written request of the Company or Grantor to comply with the requirements of such UCC provision as determined by the Company or Grantor.

Section 4.4 Release of Liens in Respect of Notes. In addition to any release pursuant to Section 4.1 hereof, the Collateral Trustee’s Parity Liens will no longer secure the Notes outstanding under the Second Lien Indenture or any other Obligations under the Note Documents, and the right of the holders of the Notes to the benefits and proceeds of the Parity Liens on the Collateral will terminate and be discharged as provided for in [Section 13.6] of the Indenture.

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Section 4.5 Release of Liens in Respect of any Series of Parity Lien Debt other than Notes. In addition to any release pursuant to Section 4.1 hereof, as to any Series of Parity Lien Debt other than the Notes, the Collateral Trustee’s Parity Liens will no longer secure such Series of Parity Lien Debt if such Parity Lien Debt has been paid in full, all commitments to extend credit in respect of such Series of Parity Lien Debt have been terminated and all other Parity Lien Obligations related thereto that are outstanding and unpaid at the time such Series of Parity Lien Debt is paid are also paid in full, or if otherwise released by the terms of such Parity Lien Debt or the Intercreditor Agreement.

ARTICLE 5

IMMUNITIES OF THE COLLATERAL TRUSTEE

Section 5.1 No Implied Duty. The Collateral Trustee will not have any duties nor will it have responsibilities or obligations other than those expressly assumed by it in this Agreement, the other Security Documents and the Intercreditor Agreement. No implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement, the other Parity Lien Documents or the Intercreditor Agreement, or otherwise exist against the Collateral Trustee. Without limiting the generality of the foregoing sentences, the use of the term “trustee” in this Agreement with reference to the Collateral Trustee is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Collateral Trustee will not be required to take any action that is contrary to applicable law or any provision of this Agreement, the other Security Documents or the Intercreditor Agreement.

Section 5.2 Appointment of Agents and Advisors. The Collateral Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, appraisers or other experts or advisors selected by it in good faith as it may reasonably require and will not be responsible for any misconduct or negligence on the part of any of them.

Section 5.3 Other Agreements. The Collateral Trustee has accepted its appointment as collateral trustee hereunder and is bound by the Security Documents executed by the Collateral Trustee as of the date of this Agreement, and, as directed in writing by the Company or an Act of Parity Lien Debtholders, the Collateral Trustee shall execute additional Security Documents delivered to it after the date of this Agreement (including to secure Obligations arising under Additional Parity Lien Debt to the extent such Obligations are permitted to be incurred and secured under the Parity Lien Documents); provided that such additional Security Documents do not adversely affect the rights, privileges, benefits and immunities of the Collateral Trustee or conflict with the terms of the Intercreditor Agreement. The Collateral Trustee will not otherwise be bound by, or be held obligated by, the provisions of any credit agreement, indenture or other agreement governing Parity Lien Debt (other than this Agreement and the other Security Documents to which it is a party).

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Section 5.4 Solicitation of Instructions.

(a) The Collateral Trustee may at any time solicit written confirmatory instructions, in the form of an Act of Parity Lien Debtholders, an Officers’ Certificate, a legal opinion from counsel to the Company or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement or the other Security Documents, and the Collateral Trustee will not be liable for any action it takes or omits to take in good faith in reliance on any such certificate, opinion or order. In the absence of bad faith on its part, the Collateral Trustee may rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Collateral Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Collateral Trustee pursuant to any provision hereof, the Collateral Trustee shall examine the document to determine whether it conforms to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

(b) No written direction given to the Collateral Trustee by an Act of Parity Lien Debtholders that in the sole judgment of the Collateral Trustee imposes, purports to impose or might reasonably be expected to impose upon the Collateral Trustee any obligation or liability not set forth in or arising under this Agreement and the other Security Documents will be binding upon the Collateral Trustee unless the Collateral Trustee elects, at its sole option, to accept such direction.

(c) The Collateral Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request, order or direction of the Required Parity Lien Debtholders pursuant to the provisions of this Agreement, unless such holders shall have furnished to the Collateral Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities including attorneys’ fees and expenses which may be incurred therein or thereby.

Section 5.5 Limitation of Liability. The Collateral Trustee will not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any other Security Document, except for its own negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment.

Section 5.6 Documents in Satisfactory Form. The Collateral Trustee will be entitled, but not obligated, to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form reasonably satisfactory to it. The Collateral Trustee (i) makes no representation as to the validity or adequacy of any Parity Lien Document and (ii) is not responsible for any statement in any Parity Lien Document other than its certificate of authentication and any representations and warranties made by it.

Section 5.7 Entitled to Rely. The Collateral Trustee may seek and conclusively rely upon, and shall be fully protected in conclusively relying upon, any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by the Company, any Grantor or any Guarantor in compliance with the provisions of this Agreement or delivered to it by any Parity Lien Representative as to the holders of Parity

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Lien Obligations for whom it acts, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Collateral Trustee may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature believed by it in good faith to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof or the other Security Documents has been duly authorized to do so. To the extent an Officers’ Certificate or opinion of counsel is required or permitted under this Agreement to be delivered to the Collateral Trustee in respect of any matter, the Collateral Trustee may rely conclusively on an Officers’ Certificate or opinion of counsel as to such matter and such Officers’ Certificate or opinion of counsel shall be full warranty and protection to the Collateral Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement and the other Security Documents. The Collateral Trustee (a) shall not be responsible to any Parity Lien Secured Party for any recitals, statements, information, representations or warranties of any other Person contained herein, in the Parity Lien Documents or in any document, certificate or other writing delivered in connection herewith or therewith or for the execution, effectiveness, genuineness, validity, enforceability, collectability, priority of sufficiency of this Agreement, the Parity Lien Documents or the financial condition of the Company, the Guarantors or any of them and (b) shall not be required to ascertain or inquire as to the performance or observation of any of the terms, covenants or conditions of this Agreement or any Parity Lien Document.

Section 5.8 Parity Lien Debt Default. The Collateral Trustee will not be required to inquire as to the occurrence or absence of any Parity Lien Debt Default and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any Parity Lien Debt Default unless and until it is directed by an Act of Parity Lien Debtholders.

Section 5.9 Actions by Collateral Trustee. As to any matter not expressly provided for by this Agreement or the other Security Documents, the Collateral Trustee will act or refrain from acting as directed in writing by an Act of Parity Lien Debtholders and will be fully protected if it does so, and any action taken, suffered or omitted pursuant to hereto or thereto shall be binding on the holders of Parity Lien Obligations.

Section 5.10 Security or Indemnity in favor of the Collateral Trustee. The Collateral Trustee will not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with security or indemnity reasonably satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action.

Section 5.11 Rights of the Collateral Trustee. In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Security Document, the terms and provisions of this Agreement shall supersede and control the terms and provisions of such other Security Document. In the event there is any bona fide, good faith disagreement between the other parties to this Agreement or any of the other Security Documents resulting in adverse claims being made in connection with Collateral held by the Collateral Trustee and the terms of this Agreement or any of the other Security Documents do not unambiguously mandate the action the Collateral Trustee is to take or not to take in

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connection therewith under the circumstances then existing, or the Collateral Trustee is in doubt as to what action it is required to take or not to take hereunder or under the other Security Documents, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction.

Section 5.12 Limitations on Duty of Collateral Trustee in Respect of Collateral.

(a) Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Trustee will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Trustee will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral; provided that, notwithstanding the foregoing, the Collateral Trustee will execute, file or record UCC-3 continuation statements and other documents and instruments to preserve, protect or perfect the security interests granted to the Collateral Trustee (subject to the priorities set forth herein) if it shall receive a specific written request to execute, file or record the particular continuation statement or other specific document or instrument by any Parity Lien Representative, it being understood that the Company and/or the applicable Grantor shall be responsible for all filings required in connection with any Security Document and the continuation, maintenance and/or perfection of any such filing or the lien and security interest granted in connection therewith (which request shall include an instruction to the Collateral Trustee to provide a copy of such request to each other Parity Lien Representative). The Collateral Trustee shall deliver to each other Parity Lien Representative a copy of any such written request. The Collateral Trustee will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Trustee will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Trustee in good faith.

(b) Except as provided in paragraph 5.12(a), the Collateral Trustee will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any Grantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Trustee hereby disclaims any representation or warranty to the current and future holders of the Parity Lien Obligations concerning the perfection of the security interests granted to it or in the value of any Collateral. The Collateral Trustee shall not be under any obligation to any Parity Lien Representative or any holder of Parity Lien Debt to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this or any other Security Document or the Intercreditor Agreement or to inspect the properties, books or records of the Company, any Grantor or any Guarantor.

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Section 5.13 Assumption of Rights, Not Assumption of Duties. Notwithstanding anything to the contrary contained herein:

(1) each of the parties thereto will remain liable under each of the Security Documents (other than this Agreement) to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not be executed;

(2) the exercise by the Collateral Trustee of any of its rights, remedies or powers hereunder will not release such parties from any of their respective duties or obligations under the other Security Documents; and

(3) the Collateral Trustee will not be obligated to perform any of the obligations or duties of the Company or any Grantor.

Section 5.14 No Liability for Clean Up of Hazardous Materials. In the event that the Collateral Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any trust obligation for the benefit of another, which in the Collateral Trustee’s sole discretion may cause the Collateral Trustee to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Trustee to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Trustee reserves the right, instead of taking such action, either to resign as Collateral Trustee or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Trustee will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Trustee’s actions or inactions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

Section 5.15 Other Relationships with the Company, Grantors or Guarantors. UMB Bank, N.A. and its Affiliates (and any successor Collateral Trustee and its Affiliates) may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company, any Grantor or any Guarantor and its Affiliates as though it was not the Collateral Trustee hereunder and without notice to or consent of the Parity Lien Secured Parties. The Parity Lien Representatives and the holders of the Parity Lien Obligations acknowledge that, pursuant to such activities, UMB Bank, N.A. or its Affiliates (and any successor Collateral Trustee and its Affiliates) may receive information regarding the Company, any Grantor or any Guarantor or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company, such Grantor or Guarantor or such Affiliate) and acknowledge that the Collateral Trustee shall not be under any obligation to provide such information to the Parity Lien Representatives or the holders of the Parity Lien Obligations. Nothing herein shall impose or imply any obligation on the part of UMB Bank, N.A. (or any successor Collateral Trustee) to advance funds.

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ARTICLE 6

RESIGNATION AND REMOVAL OF THE COLLATERAL TRUSTEE

Section 6.1 Resignation or Removal of Collateral Trustee. Subject to the appointment of a successor Collateral Trustee as provided in Section 6.2 and the acceptance of such appointment by the successor Collateral Trustee:

(a) the Collateral Trustee may resign at any time by giving not less than 30 days’ prior written notice of resignation to each Parity Lien Representative and the Company; and

(b) the Collateral Trustee may be removed at any time, with or without cause, by an Act of Parity Lien Debtholders by giving not less than 10 Business Days’ notice to the Collateral Trustee.

Section 6.2 Appointment of Successor Collateral Trustee. Upon any such resignation or removal, a successor Collateral Trustee may be appointed by an Act of Parity Lien Debtholders. If no successor Collateral Trustee has been so appointed and accepted such appointment within 30 days after the predecessor Collateral Trustee gave notice of resignation or was removed, the retiring Collateral Trustee may (at the expense of the Company), at its option, appoint a successor Collateral Trustee, or petition a court of competent jurisdiction for appointment of a successor Collateral Trustee, which must be a bank or trust company:

(1) authorized to exercise corporate trust powers;

(2) having a combined capital and surplus of at least $250,000,000;

(3) maintaining an office in New York, New York; and

(4) that is not the Company or any of its Affiliates.

The Collateral Trustee will fulfill its obligations hereunder until a successor Collateral Trustee meeting the requirements of this Section 6.2 has accepted its appointment as Collateral Trustee and the provisions of Section 6.3 have been satisfied.

Section 6.3 Succession. When the Person so appointed as successor Collateral Trustee accepts such appointment:

(1) such Person will succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Trustee, and the predecessor Collateral Trustee will be discharged from its duties and obligations hereunder; and

(2) the predecessor Collateral Trustee will (at the expense of the Company) promptly transfer all Liens and collateral security and other property of the Trust Estate within its possession or control to the possession or control of the successor Collateral Trustee and will execute instruments and assignments as may be necessary or desirable or reasonably requested by the successor Collateral Trustee to transfer to the successor Collateral Trustee all Liens, interests, rights, powers and remedies of the predecessor Collateral Trustee in respect of the Security Documents or the Trust Estate.

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Thereafter the predecessor Collateral Trustee will remain entitled to enforce the immunities granted to it in Article 5 and the provisions of Sections 7.8 and 7.9, and said provisions will survive termination of this Agreement for the benefit of the predecessor of the Collateral Trustee. The predecessor Collateral Trustee shall have no liability whatsoever for the actions or inactions of the successor Collateral Trustee.

Section 6.4 Merger, Conversion or Consolidation of Collateral Trustee. Any Person into which the Collateral Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Trustee shall be a party, or any Person succeeding to the business of the Collateral Trustee shall be the successor of the Collateral Trustee pursuant to Section 6.3, provided that (i) without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding, such Person satisfies the eligibility requirements specified in clauses (1) through (4) of Section 6.2 and (ii) prior to any such merger, conversion or consolidation, the Collateral Trustee shall have notified the Company and each Parity Lien Representative thereof in writing.

Section 6.5 Concerning the Collateral Trustee and the Parity Lien Representatives.

(a) Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that this Agreement has been signed by each Parity Lien Representative not in its individual capacity or personally but solely in its capacity as trustee, representative or agent for the benefit of the related holders of the applicable Series of Parity Lien Debt in the exercise of the powers and authority conferred and vested in it under the related Parity Lien Documents, and in no event shall such Parity Lien Representative, in its individual capacity, have any liability for the representations, warranties, covenants, agreements or other obligations of any other party under this Agreement, any Parity Lien Document or in any of the certificates, reports, documents, data notices or agreements delivered by such other party pursuant hereto or thereto.

(b) Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that this Agreement has been signed by U.S. Bank National Association, not in its individual capacity or personally but in its capacity as Collateral Trustee, and in no event shall U.S. Bank National Association, in its individual capacity, have any liability for the representations, warranties, covenants, agreements or other obligations of any other party under this Agreement, any Parity Lien Document or in any of the certificates, reports, documents, data notices or agreements delivered by such other party pursuant hereto or thereto.

(c) Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that this Agreement has been signed by UMB Bank, N.A. not in its individual capacity or personally but in its capacity as Trustee, and in no event shall UMB Bank, N.A. or any other Parity Lien Representative, in its individual capacity, have any liability for the representations, warranties, covenants, agreements or other obligations of any other party under this Agreement, any Parity Lien Document or in any of the certificates, reports, documents, data notices or agreements delivered by such other party pursuant hereto or thereto.

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(d) In entering into this Agreement, the Collateral Trustee shall be entitled to the benefit of every provision of the Parity Lien Documents relating to the rights, exculpations or conduct of, affecting the liability of or otherwise affording protection to the “Collateral Trustee” thereunder. In no event will the Collateral Trustee be liable for any act or omission on the part of the Grantors or any Parity Lien Representative.

(e) Except as otherwise set forth herein, neither the Collateral Trustee nor any Parity Lien Representative shall be required to exercise any discretion or take any action, but shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) solely upon the written instructions of the applicable Required Parity Lien Debtholders as provided herein or in any other Parity Lien Document; provided that neither the Collateral Trustee nor any Parity Lien Representative shall be required to take any action that (i) it in good faith believes exposes it to personal liability unless it receives an indemnification satisfactory to it from the applicable holders of the Parity Lien Obligations with respect to such action or (ii) is contrary to this Agreement, the Intercreditor Agreement or applicable law.

ARTICLE 7

MISCELLANEOUS PROVISIONS

Section 7.1 Amendment.

(a) Except as provided in the Intercreditor Agreement, no amendment or supplement to the provisions of any Security Document will be effective without the approval of the Collateral Trustee acting as directed by an Act of Parity Lien Debtholders, except that:

(1) any amendment or supplement that has the effect solely of:

(A) adding or maintaining Collateral, securing additional Parity Lien Obligations that were otherwise permitted by the terms of the Parity Lien Documents to be secured by the Collateral or preserving, perfecting or establishing the Liens thereon or the rights of the Collateral Trustee therein;

(B) curing any ambiguity, omission, mistake, defect or inconsistency;

(C) providing for the assumption of the Company’s or any Subsidiary Guarantor’s obligations under any Parity Lien Document in the case of a merger or consolidation or sale of all or substantially all of the properties or assets of the Company or such Subsidiary Guarantor to the extent permitted by the terms of the Second Lien Indenture and the other Parity Lien Documents, as applicable;

(D) making any change that would provide any additional rights or benefits to the holders of Parity Lien Debt or the Collateral Trustee or that does not adversely affect the rights under the Second Lien Indenture or any other Parity Lien Document of any holder of Parity Lien Obligations, the Collateral Trustee or the Trustee; or

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(E) effecting any release of Collateral otherwise permitted under the Parity Lien Documents,

will become effective when executed and delivered by the Company or any other applicable Grantor party thereto and, if required for effectiveness pursuant to its terms, the Collateral Trustee;

(2) no amendment or supplement that amends the provisions of this clause (2) or reduces, impairs or adversely affects the right of any holder of Parity Lien Obligations:

(A) to vote its outstanding Parity Lien Debt as to any matter described as subject to an Act of Parity Lien Debtholders or direction of the Required Parity Lien Debtholders (or amends the provisions of this clause (2) or the definition of “Act of Parity Lien Debtholders,” “Discharge of Parity Lien Obligations,” “Parity Lien Debt,” “Parity Lien Obligations” or “Required Parity Lien Debtholders” or any other definition containing the words “Parity Lien” therein or any other defined terms to the extent referenced or implicated therein);

(B) to share in the order of application described in Section 3.4 in the proceeds of an Enforcement Action; or

(C) to require that Liens securing Parity Lien Obligations be released only as set forth in the provisions described in Sections 4.1 or 4.4,

will, in each case, become effective without the requisite percentage or number of holders of each Series of Party Lien Debt adversely affected under the applicable Party Lien Document;

(3) no amendment or supplement that imposes any obligation upon the Collateral Trustee or any Parity Lien Representative or adversely affects the rights of the Collateral Trustee or any Parity Lien Representative, respectively, in its capacity as such will become effective without the consent of the Collateral Trustee or such Parity Lien Representative, respectively; and

(4) (A) any amendment or supplement to the provisions of the Security Documents that releases Collateral will be effective only in accordance with the requirements set forth in the applicable Parity Lien Document referenced in Section 4.1; and (B) any amendment or supplement that results in the Collateral Trustee’s Liens upon the Collateral no longer securing the Notes and the other Obligations under the Second Lien Indenture and other Note Documents may only be effected in accordance with Section 4.1.

(b) The Collateral Trustee will not enter into any amendment or supplement unless it has received an Officers’ Certificate to the effect that such amendment or supplement will not result in a breach of any provision or covenant contained in this Agreement, the Intercreditor Agreement or any of the Parity Lien Documents. Prior to executing any amendment or supplement pursuant to this Section 7.1, the Collateral Trustee shall receive an opinion of

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counsel of the Company (which counsel may be an employee or counsel of the Company) to the effect that the execution of such document is authorized or permitted hereunder and is the legal, valid and binding obligation of the Company, and with respect to amendments adding Collateral, an Opinion of Counsel of the Company addressing customary creation and perfection, and if such additional Collateral consists of Equity Interests of any Person which Equity Interests constitute certificated securities, priority matters with respect to such additional Collateral (which opinion may be subject to customary assumptions and qualifications).

Section 7.2 Voting. In connection with any matter under this Agreement requiring a vote of holders of Parity Lien Obligations, each Parity Lien Representative, at the request of the applicable holders of the Series of Parity Lien Debt, will cast its votes in accordance with the Parity Lien Documents governing such Series of Parity Lien Debt. The amount of Parity Lien Debt to be voted by a Series of Parity Lien Debt will equal (1) the aggregate principal amount of Parity Lien Debt held by such Series of Parity Lien Debt (including outstanding letters of credit whether or not then available or drawn), plus (2) other than in connection with an exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Indebtedness of such Series of Parity Lien Debt (to the extent such unfunded commitments have not been terminated by the holders of such Series of Parity Lien Debt). Following and in accordance with the outcome of the applicable vote under its Parity Lien Documents, the Parity Lien Representative of each Series of Parity Lien Debt will cast all of its votes under that Series of Parity Lien Debt as a block in respect of any vote under this Agreement. In connection with this Section 7.2, the Collateral Trustee may conclusively rely upon information supplied by the relevant Parity Lien Representative as to the amounts of Parity Lien Debt held by each Series of Parity Lien Debt.

Section 7.3 Further Assurances.

(a) The Company and each of the Guarantors will do or cause to be done all acts and things that may be reasonably required or that the Collateral Trustee may from time to time reasonably request to assure and confirm that the Collateral Trustee holds, for the benefit of the holders of the Parity Lien Obligations, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets constituting Collateral that are acquired or otherwise become, or are required by any Parity Lien Document to become, Collateral after the date hereof), in each case, as contemplated by, and with the Lien priority required under, the Parity Lien Documents and in connection with any merger, consolidation or sale of assets of the Company or any Subsidiary Guarantor, the property and assets of the Person which is consolidated or merged with or into the Company or any Subsidiary Guarantor, to the extent that they are property or assets of the types which would constitute Collateral under the Security Documents, shall be treated as after-acquired property and the Company or such Subsidiary Guarantor shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Parity Liens, in the manner and to the extent required under the Security Documents.

(b) Upon the reasonable request of the Collateral Trustee or any Parity Lien Representative at any time and from time to time, the Company and each of the Subsidiary Guarantors will promptly execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents, and take such other actions as shall be

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required or that the Collateral Trustee may request to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Parity Lien Documents for the benefit of the holders of Parity Lien Obligations; provided that no such Security Document, instrument or other document shall be materially more burdensome upon the Company and the Subsidiary Guarantors than the Parity Lien Documents executed and delivered by the Company and the Subsidiary Guarantors on the date hereof (it being understood that the Collateral Trustee shall have no liability whatsoever to determine whether such a document is materially burdensome and shall have no liability whatsoever with respect to this determination).

(c) Upon the request of the Collateral Trustee, the Company, the Grantors and the Guarantors will permit the Collateral Trustee or any of its agents or representatives, at reasonable times and intervals upon reasonable prior notice, to visit their offices and sites and inspect any of the Collateral and to discuss matters relating to the Collateral with their respective officers and independent public accountants. The Company, the Grantors and the Guarantors shall, at any reasonable time and from time to time upon reasonable prior notice, permit the Collateral Trustee or any of its agents or representatives to examine and make copies of and abstracts from the records and books of account of the Company, the Grantors and the Guarantors and their Subsidiaries, all at the Company’s expense.

Section 7.4 Successors and Assigns.

(a) Except as provided in Section 5.2, the Collateral Trustee may not, in its capacity as such, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Collateral Trustee hereunder will inure to the sole and exclusive benefit of, and be enforceable by, each Parity Lien Representative and each Parity Lien Secured Party, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

(b) Neither the Company nor any Grantor or Guarantor may delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Company, the Grantors and the Guarantors hereunder will inure to the sole and exclusive benefit of, and be enforceable by, the Collateral Trustee, each Parity Lien Representative and each Parity Lien Secured Party, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

Section 7.5 Delay and Waiver. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Security Documents will impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

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Section 7.6 Notices. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to the Collateral Trustee or the Trustee:	UMB Bank, N.A. [ ] [ ] Attention: [ ] Fax: [ ]
If to the Company or any other Grantor:	Consol Mining Corporation [ ] [ ] Attention: [ ] Fax: [ ]

and if to any other Parity Lien Representative, to such address as it may specify by written notice to the parties named above.

All notices and communications will be mailed by first class mail, certified or registered, return receipt requested, by overnight air courier guaranteeing next day delivery, or delivered by facsimile to the relevant address or number set forth above or, as to holders of Parity Lien Debt, its address shown on the register kept by the office or agency where the relevant Parity Lien Debt may be presented for registration of transfer or for exchange. Failure to mail or delivery by facsimile a notice or communication to a holder of Parity Lien Debt or any defect in it will not affect its sufficiency with respect to other holders of Parity Lien Debt.

If a notice or communication is mailed or delivered by facsimile in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

Section 7.7 Entire Agreement. This Agreement states the complete agreement of the parties relating to the undertaking of the Collateral Trustee set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.

Section 7.8 Compensation; Expenses. The Grantors jointly and severally agree to pay, promptly upon demand:

(1) such compensation to the Collateral Trustee and its agents including attorneys as the Company and the Collateral Trustee may agree in writing from time to time;

(2) all reasonable costs and expenses incurred by the Collateral Trustee and its agents including attorneys in the preparation, execution, delivery, filing, recordation, administration or enforcement of this Agreement or any other Security Document or any consent, amendment, waiver or other modification relating hereto or thereto;

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(3) all reasonable fees, expenses and disbursements of legal counsel and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Collateral Trustee or any Parity Lien Representative incurred in connection with the negotiation, preparation, closing, administration, performance or enforcement of this Agreement and the other Security Documents or any consent, amendment, waiver or other modification relating hereto or thereto and any other document or matter requested by the Company, any Grantor or any Guarantor;

(4) all reasonable costs and expenses incurred by the Collateral Trustee and its agents in creating, perfecting, preserving, releasing or enforcing the Collateral Trustee’s Liens on the Collateral, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, and title insurance premiums;

(5) all other reasonable costs and expenses incurred by the Collateral Trustee and its agents in connection with the negotiation, preparation and execution of the Security Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby or the exercise of rights or performance of obligations by the Collateral Trustee thereunder; and

(6) after the occurrence of any Parity Lien Debt Default, all costs and expenses incurred by the Collateral Trustee, its agents and any Parity Lien Representative in connection with any Enforcement Action subject to the Security Documents or any interest, right, power or remedy of the Collateral Trustee or in connection with any Enforcement Action or the proof, protection, administration or resolution of any claim based upon the Parity Lien Obligations in any Insolvency or Liquidation Proceeding, including all fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Collateral Trustee, its agents or the Parity Lien Representatives.

The agreements in this Section 7.8 will survive repayment of all other Parity Lien Obligations and the removal or resignation of the Collateral Trustee and termination of this Agreement.

Section 7.9 Indemnity.

(a) The Grantors jointly and severally agree to defend, indemnify, pay and hold harmless the Collateral Trustee, each Parity Lien Representative, each Parity Lien Secured Party and each of their respective Affiliates and each and all of the directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an “Indemnitee”) from and against any and all Indemnified Liabilities; provided that no Indemnitee will be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. THIS INDEMNITY COVERS ORDINARY NEGLIGENCE OF ANY OF THE FOREGOING PARTIES.

(b) All amounts due under this Section 7.9 will be payable within 10 days upon written demand.

35

(c) To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 7.9(a) may be unenforceable in whole or in part because they violate any law or public policy, each of the Grantors will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(d) No Grantor will ever assert any claim against any Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent a claim for punitive damages may lawfully be waived) any punitive damages arising out of, in connection with, or as a result of, this Agreement or any other Parity Lien Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and each of the Grantors hereby forever waives, releases and agrees not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(e) The agreements in this Section 7.9 will survive repayment of all other Parity Lien Obligations and the removal or resignation of the Collateral Trustee and termination of this Agreement.

Section 7.10 Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby.

Section 7.11 Headings. Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

Section 7.12 Obligations Secured. All obligations of the Grantors set forth in or arising under this Agreement will be Parity Lien Obligations and are secured by all Liens granted by the Security Documents.

Section 7.13 Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT.

Section 7.14 Consent to Jurisdiction. All judicial proceedings brought against any party hereto arising out of or relating to this Agreement or any of the other Security Documents may be brought in any state or federal court of competent jurisdiction in the State, County and City of New York. By executing and delivering this Agreement, each party hereto irrevocably:

(1) accepts generally and unconditionally the exclusive jurisdiction and venue of such courts;

(2) waives any defense of forum non conveniens;

(3) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address provided in accordance with Section 7.6;

36

(4) agrees that service as provided in clause (3) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect; and

(5) agrees that each party hereto retains the right to serve process in any other manner permitted by law or to bring proceedings against any party in the courts of any other jurisdiction.

Section 7.15 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER SECURITY DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR THE INTENTS AND PURPOSES OF THE OTHER SECURITY DOCUMENTS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE OTHER SECURITY DOCUMENTS, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HERETO HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH PARTY HERETO WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 7.15 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER WILL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF OR TO THIS AGREEMENT OR ANY OF THE OTHER SECURITY DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING THERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 7.16 Counterparts, Electronic Signatures. This Agreement may be executed in any number of counterparts (including by facsimile), each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument. The parties hereto may sign this Agreement and any Collateral Trust Joinder and transmit the executed copy by electronic means, including facsimile or noneditable *.pdf files. The electronic copy of the executed Agreement and any Collateral Trust Joinder is and shall be deemed an original signature.

Section 7.17 Effectiveness. This Agreement will become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by each party of written notification of such execution and written or telephonic authorization of delivery thereof.

37

Section 7.18 Grantors and Additional Grantors. Each Grantor represents and warrants that it has duly executed and delivered this Agreement. The Company will cause each Person that hereafter becomes a Grantor or is required by any Parity Lien Document to become a party to this Agreement to become a party to this Agreement, for all purposes of this Agreement, by causing such Person to execute and deliver to the Collateral Trustee a Collateral Trust Joinder, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. The Company shall promptly provide each Parity Lien Representative with a copy of each Collateral Trust Joinder executed and delivered pursuant to this Section 7.18; provided that the failure to so deliver a copy of the Collateral Trust Joinder to any then existing Parity Lien Representative shall not affect the inclusion of such Person as a Grantor if the other requirements of this Section 7.18 are complied with.

Section 7.19 Continuing Nature of this Agreement. This Agreement will be reinstated following termination hereof if at any time any payment or distribution in respect of any of the Parity Lien Obligations is rescinded or must otherwise be returned in an Insolvency or Liquidation Proceeding or otherwise by any Parity Lien Secured Party, Parity Lien Representative or any representative of any such party (whether by demand, settlement, litigation or otherwise).

Section 7.20 Insolvency. This Agreement will be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding by or against any Grantor. The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency or Liquidation Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.

Section 7.21 Rights and Immunities of Parity Lien Representatives. The Trustee and the Collateral Trustee will be entitled, to the extent applicable to such entity, to all of the rights, protections, immunities and indemnities set forth in the Second Lien Indenture and any future Parity Lien Representative will be entitled to all of the rights, protections, immunities and indemnities set forth in the credit agreement, indenture or other agreement governing the applicable Parity Lien Debt with respect to which such Person will act as representative, in each case as if specifically set forth herein. In no event will any Parity Lien Representative be liable for any act or omission on the part of the Grantors or the Collateral Trustee hereunder.

Section 7.22 Intercreditor Agreement. Each Person that is secured hereunder, by accepting the benefits of the security provided hereby, (i) agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement, and (ii) authorizes (or is deemed to authorize) and instructs (or is deemed to instruct) the Collateral Trustee on behalf of such Person to enter into, and perform under, the Intercreditor Agreement as “Second Lien Collateral Agent” (as defined in the Intercreditor Agreement). The Collateral Trustee agrees to enter into any amendments or joinders to the Intercreditor Agreement, without the consent of any Parity Lien Secured Party, to add additional Indebtedness as Parity Lien Debt (to the extent permitted to be incurred and secured by the applicable Parity Lien Documents) and add other parties (or any authorized agent or trustee therefor) holding such Indebtedness thereto and to establish that the Lien on any Collateral securing such Indebtedness ranks equally with the Liens on such Collateral securing the other Parity Lien Debt then outstanding. The foregoing provisions are intended as an inducement to the lenders under the

38

Credit Agreement to extend credit to Vanguard, as the borrower under the Credit Agreement, and such lenders are intended third party beneficiaries of this provision and the provisions of the Intercreditor Agreement. Notwithstanding anything to the contrary contained herein, to the extent that any Lien on any Collateral is perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of the Parity Lien Representative, or of agents or bailees of the Parity Lien Representative, the perfection actions and related deliverables described in this Agreement or the other Security Documents shall not be required.

Section 7.23 Force Majeure. In no event shall the Collateral Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Collateral Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 7.24 U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Collateral Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each Person or legal entity that establishes a relationship or opens an account with the Collateral Trustee. The parties to this Agreement agree that they will provide the Collateral Trustee with such information as it may request in order for the Collateral Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 7.25 Representations and Warranties. The Collateral Trustee, the Trustee, the Company, each Guarantor and each Parity Lien Representative represents and warrants to the others as of the date hereof (or, in the case of any Parity Lien Representative that becomes a party hereto after the date hereof, on the date that it becomes party hereto), that: (a) neither the execution and delivery of this Agreement nor its performance of or compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any other agreement to which it is now subject; (b) it has all requisite authority to execute, delivery and perform its obligations under this Agreement; and (c) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject only to applicable bankruptcy, insolvency or similar laws and general principles of equity.

[Signature Pages Immediately Follow]

39

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Agreement to be executed by their respective officers or representatives as of the day and year first above written.

COMPANY:

CONSOL MINING CORPORATION

By:
Name:
Title:

[Signature Page to Collateral Trust Agreement (CMC)]

GUARANTORS:

[ ]

By:
Name:
Title:

[Signature Page to Collateral Trust Agreement (CMC)]

GRANTORS:
[ ]

By:
Name:
Title:

[Signature Page to Collateral Trust Agreement (CMC)]

UMB BANK, N.A., as Parity Lien Representative and as Trustee

By:
Name:
Title:

[Signature Page to Collateral Trust Agreement (CMC)]

UMB BANK, N.A., as Collateral Trustee

By:
Name:
Title:

[Signature Page to Collateral Trust Agreement (CMC)]

EXHIBIT A

[FORM OF]

ADDITIONAL SECURED DEBT DESIGNATION

Reference is made to the Collateral Trust Agreement, dated as of November [ 🌑 ], 2017 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”), among Consol Mining Corporation (the “Company”), the Grantors and Guarantors from time to time party thereto, UMB Bank, N.A., as Parity Lien Representative (as defined therein), and UMB Bank, N.A., as Collateral Trustee. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Trust Agreement. This Additional Secured Debt Designation is being executed and delivered in order to designate additional secured debt as Parity Lien Debt entitled to the benefit of the Collateral Trust Agreement.

The undersigned, the duly appointed [specify title] of the Company hereby certifies on behalf of [the Company or applicable Grantor] that:

(A) [the Company or applicable Grantor] intends to incur additional Parity Lien Debt (“Additional Parity Lien Debt”) which will be permitted by each applicable Parity Lien Document to be secured by a Parity Lien equally and ratably with all previously existing and future Parity Lien Debt;

(B) the name and address of the Parity Lien Debt Representative for the Additional Parity Lien Debt for purposes of Section 7.6 of the Collateral Trust Agreement is:

Telephone:

Fax:

(C) Attached as Exhibit 1 hereto is a Reaffirmation Agreement duly executed by the Company, each Grantor and each Guarantor,

(D) the Company has caused a copy of this Additional Secured Debt Designation and the related Collateral Trust Joinder to be delivered to each existing Parity Lien Representative, and

(E) such Additional Parity Lien Debt shall constitute Parity Lien Debt for purposes of the Collateral Trust Agreement.

XII-1

IN WITNESS WHEREOF, the Company has caused this Additional Secured Debt Designation to be duly executed by the undersigned officer as of                        , 20        .

CONSOL MINING CORPORATION

By:
Name:
Title:

ACKNOWLEDGEMENT OF RECEIPT

The undersigned, the duly appointed Collateral Trustee under the Collateral Trust Agreement, hereby acknowledges receipt of an executed copy of this Additional Secured Debt Designation.

[ ],

By:
Name:
Title:

XII-2

EXHIBIT 1 TO ADDITIONAL SECURED DEBT DESIGNATION

[FORM OF]

REAFFIRMATION AGREEMENT

Reference is made to the Collateral Trust Agreement, dated as of November [ 🌑 ], 2017 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”), among Consol Mining Corporation (the “Company”), the Grantors and Guarantors from time to time party thereto, UMB Bank, N.A., as Parity Lien Representative (as defined therein), and UMB Bank, N.A., as Collateral Trustee. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Trust Agreement. This Reaffirmation Agreement is being executed and delivered as of                             , 20     in connection with an Additional Secured Debt Designation of even date herewith which Additional Secured Debt Designation has designated additional Parity Lien Debt entitled to the benefit of the Collateral Trust Agreement.

Each of the undersigned hereby consents to the designation of additional secured debt as Parity Lien Debt as set forth in the Additional Secured Debt Designation of even date herewith and hereby confirms its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Parity Lien Documents to which it is party, and agrees that, notwithstanding the designation of such additional indebtedness or any of the transactions contemplated thereby, such guarantees, pledges, grants of security interests and other obligations, and the terms of each Parity Lien Document to which it is a party, are not impaired or adversely affected in any manner whatsoever and shall continue to be in full force and effect and such additional secured debt shall be entitled to all of the benefits of such Parity Lien Documents.

Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Reaffirmation Agreement.

IN WITNESS WHEREOF, each of the undersigned has caused this Reaffirmation Agreement to be duly executed as of the date written above.

[names of the Company, Grantors and Guarantors]

Name:
Title:

XII-3

EXHIBIT B

[FORM OF]

COLLATERAL TRUST JOINDER – ADDITIONAL DEBT

Reference is made to the Collateral Trust Agreement, dated as of November [ 🌑 ], 2017 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”), among Consol Mining Corporation (the “Company”), the Grantors and Guarantors from time to time party thereto, UMB Bank, N.A., as Parity Lien Representative (as defined therein), and UMB Bank, N.A., as Collateral Trustee. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Trust Agreement. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Trust Agreement. This Collateral Trust Joinder is being executed and delivered pursuant to Section 3.8 of the Collateral Trust Agreement as a condition precedent to the debt for which the undersigned is acting as agent being entitled to the benefits of being additional Parity Lien Debt under the Collateral Trust Agreement.

[1. Joinder. The undersigned,                                     , a                                     , (the “New Representative”) as [trustee, administrative agent] under that certain [described applicable indenture, credit agreement or other document governing the additional secured debt] hereby agrees to become party as a Parity Lien Representative under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.]1

[1][2.] Additional Secured Debt Designation

The undersigned, on behalf of itself and each holder of Obligations in respect of the [Additional Notes][Series of Parity Lien Debt] for which the undersigned is acting as Parity Lien Representative hereby agrees, for the enforceable benefit of all Parity Lien Secured Parties and each existing and future holder of Parity Liens and as a condition to being treated as Parity Lien Debt under the Collateral Trust Agreement that:

(a) subject to Section 3.4 of the Collateral Trust Agreement, all Parity Lien Obligations will be and are secured equally and ratably by all Parity Liens at any time granted by the Company or any other Grantor to secure any Obligations in respect of any [Additional Notes][Series of Parity Lien Debt], whether or not upon property otherwise constituting collateral for such Series of Parity Lien Debt, and that all such Parity Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Parity Lien Obligations equally and ratably;

(b) the undersigned, on behalf of itself and each holder of Obligations in respect of the [Additional Notes][Series of Parity Lien Debt] for which the undersigned is acting as Parity Lien Representative, hereby consents to and agrees to be bound by the provisions of the Intercreditor Agreement, the Collateral Trust Agreement and the other Security Documents, including the provisions relating to the ranking of Parity Liens and the order of application of proceeds from the enforcement of Parity Liens; and

[1]	Delete if Additional Parity Lien Debt constitutes Additional Notes.

XII-1

(c) the undersigned, on behalf of itself and each holder of Obligations in respect of the [Additional Notes][Series of Parity Lien Debt] for which the undersigned is acting as Parity Lien Representative, hereby appoints the Collateral Trustee to serve as collateral trustee under the Security Documents on the terms and conditions set forth therein and hereby consents to the performance by the Collateral Trustee of, and directs the Collateral Trustee to perform its obligations under the Collateral Trust Agreement, the Security Documents and the Intercreditor Agreement, together with all such powers as are reasonably incidental thereto.

3. Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Collateral Trust Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of                             , 20        .

[insert name of the new representative]

Name:
Title:

The Collateral Trustee hereby acknowledges receipt of this Collateral Trust Joinder and agrees to act as Collateral Trustee for the [New Representative][Trustee] and the holders of the Obligations represented thereby:

[ ]

By:
Name:
Title:

XII-2

EXHIBIT C

[FORM OF]

COLLATERAL TRUST JOINDER – ADDITIONAL GRANTOR

Reference is made to the Collateral Trust Agreement, dated as of November [ 🌑 ], 2017 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”), among Consol Mining Corporation (the “Company”), the Grantors and Guarantors from time to time party thereto, UMB Bank, N.A., as Parity Lien Representative (as defined therein), and UMB Bank, N.A., as Collateral Trustee. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Trust Agreement. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Trust Agreement. This Collateral Trust Joinder is being executed and delivered pursuant to Section 7.18 of the Collateral Trust Agreement.

1. Joinder. The undersigned, ___________________, a ___________________, hereby agrees to become party as a Grantor under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.

2. Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Collateral Trust Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of                             , 20        .

[ ]

By:
Name:
Title:

The Collateral Trustee hereby acknowledges receipt of this Collateral Trust Joinder and agrees to act as Collateral Trustee with respect to the Collateral pledged by the new Grantor:

[ ]

By:
Name:
Title:

XII-1

EXHIBIT D

INTERCREDITOR AGREEMENT

among

CONSOL ENERGY INC. (formerly known as CONSOL MINING CORPORATION),

as the Company,

the other Grantors party hereto,

PNC BANK, NATIONAL ASSOCIATION,

as Priority Lien Agent for the

Priority Lien Credit Agreement Secured Parties,

UMB BANK, N.A.,

as Parity Lien Collateral Trustee for the

Parity Lien Secured Parties,

and

each additional Representative from time to time party hereto dated as of [November 28], 2017

INTERCREDITOR AGREEMENT

INTERCREDITOR AGREEMENT dated as of [November 28], 2017 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among CONSOL ENERGY INC. (formerly known as CONSOL MINING CORPORATION), a Delaware corporation (the “Company”), the other Grantors (as defined below) party hereto, PNC BANK, NATIONAL ASSOCIATION, as Representative for the Priority Lien Credit Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “Priority Lien Credit Agreement Collateral Agent”), UMB BANK, N.A., as Representative for the Parity Lien Secured Parties (in such capacity and together with its successors in such capacity, the “Parity Lien Collateral Trustee”), and each additional Representative that from time to time becomes a party hereto pursuant to Section 8.09.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Priority Lien Credit Agreement Collateral Agent (for itself and on behalf of the Priority Lien Credit Agreement Secured Parties), the Parity Lien Collateral Trustee (for itself and on behalf of the Parity Lien Secured Parties) and each additional Representative (for itself and on behalf of the holders of the Series of Secured Debt for which it is Representative) agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Priority Lien Credit Agreement or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Additional Priority Lien Debt” means any Indebtedness that is incurred, issued or guaranteed by the Company and/or any other Grantor (other than Indebtedness constituting Priority Lien Credit Agreement Obligations), which Indebtedness and guarantees are secured by the Priority Lien Collateral (or a portion thereof) on a pari passu basis with the Priority Lien Credit Agreement Obligations; provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each then-extant Priority Lien Document, Parity Lien Document and Junior Lien Document and (ii) unless already a party with respect to that series of Additional Priority Lien Debt, the Representative for the holders of such Indebtedness shall have (A) executed and delivered this Agreement as of the date hereof or become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof and (B) become a party to the Priority Lien Pari Passu Intercreditor Agreement; provided, further that, if such Indebtedness will be the initial Additional Priority Lien Debt incurred by the Company and/or any other Grantor, then the Company, the other Grantors, the Priority Lien Credit Agreement Collateral Agent and the Representative for such Indebtedness shall have executed and delivered the Priority Lien Pari Passu Intercreditor Agreement. To the extent provided for in each then-extant Priority Lien Document, Parity Lien Document and Junior Lien Document (or if optional under any such then-extant Priority Lien Document, Parity Lien Document or Junior Lien Document, to the extent elected to treat such commitments as fully drawn), the requirements of clause (i) above shall be tested only as of (x) the date of execution of a Joinder Agreement, if pursuant to a commitment entered into at the time of such Joinder Agreement and (y) with respect to any later commitment or amendment to those terms to permit such Indebtedness, as of the date of such commitment and/or amendment. For the avoidance of doubt, no Additional Priority Lien Debt is permitted by the Priority Lien Credit Agreement as of the date hereof.

“Additional Priority Lien Documents” means, with respect to any series, issue or class of Additional Priority Lien Debt, the loan agreements, the promissory notes, indentures, the Priority Lien Collateral Documents or other operative agreements evidencing or governing such Indebtedness.

“Additional Priority Lien Obligations” means, with respect to any series, issue or class of Additional Priority Lien Debt, all amounts owing pursuant to the terms of such Additional Priority Lien Debt, including, without limitation, the obligation (including guarantee obligations) to pay principal, interest (including interest, fees or expenses accrued thereon after the commencement of any Insolvency or Liquidation Proceeding), premium, letter of credit commissions, reimbursement obligations, charges, expenses, fees, attorneys costs, indemnities and other amounts payable by a Grantor under any Additional Priority Lien Document. For the avoidance of doubt, Additional Priority Lien Obligations shall not include any DIP Financing.

“Additional Priority Lien Secured Parties” means, with respect to any series, issue or class of Additional Priority Lien Debt, the holders of such Indebtedness, the Representative with respect thereto, any trustee or agent therefor under any related Additional Priority Lien Documents and the beneficiaries of each indemnification obligation undertaken by the Company or any other Grantor under any related Additional Priority Lien Documents.

“Additional Secured Debt Designation” means:

(1) in the case of any Series of Parity Lien Debt, the written agreement of the holders of such Series of Parity Lien Debt and their Representative, as set forth in the indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, for the benefit of the Priority Lien Secured Parties and the other Parity Lien Secured Parties:

(a) that all Parity Lien Obligations will be and are secured equally and ratably by all Parity Liens at any time granted by the Company or any other Grantor to secure any Obligations in respect of such Series of Parity Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Parity Lien Debt, and that all such Parity Liens will be enforceable by the Parity Lien Collateral Trustee for the benefit of all holders of Parity Lien Obligations equally and ratably;

(b) that such Parity Lien Representative and the holders of Obligations in respect of such Series of Parity Lien Debt are bound by the provisions of this Agreement, including the provisions relating to the ranking of Priority Liens and Parity Liens and the order of application of proceeds from the enforcement of Priority Liens and Parity Liens; and

(c) appointing the Parity Lien Collateral Trustee and consenting to the terms of this Agreement and the performance by the Parity Lien Collateral Trustee of, and consenting to and directing the Parity Lien Collateral Trustee to perform its obligations under the Parity Lien Collateral Trust Agreement or applicable security documents, as applicable, and this Agreement, together with all such powers as are reasonably incidental thereto; and

(2) in the case of any Series of Junior Lien Debt, the written agreement of the holders of such Series of Junior Lien Debt and their Representative, as set forth in the indenture, credit agreement or other agreement governing such Series of Junior Lien Debt, for the benefit of the Priority Lien Secured Parties, the Parity Lien Secured Parties and the other Junior Lien Secured Parties:

(a) that all Junior Lien Obligations will be and are secured equally and ratably by all Junior Liens at any time granted by the Company or any other Grantor to secure any Obligations in respect of such Series of Junior Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Junior Lien Debt, and that all such Junior Liens will be enforceable by the Junior Lien Collateral Trustee for the benefit of all holders of Junior Lien Obligations equally and ratably;

(b) that such Junior Lien Representative and the holders of Obligations in respect of such Series of Junior Lien Debt are bound by the provisions of this Agreement, including the provisions relating to the ranking of Priority Liens, Parity Liens and Junior Liens and the order of application of proceeds from the enforcement of Priority Liens, Parity Liens and Junior Liens; and

(c) appointing the Junior Lien Collateral Trustee and consenting to the terms of this Agreement and the performance by the Junior Lien Collateral Trustee of, and consenting to and directing the Junior Lien Collateral Trustee to perform its obligations under the Junior Lien Documents or applicable security documents, as applicable, and this Agreement, together with all such powers as are reasonably incidental thereto.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Bank Product Obligations” means any and all obligations of the Company or any other Grantor, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with (i) any treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer (including electronic funds transfer), automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services and (ii) all “Other Lender Provided Financial Service Products” as defined in the Priority Lien Credit Agreement or other similar product as defined in any Refinancing Credit Facility.

“Bankruptcy Code” means Title 11 of the United States Code.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Capital Stock” of any Person means (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities exercisable for, exchangeable for or convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Class Debt” has the meaning assigned to such term in Section 8.09.

“Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Class Debt Representatives” has the meaning assigned to such term in Section 8.09.

“Collateral” means the Priority Lien Collateral, the Parity Lien Collateral and the Junior Lien Collateral.

“Collateral Documents” means the Priority Lien Collateral Documents, the Parity Lien Security Documents and the Junior Lien Collateral Documents.

“Company” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Credit Facility” means one or more credit facilities, debt facilities (including the Priority Lien Credit Agreement), indentures or commercial paper facilities, in each case, with banks or other institutional lenders or investors providing for revolving credit loans, term loans, capital market financings, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or letter of credit guarantees, in each case, as amended, restated, modified, supplemented, extended, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or Refinanced (including by means of sales of debt securities) in whole or in part from time to time (and whether or not with the original trustee, holders, purchasers, administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Credit Facility or any other credit or other agreement or indenture).

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

“Designated Priority Lien Agent” means (i) if at any time there is only one Priority Lien Agent for a Series of Priority Lien Obligations with respect to which the Discharge of Priority Lien Obligations has not occurred, such Priority Lien Agent and (ii) at any time when clause (i) does not apply, the Priority Lien Agent designated as such pursuant to the Priority Lien Pari Passu Intercreditor Agreement at such time.

“DIP Financing” has the meaning assigned to such term in Section 6.01(a).

“Discharge of Junior Lien Obligations” means the occurrence of all of the following:

(a) payment in full in cash of the principal of and interest (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding) and premium (if any) on all Junior Lien Debt; and

(b) payment in full in cash of all other Junior Lien Obligations that are outstanding and unpaid at the time the Junior Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at or prior to such time);

provided that, if at any time after the Discharge of Junior Lien Obligations has occurred, the Company or any other Grantor enters into any Junior Lien Document evidencing a Junior Lien Obligation the incurrence of which is not prohibited by the applicable Secured Debt Documents, then such Discharge of Junior Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement with respect to such new Junior Lien Obligations (other than with respect to any release actions taken as a result of the occurrence of such first Discharge of Junior Lien Obligations), and, from and after the date on which the Company designates such Indebtedness as Junior Lien Debt in accordance with this Agreement, (i) the obligations under such Junior Lien Document shall automatically and without any further action be treated as Junior Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth in this Agreement, and (ii) any Junior Lien Obligations shall be deemed to have been at all times Junior Lien Obligations and at no time Parity Lien Obligations or Priority Lien Obligations.

For the avoidance of doubt, a replacement of Junior Lien Obligations with other Junior Lien Obligations shall not be deemed to cause a Discharge of Junior Lien Obligations.

“Discharge of Parity Lien Obligations” means the occurrence of all of the following:

(a) payment in full in cash of the principal of and interest (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding) and premium (if any) on all Parity Lien Debt; and

(b) payment in full in cash of all other Parity Lien Obligations that are outstanding and unpaid at the time the Parity Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at or prior to such time);

provided that, if at any time after the Discharge of Parity Lien Obligations has occurred, the Company or any other Grantor enters into any Parity Lien Document evidencing a Parity Lien Obligation the incurrence of which is not prohibited by the applicable Secured Debt Documents, then such Discharge of Parity Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement with respect to such new Parity Lien Obligations (other than with respect to any release actions taken as a result of the occurrence of such first Discharge of Parity Lien Obligations), and, from and after the date on which the Company designates such Indebtedness as Parity Lien Debt in accordance with this Agreement, (i) the obligations under such Parity Lien Document shall automatically and without any further action be treated as Parity Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth in this Agreement, and (ii) any Parity Lien Obligations shall be deemed to have been at all times Parity Lien Obligations and at no time Priority Lien Obligations or Junior Lien Obligations.

For the avoidance of doubt, a replacement of Parity Lien Obligations with other Parity Lien Obligations shall not be deemed to cause a Discharge of Parity Lien Obligations.

“Discharge of Priority Lien Obligations” means the occurrence of all of the following:

(1) termination or expiration of all commitments to extend credit that would constitute Priority Lien Obligations;

(2) payment in full in cash of the principal of and interest, fees, expenses (including all interest, fees and expenses accrued after the commencement of any Insolvency or Liquidation Proceeding whether or not allowed or allowable in such proceeding) and premium (if any) on all Priority Lien Obligations (other than any undrawn letters of credit);

(3) discharge or cash collateralization (at the lower of (i) 105% of the aggregate undrawn amount and (ii) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Obligations;

(4) payment in full in cash of obligations in respect of Hedging Obligations constituting Priority Lien Obligations (and, with respect to any particular agreement regarding Hedging Obligations, termination of such agreement and payment in full in cash of all obligations thereunder or such other arrangements as have been made by the counterparty thereto (and communicated to the Designated Priority Lien Agent) pursuant to the terms of the Priority Lien Documents) other than such Hedging Obligations that have been novated or collateralized to the extent required by the terms thereof; and

(5) payment in full in cash of all other Priority Lien Obligations, including, without limitation, Bank Product Obligations constituting Priority Lien Obligations, that are outstanding and unpaid at the time the Priority Lien Obligations are paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at or prior to such time);

provided that, if, at any time after the Discharge of Priority Lien Obligations has occurred, the Company or any other Grantor enters into any Priority Lien Document evidencing a Priority Lien

Obligation the incurrence of which is not prohibited by the applicable Secured Debt Documents, then such Discharge of Priority Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement with respect to such new Priority Lien Obligations (other than with respect to any release actions taken as a result of the occurrence of such first Discharge of Priority Lien Obligations), and, from and after the date on which the Company designates such Indebtedness as Priority Lien Obligations in accordance with this Agreement, (i) the obligations under such Priority Lien Document shall automatically and without any further action be treated as Priority Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth in this Agreement, and (ii) any Priority Lien Obligations shall be deemed to have been at all times Priority Lien Obligations and at no time Parity Lien Obligations or Junior Lien Obligations.

For the avoidance of doubt, a replacement of Priority Lien Obligations with other Priority Lien Obligations shall not be deemed to cause a Discharge of Priority Lien Obligations.

“Grantors” means the Company, each other Subsidiary of the Company that shall have granted any Lien in favor of any Priority Lien Secured Party, any Parity Lien Secured Party and/or any Junior Lien Secured Party on any of its assets or properties to secure any of the Priority Lien Obligations, Parity Lien Obligations and/or Junior Lien Obligations. The Grantors existing on the date hereof are listed on the signature pages hereto as “Grantors.”

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Swap Agreement.

“Hydrocarbon Swap Agreement” shall mean any puts, cap transactions, floor transactions, collar transactions, forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement in respect of Hydrocarbons to be used, produced, processed or sold by the Company or any of its Restricted Subsidiaries that are customary in the Permitted Business and designed to protect such Person against fluctuations in or manage exposure to Hydrocarbon prices and not for speculative purposes.

“Hydrocarbons” means coal, oil, natural gas, casing head gas, drip gasoline, natural gasoline, diesel, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Indebtedness” means (i) debt for borrowed money, including obligations evidenced by bonds, debentures, notes or other similar instruments (other than any obligations in respect of performance bonds, bid bonds, appeal bonds, surety bonds, reclamation bonds and completion guarantees and similar obligations), (ii) drawn and undrawn letters of credit, (iii) Bank Product Obligations and (iv) Hedging Obligations.

“Insolvency or Liquidation Proceeding” means:

(1) any case or proceeding commenced by or against the Company or any other Grantor under the Bankruptcy Code or any other Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement relating to fluctuations in interest rates.

“Issue Date” means November 13, 2017, the first date on which the Parity Lien Notes are issued under the Parity Lien Indenture.

“Joinder Agreement” means a supplement to this Agreement in substantially the form of Annex II, Annex III or Annex IV hereof, as applicable.

“Junior Lien” means a Lien, junior to the Priority Liens and the Parity Liens as provided in this Agreement, granted by the Company or any other Grantor in favor of holders of Junior Lien Debt (or any collateral trustee or representative in connection therewith), at any time, upon any property of the Company or any other Grantor to secure Junior Lien Obligations.

“Junior Lien Class Debt” has the meaning assigned to such term in Section 8.09.

“Junior Lien Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Junior Lien Class Debt Representatives” has the meaning assigned to such term in Section 8.09.

“Junior Lien Collateral” means all “Collateral” (or comparable term) as defined in the Junior Lien Documents, and any other assets of the Company or any other Grantor now or at any time hereafter subject to Liens which secure, but only to the extent securing, any Junior Lien Obligation.

“Junior Lien Collateral Documents” means the security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Company or any other Grantor creating (or purporting to create) a Junior Lien in favor of the Junior Lien Collateral Trustee, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time.

“Junior Lien Collateral Trustee” means the collateral trustee or other representative of lenders or holders of Junior Lien Obligations designated pursuant to the terms of the Junior Lien Documents and this Agreement.

“Junior Lien Debt” means any Indebtedness (other than intercompany Indebtedness owing to the Company or its Subsidiaries) of the Company or any other Grantor incurred after the date hereof (including any Refinancing Indebtedness in respect thereof to the extent permitted hereunder) that is secured by a Junior Lien and that was permitted to be incurred under the first paragraph of Section 3.2 of the Parity Lien Indenture or clauses (1), (13) or (14) of the definition of “Permitted Debt” in the Parity Lien Indenture as in effect on the Issue Date and Refinancing Indebtedness secured by a Junior Lien incurred in respect of any of the foregoing pursuant to clause (5) of the definition of “Permitted Debt” in the Parity Lien Indenture as in effect on the Issue Date and also permitted to be incurred and so secured under each other then-extant Secured Debt Document; provided that, in the case of any Indebtedness referred to in this definition:

(a) on or before the date on which such Indebtedness is incurred by the Company or any other Grantor, such Indebtedness is designated by the Company, in an officers’ certificate delivered to the Junior Lien Collateral Trustee, the Priority Lien Agents and the Parity Lien Collateral Trustee as “Junior Lien Debt” for the purposes of the Secured Debt Documents; provided that no Series of Secured Debt may be designated as both “Junior Lien Debt” and Parity Lien Debt or Priority Lien Obligations (or any combination of the three);

(b) the Representative with respect to such Indebtedness, the Priority Lien Agents, the Junior Lien Collateral Trustee, the Parity Lien Collateral Trustee, the Company and each applicable other Grantor have duly executed and delivered a Joinder Agreement substantially in the form of Annex IV; and

(c) all other requirements set forth in this Agreement as to the confirmation, grant or perfection of the Liens of the holders of Junior Lien Debt to secure such Indebtedness or Obligations in respect thereof are satisfied.

“Junior Lien Documents” means, collectively, any indenture, credit agreement or other agreement or instrument pursuant to which Junior Lien Debt is incurred and the documents pursuant to which Junior Lien Obligations are granted.

“Junior Lien Enforcement Date” means, with respect to the Junior Lien Collateral Trustee, (a) prior to the Discharge of Priority Lien Obligations, the date which is 270 days after the occurrence of both (i) an Event of Default (under and as defined in the Junior Lien Documents) and (ii) the receipt by the Priority Lien Agents and the Parity Lien Collateral Trustee of written notice from the Junior Lien Collateral Trustee that (x) an Event of Default (under and as defined in the Junior Lien Documents) has occurred and is continuing and (y) the Junior Lien Obligations are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Junior Lien Document; provided that the Junior Lien Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred (1) at any time the Designated Priority Lien Agent has commenced and is diligently pursuing any enforcement action with respect to all or any material portion of the Shared Collateral (with prompt written notice of the commencement of such action to be given to the other Priority Lien Agents, the Parity Lien Collateral Trustee and the Junior Lien Collateral Trustee) or (2) at any time the Company or applicable other Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding and (b) following the Discharge of Priority Lien Obligations but prior to the Discharge of Parity Lien Obligations, the date which is 180 days after the occurrence of both (i) an Event of Default (under and as defined in the Junior Lien Documents) and (ii) the Parity Lien Collateral Trustee’s receipt of written notice from the Junior Lien Collateral Trustee that (x) an Event of Default (under and as defined in the Junior Lien Documents) has occurred and is continuing and (y) the Junior Lien Obligations are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Junior Lien Document; provided that the Junior Lien Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred (1) at any time the Parity Lien Collateral Trustee has commenced and is diligently pursuing any enforcement action with respect to all or any material portion of the Shared Collateral or (2) at any time the Company or applicable other Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Junior Lien Obligations” means Junior Lien Debt and all other Obligations in respect thereof.

“Junior Lien Representative” means, in the case of any Series of Junior Lien Debt, the trustee, agent or representative of the holders of such Series of Junior Lien Debt who maintains or has unrestricted access to the transfer register for such Series of Junior Lien Debt and is appointed as a representative of the Junior Lien Debt (for purposes related to the administration of the security documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Junior Lien Debt.

“Junior Lien Secured Party” means any Junior Lien Representative, the Junior Lien Collateral Trustee and any holder of Junior Lien Obligations.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” means any principal, premium, if any, interest, fees and expenses (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for post-filing interest, fees and expenses is allowed or allowable in such proceeding), penalties, charges, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.

“Officers’ Certificate” has the meaning provided to such term in Section 8.08.

“Parity Lien” means a Lien junior to the Priority Liens and senior to the Junior Liens as provided in this Agreement, granted by the Company or any other Grantor in favor of the Parity Lien Collateral Trustee pursuant to a Parity Lien Security Document, at any time, upon any property of the Company or any other Grantor to secure Parity Lien Obligations.

“Parity Lien Class Debt” has the meaning assigned to such term in Section 8.09.

“Parity Lien Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Parity Lien Class Debt Representatives” has the meaning assigned to such term in Section 8.09.

“Parity Lien Collateral” shall mean all “Collateral” (or comparable term) as defined in the Parity Lien Security Documents, and any other assets of the Company or any other Grantor now or at any time hereafter subject to Liens which secure, but only to the extent securing, any Parity Lien Obligation.

“Parity Lien Collateral Trust Agreement” means that certain Collateral Trust Agreement, dated as of the date hereof, by and among the Company, the other Grantors, the Parity Lien Collateral Trustee and the Parity Lien Indenture Trustee, as the Parity Lien Representative for the holders of the Parity Lien Notes, as such agreement has been or may be amended, restated, supplemented or otherwise modified from time to time.

“Parity Lien Collateral Trustee” means UMB Bank, N.A., in its capacity as collateral trustee under the Parity Lien Collateral Trust Agreement and the other Parity Lien Documents.

“Parity Lien Debt” means:

(1) the Parity Lien Notes issued on the Issue Date and the guarantees thereof by the Grantors (other than the Company); and

(2) any other Indebtedness (other than intercompany Indebtedness owing to the Company or its Subsidiaries) of the Company or any other Grantor that is (i) secured equally and ratably with the Parity Lien Notes or any other Parity Lien Debt by a Parity Lien, (ii) incurred under clauses (1), (3) or (5) (insofar as such Indebtedness incurred under clause (5) refunds, refinances, extends, replaces, renews or defeases Indebtedness incurred under clause (3) of the definition of “Permitted Debt” in the Parity Lien Indenture as in effect on the Issue Date) of the definition of “Permitted Debt” in the Parity Lien Indenture as in effect on the Issue Date and (iii) permitted to be incurred and so secured under each then-extant Priority Lien Document, Parity Lien Document and Junior Lien Document; provided that, in the case of any Indebtedness referred to in this clause (2) of this definition:

(a) on or before the date on which such Indebtedness is incurred by the Company or any other Grantor, such Indebtedness is designated by the Company, in an officers’ certificate delivered to each Priority Lien Agent, each Parity Lien Representative, the Parity Lien Collateral Trustee and the Junior Lien Collateral Trustee, as “Parity Lien Debt” for the purposes of the Parity Lien Indenture and the Parity Lien Collateral Trust Agreement; provided, further, that no Series of Secured Debt may be designated as both “Parity Lien Debt” and “Priority Lien Obligations” or “Junior Lien Debt” (or any combination of the three);

(b) the Parity Lien Representative of such Parity Lien Debt (other than additional Parity Lien Notes) shall have executed and delivered a Joinder Agreement substantially in the form of Annex II; and

(c) all requirements set forth in the Parity Lien Collateral Trust Agreement as to the confirmation, grant or perfection of the Parity Lien Collateral Trustee’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (c) will be conclusively established if the Company delivers to the Parity Lien Collateral Trustee an officers’ certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Parity Lien Debt”).

“Parity Lien Documents” means, collectively, the Parity Lien Note Documents and any additional indenture, supplemental indenture, credit agreement or other agreement governing each other Series of Parity Lien Debt and the Parity Lien Security Documents (other than any Parity Lien Security Documents that do not secure Parity Lien Obligations).

“Parity Lien Enforcement Date” means, with respect to the Parity Lien Collateral Trustee, prior to the Discharge of Priority Lien Obligations, the date which is 180 days after the occurrence of both (i) an Event of Default (under and as defined in the Parity Lien Documents) and (ii) each Priority Lien Agent’s and the Junior Lien Collateral Trustee’s receipt of written notice from the Parity Lien Collateral Trustee that (x) an Event of Default (under and as defined in the Parity Lien Documents) has occurred and is continuing and (y) the Parity Lien Obligations are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Parity Lien Document; provided that the Parity Lien Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred (1) at any time the Designated Priority Lien Agent has commenced and is diligently pursuing any enforcement action with respect to all or any material portion of the Shared Collateral or (2) at any time the Company or applicable other Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Parity Lien Indenture” means the Indenture dated as of November 13, 2017 among the Company, the other Grantors, the Parity Lien Collateral Trustee and the Parity Lien Indenture Trustee, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time and, subject to Section 8.10, shall include any Refinanced indenture identified by the Company in writing as the Parity Lien Indenture.

“Parity Lien Indenture Trustee” means UMB Bank, N.A., in its capacity as trustee under the Parity Lien Indenture, together with its successors in such capacity.

“Parity Lien Note Documents” means the Parity Lien Indenture, the Parity Lien Notes, the guarantees thereof by the Grantors (other than the Company), the Parity Lien Security Documents and this Agreement.

“Parity Lien Notes” means the Company’s 11.00% Senior Secured Second Lien Notes due 2025 issued pursuant to the Parity Lien Indenture.

“Parity Lien Obligations” means Parity Lien Debt and all other Obligations in respect thereof.

“Parity Lien Representative” means:

(1) in the case of the Parity Lien Notes, the Parity Lien Collateral Trustee; or

(2) in the case of any other Series of Parity Lien Debt, the trustee, agent or representative of the holders of such Series of Parity Lien Debt who (a) maintains or has unrestricted access to the transfer register for such Parity Lien Debt and is appointed as a Parity Lien Representative (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, together with its successors in such capacity, and (b) has become a party to the Parity Lien Collateral Trust Agreement as a “Parity Lien Representative” by executing a joinder in the form required under the Parity Lien Collateral Trust Agreement.

“Parity Lien Secured Party” means any Parity Lien Representative, the Parity Lien Collateral Trustee and any holder of Parity Lien Obligations.

“Parity Lien Security Documents” means the Parity Lien Collateral Trust Agreement, each joinder agreement required by the Parity Lien Collateral Trust Agreement, and all other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Company or any other Grantor creating (or purporting to create) a Parity Lien upon Parity Lien Collateral in favor of the Parity Lien Collateral Trustee, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Pledged or Controlled Collateral” has the meaning assigned to such term in Section 5.05(a).

“Priority Lien” means a Lien granted by the Company or any other Grantor in favor of a Priority Lien Agent, at any time, upon any property of the Company or any other Grantor to secure Priority Lien Obligations (including Liens on such collateral under security documents associated with any Refinancing Credit Facility).

“Priority Lien Agent” means (x) in the case of the Priority Lien Credit Agreement Obligations or the Priority Lien Credit Agreement Secured Parties, (1) the Priority Lien Credit Agreement Collateral Agent or (2) in the case of any Refinancing Credit Facility, the trustee, agent or representative of the holders of such Priority Lien Obligations who maintains or has unrestricted access to the transfer register for such Priority Lien Obligations and is appointed as a representative of such Priority Lien Obligations (for purposes related to the administration of the security documents related to such Priority Lien Obligations) pursuant to the credit agreement or other agreement governing such Priority Lien Obligations and (y) in the case of any Additional Priority Lien Document and the Additional Priority Lien Obligations thereunder, the trustee, administrative agent, security agent or similar agent under such Additional Priority Lien Document who maintains or has unrestricted access to the transfer register for such Additional Priority Lien Obligations and that is named as the Representative in respect of such Additional Priority Lien Obligations hereunder or in the applicable Joinder Agreement.

“Priority Lien Class Debt” has the meaning assigned to such term in Section 8.09.

“Priority Lien Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Priority Lien Class Debt Representatives” has the meaning assigned to such term in Section 8.09.

“Priority Lien Collateral” means all “Collateral” (or comparable term) as defined in the Priority Lien Credit Agreement, Refinancing Credit Facility or any other Priority Lien Document, and any other assets of the Company or any other Grantor now or at any time hereafter subject to Liens which secure, but only to the extent securing, any Priority Lien Obligation.

“Priority Lien Collateral Documents” means the security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Company or any other Grantor creating (or purporting to create) a Priority Lien in favor of a Priority Lien Agent, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time.

“Priority Lien Credit Agreement” means the Credit Agreement, dated as of the date hereof, by and among the Company, as borrower, its subsidiaries party thereto, as guarantors, the Priority Lien Credit Agreement Collateral Agent, PNC Bank, National Association, as revolving and term loan “A” administrative agent, Citibank, N.A., as term loan “B” administrative agent, and the lenders party thereto from time to time, as such agreement has been or may be amended, restated, modified, renewed, refunded, replaced, refinanced or increased in whole or in part from time to time (including, without limitation, any successive amendments, restatements, renewals, extensions, substitutions of the foregoing) and, subject to Section 8.10, shall include any Refinanced Credit Agreement identified by Company in writing as the Priority Lien Credit Agreement.

“Priority Lien Credit Agreement Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this or any similar representative then most recently designated in accordance with the applicable provisions of the Priority Lien Credit Agreement, together with its successors in such capacity.

“Priority Lien Credit Agreement Documents” means the Priority Lien Credit Agreement, the other “Loan Documents” as defined in the Priority Lien Credit Agreement and any other Credit Facility pursuant to which any Priority Lien Obligations are incurred and the documents pursuant to which Priority Liens are granted.

“Priority Lien Credit Agreement Obligations” means the “Obligations” as such term is defined in the Priority Lien Credit Agreement. Notwithstanding the foregoing, any application of proceeds provisions in the applicable Priority Lien Documents, including Section 9.2.5 of the

Priority Lien Credit Agreement, shall not be considered to be inconsistent with this definition and for purposes of this Agreement no Priority Lien Credit Agreement Obligations covered by such application of proceeds provisions shall be considered to not be afforded a pari passu treatment with the revolving credit loans as a result of such provisions.

“Priority Lien Credit Agreement Secured Parties” means, at any time, the “Secured Parties” as defined in the Priority Lien Credit Agreement, including the Priority Lien Credit Agreement Collateral Agent.

“Priority Lien Documents” means the Priority Lien Credit Agreement Documents, the Additional Priority Lien Documents and any Priority Lien Pari Passu Intercreditor Agreement.

“Priority Lien Obligations” means the Priority Lien Credit Agreement Obligations and the Additional Priority Lien Obligations.

“Priority Lien Pari Passu Intercreditor Agreement” means one or more intercreditor agreements that may be entered into after the date hereof with the Priority Lien Credit Agreement Collateral Agent and the other Representatives with respect to any Additional Priority Lien Debt party thereto.

“Priority Lien Secured Parties” means, at any time, the Priority Lien Credit Agreement Secured Parties and any Additional Priority Lien Secured Parties.

“Proceeds” means (i) “proceeds,” as that term is defined in the Uniform Commercial Code, of Shared Collateral, (ii) any payment or distribution made in respect of Shared Collateral in an Insolvency or Liquidation Proceeding, (iii) any distributions made to the Junior Lien Secured Parties on account of their secured claims in an Insolvency or Liquidation Proceeding, (iv) any distributions made to the Parity Lien Secured Parties on account of their secured claims in an Insolvency or Liquidation Proceeding, (v) any amounts received by the Parity Lien Collateral Trustee or any Parity Lien Secured Party from a Junior Lien Secured Party in respect of Shared Collateral pursuant to this Agreement and (vi) any amounts received by a Priority Lien Agent or any Priority Lien Secured Party from a Parity Lien Secured Party or Junior Lien Secured Party in respect of Shared Collateral pursuant to this Agreement.

“Recovery” has the meaning assigned to such term in Section 6.04.

“Refinance” means, with respect to any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness, including successively. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Credit Facility” means any Credit Facility that Refinances the Priority Lien Credit Agreement or any other Refinancing Credit Facility, in each case, in whole and with all commitments thereunder terminated, or, to the extent permitted by the terms of the Priority Lien Credit Agreement or such Refinancing Credit Facility so Refinanced, in part.

“Replacement Parity Lien Obligations” has the meaning assigned to such term in Section 8.10.

“Replacement Priority Lien Obligations” has the meaning assigned to such term in Section 8.10.

“Representatives” means the Priority Lien Agents, the Parity Lien Representatives and the Junior Lien Representatives.

“Secured Debt Documents” means the Priority Lien Documents, the Parity Lien Documents and the Junior Lien Documents.

“Secured Party” means any Priority Lien Secured Party, any Parity Lien Secured Party and any Junior Lien Secured Party.

“Series of Junior Lien Debt” means, severally, each issue or series of Junior Lien Debt for which a single transfer register is maintained.

“Series of Parity Lien Debt” means, severally, the Parity Lien Notes and each other issue or series of Parity Lien Debt for which a single transfer register is maintained.

“Series of Priority Lien Obligations” means, severally, the Priority Lien Credit Agreement Obligations and each other issue or series of Additional Priority Lien Obligations for which a single transfer register is maintained.

“Series of Secured Debt” means each Series of Priority Lien Obligations, each Series of Parity Lien Debt and each Series of Junior Lien Debt.

“Shared Collateral” means, at any time, any property and assets wherever located and whether now owned or later acquired, in which holders of Priority Lien Obligations under at least one Priority Lien Document and the holders of Parity Lien Obligations and/or the holders of Junior Lien Obligations hold a security interest or Lien (or, in case of Priority Lien Secured Parties, are deemed to hold a Lien pursuant to this Agreement) at such time. If, at any time, any portion of the Priority Lien Collateral under one or more Priority Lien Documents does not constitute Parity Lien Collateral in respect of one or more Series of Parity Lien Debt or Junior Lien Collateral in respect of one or more Series of Junior Lien Debt, then such portion of such Priority Lien Collateral shall constitute Shared Collateral only with respect to the Series of Parity Lien Debt or Junior Lien Debt, as applicable, for which it constitutes Parity Lien Collateral or Junior Lien Collateral and shall not constitute Shared Collateral for any Series of Parity Lien Debt or Junior Lien Debt which does not have a security interest in such collateral at such time.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by:

(1) such Person;

(2) such Person and one or more Subsidiaries of such Person; or

(3) one or more Subsidiaries of such Person.

“Swap Agreement” means (i) any Interest Rate Agreement, (ii) any Currency Agreement, (iii) any Hydrocarbon Swap Agreement, (iv) any cap, floor, collar, exchange transaction, hedging contract, forward contract, swap agreement, futures contract, call or put option or any other similar agreement or other exchange or protection agreement relating to commodity prices, securities prices or financial market conditions or (v) any “Swap Agreement” as defined in the Priority Lien Credit Agreement as in effect on the date hereof.

“Uniform Commercial Code” means, unless otherwise specified, the Uniform Commercial Code as from time to time in effect in the State of New York or of any other state the laws of which are required to be applied in connection with the creation or perfection of the security interests in any Collateral.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

Section 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (vi) the term “or” is not exclusive, and (vii) the term “exercise of rights and remedies” or terms of like import include remedial acts to which the Company or any other Grantor consent or assist. Any references to the Parity Lien Collateral Trustee and the Parity Lien Indenture Trustee under the Parity Lien Indenture means such entity as “collateral trustee” or “trustee”, as applicable, under the Parity Lien Indenture, the Parity Lien Collateral Trust Agreement and/or the other Parity Lien Note Documents, and not in any other capacity, including their respective individual capacities.

ARTICLE II

PRIORITIES AND AGREEMENTS WITH RESPECT TO SHARED COLLATERAL

Section 2.01 Subordination. Notwithstanding (1) anything to the contrary contained in any Priority Lien Documents, any Parity Lien Documents or any Junior Lien Documents, (2) how a Lien was acquired (whether by grant, possession, statute, operation of law, subrogation, or otherwise), (3) the date, time, manner, method or order of the grant, attachment or perfection of a Lien, (4) any conflicting provision of the New York Uniform Commercial Code or other applicable law, (5) any defect in, or non-perfection, setting aside, or avoidance of, a Lien or a Priority Lien Document, a Parity Lien Document or a Junior Lien Document, (6) the modification of a Priority Lien Obligation, a Parity Lien

Obligation or a Junior Lien Obligation, (7) the subordination of a Lien on Priority Lien Collateral securing a Priority Lien Obligation to a Lien securing another obligation of the Company or other Person or securing a DIP Financing or (8) the subordination of a Lien on Parity Lien Collateral securing a Parity Lien Obligation to a Lien securing another obligation of the Company or any other Person (other than a Priority Lien Obligation), (i) each Parity Lien Secured Party hereby agrees that all Parity Liens at any time granted by the Company or any other Grantor will be subject and subordinate to all Priority Liens securing or purporting to secure any Priority Lien Obligations and senior to all Junior Liens securing or purporting to secure any Junior Lien Obligations, and (ii) each Junior Lien Secured Party hereby agrees that all Junior Liens at any time granted by the Company or any other Grantor will be subject and subordinate to all Priority Liens securing or purporting to secure any Priority Lien Obligations and all Parity Liens securing or purporting to secure any Parity Lien Obligations.

Section 2.02 Nature of Senior Debt Obligations.

(a) Each Parity Lien Secured Party acknowledges that, in accordance with the Parity Lien Documents, the subordination and the relative Lien priorities set forth in Section 2.01 shall not be affected by the fact that (i) the aggregate amount of the Priority Lien Obligations may be increased from time to time pursuant to the terms of the Priority Lien Documents, (ii) a portion of the Priority Lien Obligations consists or may consist of Indebtedness that is revolving in nature or reimbursement obligations with respect to letters of credit, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (iii) the Priority Lien Documents may be replaced, restated, supplemented, restructured or otherwise amended or modified from time to time and (iv) the Priority Lien Obligations may be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, Refinanced or otherwise amended or modified from time to time.

(b) Each Junior Lien Secured Party acknowledges that, in accordance with the Parity Lien Documents, the subordination and the relative Lien priorities set forth in Section 2.01 shall not be affected by the fact that (i) the aggregate amount of the Priority Lien Obligations may be increased from time to time pursuant to the terms of the Priority Lien Documents, (ii) a portion of the Priority Lien Obligations consists or may consist of Indebtedness that is revolving in nature or reimbursement obligations with respect to letters of credit, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (iii) the Priority Lien Documents may be replaced, restated, supplemented, restructured or otherwise amended or modified from time to time, (iv) the Priority Lien Obligations may be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, Refinanced or otherwise amended or modified from time to time, (v) the aggregate amount of the Parity Lien Obligations may be increased from time to time pursuant to the terms of the Parity Lien Documents, (vi) a portion of the Parity Lien Obligations consists or may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (vii) the Parity Lien Documents may be replaced, restated, supplemented, restructured or otherwise amended or modified from time to time and (viii) the Parity Lien Obligations may be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, Refinanced or otherwise amended or modified from time to time.

(c) The Lien priorities provided for in Section 2.01 shall not be altered or otherwise affected by any amendment, modification, supplement, extension, increase, renewal, restatement or replacement of any of the Priority Lien Obligations (or any part thereof), the Parity Lien Obligations (or any part thereof) or the Junior Lien Obligations (or any part thereof), by the release of any Collateral or of any guarantees for any Priority Lien Obligations or any Parity Lien Obligations or by any action that any Secured Party may take or fail to take in respect of any Collateral. As between the Company and the other Grantors, on the one hand, and the Parity Lien Secured Parties and the Junior Lien Secured Parties, on the other hand, the foregoing provisions will not limit or otherwise affect the obligations of the Company and the other Grantors contained in any Parity Lien Document or any Junior Lien Document with respect to the incurrence of Additional Priority Lien Obligations. As between the Company and the other Grantors, on the one hand, and the Junior Lien Secured Parties, on the other hand, the foregoing provisions will not limit or otherwise affect the obligations of the Company and the other Grantors contained in any Junior Lien Document with respect to the incurrence of additional Parity Lien Obligations.

Section 2.03 Prohibition on Contesting Liens.

(a) Each Parity Lien Secured Party agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing, or the allowability of any claim asserted with respect to, (i) any Priority Lien Obligations held (or purported to be held) by or on behalf of any Priority Lien Agent or any of the other Priority Lien Secured Parties or other agent or trustee therefor in any Priority Lien Collateral or (ii) any Junior Lien Obligations held (or purported to be held) by or on behalf of the Junior Lien Collateral Trustee or any of the other Junior Lien Secured Parties or other agent or trustee therefor in any Junior Lien Collateral.

(b) Each Junior Lien Secured Party agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing, or the allowability of any claim asserted with respect to, (i) any Priority Lien Obligations held (or purported to be held) by or on behalf of any Priority Lien Agent or any of the other Priority Lien Secured Parties or other agent or trustee therefor in any Priority Lien Collateral or (ii) any Parity Lien Obligations held (or purported to be held) by or on behalf of the Parity Lien Collateral Trustee or any of the other Parity Lien Secured Parties or other agent or trustee therefor in any Parity Lien Collateral.

(c) Each Priority Lien Secured Party agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing, or the allowability of any claim asserted with respect to, (i) any Parity Lien Obligations held (or purported to be held) by or on behalf of the Parity Lien Collateral Trustee or any of the other Parity Lien Secured Parties or other agent or trustee therefor in any Parity Lien Collateral or (ii) any Junior Lien Obligations held (or purported to be held) by or on behalf of the Junior Lien Collateral Trustee or any of the other Junior Lien Secured Parties or other agent or trustee therefor in any Junior Lien Collateral.

(d) Notwithstanding the foregoing, (x) no provision in this Agreement shall be construed to prevent or impair the rights of any Priority Lien Agent to enforce this Agreement (including the priority of the Liens securing the Priority Lien Obligations as provided in Section 2.01) or any of the Priority Lien Documents, and (y) after the Discharge of Priority Lien Obligations, no provision in this Agreement shall be construed to prevent or impair the rights of the Parity Lien Collateral Trustee to enforce this Agreement (including the priority of the Liens securing the Parity Lien Obligations as provided in Section 2.01) or any of the Parity Lien Documents.

Section 2.04 No Other Liens, Rights or Remedies.

(a) The Secured Parties agree that, so long as the Discharge of Priority Lien Obligations has not occurred, (x) neither the Company nor any of its Subsidiaries shall grant or permit any additional Liens on any asset to secure any Parity Lien Obligation or any Junior Lien Obligation and (y) no Parity Lien Secured Party or Junior Lien Secured Party shall hold any Lien on any asset to secure any Parity Lien Obligation or Junior Lien Obligation, as applicable, unless, in any case, the Company or such Subsidiary has granted, or concurrently therewith grants, a Priority Lien on such asset to secure the Priority Lien Obligations. In addition, the Secured Parties agree that (other than to the extent the Parity Lien Documents or the Junior Lien Documents, as applicable, provide that no Liens will be granted on such assets or as otherwise set forth in the Parity Lien Documents or Junior Lien Documents), neither the Company nor any of its Subsidiaries shall grant or permit any additional Liens on any asset to secure any Priority Lien Obligation and no Priority Lien Secured Party shall hold any Lien on any asset to secure any Priority Lien Obligation unless the Company or such Subsidiary has granted, or concurrently therewith grants, a Parity Lien on such asset to secure the Parity Lien Obligations and a Junior Lien on such asset to secure the Junior Lien Obligations. To the extent that the provisions of the second preceding sentence are not complied with for any reason, or should any Lien upon any Shared Collateral be released or become unperfected due to any breach of this Agreement or due to inadvertence, neglect or error by any of the Priority Lien Secured Parties, without limiting any other right or remedy available to the Priority Lien Secured Parties, the Parity Lien Secured Parties and the Junior Lien Secured Parties agree that (i) the Parity Lien Secured Parties and the Junior Lien Secured Parties shall be deemed to hold and have held such Lien for the benefit of the Priority Lien Secured Parties and (ii) any amounts received by or distributed to any Parity Lien Secured Party or Junior Lien Secured Party pursuant to or as a result of any Lien granted in contravention of this Section 2.04(a), or as a result of such a release or lack of perfection, shall be deemed to be Proceeds and subject to Sections 4.01 and 4.02.

(b) The Secured Parties agree that, so long as the Discharge of Parity Lien Obligations has not occurred, neither the Company nor any of its Subsidiaries shall grant or permit any additional Liens on any asset to secure any Junior Lien Obligation and no Junior Lien Secured Party shall hold any Lien on any asset to secure any Junior Lien Obligation unless the Company or such Subsidiary has granted, or concurrently therewith grants, a Parity Lien on such asset to secure the Parity Lien Obligations. In addition, the Secured Parties agree that (other than to the extent the Junior Lien Documents provide that no Liens will be granted on such assets or as otherwise set forth in the Junior Lien Documents) neither the Company nor any of its Subsidiaries shall grant or permit any additional Liens on any asset to secure any Parity Lien Obligation and no Parity Lien Secured Party shall hold any Lien on any asset to secure any

Parity Lien Obligation unless the Company or such Subsidiary has granted, or concurrently therewith grants, a Junior Lien on such asset to secure the Junior Lien Obligations. To the extent that the provisions of the second preceding sentence are not complied with for any reason, or should any Lien upon any Shared Collateral be released or become unperfected due to any breach of this Agreement or due to inadvertence, neglect or error by any of the Parity Lien Secured Parties, without limiting any other right or remedy available to the Parity Lien Secured Parties, the Junior Lien Secured Parties agree that (i) the Junior Lien Secured Parties shall be deemed to hold and have held such Lien for the benefit of the Parity Lien Secured Parties and (ii) any amounts received by or distributed to any Junior Lien Secured Party pursuant to or as a result of any Lien granted in contravention of this Section 2.04(b), or as a result of such a release or lack of perfection, shall be deemed to be Proceeds and subject to Sections 4.01 and 4.02

(c) Until a Discharge of Priority Lien Obligations, to the extent the Company or any other Grantor or any of their respective Subsidiaries grants or permits any of the Parity Lien Secured Parties or the Junior Lien Secured Parties any right or remedy with respect to the Shared Collateral that has not also been granted or permitted to the Priority Lien Secured Parties, (i) such Parity Lien Secured Party or Junior Lien Secured Party shall be required to exercise such right or remedy at the direction of the Designated Priority Lien Agent and (ii) any exercise of such right or remedy by such Parity Lien Secured Party or Junior Lien Secured Party shall be for the benefit of the Priority Lien Secured Parties pursuant to and in accordance with the terms of this Agreement.

(d) Following the Discharge of Priority Lien Obligations but prior to the Discharge of Parity Lien Obligations, to the extent the Company or any other Grantor or any of their respective Subsidiaries grants or permits any of the Junior Lien Secured Parties any right or remedy with respect to the Shared Collateral that has not also been granted or permitted to the Parity Lien Secured Parties, (i) such Junior Lien Secured Party shall be required to exercise such right or remedy at the direction of the Parity Lien Collateral Trustee and (ii) any exercise of such right or remedy by such Junior Lien Secured Party shall be for the benefit of the Parity Lien Secured Parties pursuant to and in accordance with the terms of this Agreement.

(e) The intention of the parties hereto that they each hold liens in the Shared Collateral may not be construed as a condition to the grant, attachment or perfection of any Lien held by any of the Secured Parties, nor shall it be construed to confer on any third party any right, interest or priority superior to that which such party would hold in the absence of such intention.

Section 2.05 Perfection of Liens. Except for the limited agreements of the Priority Lien Agents and the Parity Lien Collateral Trustee pursuant to Section 5.05 hereof, none of (x) the Priority Lien Secured Parties shall be responsible for perfecting or maintaining the perfection of Liens with respect to any Shared Collateral for the benefit of any of the Parity Lien Secured Parties or the Junior Lien Secured Parties and (y) the Parity Lien Secured Parties shall be responsible for perfecting or maintaining the perfection of Liens with respect to any Shared Collateral for the benefit of the Junior Lien Secured Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between (i) the Priority Lien Secured Parties, on the one hand, and the Parity Lien Secured Parties and the Junior Lien Secured Parties, on the other hand, and (ii) the Parity Lien Secured Parties, on the one hand, and the Junior Lien Secured Parties, on the other hand, and shall not impose on any of the Priority Lien Secured Parties, the Parity Lien Secured Parties, the Junior Lien Secured Parties or any

agent or trustee therefor any obligations in respect of the disposition of Proceeds of any Shared Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

Section 2.06 Certain Cash Collateral. Notwithstanding anything in this Agreement or any Secured Debt Document to the contrary, collateral consisting of cash and cash equivalents pledged to secure Priority Lien Obligations consisting of reimbursement obligations in respect of Letters of Credit or otherwise held by the Priority Lien Credit Agreement Collateral Agent pursuant to Section 2.9, 2.15, 5.7.1, or Section 9.2.1 of the Priority Lien Credit Agreement (or any similar provision in the Priority Lien Credit Agreement or any Refinancing Credit Facility) shall be applied as specified in the Priority Lien Credit Agreement, will not constitute Shared Collateral and will not be subject to the provisions of Section 2.04.

ARTICLE III

ENFORCEMENT

Section 3.01 Exercise of Remedies.

(a) So long as the Discharge of Priority Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, (1) none of the Parity Lien Secured Parties or Junior Lien Secured Parties will (x) exercise or seek to exercise any rights or remedies (including setoff or recoupment) with respect to any Shared Collateral in respect of the Parity Lien Obligations or Junior Lien Obligations, as applicable, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Shared Collateral or any other Priority Lien Collateral by any Priority Lien Secured Party in respect of the Priority Lien Obligations, the exercise of any right by a Priority Lien Secured Party (or any agent or sub-agent on their behalf) in respect of the Priority Lien Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Priority Lien Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies relating to the Shared Collateral under the Priority Lien Documents or otherwise in respect of the Priority Lien Collateral or the Priority Lien Obligations, or (z) object to the forbearance by the Priority Lien Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Shared Collateral in respect of Priority Lien Obligations and (2) the Priority Lien Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff, recoupment and the right to credit bid their debt) and make determinations regarding the care or preservation of the Shared Collateral, or the release, disposition or restrictions with respect to the Shared Collateral without any consultation with or the consent of any of the Parity Lien Secured Parties or Junior Lien Secured Parties, and to incur expenses in connection with the foregoing, and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto; provided, however, that:

(i) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, any of the Parity Lien Secured Parties or the Junior Lien Secured Parties may file a claim or statement of interest with respect to the Parity Lien Obligations or Junior Lien Obligations, as applicable;

(ii) any of the Parity Lien Secured Parties or Junior Lien Secured Parties may take any action (not adverse to the prior Liens on the Shared Collateral securing the Priority Lien Obligations or the rights of the Priority Lien Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Shared Collateral;

(iii) any of the Parity Lien Secured Parties or Junior Lien Secured Parties may exercise rights and remedies as unsecured creditors against the Company and any other Grantor in accordance with the terms of the Parity Lien Documents or the Junior Lien Documents, as applicable, and applicable law (so long as such rights and remedies do not violate any provision of this Agreement);

(iv) any Parity Lien Secured Party or Junior Lien Secured Party may file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Parity Lien Secured Parties or Junior Lien Secured Parties, as applicable, or the avoidance of any Parity Lien or Junior Lien to the extent not inconsistent with the terms of this Agreement; and

(v) (x) from and after the Parity Lien Enforcement Date, the Parity Lien Collateral Trustee may exercise or seek to exercise any rights or remedies (including setoff) with respect to any Shared Collateral in respect of any Parity Lien Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure) and (y) from and after the Junior Lien Enforcement Date, the Junior Lien Collateral Trustee may exercise or seek to exercise any rights or remedies (including setoff) with respect to any Shared Collateral in respect of any Junior Lien Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure).

In exercising rights and remedies with respect to the Priority Lien Collateral, the Priority Lien Secured Parties may enforce the provisions of the Priority Lien Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their respective sole discretion and without consultation with any of the Parity Lien Secured Parties or Junior Lien Secured Parties and regardless of whether any such exercise is adverse to the interest of the Parity Lien Secured Parties or the Junior Lien Secured Parties. Such exercise and enforcement shall include the rights of an agent appointed by the Priority Lien Secured Parties to sell or otherwise dispose of Shared Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b) Following the Discharge of Priority Lien Obligations but prior to the Discharge of Parity Lien Obligations, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, (1) none of the Junior

Lien Secured Parties will (x) exercise or seek to exercise any rights or remedies (including setoff) with respect to any Shared Collateral or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Shared Collateral by any Parity Lien Secured Party in respect of the Parity Lien Obligations, the exercise of any right by any Parity Lien Secured Party (or any agent or sub-agent on their behalf) in respect of the Parity Lien Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Parity Lien Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies relating to the Shared Collateral under the Parity Lien Documents or otherwise in respect of the Parity Lien Collateral or the Parity Lien Obligations, or (z) object to the forbearance by the Parity Lien Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Shared Collateral in respect of Parity Lien Obligations and (2) the Parity Lien Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the care or preservation of the Shared Collateral, or the release, disposition or restrictions with respect to the Shared Collateral without any consultation with or the consent of any of the Junior Lien Secured Parties and to incur expenses in connection with the foregoing, and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto; provided, however, that:

(i) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, any of the Junior Lien Secured Parties may file a claim or statement of interest with respect to the Junior Lien Obligations;

(ii) any of the Junior Lien Secured Parties may take any action (not adverse to the prior Liens on the Shared Collateral securing the Parity Lien Obligations or the rights of the Parity Lien Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Shared Collateral;

(iii) any of the Junior Lien Secured Parties may exercise rights and remedies as unsecured creditors against the Company and any other Grantor in accordance with the terms of the Junior Lien Documents and applicable law (so long as such rights and remedies do not violate any provision of this Agreement);

(iv) any Junior Lien Secured Party may file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Junior Lien Secured Parties or the avoidance of any Junior Lien to the extent not inconsistent with the terms of this Agreement; and

(v) from and after the Junior Lien Enforcement Date, the Junior Lien Collateral Trustee may exercise or seek to exercise any rights or remedies (including setoff) with respect to any Shared Collateral in respect of any Junior Lien Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure).

Following the Discharge of Priority Lien Obligations but prior to the Discharge of Parity Lien Obligations, in exercising rights and remedies with respect to the Parity Lien Collateral, the Parity Lien Secured Parties may enforce the provisions of the Parity Lien Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion and without consultation with any of the Junior Lien Secured Parties and regardless of whether any such exercise is adverse to the interest of the Junior Lien Secured Parties. Such exercise and enforcement shall include the rights of the Parity Lien Secured Parties to sell or otherwise dispose of Shared Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(c) So long as the Discharge of Priority Lien Obligations has not occurred, except as expressly provided in the proviso in clause (2) of Section 3.01(a), each of the Parity Lien Secured Parties and the Junior Lien Secured Parties agrees that it will not, in the context of its role as a secured creditor, take or receive any Shared Collateral or any Proceeds of Shared Collateral in connection with the exercise of any right or remedy (including setoff or recoupment) with respect to any Shared Collateral in respect of Parity Lien Obligations. Without limiting the generality of the foregoing, unless and until the Discharge of Priority Lien Obligations has occurred, except as expressly provided in the proviso in clause (2) of Section 3.01(a) or the proviso in clause (2) of Section 3.01(b), as applicable, the sole right of the Parity Lien Secured Parties and the Junior Lien Secured Parties with respect to the Shared Collateral is to hold a Lien on the Shared Collateral in respect of Parity Lien Obligations pursuant to the Parity Lien Documents or Junior Lien Obligations pursuant to the Junior Lien Documents (as applicable) for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Priority Lien Obligations has occurred, subject to Section 3.01(d) below.

(d) Following the Discharge of Priority Lien Obligations but prior to the Discharge of Parity Lien Obligations, except as expressly provided in the proviso in clause (2) of Section 3.01(a) and the proviso in clause (2) of Section 3.01(b), each of the Junior Lien Secured Parties agrees that it will not, in the context of its role as a secured creditor, take or receive any Shared Collateral or any Proceeds of Shared Collateral in connection with the exercise of any right or remedy (including setoff or recoupment) with respect to any Shared Collateral in respect of Junior Lien Obligations. Without limiting the generality of the foregoing, following the Discharge of Priority Lien Obligations, unless and until the Discharge of Parity Lien Obligations has occurred, except as expressly provided in the proviso in clause (2) of Section 3.01(a) and the proviso in clause (2) of Section 3.01(b), the sole right of the Junior Lien Secured Parties with respect to the Shared Collateral is to hold a Lien on the Shared Collateral in respect of the Junior Lien Obligations pursuant to the Junior Lien Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Parity Lien Obligations has occurred.

(e) Prior to the Discharge of Priority Lien Obligations, subject to the proviso in clause (2) of Section 3.01(a), (i) none of the Parity Lien Secured Parties or Junior Lien Secured Parties will take any action that would hinder, delay, or interfere with any exercise of remedies undertaken by any Priority Lien Secured Party with respect to the Shared Collateral under the Priority Lien Documents, including any sale, lease, exchange, transfer or other disposition of the Shared Collateral, whether by foreclosure or otherwise, and (ii) each of the Parity Lien Secured Parties and Junior Lien Secured Parties will waive any and all rights it or any such Parity Lien Secured Party or Junior Lien Secured Party may have as a junior lien creditor or otherwise to object to the manner in which the Priority Lien Secured Parties seek to enforce or collect the Priority Lien Obligations or the Liens granted on any of the Priority Lien Collateral, regardless of whether any action or failure to act by or on behalf of any Priority Lien Secured Party is adverse to the interests of the Parity Lien Secured Parties or Junior Lien Secured Parties.

(f) Following the Discharge of Priority Lien Obligations but prior to the Discharge of Parity Lien Obligations, subject to the proviso in clause (2) of Section 3.01(a) and the proviso in clause (2) of Section 3.01(b), (i) none of the Junior Lien Secured Parties will take any action that would hinder, delay or interfere with any exercise of remedies undertaken by any Parity Lien Secured Party with respect to the Shared Collateral under the Parity Lien Documents, including any sale, lease, exchange, transfer or other disposition of the Shared Collateral, whether by foreclosure or otherwise, and (ii) each of the Junior Lien Secured Parties will waive any and all rights it or any such Junior Lien Secured Party may have as a junior lien creditor or otherwise to object to the manner in which the Parity Lien Secured Parties seek to enforce or collect the Parity Lien Obligations or the Liens granted on any of the Parity Lien Collateral, regardless of whether any action or failure to act by or on behalf of any Parity Lien Secured Party is adverse to the interests of the Junior Lien Secured Parties.

(g) Each of the Parity Lien Secured Parties and the Junior Lien Secured Parties hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Parity Lien Document or Junior Lien Document shall be deemed to restrict in any way the rights and remedies of the Priority Lien Secured Parties with respect to the Priority Lien Collateral as set forth in this Agreement and the Priority Lien Documents.

(h) Each of the Junior Lien Secured Parties hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Junior Lien Document shall be deemed to restrict in any way the rights and remedies of the Parity Lien Secured Parties with respect to the Parity Lien Collateral as set forth in this Agreement and the Parity Lien Documents.

(i) Subject to Section 3.01(a), prior to the Discharge of Priority Lien Obligations, the Designated Priority Lien Agent shall have the exclusive right to exercise any right or remedy with respect to the Shared Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto.

(j) Subject to Section 3.01(b), following the Discharge of Priority Lien Obligations but prior to the Discharge of Parity Lien Obligations, the Parity Lien Collateral

Trustee shall have the exclusive right to exercise any right or remedy with respect to the Shared Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto.

Section 3.02 Cooperation.

(a) Subject to the proviso in clause (2) of Section 3.01(a), each of the Parity Lien Secured Parties and Junior Lien Secured Parties agrees that, unless and until the Discharge of Priority Lien Obligations has occurred, it will not commence, or join with any Person (other than the Priority Lien Secured Parties in each case upon the request of the Designated Priority Lien Agent) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Shared Collateral under any of the Parity Lien Documents or Junior Lien Documents (as applicable) or otherwise in respect of the Parity Lien Obligations or Junior Lien Obligations (as applicable).

(b) Subject to the proviso in clause (2) of Section 3.01(a) and the proviso in clause (2) of Section 3.01(b), each of the Junior Lien Secured Parties agrees that, unless and until the Discharge of Priority Lien Obligations has occurred and the Discharge of Parity Lien Obligations has occurred, it will not commence, or join with any Person (other than the Parity Lien Secured Parties upon the request of the Parity Lien Collateral Trustee) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Shared Collateral under any of the Junior Lien Documents or otherwise in respect of the Junior Lien Obligations.

Section 3.03 Actions upon Breach.

(a) Should any Parity Lien Secured Party or any Junior Lien Secured Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to any Shared Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, this Agreement shall create a rebuttable presumption and admission by such Parity Lien Secured Party or Junior Lien Secured Party, as applicable, that any Priority Lien Secured Party (in its or their own name or in the name of the Company or any other Grantor) or the Company may obtain (and any Priority Lien Secured Party may obtain) relief against such Parity Lien Secured Party or such Junior Lien Secured Party, as applicable, by injunction, specific performance or other appropriate equitable relief. The Parity Lien Secured Parties and the Junior Lien Secured Parties hereby (i) agree that the Priority Lien Secured Parties’ damages from the actions of any Parity Lien Secured Party or any Junior Lien Secured Party may at that time be difficult to ascertain and may be irreparable and waive any defense that the Company, any other Grantor or the Priority Lien Secured Parties cannot demonstrate damage or be made whole by the awarding of damages and (ii) irrevocably waive any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by any Priority Lien Secured Party.

(b) Should any Junior Lien Secured Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to any Shared Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, this Agreement shall create a rebuttable presumption and admission by such Junior Lien Secured Party that any Parity Lien Secured Party (in its or their own name or in the name of the Company or any other Grantor) or the Company may obtain (and any Parity Lien Secured Party may obtain) relief against such Junior Lien Secured Party, such as by injunction, specific performance or other appropriate equitable relief. The Junior Lien Secured Parties hereby (i) agree that the Parity Lien Secured Parties’ damages from the actions of any Junior Lien Secured Party may at that time be difficult to ascertain and may be irreparable and waive any defense that the Company, any other Grantor or the Parity Lien Secured Parties cannot demonstrate damage or be made whole by the awarding of damages and (ii) irrevocably waive any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by any Parity Lien Secured Party.

ARTICLE IV

PAYMENTS

Section 4.01 Application of Proceeds.

(a) Prior to the Discharge of Priority Lien Obligations, and regardless of whether an Insolvency or Liquidation Proceeding has been commenced, Shared Collateral or Proceeds received in connection with the enforcement or exercise of any rights or remedies with respect to any portion of the Shared Collateral will be applied:

(i) first, to the payment in full in cash of all Priority Lien Obligations,

(ii) second, to the payment in full in cash of all Parity Lien Obligations,

(iii) third, to the payment in full in cash of all Junior Lien Obligations; and

(iv) fourth, to the Company or as otherwise required by applicable law.

(b) Following the Discharge of Priority Lien Obligations but prior to the Discharge of Parity Lien Obligations, and regardless of whether an Insolvency or Liquidation Proceeding has been commenced, Shared Collateral or Proceeds received in connection with the enforcement or exercise of any rights or remedies with respect to any portion of the Shared Collateral will be applied:

(i) first, to the payment in full in cash of all Parity Lien Obligations,

(ii) second, to the payment in full in cash of all Junior Lien Obligations; and

(iii) third, to the Company or as otherwise required by applicable law.

(c) Any Shared Collateral or Proceeds received by any Priority Lien Secured Party, Parity Lien Secured Party or Junior Lien Secured Party on account of its secured claim in connection with any Insolvency or Liquidation Proceeding shall be deemed to be the result of an exercise of remedies.

(d) Any non-cash Shared Collateral or non-cash Proceeds received by a Priority Lien Agent, the Parity Lien Collateral Trustee or the Junior Lien Collateral Trustee shall paid over or otherwise turned over to the Designated Priority Lien Agent promptly following such receipt to be held by the Designated Priority Lien Agent as Shared Collateral, unless such turn over would be commercially unreasonable.

Section 4.02 Payments Over.

(a) Unless and until the Discharge of Priority Lien Obligations, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or other Grantor, any Shared Collateral or Proceeds upon the exercise of remedies received by any Parity Lien Secured Party or any Junior Lien Secured Party in connection with the exercise of any right or remedy (including setoff or recoupment) relating to the Shared Collateral, in contravention of this Agreement or otherwise, shall be segregated and held in trust for the benefit of and forthwith paid over to the Designated Priority Lien Agent for the benefit of the Priority Lien Secured Parties in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. Any Shared Collateral or Proceeds received by any Parity Lien Secured Party or Junior Lien Secured Party on account of its secured claim in connection with any Insolvency or Liquidation Proceeding shall be deemed to be the result of an exercise of remedies. The Designated Priority Lien Agent is hereby authorized to make any such endorsements as agent for each of the Parity Lien Secured Parties and Junior Lien Secured Parties. This authorization is coupled with an interest and is irrevocable.

(b) Following the Discharge of Priority Lien Obligations but prior to the Discharge of Parity Lien Obligations, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, any Shared Collateral or Proceeds upon the exercise of remedies received by any Junior Lien Secured Party in connection with the exercise of any right or remedy (including setoff) relating to the Shared Collateral, in contravention of this Agreement or otherwise, shall be segregated and held in trust for the benefit of and forthwith paid over to the Parity Lien Collateral Trustee for the benefit of the Parity Lien Secured Parties in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. Any Shared Collateral or Proceeds received by any Junior Lien Secured Party on account of its secured claim in connection with any Insolvency or Liquidation Proceeding shall be deemed to be the result of an exercise of remedies. The Parity Lien Collateral Trustee is hereby authorized to make any such endorsements as agent for each of the Junior Lien Secured Parties. This authorization is coupled with an interest and is irrevocable.

ARTICLE V

OTHER AGREEMENTS

Section 5.01 Releases.

(a) The Parity Lien Secured Parties and the Junior Lien Secured Parties agree that prior to the Discharge of Priority Lien Obligations, (1) if in connection with any exercise of any Priority Lien Agent’s rights or remedies in respect of the Shared Collateral, such Priority Lien Agent, for itself or on behalf of any of the Priority Lien Secured Parties, releases any of its Liens on any part of the Shared Collateral, then the Liens, if any, of or for the benefit of the

Parity Lien Secured Parties or the Junior Lien Secured Parties on such Shared Collateral shall be automatically, unconditionally and simultaneously released, (2) if in connection with any exercise of any Priority Lien Agent’s remedies, in each case prior to the Discharge of Priority Lien Obligations, the equity interests of any Person are foreclosed upon or otherwise disposed of and such Priority Lien Agent releases its Lien on the property or assets of such Person, then the Liens of or for the benefit of the Parity Lien Secured Parties or the Junior Lien Secured Parties with respect to the property or assets of such Person will be automatically released to the same extent as the Liens of such Priority Lien Agent and (3) in the event of a sale, transfer or other disposition of any specified item of Shared Collateral (including all or substantially all of the equity interests of any Subsidiary of the Company) other than a release granted upon or following the Discharge of Priority Lien Obligations or in accordance with clauses (1) or (2) above, the Liens granted to or for the benefit of the Parity Lien Secured Parties or the Junior Lien Secured Parties upon such Shared Collateral to secure the Parity Lien Obligations or the Junior Lien Obligations, as applicable, shall terminate and be released, automatically and without any further action, concurrently with the termination and release of all Liens granted upon such Shared Collateral to secure Priority Lien Obligations; provided that, in the case of clause (3), the Liens granted to or for the benefit of the Parity Lien Secured Parties or the Junior Lien Secured Parties shall not be so released if an Event of Default (as defined under any Parity Lien Document or Junior Lien Document, as applicable) has occurred and is continuing; and provided that, in the case of each of clauses (1), (2) and (3), the Parity Liens or Junior Liens on such Shared Collateral shall attach to (and shall remain subject and subordinate to all Priority Lien Obligations) any Proceeds of a sale, transfer or other disposition of Shared Collateral or equity interests of any Person not paid to the Priority Lien Secured Parties or that remain after the Discharge of Priority Lien Obligations. Subject to the proviso in clause (3) above, promptly upon delivery to the Parity Lien Collateral Trustee and the Junior Lien Collateral Trustee of a certificate from a Priority Lien Agent or a Grantor stating that any such termination and release of Liens securing the Priority Lien Obligations will occur, the Parity Lien Collateral Trustee, for itself or on behalf of any Parity Lien Secured Parties represented by it, and the Junior Lien Collateral Trustee, for itself or on behalf of any Junior Lien Secured Parties represented by it, shall execute and deliver, at the Company’s or the other Grantor’s sole cost and expense and without any representation or warranty, to the Priority Lien Agents or such Grantor such termination statements, releases and other documents (including documents which are corresponding second lien or third lien (as applicable) versions of termination statements, releases and other documents that the Priority Lien Credit Agreement Collateral Agent delivers under the Priority Lien Credit Agreement to the extent applicable) so as to confirm the foregoing releases referred to in clauses (1), (2), and (3) of the first sentence of this clause (a) when such releases occur. Nothing in this Section 5.01(a) will be deemed to affect any agreement of (i) the Parity Lien Secured Parties to release the Liens on the Parity Lien Collateral as set forth in the relevant Parity Lien Security Documents or (ii) the Junior Lien Secured Parties to release the Liens on the Junior Lien Collateral as set forth in the relevant Junior Lien Collateral Document.

(b) The Junior Lien Secured Parties agree that following the Discharge of Priority Lien Obligations but prior to the Discharge of Parity Lien Obligations, (1) if in connection with any exercise of the Parity Lien Collateral Trustee’s rights or remedies in respect of the Shared Collateral, the Parity Lien Collateral Trustee, for itself or on behalf of any of the Parity Lien Secured Parties, releases any of its Liens on any part of the Shared Collateral, then the Liens, if any, of or for the benefit of the Junior Lien Secured Parties on such Shared

Collateral shall be automatically, unconditionally and simultaneously released, (2) if in connection with any exercise of the Parity Lien Collateral Trustee’s remedies, in each case prior to the Discharge of Parity Lien Obligations, the equity interests of any Person are foreclosed upon or otherwise disposed of and the Parity Lien Collateral Trustee releases its Lien on the property or assets of such Person, then the Liens of or for the benefit of the Junior Lien Secured Parties with respect to the property or assets of such Person will be automatically released to the same extent as the Liens of the Parity Lien Collateral Trustee and (3) in the event of a sale, transfer or other disposition of any specified item of Shared Collateral (including all or substantially all of the equity interests of any Subsidiary of the Company) other than a release granted upon or following the Discharge of Parity Lien Obligations or in accordance with clauses (1) or (2) above, the Liens granted to or for the benefit of the Junior Lien Secured Parties upon such Shared Collateral to secure the Junior Lien Obligations shall terminate and be released, automatically and without any further action, concurrently with the termination and release of all Liens granted upon such Shared Collateral to secure Parity Lien Obligations; provided that, in the case of clause (3), the Liens granted to or for the benefit of the Junior Lien Secured Parties shall not be so released if an Event of Default (as defined under any Junior Lien Document) has occurred and is continuing; and provided that, in the case of each of clauses (1), (2) and (3), the Junior Liens on such Shared Collateral shall attach to (and shall remain subject and subordinate to all Parity Lien Obligations) any Proceeds of a sale, transfer or other disposition of Shared Collateral or equity interests of any Person not paid to the Parity Lien Secured Parties or that remain after the Discharge of Parity Lien Obligations. Subject to the proviso in clause (3) above, promptly upon delivery to the Junior Lien Collateral Trustee of a certificate from the Parity Lien Collateral Trustee or a Grantor stating that any such termination and release of Liens securing the Parity Lien Obligations will occur, the Junior Lien Collateral Trustee, for itself or on behalf of any Junior Lien Secured Parties represented by it, shall execute and deliver, at the Company’s or the other Grantor’s sole cost and expense and without any representation or warranty, to the Parity Lien Collateral Trustee or such Grantor such termination statements, releases and other documents (including documents which are corresponding junior lien versions of termination statements, releases and other documents that the Parity Lien Collateral Trustee delivers under the applicable Parity Lien Document to the extent applicable) so as to confirm the foregoing releases referred to in clauses (1), (2), and (3) of the first sentence of this clause (b) when such releases occur. Nothing in this Section 5.01(b) will be deemed to affect any agreement of the Junior Lien Secured Parties to release the Liens on the Junior Lien Collateral as set forth in the relevant Junior Lien Collateral Document.

(c) Until the Discharge of Priority Lien Obligations has occurred, each of the Parity Lien Secured Parties and Junior Lien Secured Parties hereby irrevocably constitutes and appoints (but subject to Section 5.06) the Designated Priority Lien Agent and any officer or agent of the Designated Priority Lien Agent with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Parity Lien Secured Parties and the Junior Lien Secured Parties or in the Designated Priority Lien Agent’s own name, from time to time in the Designated Priority Lien Agent’s discretion, for the purpose of carrying out the terms of Section 5.01(a), to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of Section 5.01(a), including any termination statements, endorsements or other instruments of transfer or release.

(d) Following the Discharge of Priority Lien Obligations but prior to the Discharge of Parity Lien Obligations, each Junior Lien Secured Party hereby irrevocably constitutes and appoints (but subject to Section 5.06) the Parity Lien Collateral Trustee and any officer or agent of the Parity Lien Collateral Trustee with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Junior Lien Secured Parties or in the Parity Lien Collateral Trustee’s own name, from time to time in the Parity Lien Collateral Trustee’s discretion, for the purpose of carrying out the terms of Section 5.01(b), to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of Section 5.01(b), including any termination statements, endorsements or other instruments of transfer or release.

(e) Unless and until the Discharge of Priority Lien Obligations has occurred, each of the Parity Lien Secured Parties and the Junior Lien Secured Parties hereby consents to the application, whether prior to or after an event of default under any Priority Lien Document, of Proceeds to the repayment of Priority Lien Obligations pursuant to the Priority Lien Documents; provided that nothing in this Section 5.01(e) shall be construed to prevent or impair the rights of the Parity Lien Secured Parties or the Junior Lien Secured Parties to receive Proceeds in connection with the Parity Lien Obligations or the Junior Lien Obligations (as applicable) not otherwise in contravention of this Agreement.

(f) Following the Discharge of Priority Lien Obligations but prior to the Discharge of Parity Lien Obligations, each of the Junior Lien Secured Parties hereby consents to the application, whether prior to or after an event of default under any Parity Lien Document, of Proceeds to the repayment of Parity Lien Obligations pursuant to the Parity Lien Documents; provided that nothing in this Section 5.01(f) shall be construed to prevent or impair the rights of the Junior Lien Secured Parties to receive Proceeds in connection with the Junior Lien Obligations (as applicable) not otherwise in contravention of this Agreement.

(g) Notwithstanding anything to the contrary in any Parity Lien Security Document or any Junior Lien Collateral Document, in the event that prior to the Discharge of Priority Lien Obligations the terms of a Priority Lien Collateral Document, on the one hand, and a Parity Lien Security Document and/or any Junior Lien Collateral Document, on the other hand, each require any Grantor (i) to make payment in respect of any item of Shared Collateral, (ii) to deliver or afford control over any item of Shared Collateral to, or deposit any item of Shared Collateral with, (iii) to register ownership of any item of Shared Collateral in the name of or make an assignment of ownership of any Shared Collateral or the rights thereunder to, (iv) cause any securities intermediary, commodity intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Shared Collateral, with instructions or orders from, or to treat, in respect of any item of Shared Collateral, as the entitlement holder, (v) hold any item of Shared Collateral in trust for (to the extent such item of Shared Collateral cannot be held in trust for multiple parties under applicable law), (vi) obtain the agreement of a bailee or other third party to hold any item of Shared Collateral for the benefit of or subject to the control of or, in respect of any item of Shared Collateral, to follow the instructions of or (vii) obtain the agreement of a landlord with respect to access to leased premises where any item of Shared Collateral is located or waivers or subordination of rights with respect to any item of Shared Collateral in favor of, in any case, both the Designated Priority Lien Agent, on the one hand, and the Parity Lien Collateral Trustee and/or the Junior Lien Collateral Trustee, on the other hand, such Grantor may, until the Discharge of Priority Lien Obligations has occurred, comply with such requirement under the Parity Lien Security Document and/or Junior Lien Collateral Document as it relates to such Shared Collateral by taking any of the actions set forth above only with respect to, or in favor of, the Designated Priority Lien Agent. Until the Discharge of Priority Lien Obligations occurs, to the extent that any Priority Lien Secured Parties (A) have released any Lien on Shared Collateral or any Grantor from its obligation under its guaranty and any such Liens or guaranty are later reinstated or (B) obtain any new liens or additional guarantees from any Grantor, then the Parity Lien Collateral Trustee, for itself and for the benefit of the Parity Lien Secured Parties, and the Junior Lien Collateral Trustee, for itself and for the benefit of the Junior Lien Secured Parties, shall be granted a Lien on any such Shared Collateral, subject to the lien subordination provisions of this Agreement and Section 2.04 hereof, and the Parity Lien Collateral Trustee, for itself and for the benefit of the Parity Lien Secured Parties, and the Junior Lien Collateral Trustee, for itself and for the benefit of the Junior Lien Secured Parties, shall be granted an additional guaranty, as the case may be.

(h) Notwithstanding anything to the contrary in any Junior Lien Collateral Document, in the event that following the Discharge of Priority Lien Obligations but prior to the Discharge of Parity Lien Obligations the terms of a Parity Lien Security Document, on the one hand, and a Junior Lien Collateral Document, on the other hand, each require any Grantor (i) to make payment in respect of any item of Shared Collateral, (ii) to deliver or afford control over any item of Shared Collateral to, or deposit any item of Shared Collateral with, (iii) to register ownership of any item of Shared Collateral in the name of or make an assignment of ownership of any Shared Collateral or the rights thereunder to, (iv) cause any securities intermediary, commodity intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Shared Collateral, with instructions or orders from, or to treat, in respect of any item of Shared Collateral, as the entitlement holder, (v) hold any item of Shared Collateral in trust for (to the extent such item of Shared Collateral cannot be held in trust for multiple parties under applicable law), (vi) obtain the agreement of a bailee or other third party to hold any item of Shared Collateral for the benefit of or subject to the control of or, in respect of any item of Shared Collateral, to follow the instructions of or (vii) obtain the agreement of a landlord with respect to access to leased premises where any item of Shared Collateral is located or waivers or subordination of rights with respect to any item of Shared Collateral in favor of, in any case, both the Parity Lien Collateral Trustee, on the one hand, and the Junior Lien Collateral Trustee, on the other hand, such Grantor may, until the Discharge of Parity Lien Obligations has occurred, comply with such requirement under the Junior Lien Collateral Document as it relates to such Shared Collateral by taking any of the actions set forth above only with respect to, or in favor of, the Parity Lien Collateral Trustee. Until the Discharge of Parity Lien Obligations occurs, to the extent that any Parity Lien Secured Parties (A) have released any Lien on Shared Collateral or any Grantor from its obligation under its guaranty and any such Liens or guaranty are later reinstated or (B) obtain any new liens or additional guarantees from any Grantor, then the Junior Lien Collateral Trustee, for itself and for the benefit of the Junior Lien Secured Parties, shall be granted a Lien on any such Shared Collateral, subject to the lien subordination provisions of this Agreement and Section 2.04 hereof, and the Junior Lien Collateral Trustee, for itself and for the benefit of the Junior Lien Secured Parties, shall be granted an additional guaranty, as the case may be.

Section 5.02 Insurance and Condemnation Awards.

(a) Prior to the Discharge of Priority Lien Obligations, subject to the rights of the Grantors under, and to the extent required by, the Priority Lien Documents, the Priority Lien Secured Parties have the right to be named as additional insureds and loss payees on insurance policies, maintained from time to time by any Grantor and, so long as the Discharge of Priority Lien Obligations has not occurred, the sole right to adjust settlement for any insurance policy covering the Shared Collateral in the event of loss, and to approve any condemnation award. Prior to the Discharge of Priority Lien Obligations, subject to the rights of the Grantors under, and to the extent required by, (x) the Parity Lien Documents, the Parity Lien Secured Parties may be added as additional insureds and loss payees on insurance policies and (y) the Junior Lien Documents, the Junior Lien Secured Parties may be added as additional insureds and loss payees on insurance policies, in each case, subject to the rights of the Priority Lien Secured Parties. In connection therewith and so long as the Discharge of Priority Lien Obligations has not occurred, the Parity Lien Secured Parties and the Junior Lien Secured Parties shall agree to execute such documentation to disclaim any interest in the proceeds or as requested by the Priority Lien Secured Parties necessary or desirable for the Priority Lien Secured Parties to enable the Priority Lien Secured Parties to adjust settlement for any such insurance policy or to approve any condemnation award or otherwise to exercise their rights in such policies and proceeds and each Priority Lien Agent is granted a power of attorney coupled with an interest, which power of attorney is irrevocable, to execute any such documentation on behalf of the Parity Lien Secured Parties and the Junior Lien Secured Parties.

(b) Following the Discharge of Priority Lien Obligations but prior to the Discharge of Parity Lien Obligations, subject to the rights of the Grantors under, and to the extent required by, the Parity Lien Documents, the Parity Lien Secured Parties have the right to be named as additional insureds and loss payees on insurance policies, maintained from time to time by any Grantor and, so long as the Discharge of Parity Lien Obligations has not occurred, the sole right to adjust settlement for any insurance policy covering the Shared Collateral in the event of loss, and to approve any condemnation award. Following the Discharge of Priority Lien Obligations but prior to the Discharge of Parity Lien Obligations, subject to the rights of the Grantors under, and to the extent required by, the Junior Lien Documents, the Junior Lien Secured Parties may be added as additional insureds and loss payees on insurance policies, in each case, subject to the rights of the Parity Lien Secured Parties. In connection therewith and so long as the Discharge of Parity Lien Obligations has not occurred, the Junior Lien Secured Parties shall agree to execute such documentation to disclaim any interest in the proceeds or as requested by the Parity Lien Secured Parties necessary or desirable for the Parity Lien Secured Parties to enable the Parity Lien Secured Parties to adjust settlement for any such insurance policy or to approve any condemnation award or otherwise to exercise their rights in such policies and proceeds and the Parity Lien Collateral Trustee is granted a power of attorney coupled with an interest, which power of attorney is irrevocable, to execute any such documentation on behalf of the Junior Lien Secured Parties.

(c) All proceeds of any such insurance policy and any such award, if in respect of the Shared Collateral, shall be paid (i) first, prior to the occurrence of the Discharge of Priority Lien Obligations, to the Designated Priority Lien Agent for the benefit of the Priority Lien Secured Parties pursuant to the terms and on the conditions of the Priority Lien Documents,

(ii) second, following the occurrence of the Discharge of Priority Lien Obligations but prior to the Discharge of Parity Lien Obligations, to the Parity Lien Collateral Trustee for the benefit of the Parity Lien Secured Parties pursuant to the terms and on the conditions of the applicable Parity Lien Documents, (iii) third, after the occurrence of the Discharge of Priority Lien Obligations and the after Discharge of Parity Lien Obligations but prior to the Discharge of Junior Lien Obligations, to the Junior Lien Collateral Trustee for the benefit of the Junior Lien Secured Parties pursuant to the terms and on the conditions of the applicable Junior Lien Documents, and (iv) fourth, after the occurrence of the Discharge of Priority Lien Obligations, the Discharge of Parity Lien Obligations and the Discharge of Junior Lien Obligations, then to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If (x) prior to the Discharge of Priority Lien Obligations the Parity Lien Collateral Trustee, any Parity Lien Secured Party, the Junior Lien Collateral Trustee or any Junior Lien Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Designated Priority Lien Agent in accordance with the terms of Section 4.02(a) and (y) following the Discharge of Priority Lien Obligations but prior to the Discharge of Parity Lien Obligations, the Junior Lien Collateral Trustee or any Junior Lien Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Parity Lien Collateral Trustee in accordance with the terms of Section 4.02(b).

Section 5.03 Amendments to Debt Documents.

(a) The Priority Lien Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms, and the Indebtedness under the Priority Lien Documents may be Refinanced, in each case, without the consent of any Parity Lien Secured Party or Junior Lien Secured Party; provided, however, that, without the consent of the Parity Lien Collateral Trustee and the Junior Lien Collateral Trustee, no such amendment, restatement, supplement, modification or Refinancing (or successive amendments, restatements, supplements, modifications or Refinancings) shall contravene any provision of this Agreement or any Secured Debt Document. The Priority Lien Agents may rely on a certificate of the Borrower stating that such amendment, restatement, supplement or other modification does not contravene any Secured Debt Document.

(b) Following the Discharge of Priority Lien Obligations but prior to the Discharge of Parity Lien Obligations, the Parity Lien Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms, and the Indebtedness under the Parity Lien Documents may be Refinanced, in each case, without the consent of any Junior Lien Secured Party; provided, however, that, without the consent of the Junior Lien Collateral Trustee, no such amendment, restatement, supplement, modification or Refinancing (or successive amendments, restatements, supplements, modifications or Refinancings) shall contravene any provision of this Agreement or any Secured Debt Document.

(c) Prior to the Discharge of Priority Lien Obligations, without the prior written consent of the Priority Lien Agents or unless permitted under the Priority Lien Documents, no Parity Lien Document or Junior Lien Document may be amended, supplemented, restated or otherwise modified and/or refinanced or entered into to the extent such amendment, supplement, restatement or modification and/or refinancing, or the terms of any new Parity Lien Document or Junior Lien Document, as applicable, would (i) contravene the provisions of this Agreement, (ii) change to earlier dates any scheduled dates for payment of principal (including the final maturity date) under such Parity Lien Document or Junior Lien Document or of interest under such Parity Lien Document or Junior Lien Document, (iii) modify (or have the effect of a modification of) the mandatory prepayment provisions of the applicable Parity Lien Document or Junior Lien Document in a manner that would result in the weighted average life to maturity being less than the weighted average life to maturity of the Notes and other Parity Lien Obligations or Junior Lien Obligations, as applicable, prior to giving effect thereto or (iv) reduce the capacity to incur debt for borrowed money constituting Priority Lien Obligations to an amount less than the aggregate principal amount of term loans, amount available to be drawn under outstanding letters of credit and aggregate principal amount of revolving commitments, in each case, under the Priority Lien Documents on the day of any such amendment, restatement, supplement, modification or Refinancing.

(d) Following the Discharge of Priority Lien Obligations but prior to the Discharge of Parity Lien Obligations, without the prior written consent of the Parity Lien Collateral Trustee or unless permitted under the Parity Lien Documents, no Junior Lien Document may be amended, supplemented, restated or otherwise modified and/or refinanced or entered into to the extent such amendment, supplement, restatement or modification and/or refinancing, or the terms of any new Junior Lien Document, would (i) contravene the provisions of this Agreement, (ii) change to earlier dates any scheduled dates for payment of principal (including the final maturity date) under such Junior Lien Document or of interest under such Junior Lien Document, (iii) modify (or have the effect of a modification of) the mandatory prepayment provisions of the applicable Junior Lien Document in a manner that would result in the weighted average life to maturity being less than the weighted average life to maturity of the Junior Lien Obligations prior to giving effect thereto or (iv) reduce the capacity to incur debt for borrowed money constituting Parity Lien Obligations to an amount less than the aggregate principal amount of term loans and aggregate principal amount of revolving commitments, in each case, under the Parity Lien Documents on the day of any such amendment, restatement, supplement, modification or Refinancing.

(e) Each of the Parity Lien Secured Parties and the Junior Lien Secured Parties agrees that each Parity Lien Security Document and each Junior Lien Collateral Document shall include, and the Grantors agree to cause each Parity Lien Security Document and each Junior Lien Collateral Document to include, the following language (or language to similar effect reasonably approved by the Designated Priority Lien Agent):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the [Parity] [Junior] Lien Collateral Trustee pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Priority Lien Secured Parties (as defined in the Intercreditor Agreement referred to below), including liens and security interests granted to [PNC Bank, National Association, as collateral agent, pursuant to or in connection with the Credit Agreement dated as of [November 28], 2017, by and among CONSOL Energy Inc. (formerly known as CONSOL Mining Corporation), as borrower, its subsidiaries party thereto, as guarantors, PNC Bank, National Association, as revolving/term loan “A” administrative agent, Citibank, N.A., as term loan “B” administrative agent, PNC Bank, National Association, as collateral agent, and a syndicate of lenders], as such agreement has been or may be, in whole or in part, in one or more instances, amended, restated, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive amendments, restatements, renewals, extensions, or substitutions of the foregoing) and (ii) the exercise of any right or remedy by the [Parity] [Junior] Lien Collateral Trustee hereunder is subject to the limitations and provisions of the Intercreditor Agreement dated as of [November 28], 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among [PNC Bank, National Association, as Priority Lien Credit Agreement Collateral Agent, UMB Bank, N.A., as Parity Lien Collateral Trustee, the other Representatives from time to time party thereto, the Company and its subsidiaries party thereto]. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.”

(f) In the event that any of the Priority Lien Secured Parties enters into any amendment, waiver or consent in respect of any of the Priority Lien Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any Priority Lien Collateral Document or changing in any manner the rights of the Priority Lien Secured Parties, the Company or any other Grantor thereunder in a manner that is applicable to the Priority Lien Obligations, then such amendment, waiver or consent shall apply automatically to any comparable provision of each comparable Parity Lien Security Document and Junior Lien Collateral Document without the consent of any Parity Lien Secured Party, any Junior Lien Secured Party, the Company or any other Grantor and without any action by any Parity Lien Secured Party, any Junior Lien Secured Party, the Company or any other Grantor; provided, however, that (i) no such amendment, waiver or consent shall (A) remove assets subject to the Parity Liens or Junior Liens or release any such Liens, except to the extent that such release is permitted or required by Section 5.01(a) and provided that there is a concurrent release of the corresponding Priority Liens or (B) amend, modify or otherwise affect the rights or duties of any of the Parity Lien Collateral Trustee or the Junior Lien Collateral Trustee in its role as Parity Lien Collateral Trustee or Junior Lien Collateral Trustee without its prior written consent and (ii) written notice of such amendment, waiver or consent shall have been given to the Parity Lien Collateral Trustee and the Junior Lien Collateral Trustee promptly after the effectiveness of such amendment, waiver or consent.

(g) Following the Discharge of Priority Lien Obligations but prior to the Discharge of Parity Lien Obligations, in the event that any of the Parity Lien Secured Parties enters into any amendment, waiver or consent in respect of any of the Parity Lien Security Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any Parity Lien Security Document or changing in any manner the rights of the Parity Lien Secured Parties, the Company or any other Grantor thereunder in a manner that is applicable to the Parity Lien Obligations, then such amendment, waiver or consent shall apply automatically to any comparable provision of each comparable

Junior Lien Collateral Document without the consent of any Junior Lien Secured Party, the Company or any other Grantor and without any action by any Junior Lien Secured Party, the Company or any other Grantor; provided, however, that (i) no such amendment, waiver or consent shall (A) remove assets subject to the Junior Liens or release any such Liens, except to the extent that such release is permitted or required by Section 5.01(a) and provided that there is a concurrent release of the corresponding Parity Liens or (B) amend, modify or otherwise affect the rights or duties of any of the Junior Lien Collateral Trustee in its role as Junior Lien Collateral Trustee without its prior written consent and (ii) written notice of such amendment, waiver or consent shall have been given to the Junior Lien Collateral Trustee promptly after the effectiveness of such amendment, waiver or consent.

(h) Upon the request of the Designated Priority Lien Agent, the Parity Lien Collateral Trustee or the Junior Lien Collateral Trustee, the Company agrees to deliver to each of the Designated Priority Lien Agent, the Parity Lien Collateral Trustee or the Junior Lien Collateral Trustee copies of (i) any amendments, supplements or other modifications to the Priority Lien Documents, the Parity Lien Documents or the Junior Lien Documents and (ii) any new Priority Lien Documents, Parity Lien Documents or Junior Lien Documents promptly after effectiveness thereof.

Section 5.04 Rights as Unsecured Creditors.

(a) The Parity Lien Secured Parties and the Junior Lien Secured Parties may exercise rights and remedies as unsecured creditors against the Company and any other Grantor in accordance with the terms of the Parity Lien Documents or the Junior Lien Documents, as applicable, and applicable law so long as such rights and remedies do not violate any provision of this Agreement, including, without limitation, Sections 2.03, 2.04, 3.01, 3.02 and Article VI hereof. Nothing in this Agreement shall prohibit the receipt by any of the Parity Lien Secured Parties or Junior Lien Secured Parties of the required payments of principal, premium, if any, interest, fees and other amounts due under the Parity Lien Documents or Junior Lien Documents, as applicable, so long as such receipt is not the direct or indirect result of the exercise in contravention of this Agreement by any Parity Lien Secured Party or any Junior Lien Secured Party of rights or remedies as a secured creditor in respect of Shared Collateral. In the event any Parity Lien Secured Party or any Junior Lien Secured Party becomes a judgment lien creditor in respect of Shared Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Parity Lien Obligations or Junior Lien Obligations, as applicable, such judgment lien shall be subordinated to the Liens securing Priority Lien Obligations on the same basis as the other Liens securing the Parity Lien Obligations or the Junior Lien Obligations, as applicable, are so subordinated to such Liens securing Priority Lien Obligations under this Agreement.

Section 5.05 Gratuitous Bailee for Perfection.

(a) Each Priority Lien Agent acknowledges and agrees that if it shall at any time hold a Lien securing any Priority Lien Obligations on any Shared Collateral that can be perfected by the possession or control of such Shared Collateral or of any account in which such Shared Collateral is held, and if such Shared Collateral or any such account is in fact in the possession or under the control of such Priority Lien Agent, or of agents or bailees of such Person (such Shared Collateral being referred to herein as the “Pledged or Controlled

Collateral”), or if it shall at any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, the applicable Priority Lien Agent shall also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, as sub-agent or gratuitous bailee for the Parity Lien Collateral Trustee and the Junior Lien Collateral Trustee, in each case solely for the purpose of perfecting the Liens granted under the relevant Parity Lien Security Documents and Junior Lien Collateral Documents and subject to the terms and conditions of this Section 5.05.

(b) The Parity Lien Collateral Trustee acknowledges and agrees that if it shall at any time after the Discharge of Priority Lien Obligations but prior to the Discharge of Parity Lien Obligations hold a Lien securing any Parity Lien Obligations on any Pledged or Controlled Collateral, or if it shall at any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, the Parity Lien Collateral Trustee shall also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, as sub-agent or gratuitous bailee for the Junior Lien Collateral Trustee, in each case solely for the purpose of perfecting the Liens granted under the relevant Junior Lien Collateral Documents and subject to the terms and conditions of this Section 5.05.

(c) Except as otherwise specifically provided herein, until the Discharge of Priority Lien Obligations has occurred, the Priority Lien Secured Parties shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of the Priority Lien Documents as if the Liens under the Parity Lien Security Documents and the Junior Lien Collateral Documents did not exist. Except as otherwise specifically provided herein, following the Discharge of Priority Lien Obligations but until the Discharge of Parity Lien Obligations has occurred, the Parity Lien Secured Parties shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of the Parity Lien Documents as if the Liens under the Junior Lien Collateral Documents did not exist. The rights of the Parity Lien Secured Parties and the Junior Lien Secured Parties with respect to the Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement.

(d) The Priority Lien Secured Parties shall have no obligation whatsoever to any Parity Lien Secured Party or any Junior Lien Secured Party to assure that any of the Pledged or Controlled Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Shared Collateral, except as expressly set forth in this Section 5.05. The duties or responsibilities of the Priority Lien Agents under this Section 5.05 shall be limited solely to holding or controlling the Shared Collateral and the related Liens referred to in paragraphs (a) and (c) of this Section 5.05 as sub-agent and gratuitous bailee for the Parity Lien Collateral Trustee and the Junior Lien Collateral Trustee for purposes of perfecting the Lien held by the Parity Lien Collateral Trustee and the Junior Lien Collateral Trustee.

(e) The Parity Lien Secured Parties shall have no obligation whatsoever to any Junior Lien Secured Party to assure that any of the Pledged or Controlled Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Shared Collateral, except as expressly set forth in this Section 5.05.

Following the Discharge of Priority Lien Obligations, the duties or responsibilities of the Parity Lien Collateral Trustee under this Section 5.05 shall be limited solely to holding or controlling the Shared Collateral and the related Liens referred to in paragraphs (b) and (c) of this Section 5.05 as sub-agent and gratuitous bailee for the Junior Lien Collateral Trustee for purposes of perfecting the Lien held by the Junior Lien Collateral Trustee.

(f) The Priority Lien Agents shall not have by reason of the Parity Lien Security Documents, the Junior Lien Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of any Parity Lien Secured Party or any Junior Lien Secured Party, and each of the Parity Lien Secured Parties and the Junior Lien Secured Parties hereby waives and releases the Priority Lien Agents from all claims and liabilities arising pursuant to the Priority Lien Agents’ roles under this Section 5.05 as sub-agents and gratuitous bailees with respect to the Shared Collateral.

(g) The Parity Lien Collateral Trustee shall not have by reason of the Junior Lien Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of any Junior Lien Secured Party, and each of the Junior Lien Secured Parties hereby waives and releases the Parity Lien Collateral Trustee from all claims and liabilities arising pursuant to the Parity Lien Collateral Trustee’s roles under this Section 5.05 as sub-agents and gratuitous bailees with respect to the Shared Collateral.

(h) None of the Parity Lien Secured Parties or Junior Lien Secured Parties will have any duties or other obligations to any Priority Lien Secured Party with respect to any Collateral, other than as expressly set forth in this Agreement. None of the Junior Lien Secured Parties will have any duties or other obligations to any Parity Lien Secured Party with respect to any Junior Lien Collateral, other than as expressly set forth in this Agreement.

(i) None of the Priority Lien Secured Parties will have any duties or other obligations to any Parity Lien Secured Party or any Junior Lien Secured Party with respect to any Collateral, other than as expressly set forth in this Agreement. None of the Parity Lien Secured Parties will have any duties or other obligations to any Junior Lien Secured Party with respect to any Junior Lien Collateral, other than as expressly set forth in this Agreement.

(j) Upon the Discharge of Priority Lien Obligations, each applicable Priority Lien Agent shall, at the Grantors’ sole cost and expense, and to the extent the Grantors do not pay such expenses, at the sole cost and expense of the Parity Lien Secured Parties and the Junior Lien Secured Parties, (i) (A) deliver to the Parity Lien Collateral Trustee, to the extent that it is legally permitted to do so, all Shared Collateral, including all Proceeds, held or controlled by such Priority Lien Agent or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, or (B) direct and deliver such Shared Collateral as a court of competent jurisdiction may otherwise direct, (ii) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (iii) notify any governmental authority involved in any condemnation or similar proceeding involving any Grantor that the Parity Lien Collateral Trustee is entitled to approve any awards granted in such proceeding. The Company and the other Grantors shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Priority Lien Agent for loss or damage suffered by such Priority Lien Agent as a result of such transfer, except for loss or damage suffered by any such Person as a result of its own willful misconduct, gross negligence or bad faith. The Priority Lien Agents have no obligations to follow instructions from any Parity Lien Secured Party or any Junior Lien Secured Party in contravention of this Agreement.

(k) Until the Discharge of Priority Lien Obligations has occurred, each of the Parity Lien Secured Parties and the Junior Lien Secured Parties acknowledges and agrees that if it shall at any time hold a Lien securing any Parity Lien Obligations or Junior Lien Obligations (as applicable) on any Shared Collateral or of any Pledged or Controlled Collateral, or if it shall at any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, such Parity Lien Secured Party or Junior Lien Secured Party (as applicable) shall also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, as sub-agent or gratuitous bailee for the Priority Lien Agents, in each case solely for the purpose of perfecting the Liens granted under the relevant Priority Lien Collateral Documents and subject to the terms and conditions of this Section 5.05.

(l) Upon the Discharge of Parity Lien Obligations, the Parity Lien Collateral Trustee shall, at the Grantors’ sole cost and expense, and to the extent the Grantors do not pay such expenses, at the sole cost and expense of the Junior Lien Secured Parties, (i) (A) deliver to the Junior Lien Collateral Trustee, to the extent that it is legally permitted to do so, all Shared Collateral, including all Proceeds, held or controlled by the Parity Lien Collateral Trustee or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, or (B) direct and deliver such Shared Collateral as a court of competent jurisdiction may otherwise direct, (ii) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (iii) notify any governmental authority involved in any condemnation or similar proceeding involving any Grantor that the Junior Lien Collateral Trustee is entitled to approve any awards granted in such proceeding. The Company and the other Grantors shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify the Parity Lien Collateral Trustee for loss or damage suffered by the Parity Lien Collateral Trustee as a result of such transfer, except for loss or damage suffered by any such Person as a result of its own willful misconduct, gross negligence or bad faith. The Parity Lien Collateral Trustee has no obligations to follow instructions from any Junior Lien Secured Party in contravention of this Agreement.

(m) Following the Discharge of Priority Lien Obligations but prior to the Discharge of Parity Lien Obligations, each of the Junior Lien Secured Parties acknowledges and agrees that if it shall at any time hold a Lien securing any Junior Lien Obligations on any Shared Collateral or of any Pledged or Controlled Collateral, or if it shall at any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, such Junior Lien Secured Party shall also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, as sub-agent or gratuitous bailee for the Parity Lien Collateral Trustee, in each case solely for the purpose of perfecting the Liens granted under the relevant Parity Lien Security Documents and subject to the terms and conditions of this Section 5.05.

(n) None of the Priority Lien Secured Parties shall be required to marshal any present or future collateral security for any obligations of the Company or any Subsidiary to any Priority Lien Secured Party under the Priority Lien Documents or any assurance of payment in respect thereof, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

(o) Following the Discharge of Priority Lien Obligations but prior to the Discharge of Parity Lien Obligations, none of the Parity Lien Secured Parties shall be required to marshal any present or future collateral security for any obligations of the Company or any Subsidiary to any Parity Lien Secured Party under the Parity Lien Documents or any assurance of payment in respect thereof, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

Section 5.06 When Discharge of Priority Lien Obligations Deemed To Not Have Occurred. If, at any time substantially concurrently with or after the occurrence of the Discharge of Priority Lien Obligations, the Company or any Subsidiary consummates any Refinancing of any Priority Lien Obligations, then such Discharge of Priority Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any release actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Priority Lien Obligations) and the applicable agreement governing such Priority Lien Obligations shall automatically be treated as a Priority Lien Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein and the agent, representative or trustee for the holders of such Priority Lien Obligations shall be the Priority Lien Agent for all purposes of this Agreement. Upon receipt of notice from the Company of such incurrence (including the identity of the new Priority Lien Agent), each of the Parity Lien Collateral Trustee and the Junior Lien Collateral Trustee shall promptly (a) enter into such documents and agreements, including amendments or supplements to this Agreement, as the Company or such new Priority Lien Agent shall reasonably request in writing in order to provide the new Priority Lien Agent the rights of a Priority Lien Agent contemplated hereby, (b) deliver to such Priority Lien Agent, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by the Parity Lien Collateral Trustee, the Junior Lien Collateral Trustee or any of their respective agents or bailees, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, (c) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (d) notify any governmental authority involved in any condemnation or similar proceeding involving a Grantor that the new Priority Lien Agent is entitled to approve any awards granted in such proceeding; provided that any reasonable costs or other expenses incurred in connection with clauses (a) to (d) above shall be the exclusive responsibility of the Grantors.

Section 5.07 Purchase Right. Without prejudice to the enforcement of the Priority Lien Secured Parties’ remedies, the Priority Lien Secured Parties agree that following (a) the acceleration of the Priority Lien Obligations or (b) the commencement of an Insolvency or Liquidation Proceeding (each, a “Purchase Event”), within thirty (30) days of the Purchase Event, one or more of the holders of the Parity Lien Debt may request, and the Priority Lien Secured Parties hereby offer the Parity Lien Secured Parties the option, to purchase all, but not less than all, of the aggregate amount of outstanding Priority Lien Obligations (including unfunded commitments under any Priority Lien Document) outstanding at the time of purchase at par, plus any premium that would be applicable upon prepayment of the Priority Lien Obligations and accrued and unpaid interest, all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding, at the applicable post-default rate and fees (including breakage costs and, in the case of any secured Hedging Obligations, the amount that would be payable by the relevant Grantor thereunder if such Grantor were to terminate the hedge agreement in respect thereof on the date of the purchase or, if not terminated an amount determined by the relevant Priority Lien Secured Party to be necessary to collateralize its credit risk arising out of such agreement and, if applicable, the cash collateral to be furnished to the Priority Lien Secured Parties providing letters of credit under the Priority Lien Documents in such amounts (not to exceed 105% thereof), and, in the case of any secured Bank Product Obligations that are Priority Lien Obligations, the amount that would be payable to Priority Lien Secured Parties, including all amounts payable as a result of the termination (or early termination) thereof, as such Priority Lien Secured Party determines is reasonably necessary to secure such Priority Lien Secured Party in connection with any such outstanding and undrawn letters of credit), without warranty or representation or recourse (except for representations and warranties required to be made by assigning lenders pursuant to customary assignment documentation). If such right is exercised, the Priority Lien Secured Parties and the Parity Lien Secured Parties shall endeavor to close promptly thereafter but in any event within ten (10) Business Days of the request. If one or more of the Parity Lien Secured Parties exercise such purchase right, it shall be exercised pursuant to documentation mutually acceptable to each of the Priority Lien Agents and the purchasing Parity Lien Secured Parties. If none of the Parity Lien Secured Parties timely exercises such right the Priority Lien Secured Parties shall have no further obligations pursuant to this Section 5.07 for such Purchase Event and may take any further actions in their sole discretion in accordance with the Priority Lien Documents and this Agreement. Each Priority Lien Secured Party will retain all rights to indemnification provided in the relevant Priority Lien Document for all claims and other amounts relating to the period prior to the purchase of the Priority Lien Obligations pursuant to this Section 5.07.

ARTICLE VI

INSOLVENCY OR LIQUIDATION PROCEEDINGS.

Section 6.01 Financing Issues.

(a) Until the Discharge of Priority Lien Obligations has occurred, if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and any Priority Lien Secured Party shall desire to consent (or not object) to the sale, use or lease of cash or other collateral or to consent (or not object) to the Company’s or any other Grantor’s obtaining financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (“DIP Financing”), then none of the Parity Lien Secured Parties or the Junior Lien Secured Parties will raise any objection to and will not otherwise contest (1) such sale, use or lease of such cash or other collateral, unless the Designated Priority Lien Agent shall oppose or object to such use of cash collateral (in which case, none of the Parity Lien Secured Parties or Junior Lien Secured Parties shall seek any relief in connection therewith that is inconsistent with the relief being sought by the Designated Priority Lien Agent); or (2) such DIP Financing, unless (x) the Designated Priority Lien Agent shall oppose or object to such DIP Financing, (y) the terms of such DIP Financing provide for the sale of a substantial part of the Priority Lien Collateral, the Parity Lien Collateral and/or the Junior Lien Collateral prior to any event of default under the documentation providing for such DIP Financing in connection with the exercise of remedies or require the confirmation of a plan of reorganization containing specific terms or provisions (other than repayment in cash of such DIP Financing on the effective date thereof) or (z) the maximum principal amount of indebtedness permitted under such DIP Financing exceeds the sum of (I) the aggregate amount of Priority Lien Obligations refinanced with the proceeds thereof or otherwise “rolled-up” into such DIP Financing plus (II) $200,000,000, and except to the extent permitted by Section 6.03, will not request adequate protection or any other relief in connection therewith and, to the extent the Liens securing any Priority Lien Obligations are subordinated or pari passu with such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens in the Shared Collateral to (A) such DIP Financing (and all obligations relating thereto) on the same basis as the Liens securing the Parity Lien Obligations and the Junior Lien Obligations are so subordinated to the Liens securing Priority Lien Obligations under this Agreement, (B) any adequate protection Liens provided to the Priority Lien Secured Parties and (C) any “carve-out” for professional and United States Trustee fees agreed to by the Designated Priority Lien Agent. For the avoidance of doubt, the limitation in clause (z) shall not apply to Bank Product Obligations or Hedging Obligations, and Bank Product Obligations and Hedging Obligations shall not count toward such limitation. Until the Discharge of Priority Lien Obligations has occurred, none of the Parity Lien Secured Parties or Junior Lien Secured Parties will raise any objection to and will not otherwise contest:

(i) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Priority Lien Obligations made by any Priority Lien Secured Party;

(ii) any exercise by any Priority Lien Secured Party of the right to credit bid Priority Lien Obligations at any sale of Priority Lien Collateral under Section 363(k) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law;

(iii) any other request for judicial relief made in any court by any Priority Lien Secured Party relating to the lawful enforcement of any Lien on Priority Lien Collateral; or

(iv) any order relating to a sale or other disposition of assets of the Company or any other Grantor to which any Priority Lien Agent has consented or not objected that provides, to the extent such sale or other disposition is to be free and clear of Liens, that the Liens securing the Priority Lien Obligations, the Parity Lien Obligations and the Junior Lien Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens on the Shared Collateral securing the Priority Lien Obligations rank to the Liens on the Shared Collateral securing the Parity Lien Obligations and the Junior Lien Obligations pursuant to this Agreement.

(b) If following the Discharge of Priority Lien Obligations but prior to the Discharge of Parity Lien Obligations, the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and any Parity Lien Secured Party shall desire to consent (or not object) to the sale, use or lease of cash or other collateral or to consent (or not object) to the Company’s or any other Grantor obtaining DIP Financing, then none of the Junior Lien Secured Parties will raise any objection to and will not otherwise contest (i) such sale, use or lease of such cash or other collateral, unless the Parity Lien Collateral Trustee or any other Parity Lien Secured Party shall oppose or object to such use of cash collateral (in which case none of the Junior Lien Secured Parties shall seek any relief in connection therewith that is inconsistent with the relief being sought by the Parity Lien Collateral Trustee or such other Parity Lien Secured Parties); or (ii) such DIP Financing, unless (x) the Parity Lien Collateral Trustee or any other Parity Lien Secured Party shall oppose or object to such DIP Financing or (y) the terms of such DIP Financing provide for the sale of a substantial part of the Parity Lien Collateral and/or the Junior Lien Collateral prior to any event of default under the documents providing for such DIP Financing in connection with the exercise of remedies or require the confirmation of a plan of reorganization containing specific terms or provisions (other than repayment in cash of such DIP Financing on the effective date thereof) and, except to the extent permitted by Section 6.03, will not request adequate protection or any other relief in connection therewith and, to the extent the Liens securing any Parity Lien Obligations are subordinated or pari passu with such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens in the Shared Collateral to (A) such DIP Financing (and all obligations relating thereto) on the same basis as the Liens securing the Junior Lien Obligations are so subordinated to Liens securing Parity Lien Obligations under this Agreement, (B) any adequate protection Liens provided to the Parity Lien Secured Parties, and (C) any “carve-out” for professional and United States Trustee fees agreed to by the Parity Lien Collateral Trustee. Following the Discharge of Priority Lien Obligations but prior to the Discharge of Parity Lien Obligations has occurred, none of the Junior Lien Secured Parties will raise any objection to and will not otherwise contest:

(i) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Parity Lien Obligations made by any Parity Lien Secured Party;

(ii) any exercise by any Parity Lien Secured Party of the right to credit bid Parity Lien Obligations at any sale of Parity Lien Collateral under Section 363(k) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law;

(iii) any other request for judicial relief made in any court by any Parity Lien Secured Party relating to the lawful enforcement of any Lien on Parity Lien Collateral; or

(iv) any order relating to a sale or other disposition of assets of the Company or any other Grantor to which the Parity Lien Collateral Trustee has consented or not objected that provides, to the extent such sale or other disposition is to be free and clear of Liens, that the Liens securing the Parity Lien Obligations and the Junior Lien Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens on the Shared Collateral securing the Parity Lien Obligations rank to the Liens on the Shared Collateral securing the Junior Lien Obligations pursuant to this Agreement.

(c) No Parity Lien Secured Party or Junior Lien Secured Party may provide DIP Financing to the Company or any other Grantor secured by Liens equal or senior in priority to the Liens securing any Priority Lien Obligations; provided that if no Priority Lien Secured Party offers to provide DIP Financing to the extent permitted under Section 6.01(a) after the Company provides the Priority Lien Secured Parties with a reasonable opportunity to provide such DIP Financing (and consults with the Designated Priority Lien Agent for a reasonable period of time with respect to such DIP Financing), then a Parity Lien Secured Party or a Junior Lien Secured Party may seek, following such period, to provide such DIP Financing secured by Liens equal or senior in priority to the Liens securing any Priority Lien Obligations, and the Priority Lien Secured Parties may object thereto; provided, further, that such DIP Financing may not “roll-up” or otherwise include or refinance any pre-petition Parity Lien Obligations or Junior Lien Obligations.

(d) The Parity Lien Secured Parties and the Junior Lien Secured Parties agree that notice received two Business Days prior to the entry of an order approving such usage of cash or other collateral or approving such DIP Financing shall be adequate notice.

Section 6.02 Relief from the Automatic Stay.

(a) Until the Discharge of Priority Lien Obligations has occurred, each of the Parity Lien Secured Parties and Junior Lien Secured Parties agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, in each case in respect of any Shared Collateral, without the prior written consent of the Designated Priority Lien Agent.

(b) Following the Discharge of Priority Lien Obligations but prior to the Discharge of Parity Lien Obligations, each of the Junior Lien Secured Parties agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, in each case in respect of any Shared Collateral, without the prior written consent of the Parity Lien Collateral Trustee.

Section 6.03 Adequate Protection.

(a) Each of the Parity Lien Secured Parties and Junior Lien Secured Parties agrees that, until the Discharge of Priority Lien Obligations has occurred, none of them shall:

(i) object, contest or support any other Person objecting to or contesting (x) any request by any Priority Lien Secured Party for adequate protection, (y) any objection by any Priority Lien Secured Party to any motion, relief, action or proceeding based on any Priority Lien Secured Party’s claiming a lack of adequate protection or (z) the payment of interest, fees, expenses or other amounts of any Priority Lien Secured Party under Section 506(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law; or

(ii) assert or support any claim for costs or expenses of preserving or disposing of any Parity Lien Collateral or Junior Lien Collateral under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law.

(b) Each of the Junior Lien Secured Parties agrees that, following the Discharge of Priority Lien Obligations but prior to the Discharge of Parity Lien Obligations, none of them shall:

(i) object, contest or support any other Person objecting to or contesting (x) any request by any Parity Lien Secured Party for adequate protection, (y) any objection by any Parity Lien Secured Party to any motion, relief, action or proceeding based on any Parity Lien Secured Party’s claiming a lack of adequate protection or (z) the payment of interest, fees, expenses or other amounts of any Parity Lien Secured Party under Section 506(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law; or

(ii) assert or support any claim for costs or expenses of preserving or disposing of any Junior Lien Collateral under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law.

(c) Notwithstanding anything contained in this Article VI, until the Discharge of Priority Lien Obligations, in any Insolvency or Liquidation Proceeding:

(i) if the Priority Lien Secured Parties (or any subset thereof) are granted adequate protection in the form of a Lien on additional collateral or superpriority claims in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, then the Parity Lien Collateral Trustee, for itself and on behalf of each Parity Lien Secured Party, and/or the Junior Lien Collateral Trustee, for itself and on behalf of each Junior Lien Secured Party, may seek or request adequate protection in the form of a Lien on such additional or replacement collateral or a superpriority claim, which (x) Lien is subordinated to the Liens securing and providing adequate protection for all Priority Lien Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing the Parity Lien Obligations and Junior Lien Obligations are so subordinated to the Liens securing Priority Lien Obligations under this Agreement and (y) superpriority claim is subordinated to all superpriority claims of the Priority Lien Secured Parties on the same basis as the Liens of the Parity Lien Secured Parties and Junior Lien Secured Parties are so subordinated to the Liens of the Priority Lien Secured Parties under this Agreement;

(ii) in the event any Parity Lien Secured Party and/or any Junior Lien Secured Party seeks or requests adequate protection and such adequate protection is granted (in each instance, to the extent such grant is otherwise permissible under the terms and conditions of this Agreement) in the form of a Lien on additional or replacement collateral, then each Priority Lien Agent shall also be granted a senior Lien on such additional or replacement collateral as security and adequate protection for the Priority Lien Obligations and any such DIP Financing and any Lien on such additional or replacement collateral securing or providing adequate protection for the Parity Lien Obligations and/or Junior Lien Obligations shall be subordinated to the Liens on such collateral securing the Priority Lien Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens granted to the Priority Lien Secured Parties as adequate protection on the same basis as the other Liens securing the Parity Lien Obligations and Junior Lien Obligations are so subordinated to the Liens securing Priority Lien Obligations under this Agreement; and

(iii) in the event any Parity Lien Secured Party or any Junior Lien Secured Party seeks or requests adequate protection and such adequate protection is granted (in each instance, to the extent such grant is otherwise permissible under the terms and conditions of this Agreement) in the form of a superpriority claim, then each Priority Lien Agent may also seek or request adequate protection in the form of a superpriority claim and no Parity Lien Secured Party or Junior Lien Secured Party shall contest the granting of such adequate protection in such form, which superpriority claim shall be senior to the superpriority claims of the Parity Lien Secured Parties and Junior Lien Secured Parties (and, to the extent the Priority Lien Secured Parties are not granted such adequate protection in such form, any amounts recovered by or distributed to any Parity Lien Secured Parties or any Junior Lien Secured Parties pursuant to or as a result of any such superpriority claim so granted to any Parity Lien Secured Party or any Junior Lien Secured Party (as applicable) shall be subject to the turnover and related provisions of this Agreement (including Section 2.04, Section 4.01 and Section 4.02 hereof) the same as if the amounts so recovered or distributed were Proceeds thereunder).

(d) Notwithstanding anything in this Article VI, following the Discharge of Priority Lien Obligations but prior to the Discharge of Parity Lien Obligations, in any Insolvency or Liquidation Proceeding:

(i) if the Parity Lien Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral or superpriority claims in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, then the Junior Lien Collateral Trustee, for itself and on behalf of each Junior Lien Secured Party, may seek or request adequate protection in the form of a replacement Lien or superpriority claim on such additional collateral, which (x) Lien is subordinated to the Liens securing all Parity Lien Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing the Junior Lien Obligations are so subordinated to the Liens securing Parity Lien Obligations under this Agreement and (y) superpriority claim is subordinated to all superpriority claims of the Parity Lien Secured Parties on the same basis as the other Liens of the Junior Lien Secured Parties are so subordinated to the Liens of the Parity Lien Secured Parties under this Agreement;

(ii) in the event the Junior Lien Collateral Trustee, for itself and on behalf of each Junior Lien Secured Party, seeks or requests adequate protection and such adequate protection is granted (in each instance, to the extent such grant is otherwise permissible under the terms and conditions of this Agreement) in the form of additional or replacement collateral, then the Parity Lien Collateral Trustee shall also be granted a senior Lien on such additional or replacement collateral as security for the Parity Lien Obligations and any such DIP Financing and any Lien on such additional or replacement collateral securing the Junior Lien Obligations shall be subordinated to the Liens on such collateral securing the Parity Lien Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens granted to the Junior Lien Secured Parties as adequate protection on the same basis as the other Liens securing the Junior Lien Obligations are so subordinated to such Liens securing Parity Lien Obligations under this Agreement; and

(iii) in the event any Junior Lien Secured Party seeks or requests adequate protection and such adequate protection is granted (in each instance, to the extent such grant is otherwise permissible under the terms and conditions of this Agreement) in the form of a superpriority claim, then the Parity Lien Collateral Trustee may also seek adequate protection in the form of a superpriority claim and no Junior Lien Secured Party shall contest the granting of such adequate protection in such form, which superpriority claim shall be senior to the superpriority claim of the Junior Lien Secured Parties.

Section 6.04 Avoidance Issues.

(a) If any Priority Lien Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of the Company or any other Grantor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be or avoided as fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff, recoupment or otherwise, then the Priority Lien Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Priority Lien Secured Parties shall be entitled to the benefits of this Agreement with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Parity Lien Secured Parties and the Junior Lien Secured Parties hereby agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be treated as Proceeds and allocated and turned over for application in accordance with the priorities set forth in this Agreement.

(b) Following the Discharge of Priority Lien Obligations but prior to the Discharge of Parity Lien Obligations, if any Parity Lien Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of the Company or any other Grantor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be or avoided as fraudulent or preferential in any respect or for any other reason, any Recovery, whether received as proceeds of security, enforcement of any right of setoff, recoupment or otherwise, then the

Parity Lien Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Parity Lien Secured Parties shall be entitled to the benefits of this Agreement with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Junior Lien Secured Parties hereby agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be treated as Proceeds and allocated and turned over for application in accordance with the priorities set forth in this Agreement.

Section 6.05 Separate Grants of Security and Separate Classifications. The Parity Lien Secured Parties and the Junior Lien Secured Parties each hereby acknowledge and agree that (a) the grants of Liens by the Company and the other Grantors pursuant to the Priority Lien Collateral Documents, the Parity Lien Security Documents and the Junior Lien Collateral Documents constitute separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Shared Collateral, the Parity Lien Obligations and the Junior Lien Obligations are fundamentally different from the Priority Lien Obligations and the Junior Lien Obligations are fundamentally different from the Parity Lien Obligations, and must each be separately classified in any plan of reorganization or similar dispositive restructuring plan proposed, confirmed, or adopted in an Insolvency or Liquidation Proceeding. If it is held that any claims of the Priority Lien Secured Parties, the Parity Lien Secured Parties and/or the Junior Lien Secured Parties in respect of the Shared Collateral constitute a single class of claims (rather than separate classes of senior and junior secured claims), then each of the Parity Lien Secured Parties and the Junior Lien Secured Parties acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Shared Collateral, with the effect being that, to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the Parity Lien Secured Parties and the Junior Lien Secured Parties), the Priority Lien Secured Parties and the Parity Lien Secured Parties, as applicable, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing (or that would be owing if there were such separate classes of senior and junior secured claims) in respect of interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding and any applicable post-default rate, fees and expenses, before any distribution is made in respect of (x) prior to the Discharge of Priority Lien Obligations, the Parity Lien Obligations or Junior Lien Obligations, and any Parity Lien Secured Party or any Junior Lien Secured Party shall turn over to the Designated Priority Lien Agent amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Parity Lien Secured Parties or the Junior Lien Secured Parties and (y) following the Discharge of Priority Lien Obligations but prior to the Discharge of Parity Lien Obligations, the Junior Lien Obligations, and any Junior Lien Secured Party shall turn over to the Parity Lien Collateral Trustee amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Junior Lien Secured Parties.

Section 6.06 No Waivers of Rights of Senior Secured Parties. Nothing contained herein shall, except as expressly provided in this Agreement, prohibit or in any way limit any Priority Lien Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Parity Lien Secured Party or any Junior Lien Secured Party, including the seeking by any Parity Lien Secured Party or Junior Lien Secured Party of adequate protection or the assertion by any Parity Lien Secured Party or Junior Lien Secured Party of any of its rights and remedies under the Parity Lien Documents, Junior Lien Documents or otherwise.

Section 6.07 Application. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, shall be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding. The relative rights as to the Shared Collateral and Proceeds shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor, subject to any court order approving any DIP Financing for, or use of cash collateral by, the Company or any other Grantor. All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor.

Section 6.08 Other Matters. To the extent that any Parity Lien Secured Party or any Junior Lien Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to any of the Shared Collateral, such Parity Lien Secured Party or such Junior Lien Secured Party agrees not to assert any such rights without the prior written consent of each Priority Lien Agent; provided that if requested by any Priority Lien Agent, such Parity Lien Secured Party or such Junior Lien Secured Party shall timely exercise such rights in the manner requested by the Designated Priority Lien Agent, including any rights to payments in respect of such rights.

Section 6.09 506(c) Claims.

(a) Until the Discharge of Priority Lien Obligations has occurred, no Parity Lien Secured Party or Junior Lien Secured Party will assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens securing the Priority Lien Obligations for costs or expenses of preserving or disposing of any Shared Collateral.

(b) Following the Discharge of Priority Lien Obligations but prior to the Discharge of Parity Lien Obligations, no Junior Lien Secured Party shall assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens securing the Parity Lien Obligations for costs or expenses of preserving or disposing of any Shared Collateral.

Section 6.10 Reorganization.

(a) If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of the Priority Lien Obligations, the Parity Lien Obligations and/or the Junior Lien Obligations, then, to the extent the debt obligations distributed on account of the Priority Lien Obligations, on account of the Parity Lien Obligations and/or on account of the Junior Lien Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(b) None of the Parity Lien Secured Parties or Junior Lien Secured Parties (whether in the capacity of a secured creditor or an unsecured creditor) shall propose, vote in favor of, or otherwise directly or indirectly support any plan of reorganization or similar dispositive restructuring plan that is inconsistent with the priorities or other provisions of this Agreement, other than (A) with the prior written consent of the Designated Priority Lien Agent, or (B) to the extent any such plan is proposed or supported by the number of Priority Lien Secured Parties required under Section 1126(c) of the Bankruptcy Code.

Section 6.11 Section 1111(b) of the Bankruptcy Code.

(a) Until the Discharge of Priority Lien Obligations has occurred, none of the Parity Lien Secured Parties or the Junior Lien Secured Parties shall object to, oppose, support any objection, or take any other action to impede, the right of any Priority Lien Secured Party to make an election under Section 1111(b)(2) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law. Each Parity Lien Secured Party and each Junior Lien Secured Party hereby waives any claim it may hereafter have against any Priority Lien Secured Party arising out of the election by any Priority Lien Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law.

(b) Following the Discharge of Priority Lien Obligations but prior to the Discharge of Parity Lien Obligations, no Junior Lien Secured Party shall object to, oppose, support any objection, or take any other action to impede, the right of any Parity Lien Secured Party to make an election under Section 1111(b)(2) of the Bankruptcy Code. Each Junior Lien Secured Party hereby waives any claim it may hereafter have against any Parity Lien Secured Party arising out of the election by any Parity Lien Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code.

Section 6.12 [Reserved].

Section 6.13 Post-Petition Interest.

(a) Until the Discharge of Priority Lien Obligations has occurred, none of the Parity Lien Secured Parties or Junior Lien Secured Parties shall oppose or seek to challenge any claim by any Priority Lien Secured Party for allowance in any Insolvency or Liquidation Proceeding of Priority Lien Obligations consisting of interest, fees or expenses accrued thereon after the commencement of any Insolvency or Liquidation Proceeding, without regard to the existence of the Liens of the Parity Lien Collateral Trustee, on behalf of the Parity Lien Secured Parties, and the Junior Lien Collateral Trustee, on behalf of the Junior Lien Secured Parties on the Shared Collateral.

(b) Following the Discharge of Priority Lien Obligations but prior to the Discharge of Parity Lien Obligations, none of the Junior Lien Secured Parties shall oppose or seek to challenge any claim by any Parity Lien Secured Party for allowance in any Insolvency or Liquidation Proceeding of Parity Lien Obligations consisting of all interest, fees or expenses accrued thereon after the commencement of any Insolvency or Liquidation Proceeding of the Parity Lien Collateral Trustee on behalf of the Parity Lien Secured Parties on the Shared Collateral or any other Parity Lien Secured Party’s Lien, without regard to the existence of the Liens of the Junior Lien Collateral Trustee, on behalf of the Junior Lien Secured Parties on the Shared Collateral.

(c) Until the Discharge of Priority Lien Obligations has occurred, none of the Priority Lien Secured Parties shall oppose or seek to challenge any claim by any Parity Lien Secured Party or any Junior Lien Secured Party for allowance in any Insolvency or Liquidation Proceeding of Parity Lien Obligations or Junior Lien Obligations consisting of all interest, fees or expenses accrued thereon after the commencement of any Insolvency or Liquidation Proceeding to the extent of the value of the Liens of the Parity Lien Collateral Trustee on behalf of the Parity Lien Secured Parties or of the Junior Lien Collateral Trustee on behalf of the Junior Lien Secured Parties on the Shared Collateral, as applicable.

(d) Following the Discharge of Priority Lien Obligations but prior to the Discharge of Parity Lien Obligations, none of the Parity Lien Secured Parties shall oppose or seek to challenge any claim by any Junior Lien Secured Party for allowance in any Insolvency or Liquidation Proceeding of Junior Lien Obligations consisting of all interest, fees or expenses accrued thereon after the commencement of any Insolvency or Liquidation Proceeding of the Junior Lien Collateral Trustee on behalf of the Junior Lien Secured Parties on the Shared Collateral.

ARTICLE VII

RELIANCE; ETC.

Section 7.01 Reliance.

(a) All loans and other extensions of credit made or deemed made on and after the date hereof by the Priority Lien Secured Parties to the Company or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. Each of the Parity Lien Secured Parties and each of the Junior Lien Secured Parties acknowledges that it has, independently and without reliance on any Priority Lien Secured Party, entered into the Parity Lien Documents or the Junior Lien Documents (as applicable) to which it is party or by which it is bound, this Agreement and the transactions contemplated hereby and thereby, and in taking or not taking any action under the Parity Lien Documents or the Junior Lien Documents (as applicable) or this Agreement they will continue to do so independently and without reliance on any Priority Lien Secured Party.

(b) All loans and other extensions of credit made or deemed made on and after the date hereof by the Parity Lien Secured Parties to the Company or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. Each of the Junior Lien Secured Parties acknowledges that it has, independently and without reliance on any Parity Lien Secured Party, entered into the Junior Lien Documents to which it is party or by which it is bound, this Agreement and the transactions contemplated hereby and thereby, and in taking or not taking any action under the Junior Lien Documents or this Agreement they will continue to do so independently and without reliance on any Parity Lien Secured Party.

Section 7.02 No Warranties or Liability.

(a) Each Parity Lien Secured Party and each Junior Lien Secured Party acknowledges that no Priority Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Priority Lien Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Priority Lien Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Priority Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Priority Lien Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Parity Lien Secured Parties and the Junior Lien Secured Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. No Priority Lien Secured Party shall have any duty to any Parity Lien Secured Party or any Junior Lien Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of a default or an event of default under any agreement with the Company or any Subsidiary (including the Parity Lien Documents or the Junior Lien Documents), regardless of any knowledge thereof that they may have or be charged with.

(b) Each Junior Lien Secured Party, acknowledges that no Parity Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Parity Lien Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Parity Lien Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Parity Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Parity Lien Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Junior Lien Secured Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. No Parity Lien Secured Party shall have any duty to any Junior Lien Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of a default or an event of default under any agreement with the Company or any Subsidiary (including the Junior Lien Documents), regardless of any knowledge thereof that they may have or be charged with.

(c) Except as expressly set forth in this Agreement, the Priority Lien Secured Parties, the Parity Lien Secured Parties and the Junior Lien Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (i) the enforceability, validity, value or collectability of any of the Priority Lien Obligations, the Parity Lien Obligations, the Junior Lien Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (ii) any Grantor’s title to or right to transfer any of the Shared Collateral or (iii) any other matter except as expressly set forth in this Agreement.

Section 7.03 Obligations Unconditional. All rights, interests, agreements and obligations of the Priority Lien Secured Parties, the Parity Lien Secured Parties and the Junior Lien Secured Parties hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Priority Lien Document, any Parity Lien Document or any Junior Lien Document;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Priority Lien Obligations, the Parity Lien Obligations or the Junior Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Priority Lien Document, the terms of any Parity Lien Document, or the terms of any Junior Lien Document;

(c) any exchange of any security interest in any Shared Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Priority Lien Obligations, Parity Lien Obligations or Junior Lien Obligations or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e) any other circumstances that otherwise might constitute a defense available to (i) the Company or any other Grantor in respect of the Priority Lien Obligations (other than the Discharge of Priority Lien Obligations, subject to Sections 5.06 and 6.04), (ii) any Parity Lien Secured Party in respect of the Parity Lien Obligations (other than the Discharge of Priority Lien Obligations and/or the Discharge of Parity Lien Obligations, in each case subject to Sections 5.06 and 6.04) or (iii) any Junior Lien Secured Party in respect of this Agreement.

Section 7.04 No Waiver of Lien Priorities.

(a) No right of the Priority Lien Secured Parties or the Parity Lien Secured Parties or any of them to enforce any provision of this Agreement, any Priority Lien Document or any Parity Lien Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any other Grantor or by any act or failure to act by any Priority Lien Secured Party or any Parity Lien Secured Party, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Priority Lien Documents, any of the Parity Lien Documents or any of the Junior Lien Documents, regardless of any knowledge thereof which any Priority Lien Secured Party or any Parity Lien Secured Party, or any of them, may have or be otherwise charged with.

(b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Company and the other Grantors under the Priority Lien Documents and subject to the provisions of Section 5.03(a)), the Priority Lien Secured Parties and any of them may, at any time and from time to time in accordance with the Priority Lien Documents and/or applicable law, without the consent of, or notice to, any Parity Lien Secured Party or any Junior Lien Secured Party, without incurring any liabilities to any Parity Lien Secured Party or any Junior Lien Secured Party and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of any Parity Lien Secured Party or any Junior Lien Secured Party is affected, impaired or extinguished thereby) do any one or more of the following:

(1) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Priority Lien Obligations or any Lien on any Shared Collateral or guaranty of any of the Priority Lien Obligations or any liability of the Company or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Priority Lien Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by any Priority Lien Secured Party, the Priority Lien Obligations or any of the Priority Lien Documents;

(2) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Shared Collateral or any liability of the Company or any other Grantor to any of the Priority Lien Secured Parties, or any liability incurred directly or indirectly in respect thereof;

(3) settle or compromise any Priority Lien Obligation or any other liability of the Company or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Priority Lien Obligations) in any manner or order; and

(4) exercise or delay in or refrain from exercising any right or remedy against the Company or any other Grantor or any other Person or any security, and elect any remedy and otherwise deal freely with the Company, any other Grantor or any Shared Collateral and any security and any guarantor or any liability of the Company or any other Grantor to the Priority Lien Secured Parties or any liability incurred directly or indirectly in respect thereof.

(c) Following the Discharge of Priority Lien Obligations but prior to the Discharge of Parity Lien Obligations, without in any way limiting the generality of clause (a) above (but subject to the rights of the Company and the other Grantors under the Parity Lien Documents and subject to the provisions of Section 5.03(b)), the Parity Lien Secured Parties and any of them may, at any time and from time to time in accordance with the Parity Lien Documents and/or applicable law, without the consent of, or notice to, any Junior Lien Secured Party, without incurring any liabilities to any Junior Lien Secured Party and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of any Junior Lien Secured Party is affected, impaired or extinguished thereby) do any one or more of the following:

(1) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Parity Lien Obligations or any Lien on any Shared Collateral or guaranty of any of the Parity Lien Obligations or any liability of the Company or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Parity Lien Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by any of the Parity Lien Secured Parties, the Parity Lien Obligations or any of the Parity Lien Documents;

(2) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Shared Collateral or any liability of the Company or any other Grantor to any of the Parity Lien Secured Parties, or any liability incurred directly or indirectly in respect thereof;

(3) settle or compromise any Parity Lien Obligation or any other liability of the Company or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Parity Lien Obligations) in any manner or order; and

(4) exercise or delay in or refrain from exercising any right or remedy against the Company or any other Grantor or any other Person or any security, and elect any remedy and otherwise deal freely with the Company, any other Grantor or any Shared Collateral and any security and any guarantor or any liability of the Company or any other Grantor to the Parity Lien Secured Parties or any liability incurred directly or indirectly in respect thereof.

(d) Except as otherwise expressly provided herein, each of the Parity Lien Secured Parties and the Junior Lien Secured Parties agrees that the Priority Lien Secured Parties shall have no liability to any such Parity Lien Secured Parties or any such Junior Lien Secured Parties, and each of the Parity Lien Secured Parties and the Junior Lien Secured Parties hereby waives any claim against any Priority Lien Secured Party arising out of any and all actions which the Priority Lien Secured Parties or any of them may take or permit or omit to take with respect to:

(1) the Priority Lien Documents (other than this Agreement);

(2) the collection of the Priority Lien Obligations; or

(3) the foreclosure upon, or sale, liquidation or other disposition of, any Shared Collateral.

Each of the Parity Lien Secured Parties and the Junior Lien Secured Parties agrees that the Priority Lien Secured Parties have no duty to them in respect of the maintenance or preservation of the Shared Collateral, the Priority Lien Obligations or otherwise.

Until the Discharge of Priority Lien Obligations, each of the Parity Lien Secured Parties and the Junior Lien Secured Parties agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshaling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to any Shared Collateral or any other similar rights a junior secured creditor may have under applicable law.

(e) Except as otherwise expressly provided herein, each of the Junior Lien Secured Parties agrees that the Parity Lien Secured Parties shall have no liability to any such Junior Lien Secured Parties, and each of the Junior Lien Secured Parties hereby waives any claim against any Parity Lien Secured Party arising out of any and all actions which the Parity Lien Secured Parties may take or permit or omit to take with respect to:

(1) the Parity Lien Documents (other than this Agreement);

(2) the collection of the Parity Lien Obligations; or

(3) the foreclosure upon, or sale, liquidation or other disposition of, any Shared Collateral.

Each of the Junior Lien Secured Parties agrees that the Parity Lien Secured Parties have no duty to them in respect of the maintenance or preservation of the Shared Collateral, the Parity Lien Obligations or otherwise.

Following the Discharge of Priority Lien Obligations but prior to the Discharge of Parity Lien Obligations, each of the Junior Lien Secured Parties agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshaling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to any Shared Collateral or any other similar rights a junior secured creditor may have under applicable law.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Conflicts.

(a) In the event of any conflict between the provisions of this Agreement and the provisions of any Priority Lien Document, any Parity Lien Document or any Junior Lien Document, the provisions of this Agreement shall govern. Notwithstanding the foregoing, (i) the relative rights and obligations of the Priority Lien Secured Parties (solely as amongst themselves) shall be governed by the terms of the Priority Lien Pari Passu Intercreditor Agreement and (ii) the relative rights and obligations of the Parity Lien Secured Parties (solely as amongst themselves) shall be governed by the terms of the Parity Lien Collateral Trust Agreement.

(b) The Secured Parties acknowledge that (i) the secured creditor relationship between different classes of Priority Lien Obligations may be governed separately from this Agreement, (ii) the secured creditor relationship between different classes of Parity Lien Obligations may be governed separately from this Agreement and (iii) the secured credit relationship between different classes of Junior Lien Obligations may be governed separately from this Agreement. Notwithstanding the foregoing, the Secured Parties acknowledge and agree that this Agreement shall govern the secured creditor relationship among (x) the Priority Lien Obligations, (y) the Parity Lien Obligations and (z) the Junior Lien Obligations, and that in the event of any conflict between the terms of this Agreement and that of an intercreditor agreement governing the rights among different classes of Priority Lien Obligations, Parity Lien Obligations or Junior Lien Obligations, this Agreement shall control.

Section 8.02 Continuing Nature of this Agreement; Severability. This is a continuing agreement of Lien subordination, and (x) the Priority Lien Secured Parties may continue, at any time and without notice to any Priority Lien Agent, any Parity Lien Secured Party or any Junior Lien Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any Subsidiary constituting Priority Lien Obligations in reliance hereon and (y) the Parity Lien Secured Parties may continue, at any time and without notice to the Parity Lien Collateral Trustee, any Priority Lien Secured Party or any Junior Lien Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any Subsidiary constituting Parity Lien Obligations in reliance hereon. The terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. All references to the Company or any other Grantor shall include the Company or such Grantor as debtor and debtor in possession and any receiver, trustee or similar person for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect:

(a) subject to the terms and conditions of Section 5.06 hereof, with respect to any Priority Lien Agent, the Priority Lien Secured Parties represented by it and their Priority Lien Obligations, upon the Discharge of Priority Lien Obligations, subject to the rights of the Priority Lien Secured Parties under Section 6.04;

(b) subject to the terms and conditions of Section 5.06 hereof, with respect to the Parity Lien Collateral Trustee, the Parity Lien Secured Parties represented by it and their Parity Lien Obligations, upon the Discharge of Parity Lien Obligations, subject to the rights of Parity Lien Secured Parties under Section 6.04; and

(c) with respect to the Junior Lien Collateral Trustee, the Junior Lien Secured Parties represented by it and their Junior Lien Obligations, upon the Discharge of Junior Lien Obligations, subject to the rights of Junior Lien Secured Parties under Section 6.04.

Section 8.03 Amendments; Waivers.

(a) No failure or delay on the part of any Secured Party in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Secured Parties are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 8.03, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Secured Party in any case shall entitle such Secured Party to any other or further notice or demand in similar or other circumstances.

(b) This Agreement may be amended in writing signed by each Priority Lien Agent, the Parity Lien Collateral Trustee, the Junior Lien Collateral Trustee, each Parity Lien Representative and each Junior Lien Representative (in each case, acting in accordance with the documents governing the applicable Indebtedness); provided that any such amendment, supplement or waiver which by the terms of this Agreement requires the Company’s consent or which increases the obligations or reduces the rights of, or otherwise materially adversely affects, the Company or any other Grantor (which, for the avoidance of doubt, includes Sections 5.01, 5.03, 6.01, 8.03(b), (c) and (d), 8.09, 8.10, and the last sentence of 8.19 hereof), shall require the consent of the Company. Any such amendment, supplement or waiver shall be in writing and shall be binding upon the Priority Lien Secured Parties, the Parity Lien Secured Parties and the Junior Lien Secured Parties and their respective successors and assigns.

(c) Notwithstanding the foregoing, without the consent of any Secured Party (and with respect to any amendment or modification which by the terms of this Agreement requires the Company’s consent or which increases the obligations or reduces the rights of the Company or any other Grantor, with the consent of the Company), any Priority Lien Agent, Parity Lien Representative or Junior Lien Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 8.09 of this Agreement and upon such execution and delivery, such Priority Lien Agent, Parity Lien Representative or Junior Lien Representative (as applicable) and the Priority Lien Secured Parties and Priority Lien Obligations, Parity Lien Secured Parties and Parity Lien Obligations or Junior Lien Secured Parties and Junior Lien Obligations (as applicable) for which such Priority Lien Agent, Parity Lien Representative or Junior Lien Representative (as applicable) is acting shall be subject to the terms hereof.

(d) Notwithstanding anything in this Agreement to the contrary, it is understood and agreed that each Priority Lien Agent, the Parity Lien Collateral Trustee and the Junior Lien Collateral Trustee, without the consent of any other Priority Lien Secured Party, Parity Lien Secured Party or Junior Lien Secured Party, may enter into a supplemental agreement (which may take the form of an amendment and restatement of this Agreement) (i) to facilitate having Additional Priority Lien Debt, additional Parity Lien Debt or additional Junior Lien Debt or other obligations of any of the Grantors become Priority Lien Obligations, Parity Lien Obligations or Junior Lien Obligations, as the case may be, under this Agreement or (ii) to give effect to any amendments in connection with a Refinancing of Priority Lien Obligations, Parity Lien Obligations or Junior Lien Obligations, as applicable; provided that any such supplemental agreement is not prohibited by the Priority Lien Documents, Parity Lien Documents and/or Junior Lien Documents then-extant in accordance with the terms thereof and an Officers’ Certificate is delivered to each Priority Lien Agent, the Parity Lien Collateral Trustee and the Junior Lien Collateral Trustee (as applicable) certifying such compliance shall be conclusive and that the Priority Lien Agents, the Parity Lien Collateral Trustee and the Junior Lien Collateral Trustee (as applicable) may rely thereon without further inquiry and shall be fully protected in doing so.

Section 8.04 Information Concerning Financial Condition of the Company and the Subsidiaries. None of the Priority Lien Secured Parties, the Parity Lien Secured Parties or the Junior Lien Secured Parties shall have any duty to inform the other parties of (a) the financial condition of the Company and its Subsidiaries and all endorsers or guarantors of the Priority Lien Obligations, the Parity Lien Obligations or the Junior Lien Obligations or (b) any other circumstances bearing upon the risk of nonpayment of the Priority Lien Obligations, the Parity Lien Obligations or the Junior Lien Obligations. The Priority Lien Secured Parties, the Parity Lien Secured Parties and the Junior Lien Secured Parties shall have no duty to advise any Secured Party of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that any Priority Lien Secured Party, any Parity Lien Secured Party or any Junior Lien Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other Secured Party, it shall be under no obligation to (i) make, and the Priority Lien Secured Parties, the Parity Lien Secured Parties and the Junior Lien Secured Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

Section 8.05 Subrogation.

(a) Each of the Parity Lien Secured Parties and the Junior Lien Secured Parties hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Priority Lien Obligations has occurred.

(b) Each of the Junior Lien Secured Parties hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Parity Lien Obligations has occurred.

Section 8.06 Application of Payments.

(a) Except as otherwise provided herein, prior to the Discharge of Priority Lien Obligations, all payments received by the Priority Lien Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Priority Lien Obligations as the Priority Lien Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the Priority Lien Documents. Except as otherwise provided herein, each Parity Lien Secured Party and each Junior Lien Secured Party assents to any such extension or postponement of the time of payment of the Priority Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any Lien that may at any time secure any part of the Priority Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

(b) Except as otherwise provided herein, following the Discharge of Priority Lien Obligations but prior to the Discharge of Parity Lien Obligations, all payments received by the Parity Lien Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Parity Lien Obligations as the Parity Lien Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the Parity Lien Documents. Except as otherwise provided herein, each Junior Lien Secured Party assents to any such extension or postponement of the time of payment of the Parity Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any Lien that may at any time secure any part of the Parity Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

Section 8.07 Additional Grantors. The Company agrees that, if any Subsidiary shall become a Grantor after the date hereof, it will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument in the form of Annex I. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Designated Priority Lien Agent, the Parity Lien Collateral Trustee and the Junior Lien Collateral Trustee. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

Section 8.08 Dealings with Grantors. Upon any application or demand by the Company or any Grantor to any Priority Lien Agent, the Parity Lien Collateral Trustee or the Junior Lien Collateral Trustee to take or permit any action under any of the provisions of this Agreement or under any Priority Lien Collateral Document, Parity Lien Security Document or Junior Lien Collateral Document (in each case, if such action is subject to the provisions hereof), at the request of such Priority Lien Agent, the Parity Lien Collateral Trustee or the Junior Lien Collateral Trustee (as applicable), the Company or such Grantor, as appropriate, shall furnish to such Priority Lien Agent, the Parity Lien Collateral Trustee or the Junior Lien Collateral Trustee (as applicable) a certificate of two of its officers, one of whom must be its principal executive officer or a financial officer (an “Officers’ Certificate”) stating that all conditions precedent, if any, provided for in this Agreement or such Priority Lien Collateral Document, Parity Lien Security Document or Junior Lien Collateral Document, as the case may be, relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement, any such Priority Lien Collateral Document, Parity Lien Security Document or Junior Lien Collateral Document relating to such particular application or demand, no additional certificate or opinion need be furnished.

Section 8.09 Additional Debt Facilities. To the extent, but only to the extent, not prohibited by the provisions of the then-extant Priority Lien Documents, Parity Lien Documents and/or Junior Lien Documents, the Company or any Restricted Subsidiary may incur or issue and sell one or more series or classes of additional Parity Lien Debt, one or more series or classes of additional Junior Lien Debt and one or more series or classes of Additional Priority Lien Debt. Any such additional class or series of Parity Lien Debt (the “Parity Lien Class Debt”) may be secured by a Lien on Shared Collateral junior in priority and subordinated to the Liens securing the Priority Lien Obligations, in each case under and pursuant to the relevant Parity Lien Security Documents for such Parity Lien Class Debt, if and subject to the condition that the Representative of any such Parity Lien Class Debt (each, a “Parity Lien Class Debt Representative”), acting on behalf of the holders of such Parity Lien Class Debt (such Representative and holders in respect of any Parity Lien Class Debt being referred to as the “Parity Lien Class Debt Parties”), becomes a party to this Agreement by satisfying conditions (i) through (iii), as applicable, of the immediately succeeding paragraph. Any such additional class or series of Junior Lien Debt (the “Junior Lien Class Debt”) may be secured by a Lien on Shared Collateral junior in priority and subordinated to the Liens securing the Priority Lien Obligations and the Parity Lien Obligations, in each case under and pursuant to the relevant Junior Lien Collateral Documents for such Junior Lien Class Debt, if and subject to the condition that the Representative of any such Junior Lien Class Debt (each, a “Junior Lien Class Debt Representative”), acting on behalf of the holders of such Junior Lien Class Debt (such Representative and holders in respect of any Junior Lien Class Debt being referred to as the “Junior Lien Class Debt Parties”), becomes a party to this Agreement by satisfying conditions (i) through (iii), as applicable, of the immediately succeeding paragraph. Any such class or series of Additional Priority Lien Debt (the “Priority Lien Class Debt”; and the Priority Lien Class Debt, the Parity Lien Class Debt and the Junior Lien Class Debt, collectively, the “Class Debt”) may be secured by a senior Lien on Shared Collateral, in each case under and pursuant to the relevant Priority Lien Collateral Documents, if and subject to the condition that the Representative of any such Priority Lien Class Debt (each, a “Priority Lien Class Debt Representative”; and the Priority Lien Class Debt Representatives, the Parity Lien Class Debt Representatives and the Junior Lien Class Debt Representatives, collectively, the “Class Debt Representatives”), acting on behalf of the holders of such Priority Lien Class Debt (such Representative and holders in respect of any such Priority Lien Class Debt being referred to as the “Priority Lien Class Debt Parties”; and the Priority Lien Class Debt Parties, the Parity Lien Class Debt Parties and the Junior Lien Class Debt Parties, collectively, the “Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iii), as applicable, of the immediately succeeding paragraph and becomes a party to the Priority Lien Pari Passu Intercreditor Agreement in accordance with the terms thereof.

In order for a Class Debt Representative to become a party to this Agreement:

(i) such Class Debt Representative shall have executed and delivered to the Designated Priority Lien Agent, the Parity Lien Collateral Trustee and the Junior Lien Collateral Trustee a Joinder Agreement substantially in the form of Annex II (if such Representative is a Parity Lien Class Debt Representative) (with such changes as may be reasonably approved by the Designated Priority Lien Agent, the Parity Lien Collateral Trustee and such Class Debt Representative), Annex IV (if such Representative is a Junior Lien Class Debt Representative) (with such changes as may be reasonably approved by the Designated Priority Lien Agent, the Junior Lien Collateral Trustee and such Class Debt Representative) or Annex III (if such Representative is a Priority Lien Class Debt Representative) (with such changes as may be reasonably approved by the Designated Priority Lien Agent and such Class Debt Representative) pursuant to which it becomes a Representative hereunder, and the Class Debt in respect of which such Class Debt Representative is the Representative constitutes additional Parity Lien Obligations, additional Junior Lien Obligations or Additional Priority Lien Obligations, as applicable, and the related Class Debt Parties become subject hereto and bound hereby as additional Parity Lien Secured Parties, additional Junior Lien Secured Parties or Additional Priority Lien Secured Parties, as applicable;

(ii) The Company (a) shall have delivered to the Designated Priority Lien Agent, the Parity Lien Collateral Trustee and the Junior Lien Collateral Trustee an Officer’s Certificate identifying the obligations to be designated as additional Parity Lien Obligations, additional Junior Lien Obligations or Additional Priority Lien Obligations, as applicable, and the initial aggregate principal amount or face amount thereof and certifying that such obligations are not prohibited from being incurred and secured (I) in the case of additional Parity Lien Obligations, on a senior basis to the Junior Lien Obligations under each of the Junior Lien Documents and on a junior basis to the Priority Lien Obligations under each of the Priority Lien Documents, (II) in the case of additional Junior Lien Obligations, on a junior basis to the Priority Lien Obligations under each of the Priority Lien Documents and the Parity Lien Obligations under each of the Parity Lien Documents and (III) in the case of Additional Priority Lien Obligations, on a senior basis under each of the Priority Lien Documents, Parity Lien Documents and Junior Lien Documents and (b) if requested, shall have delivered true and complete copies of each of the Parity Lien Documents, Junior Lien Documents or Priority Lien Documents, as applicable, relating to such Class Debt, certified as being true and correct by an authorized officer of the Company; and

(iii) the Parity Lien Documents, the Junior Lien Documents or the Priority Lien Documents, as applicable, relating to such Class Debt shall provide that each Class Debt Party with respect to such Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Class Debt.

Section 8.10 Refinancings. The Priority Lien Obligations, the Parity Lien Obligations and the Junior Lien Obligations may be refinanced or replaced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing or replacement transaction under any Priority Lien Document, any Parity Lien Document or any Junior Lien Document) of any Priority Lien Secured Party, any Parity Lien Secured Party or any Junior Lien Secured Party, all without affecting the Lien priorities provided for herein or the other provisions hereof (it is understood that the foregoing shall in no way be interpreted to limit the ability of any Grantor to undertake any refinancing or replacement transaction otherwise permitted by the Priority Lien Documents, the Parity Lien Documents and Junior Lien Documents). Without limiting the application or effectiveness of Section 5.06, (x) each of the Parity Lien Collateral Trustee and the Junior Lien Collateral Trustee hereby agrees that at the request of the Company in connection with refinancing or replacement of Priority Lien Obligations (“Replacement Priority Lien Obligations”) it will promptly enter into an agreement in form and substance reasonably acceptable to the Parity Lien Collateral Trustee and the Junior Lien Collateral Trustee with the agent for the Replacement Priority Lien Obligations containing terms and conditions substantially similar to the terms and conditions of this Agreement and (y) each Priority Lien Agent and the Junior Lien Collateral Trustee hereby agrees that at the request of the Company in connection with refinancing or replacement of Parity Lien Obligations (“Replacement Parity Lien Obligations”) it will promptly enter into an agreement in form and substance reasonably acceptable to each Priority Lien Agent and the Junior Lien Collateral Trustee with the agent for the Replacement Parity Lien Obligations containing terms and conditions substantially similar to the terms and conditions of this Agreement.

Section 8.11 Consent to Jurisdiction; Waivers. Each Representative, on behalf of itself and the Secured Parties for which it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the applicable Collateral Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York or the United States of America located in the Borough of Manhattan, City of New York, and appellate courts from any thereof;

(b) consents and agrees that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or the applicable Priority Lien Agent, the Parity Lien Collateral Trustee or the Junior Lien Collateral Trustee, as applicable, on its behalf) at the address referred to in Section 8.12; and

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law.

Section 8.12 Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent:

(i)	if to the Company or any Grantor, to the Company, at its address at:

CONSOL Energy Inc.

[        ]

Attention: [        ]

Tel: [        ]

Email: [        ]

with a copy to (which shall not constitute notice) the General Counsel of the Company at the same address;

(ii)	if to the Priority Lien Credit Agreement Collateral Agent, to it at:

PNC Bank, National Association

The Tower at PNC Plaza

300 Fifth Avenue

Pittsburgh, PA 15222

Attention: Jim O’Brien

Tel: (412) 762-7493

Email: [                    ]

With a copy to (which shall not constitute notice):

Cahill Gordon & Reindel LLP

80 Pine Street

New York, NY 10005

Attention: Susanna Suh

Tel: (212) 701-3686

Email: ssuh@cahill.com

(iii) if to the Parity Lien Collateral Trustee, to it at:

UMB Bank, N.A.

5555 San Felipe, Suite 810

Houston, Texas 77056

Attention: Mauri Cowen

Email: Mauri.Cowen@umb.com

(iv) if to the Junior Lien Collateral Trustee, to it at the address specified by it in the Joinder Agreement delivered by it pursuant to Section 8.09.

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

Section 8.13 Further Assurances. Each Priority Lien Agent, on behalf of itself and the Priority Lien Secured Parties, the Parity Lien Collateral Trustee, on behalf of itself and the Parity Lien Secured Parties, and the Junior Lien Collateral Trustee, on behalf of itself and the Junior Lien Secured Parties, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement, all at the cost and expense of the Company.

Section 8.14 GOVERNING LAW; WAIVER OF JURY TRIAL.

(A) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECTS TO CONFLICTS OF LAWS.

(B) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 8.15 Binding on Successors and Assigns. This Agreement shall be binding upon the Priority Lien Secured Parties, the Parity Lien Secured Parties, the Junior Lien Secured Parties, the Company, the other Grantors party hereto and their respective successors and assigns.

Section 8.16 Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

Section 8.17 Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile or other electronic method, each of which shall be an original and all of which shall together constitute one and the same document. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 8.18 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The Priority Lien Credit Agreement Secured Parties have appointed the Priority Lien Credit Agreement Collateral Agent as collateral agent on their behalf pursuant to the Priority Lien Credit Agreement and the Priority Lien Credit Agreement Collateral Agent represents and warrants that it has duly accepted such appointment. The Company and the other Grantors have appointed the Parity Lien Collateral Trustee as collateral trustee pursuant to the Parity Lien Collateral Trust Agreement on behalf of the Parity Lien Secured Parties and the Parity Lien Collateral Trustee represents and warrants that it has duly accepted such appointment.

Section 8.19 No Third Party Beneficiaries; Successors and Assigns. The lien priorities set forth in this Agreement and the rights and benefits hereunder in respect of such lien priorities shall inure solely to the benefit of the Priority Lien Secured Parties, the Parity Lien Secured Parties and the Junior Lien Secured Parties, and their respective permitted successors and assigns, and no other Person (including the Grantors, or any trustee, receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert such rights. Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor, which are absolute and unconditional, to pay the Priority Lien Obligations, the Parity Lien Obligations and the Junior Lien Obligations as and when the same shall become due and payable in accordance with their terms. Except for Sections 5.01, 5.03, 6.01, 8.03(b), (c) and (d), 8.09, and 8.10, hereof and this last sentence of this Section 8.19, neither the Company nor any other Grantor shall have any rights hereunder.

Section 8.20 Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto.

Section 8.21 Collateral Agent and Representative. It is understood and agreed that (a) the Priority Lien Credit Agreement Collateral Agent is entering into this Agreement in its capacity as collateral agent under the Priority Lien Credit Agreement and the provisions of Article X of the Priority Lien Credit Agreement applicable to the Collateral Agent (as defined therein) thereunder shall also apply to the Priority Lien Credit Agreement Collateral Agent hereunder and (b) the Parity Lien Collateral Trustee is entering into this Agreement in its capacity as collateral trustee under the Parity Lien Indenture and the Parity Lien Collateral Trust Agreement and the provisions of Article V of the Parity Lien Collateral Trust Agreement applicable to the Collateral Trustee (as defined therein) thereunder shall also apply to the Parity Lien Collateral Trustee hereunder.

Section 8.22 Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

Section 8.23 Certain Notices. The Company agrees to give the Parity Lien Collateral Trustee and the Junior Lien Collateral Trustee reasonable notice of the occurrence of the Discharge of Priority Lien Obligations. The Company agrees to give the Designated Priority Lien Agent and the Junior Lien Collateral Trustee reasonable notice of the occurrence of the Discharge of Parity Lien Obligations. The Company agrees to give the Designated Priority Lien Agent and the Parity Lien Collateral Trustee reasonable notice of the occurrence of the Discharge of Junior Lien Obligations.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PNC BANK, NATIONAL ASSOCIATION, as Priority Lien Credit Agreement Collateral Agent

By:
Name:
Title:

[CONSOL—INTERCREDITOR AGREEMENT]

UMB BANK, N.A., as Parity Lien Collateral Trustee

By:
Name:
Title:

[CONSOL—INTERCREDITOR AGREEMENT]

CONSOL ENERGY INC.

By:
Name:
Title:

[GRANTORS]

By:
Name:
Title:
for and on behalf of each of the foregoing Grantors

[CONSOL—INTERCREDITOR AGREEMENT]

ANNEX I

[FORM OF] SUPPLEMENT NO. [ ] dated as of [ ], 201[ ], to the INTERCREDITOR AGREEMENT dated as of [November 28], 2017 (the “Intercreditor Agreement”), among CONSOL ENERGY INC., a Delaware corporation (the “Company”), the other Grantors party hereto, PNC BANK, NATIONAL ASSOCIATION, as the Priority Lien Credit Agreement Collateral Agent under the Priority Lien Credit Agreement, UMB BANK, N.A., as the Parity Lien Collateral Trustee under the Parity Lien Indenture, and the additional Representatives from time to time party thereto.

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B. The Grantors have entered into the Intercreditor Agreement. Pursuant to the Priority Lien Credit Agreement and the Parity Lien Indenture [certain Junior Lien Documents] [certain Additional Priority Lien Documents] [certain additional Parity Lien Documents], certain newly acquired or organized Subsidiaries of the Company are required to enter into the Intercreditor Agreement. Section 8.07 of the Intercreditor Agreement provides that such Subsidiaries may become party to the Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Priority Lien Credit Agreement and the Parity Lien Indenture [the Junior Lien Documents] [the Additional Priority Lien Documents] [the additional Parity Lien Documents].

Accordingly, the New Grantor agrees and the Designated Priority Lien Agent and the Parity Lien Collateral Trustee [and the Junior Lien Collateral Trustee] acknowledge as follows:

SECTION 1. In accordance with Section 8.07 of the Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the Intercreditor Agreement shall be deemed to include the New Grantor. The Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Designated Priority Lien Agent, the Parity Lien Collateral Trustee, [the Junior Lien Collateral Trustee] and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Bankruptcy Laws and by general principles of equity.

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Designated Priority Lien Agent and the Parity Lien Collateral Trustee [and the Junior Lien Collateral Trustee] shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic method shall be as effective as delivery of a manually signed counterpart of this Supplement.

Annex I-1

SECTION 4. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.12 of the Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Company as specified in the Intercreditor Agreement.

SECTION 8. The Company agrees to reimburse the Designated Priority Lien Agent and the Parity Lien Collateral Trustee [and the Junior Lien Collateral Trustee] for each of their reasonable fees and expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Priority Lien Agent and the Parity Lien Collateral Trustee [and the Junior Lien Collateral Trustee] as required by the applicable Secured Debt Documents.

[Signature pages follow]

Annex I-2

IN WITNESS WHEREOF, the New Grantor, the Designated Priority Lien Agent and the Parity Lien Collateral Trustee [and the Junior Lien Collateral Trustee] have duly executed this Supplement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY GRANTOR]

By:
Name:
Title:

Acknowledged by:
[ ], as Designated Priority Lien Agent

By:
Name:
Title:

UMB BANK, N.A., as Parity Lien Collateral Trustee

By:
Name:
Title:

[ ], as Junior Lien Collateral Trustee

By:
Name:
Title:

Annex I-3

ANNEX II

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [ ] dated as of [ ], 201[ ], to the INTERCREDITOR AGREEMENT dated as of [November 28], 2017 (the “Intercreditor Agreement”), among CONSOL ENERGY INC., a Delaware corporation (the “Company”), the other Grantors party hereto, PNC BANK, NATIONAL ASSOCIATION, as the Priority Lien Credit Agreement Collateral Agent under the Priority Lien Credit Agreement, UMB BANK, N.A., as the Parity Lien Collateral Trustee under the Parity Lien Indenture, and the additional Representatives from time to time party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B. As a condition to the ability of the Company to incur Parity Lien Debt after the date of the Intercreditor Agreement and to secure such Parity Lien Debt with the Parity Lien and to have such Parity Lien Debt guaranteed by the Grantors, in each case under and pursuant to the Parity Lien Security Documents relating thereto, the Parity Lien Representative in respect of such Parity Lien Debt is required to become a Representative under, and such Parity Lien Debt and the Parity Lien Secured Parties in respect thereof are required to become subject to and bound by, the Intercreditor Agreement. Section 8.09 of the Intercreditor Agreement provides that such Parity Lien Representative may become a Representative under, and such Parity Lien Debt and such Parity Lien Secured Parties may become subject to and bound by, the Intercreditor Agreement as additional Parity Lien Obligations and additional Parity Lien Secured Parties, respectively, pursuant to the execution and delivery by the Parity Lien Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.09 of the Intercreditor Agreement. The undersigned Parity Lien Representative (the “New Representative”) is executing this Supplement in accordance with the requirements of the Priority Lien Documents, the Parity Lien Documents and the Junior Lien Documents.

Accordingly, the New Representative agrees and the Designated Priority Lien Agent and the Parity Lien Collateral Trustee [and the Junior Lien Collateral Trustee] acknowledge as follows:

SECTION 1. In accordance with Section 8.09 of the Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Parity Lien Debt and Parity Lien Secured Parties become subject to and bound by, the Intercreditor Agreement as Parity Lien Debt and Parity Lien Secured Parties, respectively, with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Parity Lien Secured Parties, hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as a Parity Lien Representative and to the Parity Lien Secured Parties that it represents as Parity Lien Secured Parties. Each reference to a “Representative” or “Parity Lien Representative” in the Intercreditor Agreement shall be deemed to include the New Representative. The Intercreditor Agreement is hereby incorporated herein by reference.

Annex II-1

SECTION 2. The New Representative represents and warrants to the Designated Priority Lien Agent and the Parity Lien Collateral Trustee [and the Junior Lien Collateral Trustee] and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee][under [describe new facility]] (the “New Facility”), (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Parity Lien Documents relating to such Parity Lien Debt provide that, upon the New Representative’s entry into this Agreement, the Parity Lien Secured Parties in respect of such Parity Lien Debt will be subject to and bound by the provisions of the Intercreditor Agreement as Parity Lien Secured Parties.

SECTION 3. The New Representative acknowledges that the documents governing the New Facility contain an Additional Secured Debt Designation.

SECTION 4. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Designated Priority Lien Agent and the Parity Lien Collateral Trustee [and the Junior Lien Collateral Trustee] shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 5. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

SECTION 6. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS.

SECTION 7. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 8.12 of the Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

Annex II-2

SECTION 9. The Company agrees to reimburse the Designated Priority Lien Agent and the Parity Lien Collateral Trustee [and the Junior Lien Collateral Trustee] for each of their reasonable fees and expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Priority Lien Agent and the Parity Lien Collateral Trustee [and the Junior Lien Collateral Trustee] as required by the applicable Secured Debt Documents.

[Signature pages follow]

Annex II-3

IN WITNESS WHEREOF, the New Representative, the Designated Priority Lien Agent and the Parity Lien Collateral Trustee [and the Junior Lien Collateral Trustee] have duly executed this Representative Supplement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ]

By:
Name:
Title:

Address for notices:
Attention of:
Telecopy:

[ ], as Designated Priority Lien Agent

By:
Name:
Title:

UMB BANK, N.A., as Parity Lien Collateral Trustee

By:
Name:
Title:

[[ ], as Junior Lien Collateral Trustee

By:
Name:
Title:]

Annex II-4

Acknowledged by:

CONSOL ENERGY INC.

By:
Name:
Title:

[SUBSIDIARY GRANTORS]

By:
Name:
Title:

Annex II-5

ANNEX III

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [ ] dated as of [ ], 201[ ], to the INTERCREDITOR AGREEMENT dated as of [November 28], 2017 (the “Intercreditor Agreement”), among CONSOL ENERGY INC., a Delaware corporation (the “Company”), the other Grantors party hereto, PNC BANK, NATIONAL ASSOCIATION, as the Priority Lien Credit Agreement Collateral Agent under the Priority Lien Credit Agreement, UMB BANK, N.A., as the Parity Lien Collateral Trustee under the Parity Lien Indenture, and the additional Representatives from time to time party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B. As a condition to the ability of the Company to incur Additional Priority Lien Debt after the date of the Intercreditor Agreement and to secure such Additional Priority Lien Debt with the Priority Lien and to have such Additional Priority Lien Debt guaranteed by the Grantors, in each case under and pursuant to the Priority Lien Collateral Documents relating thereto, the Priority Lien Agent in respect of such Additional Priority Lien Debt is required to become a Representative under, and such Additional Priority Lien Debt and the Priority Lien Secured Parties in respect thereof are required to become subject to and bound by, the Intercreditor Agreement. Section 8.09 of the Intercreditor Agreement provides that such Priority Lien Agent may become a Representative under, and such Additional Priority Lien Debt and such Priority Lien Secured Parties may become subject to and bound by, the Intercreditor Agreement as Additional Priority Lien Obligations and Additional Priority Lien Secured Parties, respectively, pursuant to the execution and delivery by the Priority Lien Agent of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.09 of the Intercreditor Agreement. The undersigned Priority Lien Agent (the “New Representative”) is executing this Supplement in accordance with the requirements of the Priority Lien Documents, the Parity Lien Documents and the Junior Lien Documents.

Accordingly, the New Representative agrees and the Designated Priority Lien Agent and the Parity Lien Collateral Trustee [and the Junior Lien Collateral Trustee] acknowledge as follows:

SECTION 1. In accordance with Section 8.09 of the Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Additional Priority Lien Debt and Priority Lien Secured Parties become subject to and bound by, the Intercreditor Agreement as Additional Priority Lien Debt and Additional Priority Lien Secured Parties, respectively, with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Priority Lien Secured Parties, hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as a Priority Lien Agent and to the Priority Lien Secured Parties that it represents as Priority Lien Secured Parties. Each reference to a “Representative” or “Priority Lien Agent” in the Intercreditor Agreement shall be deemed to include the New Representative. The Intercreditor Agreement is hereby incorporated herein by reference.

Annex III-1

SECTION 2. The New Representative represents and warrants to the Designated Priority Lien Agent and the Parity Lien Collateral Trustee [and the Junior Lien Collateral Trustee] and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee][under [describe new facility]], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Priority Lien Documents relating to such Additional Priority Lien Debt provide that, upon the New Representative’s entry into this Agreement, the Priority Lien Secured Parties in respect of such Additional Priority Lien Debt will be subject to and bound by the provisions of the Intercreditor Agreement as Priority Lien Secured Parties.

SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Designated Priority Lien Agent and the Parity Lien Collateral Trustee [and the Junior Lien Collateral Trustee] shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 4. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS.

SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.12 of the Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

SECTION 8. The Company agrees to reimburse the Designated Priority Lien Agent and the Parity Lien Collateral Trustee [and the Junior Lien Collateral Trustee] for each of their reasonable fees and expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Priority Lien Agent and the Parity Lien Collateral Trustee [and the Junior Lien Collateral Trustee] as required by the applicable Secured Debt Documents.

[Signature pages follow]

Annex III-2

IN WITNESS WHEREOF, the New Representative, the Designated Priority Lien Agent and the Parity Lien Collateral Trustee [and the Junior Lien Collateral Trustee] have duly executed this Representative Supplement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ]

By:
Name:
Title:

Address for notices:
Attention of:
Telecopy:

[ ], as Designated Priority Lien Agent

By:
Name:
Title:

UMB BANK, N.A., as Parity Lien Collateral Trustee

By:
Name:
Title:

[[ ], as Junior Lien Collateral Trustee

By:
Name:
Title:]

Annex III-3

Acknowledged by:

[CONSOL ENERGY INC.]

By:
Name:
Title:

[SUBSIDIARY GRANTORS]

By:
Name:
Title:

Annex III-4

ANNEX IV

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [ ] dated as of [ ], 201[ ], to the INTERCREDITOR AGREEMENT dated as of [November 28], 2017 (the “Intercreditor Agreement”), among CONSOL ENERGY INC., a Delaware corporation (the “Company”), the other Grantors party hereto, PNC BANK, NATIONAL ASSOCIATION, as the Priority Lien Credit Agreement Collateral Agent under the Priority Lien Credit Agreement, UMB BANK, N.A., as the Parity Lien Collateral Trustee under the Parity Lien Indenture, and the additional Representatives from time to time party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B. As a condition to the ability of the Company to incur Junior Lien Debt after the date of the Intercreditor Agreement and to secure such Junior Lien Debt with the Junior Lien and to have such Junior Lien Debt guaranteed by the Grantors, in each case under and pursuant to the Junior Lien Security Documents relating thereto, the Junior Lien Representative in respect of such Junior Lien Debt is required to become a Representative under, and such Junior Lien Debt and the Junior Lien Secured Parties in respect thereof are required to become subject to and bound by, the Intercreditor Agreement. Section 8.09 of the Intercreditor Agreement provides that such Junior Lien Representative may become a Representative under, and such Junior Lien Debt and such Junior Lien Secured Parties may become subject to and bound by, the Intercreditor Agreement as additional Junior Lien Obligations and additional Junior Lien Secured Parties, respectively, pursuant to the execution and delivery by the Junior Lien Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.09 of the Intercreditor Agreement. The undersigned Junior Lien Representative (the “New Representative”) is executing this Supplement in accordance with the requirements of the Priority Lien Documents, the Parity Lien Documents and the Junior Lien Documents.

Accordingly, the New Representative agrees and the Designated Priority Lien Agent and the Parity Lien Collateral Trustee [and the Junior Lien Collateral Trustee] acknowledge as follows:

SECTION 1. In accordance with Section 8.09 of the Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Junior Lien Debt and Junior Lien Secured Parties become subject to and bound by, the Intercreditor Agreement as Junior Lien Debt and Junior Lien Secured Parties, respectively, with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Junior Lien Secured Parties, hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as a Junior Lien Representative and to the Junior Lien Secured Parties that it represents as Junior Lien Secured Parties. Each reference to a “Representative” or “Junior Lien Representative” in the Intercreditor Agreement shall be deemed to include the New Representative. The Intercreditor Agreement is hereby incorporated herein by reference.

Annex IV-1

SECTION 2. The New Representative represents and warrants to the Designated Priority Lien Agent and the Parity Lien Collateral Trustee [and the Junior Lien Collateral Trustee] and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee][under [describe new facility]] (the “New Facility”), (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Junior Lien Documents relating to such Junior Lien Debt provide that, upon the New Representative’s entry into this Agreement, the Junior Lien Secured Parties in respect of such Junior Lien Debt will be subject to and bound by the provisions of the Intercreditor Agreement as Junior Lien Secured Parties.

SECTION 3. The New Representative acknowledges that the documents governing the New Facility contain an Additional Secured Debt Designation.

SECTION 4. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Designated Priority Lien Agent and the Parity Lien Collateral Trustee [and the Junior Lien Collateral Trustee] shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 5. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

SECTION 6. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS.

SECTION 7. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 8.12 of the Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

Annex IV-2

SECTION 9. The Company agrees to reimburse the Designated Priority Lien Agent and the Parity Lien Collateral Trustee [and the Junior Lien Collateral Trustee] for each of their reasonable fees and expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Priority Lien Agent and the Parity Lien Collateral Trustee [and the Junior Lien Collateral Trustee] as required by the applicable Secured Debt Documents.

[Signature pages follow]

Annex IV-3

IN WITNESS WHEREOF, the New Representative, the Designated Priority Lien Agent and the Parity Lien Collateral Trustee [and the Junior Lien Collateral Trustee] have duly executed this Representative Supplement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ]

By:
Name:
Title:

Address for notices:
Attention of:
Telecopy:

[ ], as Designated Priority Lien Agent

By:
Name:
Title:

UMB BANK, N.A., as Parity Lien Collateral Trustee

By:
Name:
Title:

[[ ], as Junior Lien Collateral Trustee

By:
Name:
Title:]

Annex IV-4

Acknowledged by:

CONSOL ENERGY INC.

By:
Name:
Title:

[SUBSIDIARY GRANTORS]

By:
Name:
Title:

Annex IV-5